 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 1994

                                                  REGISTRATION NO. 33-51703
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                     PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                          UNITED WATER RESOURCES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        NEW JERSEY                    4941                    22-2441477
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                                           (I.R.S. EMPLOYER
     (STATE OR OTHER                                    IDENTIFICATION NUMBER)
     JURISDICTION OF
     INCORPORATION OR
      ORGANIZATION)

       200 OLD HOOK ROAD HARRINGTON PARK, NEW JERSEY 07640 (201) 784-9434 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

  DONALD L. CORRELL 200 OLD HOOK ROAD HARRINGTON PARK, NEW JERSEY 07640 (201)
                                    784-9434
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ----------------

                                   COPIES TO:

     DOUGLAS W. HAWES, ESQ.                        ALLAN M. CHAPIN, ESQ.
 LEBOEUF, LAMB, GREENE & MACRAE                     SULLIVAN & CROMWELL
     125 WEST 55TH STREET                             250 PARK AVENUE
 NEW YORK, NEW YORK 10019                         NEW YORK, NEW YORK  10177
                                ----------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement. The issuance of securities will occur when all other conditions to the merger of GWC Corporation with and into the Registrant pursuant to the Amended and Restated Agreement and Plan of Merger described in the enclosed Joint Proxy Statement and Prospectus have been satisfied or waived.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          UNITED WATER RESOURCES INC.

                             CROSS-REFERENCE SHEET

                        FORM S-4                       CAPTION IN JOINT PROXY
                ITEM NUMBER AND CAPTION               STATEMENT AND PROSPECTUS
                -----------------------               ------------------------
                      A. INFORMATION ABOUT THE TRANSACTION


   1 Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus......  Facing Page of Registration
                                                    Statement; Cover Page of
                                                    Prospectus
   2 Inside Front and Outside Back Cover Pages of
      Prospectus..................................  Available Information;
                                                    Incorporation by Reference;
                                                    Table of Contents
   3 Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information...............  Summary; Summary Historical
                                                    and Pro Forma Financial
                                                    Data; UWR Special Meeting

   4 Terms of the Transaction.....................  Summary; The Merger;
                                                    Operations after the
                                                    Merger; Description of UWR
                                                    Capital Stock; Comparison
                                                    of Shareholders' Rights;

   5 Pro Forma Financial Information..............  Summary Historical and Pro
                                                    Forma Financial Data;
                                                    Combined Pro Forma
                                                    Financial Information
                                                    (Unaudited)
   6 Material Contacts with the Company Being
      Acquired....................................  Not Applicable

   7 Additional Information Required for
      Reoffering by Persons and Parties Deemed to
      be Underwriters.............................  Not Applicable

   8 Interests of Named Experts and Counsel.......  Legal Opinions

   9 Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities.................................  Not Applicable

                       B. INFORMATION ABOUT THE REGISTRANT

  10 Information with Respect to S-3 Registrants..  Incorporation by Reference;
                                                    Summary Historical and Pro
                                                    Forma Financial Data;
                                                    Business of UWR; Combined
                                                    Pro Forma Financial
                                                    Information (Unaudited);
  11 Incorporation of Certain Information by
      Reference...................................  Incorporation by Reference

  12 Information with Respect to S-2 or S-3
      Registrants.................................  Not Applicable

  13 Incorporation of Certain Information by
      Reference...................................  Not Applicable

  14 Information with Respect to Registrants Other
      than S-3 or S-2 Registrants.................  Not Applicable

                 C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

  15 Information with Respect to S-3 Companies....  Not Applicable

                        FORM S-4                       CAPTION IN JOINT PROXY
                ITEM NUMBER AND CAPTION               STATEMENT AND PROSPECTUS
                -----------------------               ------------------------
  16 Information with Respect to S-2 or S-3
      Companies...................................  Incorporation by Reference;
                                                    Summary Historical and Pro
                                                    Forma Financial Data; The
                                                    Merger; Business of GWC;
                                                    Selected Financial Data of
                                                    GWC; Supplementary
                                                    Quarterly Financial Data of
                                                    GWC; Management's
                                                    Discussion and Analysis of
                                                    GWC's Financial Condition
                                                    and Results of Operations;
                                                    Combined Pro Forma
                                                    Financial Information
                                                    (Unaudited)

  17 Information with Respect to Companies Other
      Than S-2 or S-3 Companies...................  Not Applicable

                      D. VOTING AND MANAGEMENT INFORMATION
  18 Information if Proxies, Consents or
      Authorizations Are to Be Solicited..........  Incorporation by Reference;
                                                    Summary; UWR Special
                                                    Meeting; GWC Special
                                                    Meeting; The Merger

  19 Information if Proxies, Consents or
      Authorizations Are Not to Be Solicited or in
      an Exchange Offer...........................  Not Applicable

                               [UWR LETTERHEAD]

                                                          February 3, 1994

Dear Shareholder:

  You are cordially invited to attend a Special Meeting of Shareholders of United Water Resources Inc. ("UWR") to be held at 9:30 a.m., local time, on Thursday, March 10, 1994 at the Sheraton Hasbrouck Heights Hotel, 650 Terrace Avenue, Hasbrouck Heights, New Jersey. We look forward to greeting personally those shareholders able to attend.

  At this important meeting, UWR shareholders will be asked to consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of September 15, 1993 (as amended and restated, the "Merger Agreement"), between UWR and GWC Corporation ("GWC") providing for the merger (the "Merger") of GWC with and into UWR, which will be the surviving corporation in the Merger. In the Merger, 70% of each holder's GWC Common Stock will be converted into the right to receive 1.2 shares of UWR Common Stock, and the remaining 30% will be converted at the election of the holder thereof into the right to receive UWR 5% Preference Stock or cash, as set forth in the Merger Agreement. Each outstanding share of GWC Series A 7 5/8% Cumulative Preferred Stock will be converted in the Merger into the right to receive one share of UWR Series B 7 5/8% Cumulative Preferred Stock with substantially similar rights and designations. Your Board of Directors believes the combination of UWR and GWC will result in a strong business organization well positioned to take advantage of opportunities in its core water utility business. The Merger requires, among other conditions, certain regulatory approvals, as well as the approval of both UWR and GWC shareholders.

  THE BOARD OF DIRECTORS OF UWR UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

  Shareholders are urged to review carefully the attached Joint Proxy Statement and Prospectus. This document contains a detailed description of the Merger Agreement, its terms and conditions and the transactions contemplated thereby, including certain amendments to the UWR Restated Certificate of Incorporation.

  A notice of the meeting and proxy card are also enclosed. We hope you will sign, date and return the proxy card as promptly as possible in the enclosed self-addressed envelope which requires no postage. As a shareholder, it is to your best interest, as well as helpful to your Board of Directors, that you participate in the affairs of UWR, whether you own a few shares or many shares.

  We want to express our appreciation for your past cooperation and we look forward to your continued interest in UWR.

  Whether or not you plan to attend the Special Meeting, please promptly complete, date, sign and return your proxy card in the enclosed postage prepaid return envelope. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

                                          Sincerely,

                                          Donald L. Correll

                                          President and Chief Executive
                                           Officer

                          UNITED WATER RESOURCES INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             FEBRUARY 3, 1994

                               ----------------

To the Shareholders of
UNITED WATER RESOURCES INC.:

  The Special Meeting of the Shareholders of United Water Resources Inc. ("UWR") will be held at the Sheraton Hasbrouck Heights Hotel, 650 Terrace Avenue, Hasbrouck Heights, New Jersey, on Thursday, March 10, 1994 at 9:30 a.m., local time for the following purposes:

    1. To consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of September 15, 1993 (as amended and restated, the "Merger Agreement"), between UWR and GWC Corporation ("GWC") providing for, among other things, the merger of GWC with and into UWR and certain amendments to the Restated Certificate of Incorporation of UWR, all as more fully described in the accompanying Joint Proxy Statement and Prospectus. A copy of the Merger Agreement is set forth as Appendix A to the Joint Proxy Statement and Prospectus.

    2. To consider and vote upon all other matters that may properly come before the Special Meeting and any adjournment or adjournments thereof.

  The close of business on February 3, 1994 has been fixed as the time for determination of the shareholders entitled to notice of and to vote at said meeting, or any adjournment or adjournments thereof, and only shareholders of record at such time will be entitled to vote at such meeting, or at any adjournment or adjournments thereof.

  You are urged to sign, date and return the enclosed proxy promptly, using the envelope enclosed for your convenience. This will not limit your right to vote in person at the meeting if you plan to attend. Your vote is very important.

                                          By Order of the Board of Directors

                                          DOUGLAS W. HAWES, Secretary

Harrington Park, New Jersey
February 3, 1994

THE SPECIAL MEETING IS BEING HELD AT THE SHERATON HASBROUCK HEIGHTS HOTEL, HASBROUCK HEIGHTS, NEW JERSEY. DIRECTIONS TO THE SHERATON HASBROUCK HEIGHTS HOTEL ARE ENCLOSED WITH THIS PROXY STATEMENT AND PROSPECTUS AND MAY ALSO BE OBTAINED BY TELEPHONING UWR AT (201) 784-9434.

                                GWC CORPORATION
                           2000 FIRST STATE BOULEVARD
                                 P.O. BOX 6508
                        WILMINGTON, DELAWARE 19804-0508

                                                           February 3, 1994

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of GWC Corporation ("GWC") to be held at 11:00 a.m., local time, on Thursday, March 10, 1994 at The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. We look forward to greeting personally those stockholders able to attend.

  At this important meeting, you will be asked to consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of September 15, 1993 (as amended and restated, the "Merger Agreement"), by and between United Water Resources Inc. ("UWR") and GWC pursuant to which GWC will merge with and into UWR and UWR will be the surviving corporation in the Merger. In the Merger, 70% of each holder's shares of GWC Common Stock will be converted into the right to receive 1.2 shares of UWR Common Stock for each share of GWC Common Stock so converted, and the remaining 30% will be converted, at the election of the holder thereof, into either the right to receive UWR 5% Preference Stock or cash, as set forth in the Merger Agreement. Each outstanding share of GWC Series A 7 5/8% Cumulative Preferred Stock will be converted in the Merger into the right to receive one share of UWR Series B 7 5/8% Cumulative Preferred Stock with substantially similar rights and designations. The Merger requires, among other conditions, certain regulatory approvals, as well as the approval of both GWC and UWR stockholders.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

  The investment banking firms of Lazard Freres & Co. and Financiere Indosuez have issued a joint opinion to your Board of Directors that the consideration to be received in the Merger by the GWC stockholders is fair to such stockholders, from a financial point of view, as of the date of such opinion.

  The enclosed Notice of Special Meeting of stockholders and Joint Proxy Statement and Prospectus describe the Merger and provide specific information concerning the Special Meeting. STOCKHOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY AND CONSIDER THE INFORMATION CONTAINED THEREIN.

  IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, REGARDLESS OF WHETHER YOU PLAN TO ATTEND IN PERSON. The approval of the Merger Agreement by GWC Common Stockholders requires (i) the affirmative vote of a majority of the shares of GWC Common Stock outstanding on the Record Date and
(ii) the affirmative vote of a majority of the shares of GWC Common Stock outstanding on the Record Date other than any shares of GWC Common Stock beneficially owned by Lyonnaise American Holding, Inc. and its affiliates. Consequently, a failure to vote will have the same effect as a vote against the proposal. Therefore, I urge you to execute, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to ensure that your shares will be voted at the Special Meeting. You should not forward any of your stock certificates at this time.

  On behalf of the Board of Directors, I urge you to vote FOR approval of the Merger Agreement.

                                          Sincerely,

                                          Frank J. Pizzitola,
                                          Chairman and President

                                GWC CORPORATION
                           2000 FIRST STATE BOULEVARD
                                 P.O. BOX 6508
                        WILMINGTON, DELAWARE 19804-0508

                               ----------------

                NOTICE OF SPECIAL MEETING OF COMMON STOCKHOLDERS
                                 TO BE HELD ON

                              MARCH 10, 1994

                                                           February 3, 1994

To the Common and Preferred Stockholders of GWC Corporation:

  A Special Meeting of the Common Stockholders of GWC Corporation ("GWC") will be held at The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, on Thursday, March 10, 1994 at 11:00 a.m., local time for the following purposes:

    1. To consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of September 15, 1993 (as amended and restated, the "Merger Agreement"), between United Water Resources Inc. ("UWR") and GWC pursuant to which GWC will merge with and into UWR. A copy of the Merger Agreement is set forth as Appendix A to the Joint Proxy Statement and Prospectus.

    2. To consider and vote upon all other matters that may properly come before the Special Meeting and any adjournment or adjournments thereof.

  The close of business on February 3, 1994 has been fixed as the time for determination of the stockholders entitled to notice of and to vote at said meeting, or any adjournment or adjournments thereof, and only shareholders of record of GWC Common Stock at such time will be entitled to vote at such meeting, or at any adjournment or adjournments thereof.

  PLEASE FILL IN, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                          James J. Kilsdonk
                                          Secretary

UNITED WATER RESOURCES INC.                                      GWC CORPORATION

                               ----------------

                      JOINT PROXY STATEMENT AND PROSPECTUS

                               ----------------

  This Joint Proxy Statement and Prospectus relates to the proposed merger (the "Merger") of GWC Corporation, a Delaware corporation ("GWC"), with and into United Water Resources Inc., a New Jersey corporation ("UWR" or the "Surviving Corporation"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of September 15, 1993 (as amended and restated, the "Merger Agreement"). In connection with the Merger, UWR has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering 9,295,944 shares of common stock, without par value, of UWR ("UWR Common Stock"), 3,983,976 shares of Series A Cumulative Convertible Preference Stock, without par value, of UWR ("UWR 5% Preference Stock") and 300,000 shares of Series B 7 5/8% Cumulative Preferred Stock, without par value, of UWR ("UWR 7 5/8% Preferred Stock") issuable in the Merger in exchange for shares of common stock, $.01 par value, of GWC ("GWC Common Stock") and shares of Series A 7 5/8% Cumulative Preferred Stock, par value $1.00 per share, of GWC ("GWC 7 5/8% Preferred Stock"). UWR and GWC are soliciting shareholder approval for the Merger at a Special Meeting of Shareholders of UWR (the "UWR Meeting") and a Special Meeting of Shareholders of GWC (the "GWC Meeting"), respectively, each scheduled to be held on March 10, 1994.

  This Joint Proxy Statement and Prospectus constitutes both the joint proxy statement of UWR and GWC relating to the solicitation of proxies by their respective Boards of Directors for use at the special meetings of shareholders of UWR and GWC, and the prospectus of UWR filed as part of the Registration Statement. See "Available Information." This Joint Proxy Statement and Prospectus and the enclosed forms of proxy are first being sent to shareholders of UWR and GWC on or about February 3, 1994.

  No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Joint Proxy Statement and Prospectus, and if given or made, such information or representations should not be relied upon as having been authorized. This Joint Proxy Statement and Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement and Prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement and Prospectus nor any distribution of securities pursuant to this Joint Proxy Statement and Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein or incorporated by reference herein or in the affairs of UWR or GWC or any of their respective subsidiaries since the date of this Joint Proxy Statement and Prospectus. However, if any material change occurs during the period that this Joint Proxy Statement and Prospectus is required to be delivered, this Joint Proxy Statement and Prospectus will be amended and supplemented accordingly. All information about GWC in this Joint Proxy Statement and Prospectus has been supplied by GWC, and all information about UWR has been supplied by UWR.

THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT AND PROSPECTUS RELATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR
 BY ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT
  PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE DATE OF THIS JOINT PROXY STATEMENT AND PROSPECTUS IS FEBRUARY 3, 1994

                             AVAILABLE INFORMATION

  Each of UWR and GWC are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of the SEC's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such documents may be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such documents and other information concerning UWR can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  UWR has filed with the SEC under the Securities Act a Registration Statement on Form S-4 with respect to the shares of UWR Common Stock, UWR 5% Preference Stock and UWR 7 5/8% Preferred Stock issuable in the Merger. This Joint Proxy Statement and Prospectus does not contain all the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such Registration Statement, including any amendments, schedules and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement and Prospectus or in any document incorporated by reference in this Joint Proxy Statement and Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

  ATTACHED TO THIS JOINT PROXY STATEMENT AND PROSPECTUS AS APPENDIX E IS A COPY OF GWC'S 1992 ANNUAL REPORT TO STOCKHOLDERS.

                           INCORPORATION BY REFERENCE

  THIS JOINT PROXY STATEMENT AND PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM, IN THE CASE OF UWR, ALLAN D. SHAKLEY, ASSISTANT SECRETARY, UNITED WATER RESOURCES INC., 200 OLD HOOK ROAD, HARRINGTON PARK, NEW JERSEY 07640 (TELEPHONE NUMBER: (201) 784-9434) AND, IN THE CASE OF GWC, JAMES
J. KILSDONK, SECRETARY, GWC CORPORATION, C/O GENERAL WATERWORKS MANAGEMENT AND SERVICE COMPANY, 2004 RENAISSANCE BOULEVARD, KING OF PRUSSIA, PENNSYLVANIA 19406-2758 (TELEPHONE NUMBER: (610) 278-2934). IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS, ANY REQUEST THEREFOR SHOULD BE MADE BY MARCH 3, 1994.

  UWR and GWC hereby undertake to provide without charge to each person, including any beneficial owner to whom a copy of this Joint Proxy Statement and Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to below which have been or may be incorporated by reference, other than exhibits to such documents. Requests for such documents should be directed to the persons indicated above.

  The following documents, previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

    1. UWR's Annual Report on Form 10-K for the year ended December 31, 1992 (File No. 1-858-6).

    2. UWR's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993 (File No. 1-858-6).

    3. UWR's Report on Form 8 dated July 1, 1993, which amended UWR's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 (File No. 1-858-6).

    4. UWR's Current Report on Form 8-K dated September 16, 1993 (File No. 1-858-6).

    5. GWC's Annual Report on Form 10-K for the year ended December 31, 1992 (File No. 0-14013).

    6. GWC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993 (File No. 0-14013).

    7. GWC's Current Report on Form 8-K dated September 16, 1993 (File No. 0-14013).

  All documents filed by UWR pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the UWR Meeting and any adjournment or adjournments thereof, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement and Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement and Prospectus.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION......................................................   2
INCORPORATION BY REFERENCE.................................................   2
SUMMARY....................................................................   6
SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA............................  14
  Summary Historical Financial Data........................................  14
  Summary Unaudited Pro Forma Financial Data...............................  15
  Comparative Per Share Data...............................................  16
  Comparative Per Share Prices and Dividends of UWR and GWC................  17
RECENT DEVELOPMENTS........................................................  18
  Release of 1993 Annual Earnings by UWR...................................  18
  Release of 1993 Annual Earnings by GWC...................................  18
UWR SPECIAL MEETING........................................................  20
  Purpose of Meeting.......................................................  20
  Date, Place and Time; Record Date........................................  20
  Voting Rights............................................................  20
GWC SPECIAL MEETING........................................................  21
  General..................................................................  21
  Purpose of Meeting.......................................................  21
  Date, Place and Time; Record Date........................................  21
  Required Vote............................................................  21
THE MERGER.................................................................  22
  General..................................................................  22
  Consideration to be Paid.................................................  22
  Closing; Effective Time..................................................  23
  Election Procedures for GWC Shareholders; Exchange of Certificates.......  23
  Background of the Merger.................................................  26
  Benefits of the Merger...................................................  28
  Recommendations of the Boards of Directors...............................  28
  Opinions of Financial Advisors...........................................  30
  Interests of Certain Persons in the Merger...............................  36
  Certain Federal Income Tax Consequences of the Merger....................  37
  Representations and Warranties...........................................  40
  Covenants................................................................  41
  Conditions...............................................................  43
  Regulatory Filings and Approvals.........................................  44
  Amendments, Termination and Waivers......................................  44
  Restrictions on Sales by Affiliates......................................  46
  Accounting Treatment.....................................................  47
  Listing on Stock Exchange................................................  47
  Expenses.................................................................  47
  Dissenting Stockholders' Rights of Appraisal.............................  47
OPERATIONS AFTER THE MERGER................................................  49
  General..................................................................  49
  Governance Agreement.....................................................  50
  Dividend Policy..........................................................  57
BUSINESS OF UWR............................................................  58
BUSINESS OF GWC............................................................  58
SELECTED FINANCIAL DATA OF GWC.............................................  60
SUPPLEMENTARY QUARTERLY FINANCIAL DATA OF GWC..............................  61

                                                                           PAGE
                                                                           ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF GWC'S FINANCIAL CONDITION AND RE-
 SULTS OF OPERATIONS......................................................  62
  For 1992, 1991 and 1990.................................................  62
  For Nine Months 1993 and Nine Months 1992...............................  64
  Effects of Inflation....................................................  64
  Liquidity and Capital Resources.........................................  65
  New Accounting Standards................................................  67
COMBINED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)......................  67
AMENDMENTS TO UWR RESTATED CERTIFICATE OF INCORPORATION...................  73
  General.................................................................  73
  Purpose and Effect of the Amendments....................................  73
DESCRIPTION OF UWR CAPITAL STOCK..........................................  74
  General.................................................................  74
  UWR Common Stock and Rights.............................................  74
  UWR 5% Preference Stock.................................................  76
  UWR 7 5/8% Preferred Stock..............................................  79
DESCRIPTION OF GWC CAPITAL STOCK..........................................  82
  GWC Preferred Stock.....................................................  82
  GWC Common Stock........................................................  82
  Terms of GWC 7 5/8% Preferred Stock.....................................  83
COMPARISON OF SHAREHOLDERS' RIGHTS........................................  85
LEGAL OPINIONS............................................................  91
EXPERTS...................................................................  91
PROXY SOLICITATION EXPENSES...............................................  92
SHAREHOLDER PROPOSALS.....................................................  92

APPENDIX A.Amended and Restated Agreement and Plan of Merger................ A-1
APPENDIX B.Opinion of CS First Boston Corporation........................... B-1
APPENDIX C.Joint Opinion of Lazard Freres & Co. and Financiere Indosuez..... C-1
APPENDIX D.Delaware Appraisal Rights Statute................................ D-1
APPENDIX E.1992 Annual Report to Stockholders of GWC........................ E-1

                                    SUMMARY

  The following is a summary of certain significant matters discussed elsewhere in this Joint Proxy Statement and Prospectus. This summary is qualified in its entirety by the detailed information appearing elsewhere in this Joint Proxy Statement and Prospectus or incorporated by reference herein. Shareholders are urged to read this Joint Proxy Statement and Prospectus and the Appendices hereto. Capitalized terms used and not otherwise defined in this summary have the meanings ascribed to them elsewhere in this Joint Proxy Statement and Prospectus.

THE PARTIES

  UWR. UWR is a holding company with its principal investment in a water utility company and additional investments in diversified businesses. The principal subsidiary of UWR is the Hackensack Water Company ("Hackensack"). Hackensack was incorporated by an act of the New Jersey Legislature in 1869 and a number of local water companies have been merged into Hackensack since its reorganization in 1880. The principal and wholly owned subsidiary of Hackensack is Spring Valley Water Company Incorporated ("Spring Valley") which was incorporated under the laws of New York in 1893. Together, Hackensack and Spring Valley provide public water supply service to more than one million people in Bergen and Hudson Counties, New Jersey, and in Rockland County, New York. The principal executive offices of UWR are located at 200 Old Hook Road, Harrington Park, New Jersey 07640 (telephone number: (201) 784-9434). See "Business of UWR."

  GWC. GWC is a water utility holding company that provides, through its utility subsidiaries, water utility services in 14 states. Two of GWC's utility subsidiaries also provide wastewater services. GWC also has equity investments in several non-regulated affiliates.

  GWC owns 100% of the outstanding capital stock of General Waterworks Corporation, a Delaware corporation ("General Waterworks"). General Waterworks owns 25 water and wastewater utility subsidiaries that operate in 14 states and provide water services to approximately 299,000 customers at December 31, 1992 (representing a population of approximately one million people). The majority of General Waterworks' subsidiaries' utility operations are located in Arkansas, Delaware, Florida, Idaho, New Jersey, New Mexico, New York and Pennsylvania.

  As of the Record Date, GWC had outstanding 11,066,600 shares of common stock, par value $0.01 per share (the "GWC Common Stock"). Lyonnaise American Holding, Inc. ("Lyonnaise American"), a Delaware corporation and wholly-owned subsidiary of Lyonnaise des Eaux-Dumez, a French societe anonyme ("Lyonnaise"), owns approximately 81.9% of the shares of GWC Common Stock and the remaining 18.1% of GWC Common Stock is publicly traded. The principal executive offices of GWC are located at 2000 First State Boulevard, Wilmington, Delaware 19804-0508 (telephone number: (302) 633-5918). See "Business of GWC."

THE SPECIAL MEETINGS

  UWR. At the UWR Meeting and any adjournment or adjournments thereof, the shareholders of UWR will be asked to consider and vote upon a proposal to approve the Merger Agreement, providing for, among other things, the Merger. See "UWR Special Meeting." Approval by the shareholders of UWR of the Merger Agreement will be deemed to constitute approval and ratification of the amendments of the Restated Certificate of Incorporation of UWR, including an amendment to create a new class of capital stock consisting of 5,000,000 shares of preference stock. See "Amendments to UWR Restated Certificate of Incorporation," "Description of UWR Capital Stock--UWR 5% Preference Stock" and "Comparison of Shareholders' Rights" and Exhibits II, IV and V to the Merger Agreement attached as Appendix A hereto for a description of the amendments to the Restated Certificate of Incorporation of UWR.

  The UWR Meeting is scheduled to be held at 9:30 a.m., Eastern Standard Time, on Thursday, March 10, 1994 at the Sheraton Hasbrouck Heights Hotel, 650 Terrace Avenue, Hasbrouck Heights, New Jersey. The Board of Directors of UWR (the "UWR Board") has fixed the close of business on February 3, 1994 as the record date (the "UWR Record Date") for the determination of holders of UWR Common Stock entitled to notice of and to vote at the UWR Meeting.

  THE UWR BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TERMS OF THE MERGER AND RECOMMENDS THAT UWR'S SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

  GWC. At the GWC Meeting and any adjournment or adjournments thereof, the shareholders of GWC will be asked to consider and vote upon a proposal to approve the Merger Agreement providing for, among other things, the Merger. See "GWC Special Meeting."

  The GWC Meeting is scheduled to be held at 11:00 a.m., Eastern Standard Time, on Thursday, March 10, 1994 at The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The Board of Directors of GWC (the "GWC Board") has fixed the close of business on February 3, 1994 as the record date (the "GWC Record Date") for the determination of holders of GWC Common Stock entitled to notice of and to vote at the GWC Meeting.

  THE GWC BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TERMS OF THE MERGER AND RECOMMENDS THAT GWC'S SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

REQUIRED VOTE

  UWR. The affirmative vote of the holders of a majority of the shares of UWR Common Stock represented at the UWR Meeting is required for the approval of the Merger Agreement. On the UWR Record Date there were approximately 20,494,330 shares of UWR Common Stock outstanding, each of which is entitled to one vote. As of the UWR Record Date, directors, executive officers and affiliates of UWR owned 1.1% of the issued and outstanding UWR Common Stock.

  Approval of the Merger Agreement by the holders of UWR Common Stock is a condition to, and required for, consummation of the Merger. See "The Merger-- Conditions."

  GWC. Approval of the Merger Agreement requires (i) the affirmative vote of the holders of a majority of the shares of GWC Common Stock outstanding on the GWC Record Date and (ii) the affirmative vote of the holders of a majority of the shares of GWC Common Stock outstanding on the GWC Record Date other than any shares of GWC Common Stock beneficially owned by Lyonnaise American and its affiliates. On the GWC Record Date, there were 11,066,600 shares of GWC Common Stock outstanding, each of which entitles the holder thereof to one vote. As of the GWC Record Date, Lyonnaise American and its affiliates beneficially owned 9,066,600 shares of GWC Common Stock, representing approximately 81.9% of the issued and outstanding GWC Common Stock, and directors, executive officers and affiliates of GWC, other than Lyonnaise American and its affiliates owned less than 1% of the issued and outstanding shares of GWC Common Stock. Lyonnaise American has agreed to vote its shares of GWC Common Stock in proportion to the votes of the holders of GWC Common Stock other than Lyonnaise American and its affiliates.

  Abstentions and broker non-votes with respect to the GWC Common Stock will have the effect of votes against the Merger and the Merger Agreement.

  Approval of the Merger Agreement by the holders of GWC Common Stock is a condition to, and required for, consummation of the Merger. See "The Merger-- Conditions."

THE MERGER

  At the Effective Time (as defined below) of the Merger, GWC will be merged with and into UWR and the separate corporate existence of GWC will cease. See "The Merger--General."

  In the Merger, holders of GWC Common Stock must convert 70% of their shares into UWR Common Stock and must convert the remaining 30% of their shares into either UWR 5% Preference Stock or cash or some combination thereof. Depending upon each holder's selection, an issued and outstanding share of GWC Common Stock will be converted into the right to receive either 1.2 validly issued, fully paid and non-assessable shares of UWR Common Stock, such number of validly issued, fully paid and non-assessable shares of UWR 5% Preference Stock as will have a liquidation preference equal to 1.2 times the Average Trading Price (as defined below) of the UWR Common Stock or an amount of cash equal to
1.2 times the Average Trading Price of the UWR Common Stock. The "Average Trading Price" means the average closing sales price, rounded to three decimal points, of one share of UWR Common Stock as reported on The New York Stock Exchange, Inc. Composite Tape for the period of 20 consecutive trading days ending on (and including) the fifth business day prior to the Election Date (as defined below).

  In the Merger, each issued and outstanding share of GWC 7 5/8% Preferred Stock will be converted into the right to receive one validly issued, fully paid and non-assessable share of UWR 7 5/8% Preferred Stock with equal stated dividends and substantially similar rights, privileges, qualifications and restrictions.

  After all the conditions set forth in the Merger Agreement have been fulfilled or waived, the Merger will become effective at such time (the "Effective Time") as the later of the time an executed original and a copy of the Certificate of Merger (together with any other required documents) is duly filed with the Secretary of State of the State of New Jersey and the time a copy of the properly executed Certificate of Merger (together with any other required documents) is duly filed with the Secretary of State of the State of Delaware or at such later time as UWR and GWC may agree. The filing of the Certificate of Merger with the New Jersey and Delaware Secretaries of State will be made as soon as practicable after the closing. See "The Merger-- Closing; Effective Time."

ELECTION AND EXCHANGE PROCEDURES

  Each holder of GWC Common Stock must convert 70% of the total number of shares of GWC Common Stock owned by such holder into the right to receive UWR Common Stock and, with respect to the remaining 30% of such shares (the "Remaining Shares"), may, subject to the election procedures described herein, submit a form (the "Form of Election") specifying the number of Remaining Shares such holder wishes to have converted into the right to receive cash and the number of Remaining Shares that such holder wishes to have converted into the right to receive UWR 5% Preference Stock (an "Election").

  In a letter agreement dated September 15, 1993, between UWR and Lyonnaise American, Lyonnaise American has agreed, subject to certain conditions, to submit an Election for all of its Remaining Shares to be converted into UWR 5% Preference Stock.

  UWR and GWC jointly will prepare the Form of Election, pursuant to which each holder of GWC Common Stock may make an Election. Properly executed Forms of Election, along with the stock certificates covered thereby (or a guarantee of delivery of such certificates) must be received by the person or persons jointly designated by UWR and GWC to receive Elections and to act as exchange agent under the Merger Agreement (the "Exchange Agent") by 5:00 p.m. local time in the city in which such Exchange Agent is located on such date as will be announced by UWR in a news release delivered to the Dow Jones News Service or other similar service (the "Election Date"). HOLDERS OF GWC COMMON STOCK SHOULD NOT SEND IN ANY STOCK CERTIFICATES UNTIL SUCH FORM OF ELECTION IS RECEIVED. Forms of Election will be mailed to record holders of GWC Common Stock at such time in order to permit such GWC stockholders to exercise their right to make an Election.

  Any holder of record of shares of GWC Common Stock may change his Election by written notice received by the Exchange Agent at or prior to the Election Date, accompanied by a properly completed revised Form of Election, or may revoke his Election by written notice received by the Exchange Agent at or prior to the Election Date or by withdrawing prior to the Election Date such holder's certificates for shares of GWC Common Stock (or the guarantee of delivery of such certificates) previously deposited with the Exchange Agent. If such Election was made jointly by two or more holders of GWC Common Stock, all such holders must jointly change, revoke or withdraw such Election.

  If a holder of GWC Common Stock does not make an effective Election, such holder will receive cash in exchange for such holder's Remaining Shares in the Merger. See "The Merger--Election Procedures for GWC Shareholders; Exchange of Certificates."

  Upon consummation of the Merger, all outstanding shares of GWC Common Stock will cease to be outstanding and will be converted into the right to receive shares of UWR Common Stock, UWR 5% Preference Stock and cash in accordance with the terms of the Merger Agreement. Fractional shares of UWR Common Stock or UWR 5% Preference Stock will not be issued in connection with the Merger. Holders of GWC Common Stock otherwise entitled to a fractional share of UWR Common Stock or UWR 5% Preference Stock will be paid the value of the fractional share in cash, determined as described herein under "The Merger--Election Procedures for GWC Shareholders; Exchange of Certificates."

  Shareholders of UWR will not be required to exchange their shares of UWR Common Stock in connection with the Merger; at the Effective Time, each issued and outstanding share of UWR Common Stock will continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

BACKGROUND

  For a description of the background of the Merger, see "The Merger-- Background of the Merger."

REASONS FOR THE MERGER

  Both UWR and GWC believe the combination of UWR and GWC will result in a strong business organization well positioned to take advantage of opportunities in its core water utility business. See "The Merger--Benefits of the Merger."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  UWR. The UWR Board unanimously approved the Merger Agreement and determined to recommend that the shareholders of UWR vote FOR approval of the Merger Agreement. The UWR Board's approval resulted after consideration of a number of factors described under the heading "The Merger--Recommendations of the Boards of Directors--UWR."

  GWC. The GWC Board unanimously (with one director absent) approved the Merger Agreement and determined to recommend that the shareholders of GWC vote FOR approval of the Merger Agreement. The GWC Board's approval resulted after consideration of a number of factors described under the heading "The Merger-- Recommendations of the Boards of Directors--GWC." The director that was absent is an officer of Lyonnaise and has subsequently advised the other members of the GWC Board that such director also is in favor of the Merger.

OPINIONS OF FINANCIAL ADVISORS

  UWR. CS First Boston Corporation ("CS First Boston") has delivered to the UWR Board a written opinion, dated September 15, 1993, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be paid by UWR in the Merger was fair, from a financial point of view, to UWR. CS First Boston subsequently confirmed such opinion by delivery of a written opinion dated the date hereof. THE FULL TEXT OF THE WRITTEN OPINION OF CS FIRST BOSTON, DATED THE DATE HEREOF, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS JOINT PROXY STATEMENT AND PROSPECTUS AS APPENDIX B AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. See "The Merger--Opinions of Financial Advisors--UWR" and Appendix B hereto.

  GWC. Lazard Freres & Co. ("Lazard Freres") and Financiere Indosuez ("Financiere Indosuez" and, together with Lazard Freres, the "GWC Financial Advisors") were retained by GWC to act as its financial advisors in connection with the Merger and delivered to the GWC Board a joint written opinion, dated the date hereof, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received in the Merger by the stockholders of GWC was fair, from a financial point of view, to the stockholders of GWC (other than Lyonnaise American and its affiliates). THE FULL TEXT OF THE JOINT WRITTEN OPINION OF THE GWC FINANCIAL ADVISORS, DATED THE DATE HEREOF, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS JOINT PROXY STATEMENT AND PROSPECTUS AS APPENDIX C AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. See "The Merger--Opinions of Financial Advisors-- GWC" and Appendix C hereto.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Indemnification. UWR has agreed in the Merger Agreement to indemnify the present and former officers and directors of GWC and its subsidiaries against certain liabilities arising out of certain actions or omissions occurring at or prior to the Effective Time or arising out of or pertaining to the transactions contemplated by the Merger Agreement, and to maintain directors' and officers' liability insurance for the GWC directors for a period of six years after the Merger. See "The Merger--Interests of Certain Persons in the Merger-- Indemnification."

  Composition of UWR Board. The Governance Agreement to be entered into by UWR, Lyonnaise American and Lyonnaise, a form of which is included as Exhibit III to the Merger Agreement attached as Appendix A hereto (the "Governance Agreement"), provides that upon consummation of the Merger, the UWR Board will be expanded to include four additional members nominated by Lyonnaise American. The Governance Agreement also provides that Frank J. Pizzitola, Chairman of the Board, President and Chief Executive Officer of GWC, will be appointed a non-voting advisory director to the UWR Board upon consummation of the Merger. See "The Merger--Interests of Certain Persons in the Merger--Composition of UWR Board" and "Operations after the Merger--Governance Agreement--Voting and Board Representation."

  UWR Officers and Directors. Douglas W. Hawes, Esq., a director and Secretary of UWR and Hackensack, is a member of the law firm of LeBoeuf, Lamb, Greene & MacRae, and Robert L. Duncan, Jr., Esq., a director of UWR, is a member of the law firm of DeForest & Duer, each of which firms is advising UWR with respect to certain legal aspects of the Merger. See "The Merger--Interests of Certain Persons in the Merger--UWR Officers and Directors."

  GWC Officers and Directors. Ms. Christine Morin-Postel, a general partner of Financiere Indosuez, was employed by Lyonnaise as an Executive Vice President and held various board positions on several companies owned or controlled by, or affiliated with, Lyonnaise (including GWC, General Waterworks and Lyonnaise American) prior to becoming a general partner of Financiere Indosuez on June 1, 1993. Mr. Frank J. Pizzitola, Chairman of the Board, President and Chief Executive Officer of GWC, is also a general partner of Lazard Freres. See "The Merger--Opinions of Financial Advisors--GWC" and "--Interests of Certain Persons in the Merger--GWC Officers and Directors."

REGULATORY REQUIREMENTS AND OTHER CONDITIONS

  In addition to the approval of the Merger Agreement by the shareholders of GWC and UWR, the obligations of the parties to effect the Merger are subject to the fulfillment at or prior to the Effective Time of certain conditions specified in the Merger Agreement including, among others, (i) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the receipt by the respective parties of satisfactory tax opinions of counsel; and (iii) the receipt of required state utility regulatory authority approvals pursuant to applicable laws and regulations, all on terms and conditions that would not have a material adverse effect on the prospects of the Surviving Corporation. If additional approvals are required to be obtained, the parties will seek to obtain such approvals as promptly as is practicable. See "The Merger-- Conditions" and "--Regulatory Filings and Approvals."

  GWC and UWR agree in the Merger Agreement to use reasonable efforts to obtain regulatory approvals, but there can be no assurance as to when or if such approvals will be obtained or that such approvals will be obtained on terms or conditions that do not give rise to a material adverse effect on the prospects of the Surviving Corporation.

RIGHTS TO TERMINATE, AMEND OR WAIVE CONDITIONS

  The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of GWC or UWR, by the mutual consent of UWR and GWC or by either UWR or GWC if the Merger has not been consummated on or before June 30, 1994, or in certain other situations including the failure to obtain the requisite vote of the shareholders of UWR or GWC, the inability to obtain certain required regulatory approvals or receipt of such approvals subject to conditions that would have a material adverse effect on the prospects of the Surviving Corporation, or the issuance of a final and nonappealable order, judgment or decree restraining or enjoining the Merger; provided that a party may not terminate the Merger Agreement if such party's failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date. In the event that either party terminates the Merger Agreement for certain specified reasons, the remaining party may be required to pay the non-terminating party up to $2 million for fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, provided that the terminating party is not in material breach of its obligations under the Merger Agreement. In addition, if either party terminates the Merger Agreement for certain specified reasons and within 12 months after such termination the terminating party enters into an acquisition agreement with a third party or its board does not recommend or ceases to recommend to its shareholders that they reject a tender offer for 25% or more of such party by a third party, then such party must pay a termination fee of $5 million. See "The Merger--Amendments, Termination and Waivers."

  The Merger Agreement may be amended by the parties at any time before or after its approval by the shareholders of UWR or GWC, but, after any such approval, no amendment may be made which changes the ratio at which (i) the GWC Common Stock is to be converted into UWR Common Stock, UWR 5% Preference Stock or cash or (ii) the GWC 7 5/8% Preferred Stock is to be converted into UWR 7 5/8% Preferred Stock, in each case, without the further approval of such shareholders. See "The Merger--Amendments, Termination and Waivers."

CERTAIN TAX CONSEQUENCES OF THE MERGER

  LeBoeuf, Lamb, Greene & MacRae, counsel for UWR, and Sullivan & Cromwell, counsel for GWC, each anticipate that it will be able to deliver an opinion at the time of the Merger, provided that certain facts and circumstances can be established and based on certain assumptions, to the effect that the Merger will be a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended. As a consequence, no gain or loss will be recognized by UWR or GWC as a result of the Merger, and no gain or loss will be recognized by a holder of GWC Common Stock or GWC 7 5/8% Preferred Stock upon receipt of UWR Common Stock, UWR 5% Preference Stock or UWR 7 5/8% Preferred Stock, as the case may be, but cash received by such holder pursuant to the Merger may be taxable in whole or in part, either as a capital gain or as a dividend. See "The Merger--Certain Federal Income Tax Consequences of the Merger." EACH UWR AND GWC SHAREHOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.

OPERATIONS AFTER THE MERGER

  At the Effective Time of the Merger, GWC will be merged with and into UWR. Upon consummation of the Merger, Lyonnaise American will own approximately 26.2% of the outstanding UWR Common Stock (between 31.9% and 32.5% on a fully diluted basis). As a condition to the Closing, Lyonnaise American will have duly and validly executed the Governance Agreement.

  The Governance Agreement, among other things, prohibits, subject to certain exceptions, Lyonnaise American, Lyonnaise and certain of their affiliates from acquiring additional UWR securities or commencing unsolicited tender or exchange offers to acquire UWR's securities or offers to acquire UWR's assets. Such persons are also restricted in their ability to transfer the UWR securities owned by them, to convert the UWR 5% Preference Stock into UWR Common Stock and to perform certain activities with respect to UWR and its securities, such as soliciting proxies against UWR. In certain instances, UWR has a right of first refusal on transfers of UWR securities by Lyonnaise American, Lyonnaise or certain of their Affiliates. See "Operations After the Merger--Governance Agreement."

  The Governance Agreement requires UWR to limit its investments in businesses other than the public water or waste water utility business or the water or waste water services related business to 25% of UWR's consolidated assets (as shown on UWR's most recent quarterly balance sheet). In addition, UWR is obligated to support the appointment of up to four directors nominated by Lyonnaise American to the UWR Board. UWR has granted Lyonnaise American, Lyonnaise and certain of their affiliates registration rights with respect to the UWR securities owned by them and certain purchase rights in the event of certain issuances of UWR securities. See "Operations After the Merger-- Governance Agreement."

  The Governance Agreement terminates 12 years after the Closing unless earlier terminated by the mutual agreement of UWR and Lyonnaise American or the occurrence of certain events, such as, among others, Lyonnaise American, Lyonnaise and certain of their affiliates beneficially owning less than 5% of the UWR Common Stock (on a fully diluted basis) or certain events of bankruptcy involving UWR. See "Operations After the Merger--Governance Agreement."

  Upon the termination of the Governance Agreement and in certain instances during the term of the Governance Agreement (assuming Lyonnaise American does not divest itself of significant amounts of the UWR Common Stock following the Closing), Lyonnaise American will have the ability to influence the outcome of UWR corporate actions requiring shareholder approval, including election of directors to the UWR Board and approval of mergers or similar corporate transactions. See "Operations After the Merger--Governance Agreement."

ACCOUNTING TREATMENT

  The Merger will be accounted for by the purchase method in accordance with Accounting Principles Board Opinion No. 16 "Business Combinations." See "The Merger--Accounting Treatment."

COMPARISON OF SHAREHOLDERS' RIGHTS

  As a result of the Merger, holders of GWC Common Stock and GWC 7 5/8% Preferred Stock who receive shares of UWR Common Stock, UWR 5% Preference Stock or UWR 7 5/8% Preferred Stock will become shareholders of UWR, a New Jersey corporation, and will have certain different rights as UWR shareholders than they had as shareholders of GWC. For a comparison of New Jersey and Delaware law and the charter and by-law provisions of GWC and UWR governing the rights of GWC and UWR shareholders, see "Comparison of Shareholders' Rights."

APPRAISAL RIGHTS

  If the Merger is effected, record holders of GWC 7 5/8% Preferred Stock will be entitled to appraisal rights under Section 262 of the Delaware General Corporation Law. In order to exercise such appraisal rights, such holders must act promptly to follow the steps summarized in this Joint Proxy Statement and Prospectus. Except as set forth herein, stockholders of GWC or UWR will not be entitled to appraisal rights in connection with the Merger. See "The Merger-- Dissenting Stockholders' Rights of Appraisal."

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

  The summary below sets forth summary historical financial data and summary unaudited pro forma combined financial data. This financial data should be read in conjunction with the historical financial statements and notes thereto of UWR and GWC incorporated by reference herein, and in conjunction with the unaudited pro forma combined financial statements and notes thereto presented elsewhere in this Joint Proxy Statement and Prospectus.

SUMMARY HISTORICAL FINANCIAL DATA

  The summary historical financial data of UWR for each of the five fiscal years in the period ended December 31, 1992 set forth below have been derived from the audited consolidated financial statements of UWR. The summary historical financial data of UWR for the nine months ended September 30, 1993 and September 30, 1992 set forth below have been derived from unaudited consolidated financial statements. Such summary unaudited financial data reflects, in the opinion of management of UWR, all adjustments considered necessary for a fair presentation of the results of operations and financial position of UWR.

  The summary historical financial data of GWC for each of the five fiscal years in the period ended December 31, 1992 set forth below have been derived from the audited consolidated financial statements of GWC. The summary historical financial data of GWC for the nine months ended September 30, 1993 and September 30, 1992 set forth below have been derived from unaudited consolidated financial statements. Such summary unaudited financial data reflects, in the opinion of management of GWC, all adjustments considered necessary for a fair presentation of the results of operations and financial position of GWC.

                                      UWR

                            NINE MONTHS
                               ENDED
                           SEPTEMBER 30,              YEARS ENDED DECEMBER 31
                         ----------------- --------------------------------------------
                           1993     1992     1992     1991     1990     1989     1988
                         -------- -------- -------- -------- -------- -------- --------
                                       (THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Operating revenues.... $157,461 $123,811 $164,869 $161,750 $164,594 $133,370 $124,769
  Operating income......   44,288   35,165   46,516   45,664   46,278   36,711   38,312
  Net income to common
   shareholders.........   15,836   11,800   15,784   16,442   18,292   14,275   17,994
  Net income per common
   share................      .82      .65      .87      .96     1.10      .86     1.08
  Dividends declared per
   common share.........      .69      .69      .92      .92      .88      .88      .84
BALANCE SHEET DATA (AT
 END OF PERIOD):
  Total assets.......... $722,857 $673,778 $691,659 $667,933 $636,781 $533,660 $513,630
  Long-term debt........  281,664  294,259  294,169  301,730  251,062  253,644  221,222
  Preferred stock.......   32,840   33,100   33,100   18,360   19,910   21,510   23,110
  Book value per common
   share................     9.92     9.50     9.55     9.33     9.10     8.84     8.94

                                      GWC

                            NINE MONTHS
                               ENDED
                           SEPTEMBER 30,             YEARS ENDED DECEMBER 31
                         ----------------- ---------------------------------------------
                           1993     1992     1992     1991    1990(B)    1989     1988
                         -------- -------- -------- --------  -------- -------- --------
                                       (THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Operating revenues.... $ 95,218 $ 88,274 $116,671 $111,840  $ 97,306 $ 95,487 $ 95,387
  Operating income......   29,992   27,630   36,018   35,308    30,408   27,794   30,222
  Net income before
   extraordinary charge.   14,625    9,274   12,199   13,543    15,151   16,540   18,048
  Extraordinary charge,
   net of tax (a).......                              (1,118)
  Net Income............   14,625    9,274   12,199   12,425    15,151   16,540   18,048
  Preferred dividends...    1,716       44      617      --        --       --       --
  Net income to common
   shareholders.........   12,909    9,230   11,582   12,425    15,151   16,540   18,048
  Net income per common
   share before
   extraordinary charge.     1.17      .83     1.05     1.22      1.50     1.65     1.80
  Net income per common
   share................     1.17      .83     1.05     1.12      1.50     1.65     1.80
  Dividends declared per
   common share.........      .75      .75     1.00     1.11      1.44     1.44     1.32
BALANCE SHEET DATA (AT
 END OF PERIOD):
  Total assets.......... $601,438 $486,437 $497,542 $455,001  $413,572 $347,548 $305,833
  Long-term debt........  183,582  162,872  165,139  150,358   133,443  101,944   86,377
  Redeemable cumulative
   preferred stock......   30,000   30,000   30,000      --        --       --       --
  Book value per common
   share................    14.27    13.89    13.85    13.80     13.79    13.18    12.97

- --------
(a) The extraordinary charge of $1,118,000 in 1991 represents an after-tax non-cash charge from the write-off of a purchase accounting adjustment in connection with the early repayment by General Waterworks Corporation ("General Waterworks") of its First Mortgage and Collateral Trust Bonds in 1991.
(b) On November 30, 1990, General Waterworks acquired all the operating assets and certain liabilities of a water and wastewater utility in Rio Rancho, New Mexico for a purchase price of approximately $42.1 million. See "Management's Discussion and Analysis of GWC's Financial Condition and Results of Operations--Liquidity and Capital Resources."

SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

  The summary unaudited pro forma financial data combine the historical balance sheets and statements of income of UWR and GWC after giving effect to the Merger. The pro forma adjustments are described in the Notes to Unaudited Pro Forma Combined Financial Statements of UWR included in this Joint Proxy Statement and Prospectus and shareholders are urged to read such notes carefully. Pro forma combined per share data give effect to the conversion of 70% of each holder's shares of GWC Common Stock into UWR Common Stock, the conversion of the remaining 30% of the shares of GWC Common Stock owned by Lyonnaise American Holding, Inc. ("Lyonnaise American") into UWR 5% Preference Stock and the conversion of the remaining 30% of the minority shareholders' shares of GWC Common Stock into cash, using the conversion ratios described under "The Merger--Consideration to be Paid." The summary unaudited pro forma combined financial data is not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated on the dates for which the Merger is being given effect, nor is it necessarily indicative of future operating results or financial position. See "Combined Pro Forma Financial Information (Unaudited)."

                                      NINE MONTHS ENDED  YEAR ENDED DECEMBER 31,
                                      SEPTEMBER 30, 1993          1992
                                      ------------------ -----------------------
                                          (THOUSANDS, EXCEPT PER SHARE DATA)
                                                     (UNAUDITED)
INCOME STATEMENT DATA:
  Operating revenues................      $  252,679            $281,540
  Operating income..................          72,973              80,088
  Net income to common shareholders.          25,624              23,789
  Net income per common share.......             .90                 .87
  Dividends declared per common
   share............................             .69                 .92
BALANCE SHEET DATA, AT SEPTEMBER 30,
 1993:
  Total assets......................      $1,371,688
  Long-term debt, excluding current
   maturities.......................         465,246
  Book value per common share.......           11.47

For a discussion of the pro forma adjustments with respect to the Merger and more complete pro forma financial data, see "Combined Pro Forma Financial Information (Unaudited)."

COMPARATIVE PER SHARE DATA

  The following table sets forth per share data of UWR and GWC on both historical and pro forma combined bases and on an equivalent pro forma basis for GWC. This table should be read in conjunction with the historical financial statements and notes thereto contained in UWR's Annual Report on Form 10-K for the year ended December 31, 1992, UWR's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, GWC's Annual Report on Form 10-K for the year ended December 31, 1992 and GWC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, all incorporated by reference herein, and in conjunction with the pro forma financial data and related notes thereto appearing elsewhere in this Joint Proxy Statement and Prospectus. See "Combined Pro Forma Financial Information (Unaudited)." Pro forma combined and equivalent pro forma per share data reflect the combined results of UWR and GWC, after giving effect to the Merger as if it had occurred on the date of such data, in the case of book value data, and at the beginning of the period presented, in the case of earnings data. The pro forma per share data is not necessarily indicative of actual results had the Merger occurred on such dates or of future expected results. Pro forma combined and pro forma equivalent cash dividends declared per share reflect UWR's cash dividends declared in the periods indicated.

                               NINE MONTHS ENDED             YEAR ENDED
                               SEPTEMBER 30, 1993         DECEMBER 31, 1992
                           -------------------------- -------------------------
                                       PRO FORMA UWR             PRO FORMA UWR
                                       AND EQUIVALENT            AND EQUIVALENT
                                         PRO FORMA                 PRO FORMA
                           HISTORICAL     GWC (1)     HISTORICAL    GWC (1)
                           ----------- -------------- ---------- --------------
                           (UNAUDITED)  (UNAUDITED)               (UNAUDITED)
UWR
Net income per common
 share....................    $ .82        $ .90        $ .87        $ .87
Dividends declared per
 common share.............      .69          .69          .92          .92
Book value per common
 share, at end of period..     9.92        11.47
GWC
Net income per common
 share....................    $1.17        $1.08        $1.05        $1.03
Dividends declared per
 common share.............      .75          .83         1.00         1.10
Book value per common
 share, at end of period..    14.27        13.76

- --------
(1) Equivalent pro forma per share information for GWC is presented on an equivalent per share basis assuming a conversion ratio of 1.2 shares of UWR Common Stock for each share of GWC Common Stock. Holders of GWC Common Stock will actually have 70% of their GWC Common Stock converted into the right to receive 1.2 shares of UWR Common Stock and must elect to convert the remaining 30% of their GWC Common Stock into the right to receive 1.2 shares of UWR 5% Preference Stock, cash or some combination thereof.

COMPARATIVE PER SHARE PRICES AND DIVIDENDS OF UWR AND GWC

  The UWR Common Stock is traded on the New York Stock Exchange, Inc. ("NYSE") and the GWC Common Stock is traded on the Nasdaq National Market. The following table sets forth, for the periods indicated, the high and low sales prices of UWR Common Stock, as reported on the NYSE Composite Tape, and the high and low sales prices of GWC Common Stock, as reported on the Nasdaq National Market.

                                          UWR                      GWC
                                     COMMON STOCK             COMMON STOCK
                                ------------------------ -----------------------
                                 HIGH   LOW    DIVIDENDS  HIGH   LOW   DIVIDENDS
                                ------ ------  --------- ------ ------ ---------
1992:
    First Quarter.............. 16 5/8 13 1/4     .23       17  15 1/4    .25
    Second Quarter.............    15     13      .23    16 1/4 13 3/4    .25
    Third Quarter.............. 15 7/8 13 1/2     .23       18     15     .25
    Fourth Quarter............. 15 1/2 13 3/8     .23    17 1/4 13 1/4    .25
1993:
    First Quarter.............. 15 7/8 14 3/8     .23       16  13 1/2    .25
    Second Quarter............. 15 7/8 14 3/4     .23    16 1/2    14     .25
    Third Quarter.............. 15 3/4 14 3/4     .23       18  15 1/8    .25
    Fourth Quarter............. 15 3/4     14     .23    18 1/2 16 3/8    .25
1994:
    First Quarter (through
     January 28, 1994)......... 14 3/4 13 3/4     --     17 1/2    16     --

  On September 15, 1993, the last full trading day prior to the public announcement of the execution and delivery of the Merger Agreement, the last reported sale price of UWR Common Stock, as reported on the NYSE Composite Tape, was $14 7/8 and the last reported sale price of GWC Common Stock, as reported on the Nasdaq National Market was $16 3/4. Accordingly, the last sale price on such date of 1.2 shares of UWR Common Stock, which is the number of shares of UWR Common Stock, the liquidation preference of the UWR 5% Preference Stock and the value of the cash issuable by UWR in the Merger in exchange for one share of GWC Common Stock was $17.85. On January 28, 1994, the last reported sale price of UWR Common Stock was $14 3/4, and the last reported sale price of GWC Common Stock was $16 3/4.

  Because the market price of UWR Common Stock is subject to fluctuation, the market value of the consideration to be received by holders of GWC Common Stock from UWR in the Merger (the "Merger Consideration") may increase or decrease prior to the Merger. Shareholders are urged to obtain current market quotations for UWR Common Stock and GWC Common Stock.

                            RECENT DEVELOPMENTS

RELEASE OF 1993 ANNUAL EARNINGS BY UWR

  On January 27, 1994, UWR issued a press release announcing its financial results for the fiscal year ended December 31, 1993. UWR reported annual 1993 earnings of $20 million, up 27% from $15.8 million during the comparable period in 1992. Net income per common share for 1993 was $1.03 versus 87 cents for the same period last year, despite a 6.9% rise in the average number of common shares outstanding. Operating revenues for the year rose 22% to $200.4 million.

  Higher earnings resulted from the settlement of a longstanding controversy involving land transfers between two subsidiaries. As part of a legal settlement with two environmental groups, Hackensack Water Company ("Hackensack"), UWR's principal utility subsidiary, reacquired for $26 million, 355 acres of property it transferred to UWR's real estate subsidiary, Rivervale Realty Co., Inc. ("Rivervale"), nine years ago. As a result of the regulatory treatment of the transfer, UWR recognized a one-time gain during the third quarter. Earnings also increased as a result of last summer's heat wave, which prompted near-record water use.

  Fourth quarter 1993 earnings increased 4% to $4.1 million from $3.9 million in the same period of 1992. Operating revenues were $43 million compared to $41.1 million for the fourth quarter last year, a 4.6% increase. Net income per common share for the quarter was 21 cents, unchanged from 1992 because the average number of shares outstanding rose 7.1% compared to the same period last year.

  Revenues rose during the fourth quarter as a result of the 3.1% rate increase that became effective in October for Hackensack customers, and the effects of the second quarter rate increase of 5.7% for Spring Valley Water Company Incorporated ("Spring Valley") customers.

  The following table summarizes UWR's financial results for the quarters and years ended December 31, 1993 and 1992:

                                      THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                         DECEMBER 31,           DECEMBER 31,
                                    ----------------------- --------------------
                                         (THOUSANDS, EXCEPT PER SHARE DATA)
                                       1993        1992        1993       1992
                                    ----------- ----------- ----------- --------
                                    (UNAUDITED) (UNAUDITED) (UNAUDITED)
                                    ----------- ----------- -----------
Operating revenues ................   $42,957     $41,058    $200,418   $164,869
Operating expenses.................    31,885      29,707     145,058    118,353
Net income.........................     4,142       3,984      19,978     15,784
Net income per common share........       .21         .21        1.03        .87
Dividends paid per share...........   $   .23     $   .23    $    .92   $    .92
Average number of common shares....    19,966      18,643      19,428     18,178

RELEASE OF 1993 ANNUAL EARNINGS BY GWC

  On January 28, 1994, GWC issued a press release announcing its financial results for the fiscal year ended December 31, 1993. GWC's consolidated net income to common stockholders was $15,503,000, or $1.40 per share, on revenues of $125,344,000 for the year ended December 31, 1993, as compared to net income to common stockholders of $11,582,000, or $1.05 per share, on revenues of $116,671,000 in 1992. Net income to common stockholders for the fourth quarter of 1993 was $2,594,000, or $.23 per share, on revenues of $30,126,000, as compared to net income to common stockholders of $2,352,000, or $.22 per share, on revenues of $28,397,000 in 1992.

  For the year ended December 31, 1993, GWC's net income to common stockholders increased $3,921,000, primarily due to a $4,586,000 increase in other income and a $3,159,000 increase in operating income, offset in part by $1,671,000 of higher dividends on the GWC 7 5/8% Preferred Stock. The major reason for the increase in other income in 1993 was the sale of GWC's 40% investment in the common stock of Infilco Degremont, Inc. ("IDI") to Lyonnaise American, GWC's principal stockholder, for $8,400,000 in the third quarter of 1993. The sales price was determined by an appraisal by an independent investment bank, and the sale resulted in GWC recording a gain before income taxes of $4,081,000 and net income of $2,900,000. The improvement in operating income in 1993 was largely due to increased revenues from 1992 and 1993 rate awards and from higher volumes of water sold in 1993, but higher operating expenses, especially insurance and depreciation expense, partially offset this increase in revenue. The allowance for funds used during construction in 1993 was $653,000 higher than in 1992 because of several large, ongoing construction projects. The $1,671,000 increase in preferred stock dividends resulted from the fact that the GWC 7 5/8% Preferred Stock was issued in September 1992 and was not outstanding for the full year in 1992.

  For the three months ended December 31, 1993, GWC's net income to common stockholders increased $242,000. Operating income was $797,000 higher than in 1992, for essentially the same reasons outlined above. Other income increased $333,000 in 1993 because of losses realized in the fourth quarter of 1992 on the sales of non-utility assets, but interest expense increased in 1993 due to a higher level of debt in 1993 resulting from 1993 capital expenditures. Income tax expense increased $463,000 in the fourth quarter of 1993, in large part due to a low effective tax rate on sales of non-utility properties in 1992's fourth quarter.

  The following table summarizes GWC's financial results for the quarters and years ended December 31, 1993 and 1992:

                                      THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                         DECEMBER 31,           DECEMBER 31,
                                    ----------------------- --------------------
                                         (THOUSANDS, EXCEPT PER SHARE DATA)
                                       1993        1992        1993       1992
                                    ----------- ----------- ----------- --------
                                    (UNAUDITED) (UNAUDITED) (UNAUDITED)
                                    ----------- ----------- -----------
Total revenues ...................    $30,126     $28,397    $125,344   $116,671
Operating income..................      9,185       8,388      39,177     36,018
Net income to common stockholders.      2,594       2,352      15,503     11,582
Earnings per share of common
 stock............................    $   .23     $   .22    $   1.40   $   1.05

                              UWR SPECIAL MEETING

PURPOSE OF MEETING

  At the UWR Meeting and any adjournment or adjournments thereof, the shareholders of UWR will be asked to consider and vote upon a proposal to approve the Merger Agreement providing for, among other things, the Merger. Approval by the shareholders of UWR of the Merger Agreement will be deemed to constitute approval and ratification of the amendments of the Restated Certificate of Incorporation of UWR, including an amendment to increase the capital stock of UWR through the creation of 5,000,000 shares of preference stock which UWR is authorized to issue, in accordance with the Merger Agreement. See "Amendments to UWR Restated Certificate of Incorporation," "Description of UWR Capital Stock" and "Comparison of Shareholders' Rights" and Exhibits II, IV and V to the Merger Agreement attached as Appendix A hereto for a description of the amendments to the Restated Certificate of Incorporation of UWR.

  The Board of Directors of UWR (the "UWR Board") does not know, as of the date of mailing this Joint Proxy Statement and Prospectus, of any other business to be brought before the UWR Meeting. However, the enclosed proxy card authorizes the voting of such shares on all other matters that may properly come before the UWR Meeting and it is the intention of the proxy holders to take such action in connection therewith in accordance with their best judgment.

DATE, PLACE AND TIME; RECORD DATE

  The UWR Meeting is scheduled to be held at 9:30 a.m., Eastern Standard Time, on Thursday, March 10, 1994 at the Sheraton Hasbrouck Heights Hotel, 650 Terrace Avenue, Hasbrouck Heights, New Jersey. The UWR Board has fixed the close of business on February 3, 1994 as the record date (the "UWR Record Date") for the determination of holders of UWR Common Stock entitled to notice of and to vote at the UWR Meeting. As of the UWR Record Date there were approximately 19,078 holders of UWR Common Stock and approximately 20,497,330 shares of UWR Common Stock outstanding and entitled to vote. To the knowledge of UWR, no person is the beneficial owner of more than 5% of the outstanding UWR Common Stock as of the UWR Record Date.

VOTING RIGHTS

  Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of UWR Common Stock voted on this proposal by each shareholder of record of UWR Common Stock as of the UWR Record Date (the "UWR Shareholders"), provided that the total vote cast on this proposal represents more than 50% of the number of outstanding shares of UWR Common Stock. Each UWR Shareholder is entitled to one vote per share for each share of UWR Common Stock held. Abstentions and failures by record holders to vote shares owned by beneficial owners (including "broker non-votes") will have no effect, except that if fewer than 50% of the outstanding shares of UWR Common Stock are voted (either in the affirmative or in the negative) on the Merger Agreement, the proposal will be defeated due to a lack of a quorum.

  THE UWR BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TERMS OF THE MERGER AND RECOMMENDS THAT UWR'S SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

  Shares of UWR Common Stock represented by properly executed proxy cards received by UWR prior to or at the UWR Meeting will be voted at the UWR Meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated on the proxy card, such shares will be voted FOR approval of the Merger Agreement.

  Any proxy given may be revoked by the UWR Shareholder executing such proxy by notifying the secretary of the meeting in writing at any time prior to the voting thereof. Unless revoked, the shares of UWR Common Stock represented by all such proxies will be voted as indicated in the preceding paragraph.

  UWR Shareholders have no appraisal or dissenters' rights in connection with the Merger.

                              GWC SPECIAL MEETING

GENERAL

  This Joint Proxy Statement and Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of GWC (the "GWC Board"). The principal executive office of GWC is located at 2000 First State Boulevard, Wilmington, Delaware 19804-0508.

PURPOSE OF MEETING

  At the GWC Meeting and any adjournment or adjournments thereof, shareholders of record of GWC Common Stock at the close of business on the GWC Record Date (as defined below) are being asked to consider and approve a proposal to approve the Merger Agreement providing for, among other things, the Merger.

  The GWC Board does not know, as of the date of mailing this Joint Proxy Statement and Prospectus, of any other business to be brought before the GWC Meeting. However, the enclosed proxy card authorizes the voting of such shares on all other matters that may properly come before the GWC Meeting and it is the intention of the persons named in the accompanying proxy to take such action in connection therewith in accordance with their best judgment.

DATE, PLACE AND TIME; RECORD DATE

  The GWC Meeting is scheduled to be held at 11:00 a.m., Eastern Standard Time, on Thursday, March 10, 1994 at The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The GWC Board has fixed the close of business on February 3, 1994 as the record date (the "GWC Record Date") for the determination of holders of GWC Common Stock entitled to notice of and to vote at the GWC Meeting and for the determination of holders of GWC 7 5/8% Preferred Stock entitled to notice of the GWC Meeting. As of the GWC Record Date, there were approximately 375 holders of record of GWC Common Stock outstanding and 11,066,600 shares of GWC Common Stock outstanding and entitled to vote on the Merger Agreement.

REQUIRED VOTE

  Approval of the Merger Agreement requires (i) the affirmative vote of the holders of a majority of the shares of GWC Common Stock outstanding on the GWC Record Date (the "GWC Common Stockholders") and (ii) the affirmative vote of the holders of a majority of the shares of GWC Common Stock outstanding on the Record Date, other than shares of GWC Common Stock beneficially owned by Lyonnaise American and its affiliates. Each GWC Common Stockholder is entitled to one vote per share for each share of GWC Common Stock held by such holder on the GWC Record Date. On the GWC Record Date, there were 11,066,600 shares of GWC Common Stock outstanding, each of which entitles the holder thereof to one vote. As of the GWC Record Date, Lyonnaise American and its affiliates beneficially owned 9,066,600 shares of GWC Common Stock, representing approximately 81.9% of the issued and outstanding GWC Common Stock, and directors, executive officers and affiliates of GWC (other than Lyonnaise American and its affiliates) owned less than 1% of the issued and outstanding shares of GWC Common Stock. Lyonnaise American has agreed to vote its shares of GWC Common Stock in proportion to the votes of the holders of GWC Common Stock other than Lyonnaise American and its affiliates.

  ABSTENTIONS AND FAILURES OF RECORD HOLDERS TO VOTE SHARES OWNED BY BENEFICIAL OWNERS (INCLUDING "BROKER NON-VOTES") WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE MERGER AND THE MERGER AGREEMENT.

  THE GWC BOARD UNANIMOUSLY (WITH ONE DIRECTOR ABSENT) APPROVED THE MERGER AGREEMENT AND THE TERMS OF THE MERGER AND RECOMMENDS THAT THE GWC COMMON STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

  A proxy card is enclosed for use by the GWC Stockholders at the GWC Meeting. A proxy may be revoked at any time before it is voted by delivering written notice of revocation to the Secretary of GWC, by executing and delivering a proxy card dated a later date or by voting in person at the GWC Meeting. Unless contrary instructions are indicated on a proxy card, all shares represented by valid proxy cards received pursuant to this solicitation (and not revoked before they are voted) will be voted for approval of the Merger Agreement. If a choice is specified on the proxy card, the shares represented by such proxy will be voted as specified. In addition, unless contrary instructions are indicated on the proxy card, the persons designated on the proxy card may, in their discretion, vote on any issues that may properly arise at the GWC Meeting.

  GWC Common Stockholders will not be entitled to any appraisal rights. Holders of GWC 7 5/8% Preferred Stock who comply with the procedures set forth in
Section 262 of the Delaware General Corporation Law (the "DGCL") will be entitled to appraisal rights in the event the Merger Agreement is approved. See "The Merger--Dissenting Stockholders' Rights of Appraisal."

                                   THE MERGER

GENERAL

  Set forth below is a description of certain of the terms and conditions of the Merger Agreement and related matters. The descriptions of the terms and conditions of the Merger Agreement set forth in this Joint Proxy Statement and Prospectus of UWR and GWC are qualified in their entirety by the complete text thereof as set forth in Appendix A hereto (and the exhibits thereto) and the rest thereof is incorporated by reference herein.

  At the Effective Time (as defined below under "--Closing; Effective Time"), GWC will be merged with and into UWR and the separate corporate existence of GWC will cease. UWR will be the surviving corporation in the Merger.

  As of and from the Effective Time, the Restated Certificate of Incorporation of UWR will be amended without any further action by shareholders to (i) create a new class of capital stock consisting of 5,000,000 shares of preference stock, and (ii) change certain sections to include appropriate references to the newly created class of preference stock. See "Amendments to UWR Restated Certificate of Incorporation," "Description of UWR Capital Stock" and "Comparison of Shareholders' Rights."

CONSIDERATION TO BE PAID

  In the Merger, holders of GWC Common Stock must convert 70% of their shares into UWR Common Stock and must convert the remaining 30% of their shares into either UWR 5% Preference Stock or cash or some combination thereof. Depending upon each holder's selection, an issued and outstanding share of GWC Common Stock will be converted into the right to receive either 1.2 validly issued, fully paid and non-assessable shares of UWR Common Stock, such number of validly issued, fully paid and non-assessable shares of UWR 5% Preference Stock as will have a liquidation preference equal to 1.2 times the Average Trading Price (as defined below) of the UWR Common Stock or an amount of cash equal to
1.2 times the Average Trading Price of the UWR Common Stock (the "Cash Amount") (the "Merger Consideration"). The "Average Trading Price" means the average closing sales price, rounded to three decimal points, of one share of UWR Common Stock as reported on the NYSE Composite Tape for the 20 consecutive trading day period ending on (and including) the fifth business day prior to the Election Date (as defined below).

  In the Merger, each issued and outstanding share of GWC 7 5/8% Preferred Stock will be converted into the right to receive one validly issued, fully paid and non-assessable share of UWR 7 5/8% Preferred Stock with equal stated dividends and substantially similar rights, privileges, qualifications and restrictions.

  A description of the relative rights, privileges and preferences of the UWR Common Stock, UWR 5% Preference Stock and UWR 7 5/8% Preferred Stock to be issued to GWC shareholders in the Merger is set forth below under "Description of UWR Capital Stock." See "Comparison of Shareholders' Rights."

CLOSING; EFFECTIVE TIME

  The closing (the "Closing") of the transactions contemplated by the Merger Agreement will take place on the second business day immediately following the date on which the last of the conditions set forth in Article VIII of the Merger Agreement is fulfilled or waived, or at such other time as UWR and GWC agree. See "--Conditions" below. UWR and GWC presently believe that the last conditions to be satisfied will be those relating to receipt of required regulatory approvals. The receipt of such approvals and the timing thereof is uncertain, but UWR and GWC presently anticipate that final action with respect to regulatory approvals could come as early as some time this spring. See "-- Regulatory Filings and Approvals."

  The Merger will become effective (the "Effective Time") at the later of the time an executed original and a copy of the Certificate of Merger (together with any other documents required by the New Jersey Business Corporation Act) is duly filed with the Secretary of State of the State of New Jersey and the time a copy of the properly executed Certificate of Merger (together with any other documents required by the Delaware General Corporation Law) is duly filed with the Secretary of State of the State of Delaware or at such later time as the parties may agree to, and to specify in each Certificate of Merger. Such filings will be made as soon as practicable after the Closing.

ELECTION PROCEDURES FOR GWC SHAREHOLDERS; EXCHANGE OF CERTIFICATES

  Conversion of GWC Common Stock. At the Effective Time, each share of GWC Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of GWC or owned by UWR or any subsidiary of GWC or UWR) will, by virtue of the Merger, be converted either into the right to receive an amount of UWR Common Stock, UWR 5% Preference Stock or cash as described in "--Consideration to be Paid" above and in accordance with the election procedures described below. From and after the Effective Time, each share of GWC Common Stock which is held in the treasury of GWC and each share of GWC Common Stock owned by UWR or any subsidiary of GWC or UWR will be cancelled and will cease to exist.

  Each holder of GWC Common Stock must convert 70% of such holder's shares into UWR Common Stock and, with respect to the remaining 30% of such shares (the "Remaining Shares") may, subject to the election procedures described below, by properly delivering a form ("Form of Election") to the person or persons authorized to receive elections and to act as exchange agent under the Merger Agreement (the "Exchange Agent"), indicate a preference as to the number of Remaining Shares that such holder desires to have converted into UWR Preference Stock and the number of Remaining Shares that such holder desires to have converted into cash (an "Election"). Properly executed Forms of Election, along with the stock certificates covered thereby (or a guarantee of delivery of such certificates) must be received by the Exchange Agent by 5:00 p.m. local time in the city in which such Exchange Agent is located on such date as will be announced by UWR in a news release delivered to the Dow Jones News Service or other similar service (the "Election Date"). Forms of Election will be mailed to record holders of GWC Common Stock at such time in order to permit such GWC shareholders to exercise their right to make an Election. The Election Date will be a business day no earlier than 30 business days prior to the Effective Time and no later than the date on which the Effective Time occurs and will be at least 10 business days following the date of such news release; provided, that UWR will have the right to set a later date as the Election Date so long as such later date is no later than the date on which the Effective Time occurs.

  In a letter agreement dated September 15, 1993 (the "Letter Agreement"), between UWR and Lyonnaise American, Lyonnaise American agreed, subject to certain conditions, to submit an Election for all of its Remaining Shares to be converted into UWR 5% Preference Stock.

  Right of Election by Holders of GWC Common Stock. The Merger Agreement provides that each holder of GWC Common Stock may, by properly completing and delivering to the Exchange Agent a Form of Election as described below under "--Procedure for Submitting Forms of Election," indicate the number of Remaining Shares of GWC Common Stock owned by such holder which such holder desires to have converted into either:

    (i) the right to receive cash in the GWC Merger ("Cash Election"); and/or

    (ii) the right to receive UWR 5% Preference Stock in the Merger ("Preference Stock Election").

  Any holder of GWC Common Stock may at any time prior to the Election Date change his Election by written notice received by the Exchange Agent at or prior to the Election Date accompanied by a properly completed, revised Form of Election, along with any other required documents. Any holder of GWC Common Stock may at any time prior to the Election Date revoke his Election by written notice received by the Exchange Agent at or prior to the Election Date or by withdrawal prior to the Election Date of his certificates representing GWC Common Stock or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. Any holder of GWC Common Stock who has deposited certificates for GWC Common Stock with the Exchange Agent will again have the right after the Election Date to withdraw such certificates by written notice received by the Exchange Agent and thereby revoke his Election as of the Election Date at any time after the expiration of the period of 30 days following the Election Date if the Merger has not been consummated prior thereto.

  Each Remaining Share for which a Preference Stock Election has been made will be converted into the right to receive UWR 5% Preference Stock in the Merger and each Remaining Share for which a Cash Election has been made will be converted into the right to receive cash.

  Non-Electing GWC Common Stock. Any outstanding Remaining Shares (other than shares held by UWR or GWC or any subsidiary of UWR or GWC) as to which an Election is not in effect on the Election Date, including any Remaining Shares with respect to which UWR determines for any reason that an Election was not properly made, will be called "Non-Electing Remaining Shares." Each Non-Electing Remaining Share will be converted into the right to receive cash in the Merger.

  Procedure for Submitting Forms of Election. No Election will be effective unless a properly completed and signed Form of Election (with the signature or signatures thereon guaranteed if required by the Form of Election), accompanied either by the certificate or certificates representing all of the shares of GWC Common Stock owned by such holder, duly endorsed or otherwise acceptable for transfer, or by an appropriate guaranty of delivery in the form customarily used in transactions of this nature from a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States, has been received by the Exchange Agent by 5:00 p.m. local time in the city in which such Exchange Agent is located, on the Election Date. Failure to deliver shares covered by such a guaranty of delivery within the time set forth on such guaranty will be deemed to invalidate any otherwise properly made Election. HOLDERS OF GWC COMMON STOCK SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL SUCH FORM OF ELECTION IS RECEIVED.

  Fractional Shares. Neither certificates nor scrip representing fractional shares of UWR Common Stock or UWR 5% Preference Stock will be issued, but in lieu thereof, each holder of shares of GWC Common Stock who would otherwise have been entitled to a fraction of UWR Common Stock or UWR 5% Preference Stock will be entitled to receive a cash payment equal to such fraction multiplied by the Cash Amount.

  Payment of Cash and Exchange of Shares of GWC Stock. As soon as practicable after the Effective Date, the Exchange Agent will distribute to holders of shares of GWC Common Stock, upon surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more certificates for such shares of GWC Common Stock for cancellation, certificates representing the shares of UWR Common Stock and (i) a bank check for an amount equal to the Cash Amount for each Remaining

Share converted into the right to receive cash and for any cash in lieu of fractional shares and/or (ii) UWR 5% Preference Stock into which the holder's Remaining Shares have been converted. Holders of GWC Common Stock will not be entitled to receive interest on any cash to be received in the Merger.

  Dividend and Voting Rights After the Merger. For a period of 180 days following the Effective Time, regardless of whether former GWC shareholders have exchanged their certificates representing GWC Common Stock or GWC 7 5/8% Preferred Stock for certificates representing UWR Common Stock, UWR 5% Preference Stock or UWR 7 5/8% Preferred Stock in accordance with the Merger Agreement, such holders will be entitled to (i) exercise any voting rights at any meeting of UWR shareholders with respect to the number of whole shares of UWR Common Stock, UWR 5% Preference Stock or UWR 7 5/8% Preferred Stock into which their respective shares of GWC Common Stock or GWC 7 5/8% Preferred Stock are converted, and (ii) receive any dividends or other payments or distributions on any shares of UWR Common Stock, UWR 5% Preference Stock or UWR 7 5/8% Preferred Stock which became payable after the Effective Time on the whole shares of UWR Common Stock, UWR 5% Preference Stock or UWR 7 5/8% Preferred Stock into which their respective shares of GWC Common Stock or GWC
7 5/8% Preferred Stock are converted. Thereafter, no dividends or other distributions that are declared with respect to UWR Common Stock, UWR 5% Preference Stock or UWR 7 5/8% Preferred Stock payable to holders of record thereof will be paid to former GWC shareholders until such former GWC shareholders surrender the certificates representing their GWC Common Stock or GWC 7 5/8% Preferred Stock. Upon surrender, the former GWC shareholder will be paid, without interest, any dividends which have become payable with respect to such UWR Common Stock, UWR 5% Preference Stock or UWR 7 5/8% Preferred Stock between the Effective Time and the time of surrender which have not previously been paid to such holder. After surrender the former GWC shareholder will also be paid, without interest, any dividend on such UWR Common Stock, UWR 5% Preference Stock or UWR 7 5/8% Preferred Stock that has a record date subsequent to the Effective Time and prior to surrender and a payment date after surrender and any such payment will be made on such payment date. All dividends or other distributions declared after the Effective Time with respect to UWR Common Stock, UWR 5% Preference Stock or UWR 7 5/8% Preferred Stock and payable to the holders of certificates representing GWC Common Stock not surrendered and exchanged for certificates representing UWR Common Stock or UWR 5% Preference Stock that have not previously been paid to such holders will be paid or delivered by UWR to the Exchange Agent, in trust, for the benefit of such holders.

  Other Rules. UWR and GWC jointly have the right to make additional rules not inconsistent with the terms of the Merger Agreement governing the validity of the Forms of Election, the manner and extent to which Elections are to be taken into account in selecting the shares of GWC Common Stock to be converted either into the right to receive cash, UWR Common Stock or UWR 5% Preference Stock or a combination thereof, the issuance and delivery of certificates for shares of UWR Common Stock and UWR 5% Preference Stock into which shares of GWC Common Stock are converted in the Merger and the payment for shares of GWC Common Stock converted into the right to receive cash in the Merger. All such rules and determinations will be final and binding on all holders of GWC Common Stock.

  Conversion of GWC 7 5/8% Preferred Stock. At the Effective Time, each share of GWC 7 5/8% Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of GWC or owned by UWR or any subsidiary of GWC or UWR) will, by virtue of the Merger, be converted into the right to receive one share of UWR 7 5/8% Preferred Stock with equal stated dividends and substantially similar rights, privileges, qualifications and restrictions.

  As soon as practicable after the Effective Date, the Exchange Agent will distribute to holders of shares of GWC 7 5/8% Common Stock upon surrender to the Exchange Agent of one or more certificates for such shares of GWC 7 5/8% Preferred Stock for cancellation, certificates representing an equal number of shares of UWR 7 5/8% Preferred Stock.

BACKGROUND OF THE MERGER

  Over the years, there have been a number of informal contacts between UWR and GWC to discuss the possibility of a merger of GWC and UWR. Certain informal discussions were held throughout the Spring of 1992 among representatives of the management of UWR, Frank J. Pizzitola, Chairman, President and Chief Executive Officer of GWC, certain members of the GWC Board and representatives of Lyonnaise American, but no agreement could be reached on the terms of a possible combination. In early 1993 and throughout the Spring of 1993, representatives of the management of UWR, Mr. Pizzitola and certain members of the GWC Board again began discussing the possibility of a merger of GWC and UWR. Discussions were held throughout the Spring and Summer of 1993 as to the specific terms of a transaction. During this time, UWR also held various discussions with representatives of Lyonnaise American as to whether and on what terms Lyonnaise American would be willing to enter into a governance agreement in connection with any such transaction. The terms of a transaction were negotiated between representatives of the management of UWR, Mr. Pizzitola and certain members of the GWC Board. In the Summer of 1993, the parties agreed that each party would be permitted to conduct due diligence for a period of time after the execution of any merger agreement and to terminate any such merger agreement under certain circumstances based on the results of their due diligence review. GWC also advised UWR that any such transaction must be subject to obtaining the approval of holders of GWC Common Stock representing a majority of the outstanding shares of GWC Common Stock other than shares held by Lyonnaise American and its affiliates.

  Throughout this period, Mr. Pizzitola regularly informed each non-management member of the GWC Board of the status of discussions and consulted with and sought the advice of such members of the GWC Board as to their views on the terms of any such transaction. Also throughout this period, GWC consulted with and was advised by Lazard Freres & Co. ("Lazard Freres") and Financiere Indosuez ("Financiere Indosuez" and, together with Lazard Freres, the "GWC Financial Advisors") in connection with the proposed transactions.

  On July 1, 1993, UWR formally retained CS First Boston Corporation ("CS First Boston") to render an opinion as to the fairness, from a financial point of view, to UWR of the consideration to be paid by UWR in connection with the proposed merger. At meetings held on July 8, 1993 and September 2, 1993, the UWR Board reviewed the status of the proposed merger with representatives of management of UWR.

  On September 14, 1993 and September 15, 1993, the UWR Board met to consider the proposed merger. At such meetings, representatives of the management of UWR and CS First Boston reviewed, among other things, the terms of the proposed merger agreement and governance agreement. At the September 15, 1993 meeting of the UWR Board, CS First Boston delivered to the UWR Board an oral opinion, which was subsequently confirmed in writing, to the effect that, as of such date and based upon the procedures and subject to the assumptions described in such opinion, the Merger Consideration was fair to UWR from a financial point of view. Based upon the above-described review and the fairness opinion of CS First Boston, among other things, and in consideration of certain other factors, the UWR Board unanimously approved and authorized the execution of the Merger Agreement, subject to the provisions therein, including the right of UWR to conduct a due diligence investigation (a "Due Diligence Investigation") from the period commencing on September 16, 1993 and ending on November 4, 1993 (the "Due Diligence Period") and to terminate the Merger Agreement on or prior to November 14, 1993 if UWR reasonably determined, in its sole discretion, that the Due Diligence Investigation uncovered information that was reasonably likely to have a material adverse effect on the benefits of the Merger to UWR or its shareholders (the "Due Diligence Termination Option").

  On September 15, 1993, the Board of Directors of GWC met to consider the proposed merger. At such meeting, the GWC Board formally retained the GWC Financial Advisors to act as its financial advisors in connection with the proposed merger. See "--Interests of Certain Persons in the Merger." At that meeting, the representatives of the management of GWC and the GWC Financial Advisors reviewed, among other things, the terms of the proposed merger agreement and governance agreement. Based upon that review, and after being advised by the GWC Financial Advisors that, subject to satisfactory completion of due diligence, the GWC Financial Advisors would be prepared to deliver an opinion that the Merger Consideration was fair to the holders of GWC Common Stock other than Lyonnaise American and its affiliates, and in consideration of certain other factors, the GWC Board unanimously approved and authorized the execution of the Merger Agreement, subject to the provisions therein, including the right of GWC to conduct a Due Diligence Investigation during the Due Diligence Period and to exercise the Due Diligence Termination Option if GWC reasonably determined, in its sole discretion, that the Due Diligence Investigation uncovered information that was reasonably likely to have a material adverse effect on the benefits of the Merger to GWC or to its stockholders.

  Contemporaneously with the execution of the Merger Agreement by GWC and UWR, Lyonnaise American executed the Letter Agreement.

  During the Due Diligence Period, each of GWC, Lyonnaise American and UWR and their respective advisors performed an extensive Due Diligence Investigation in connection with the Merger. The GWC Board met on October 28, 1993 to review and consider the results of GWC's Due Diligence Investigation. At the October 28, 1993 meeting of the GWC Board, the management of GWC and the GWC Financial Advisors reviewed with the GWC Board the results of their Due Diligence Investigation. At that time, the GWC Financial Advisors delivered an opinion to the GWC Board that the Merger Consideration was fair, from a financial point of view, to the holders of GWC Common Stock other than Lyonnaise American and its affiliates. Representatives of Lyonnaise American also advised the GWC Board that Lyonnaise American was prepared to proceed pursuant to the terms of the Letter Agreement. On the basis of the information presented, the fairness opinion delivered by the GWC Financial Advisors, and certain other considerations, the GWC Board preliminarily determined that it would proceed with the Merger, subject to the expiration or earlier termination of GWC's and UWR's Due Diligence Termination Option.

  On October 29, 1993, GWC was advised by UWR that UWR had made certain modifications to its projected 1994 earnings, including modifications necessary to reflect the proper accounting treatment for the Merger. GWC advised the members of the GWC Board of these modifications, and advised UWR that the GWC Board would need additional time to consider the impact of these modifications on the analyses previously presented to the GWC Board at the October 28, 1993 meeting.

  The UWR Board met on November 4, 1993 to review and consider the results of UWR's Due Diligence Investigation. At the November 4, 1993 meeting of the UWR Board, the management of UWR and CS First Boston reviewed with the UWR Board the results of their Due Diligence Investigation. On the basis of the information presented and certain other considerations, the UWR Board determined that it would proceed with the Merger, subject to the expiration of the Due Diligence Termination Option, and that it would grant GWC's request for additional time to consider the revised information.

  On November 12, 1993, pursuant to GWC's request, GWC and UWR amended the Merger Agreement to extend the Due Diligence Termination Option for each of GWC and UWR until 5:00 p.m. on November 24, 1993.

  On November 22, 1993, the GWC Board met to consider the modifications to UWR's 1994 projected earnings and the impact of those modifications on the analyses previously presented to the GWC Board. At that meeting, the GWC Financial Advisors confirmed their opinion that the Merger Consideration is fair, from a financial point of view, to the holders of GWC Common Stock other than Lyonnaise American and its affiliates. On the basis of the information presented, the fairness opinion delivered by the GWC Financial Advisors, and certain other considerations, the GWC Board unanimously (with one director absent) determined that it would proceed with the Merger, subject to the expiration of the Due Diligence Termination Option. The director that was absent from the November 22, 1993 GWC Board meeting is an officer of Lyonnaise and has subsequently advised the other members of the GWC Board that such director also is in favor of the Merger.

  On November 26, 1993, GWC and UWR jointly issued a press release announcing that the Due Diligence Termination Option had expired.

  On December 20, 1993, GWC and UWR amended and restated the Merger Agreement to revise certain representations and warranties.

BENEFITS OF THE MERGER

  UWR and GWC believe that the combination of UWR and GWC will provide opportunities to achieve benefits for their stockholders and customers that would not be available if UWR and GWC were to remain as separate enterprises. The Surviving Corporation, as a result of the combination of UWR's and GWC's financial size, combined cash flow, management, personnel and technical expertise, will have increased financial capabilities and will be better able to take advantage of opportunities in its core utility and diversified businesses. The benefits UWR and GWC hope to realize from the Merger include:

  . Enhanced Growth Opportunities--The Merger will create opportunities to grow the core utility business of the Surviving Corporation. The Surviving Corporation will have enhanced access to capital that can lead to other long-term business growth opportunities through acquisitions, joint ventures, joint research and development and privatization. Management believes that aggressive pursuit of such growth opportunities will enhance the shareholder value of the Surviving Corporation.

  . Increased Size and Stability--As a larger entity, the Surviving Corporation will have more diverse geographic operations which will make it less susceptible to earnings fluctuations caused by adverse weather conditions in any one service territory. Increased regulatory diversity will also make the Surviving Corporation less susceptible to adverse regulatory developments in any one regulatory jurisdiction. A larger, more diverse customer base could also dampen earnings volatility arising from regional economic conditions.

  . Operating Efficiencies--Management will pursue opportunities to take advantage of efficiencies and economies of scale as they arise.

  . Complementary Management--The combined management of GWC and UWR should provide the Surviving Corporation with strong, capable management, which will facilitate the merger of similar corporate cultures. The Surviving Corporation will possess industry-leading expertise in water purification processes, strong water utilities operating expertise, experience in building and managing water facilities, and outstanding water research and development capabilities that, through the Merger, can be applied more broadly.

While it is impossible to predict the dollar amount of financial benefits that the Surviving Corporation will realize following the Merger, the managements of UWR and GWC believe that long-term benefits arising out of the Merger will be realizable for shareholders and customers of the Surviving Corporation.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  UWR. The UWR Board unanimously approved the Merger Agreement and determined to recommend the Merger to shareholders. THE UWR BOARD BELIEVES THE MERGER IS IN THE BEST INTERESTS OF ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF UWR VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

  In its deliberations concerning the Merger, the UWR Board considered UWR's and GWC's respective businesses, assets, management, geographic location and prospects, particularly the relative quality, capacity and mix of water utility facilities. The UWR Board also considered the financial condition and results of operations of GWC and UWR, both on a historical and prospective basis, including the diversification of customer base and the possible dilution to UWR's shareholders arising out of the Merger. Other factors considered by the UWR Board include (i) the historical prices and trading information with respect to GWC Common Stock and UWR Common Stock, particularly the movement of the two stocks in relation to each other over time and the fact that the exchange ratio did not appear to have been negotiated at a time when the relationship between the two stocks was outside of historic levels, (ii) the presentations of UWR's management, (iii) the consideration to be paid to holders of GWC Common Stock and GWC 7 5/8% Preferred Stock in the Merger, (iv) the proposed treatment of the Merger as a purchase for accounting purposes, (v) the regulatory approvals required to consummate the Merger, including the effect of such approvals on the timing of the Merger, (vi) the opinion of CS First Boston, and (vii) the terms of the Merger Agreement, which provide for reciprocal representations and warranties, conditions to closing and rights relating to termination. The UWR Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

  GWC. The GWC Board unanimously (with one director absent) approved the Merger Agreement and determined to recommend the Merger to stockholders. THE GWC BOARD BELIEVES THE MERGER IS IN THE BEST INTERESTS OF ITS STOCKHOLDERS, EMPLOYEES AND CUSTOMERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF GWC VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

  The GWC Board believes that the Merger is fair to, and in the best interests of, GWC and its stockholders. Accordingly, the GWC Board has unanimously (with one director absent) approved the Merger Agreement and recommends that the GWC Common Stockholders vote FOR the approval and adoption of the Merger Agreement.

  In reaching its determination that the Merger is fair to, and in the best interests of, GWC and its stockholders, the GWC Board considered a number of factors, including without limitation the following:

    (i) the GWC Board's familiarity with and review of GWC's business, operations, financial condition, earnings and prospects;

    (ii) the current and prospective economic environment and regulatory constraints facing water utilities generally;

    (iii) the GWC Board's review, based in part on the analyses prepared and presented to the GWC Board by the GWC Financial Advisors and in part on the presentations by GWC's management and the GWC Financial Advisors regarding their Due Diligence Investigations, of the business, operations, earnings and financial condition of UWR on both an historical and a prospective basis, and the enhanced opportunities for GWC that the Merger would make possible;

    (iv) the increased liquidity provided to the GWC Common Stockholders as a result of the Merger;

    (v) the potential increase in dividends projected by UWR to be provided to the GWC Common Stockholders in the Merger;

    (vi) the financial advice of the GWC Financial Advisors, and the joint opinion of the GWC Financial Advisors that the Merger Consideration is fair, from a financial point of view, to the holders of GWC Common Stock other than Lyonnaise American and its affiliates;

    (vii) the GWC Board's requirement that the Merger be conditioned upon obtaining the approval of holders of GWC Common Stock representing a majority of the outstanding shares of GWC Common Stock (other than any shares beneficially owned by Lyonnaise American and its affiliates), and Lyonnaise American's agreement to vote its shares of GWC Common Stock proportionately with the minority stockholders of GWC;

    (viii) the GWC Board's view of the prospects of any other possible merger partner for GWC other than UWR, which view was based in part on the advice of the GWC Financial Advisors and in part on (x) its experience, (y) its consideration, from time to time, of possible alternatives, and (z) the fact that no party other than UWR expressed an interest in merging with GWC during the period that GWC negotiated the Merger Agreement with UWR and after GWC and UWR issued a joint press release on September 16, 1993 to announce the execution of the Merger Agreement; and

    (ix) the expectation that the Merger will generally be a tax-free transaction to GWC and its stockholders to the extent such stockholders receive UWR Common Stock, UWR 5% Preference Stock or UWR 7 5/8% Preferred Stock in the Merger.

  In view of the wide variety of factors considered in connection with its evaluation of the Merger, the GWC Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

  For the reasons described above, the GWC Board recommends that GWC Common Stockholders vote FOR the approval and adoption of the Merger Agreement.

OPINIONS OF FINANCIAL ADVISORS

  UWR. UWR requested that CS First Boston evaluate the fairness, from a financial point of view, to UWR of the Merger Consideration to be paid by UWR in the Merger. On September 15, 1993, CS First Boston delivered to the UWR Board a written opinion to the effect that, as of such date and based upon the procedures and subject to the assumptions described in such opinion, the Merger Consideration was fair, from a financial point of view, to UWR. CS First Boston subsequently confirmed its opinion of September 15, 1993 by delivery of a written opinion dated the date hereof. The assumptions made, matters considered and limitations on the review undertaken in the September 15, 1993 opinion are substantially the same as those contained in the opinion dated the date hereof and attached hereto as Appendix B except that, with respect to the September 15, 1993 opinion, CS First Boston's review was based solely on publicly available information relating to GWC and, consequently, was more limited than the financial analyses and investigations customarily undertaken in similar transactions. Except for the foregoing and as otherwise set forth in CS First Boston's opinion, no limitations were imposed by UWR on CS First Boston with respect to the investigations made or procedures followed by CS First Boston in rendering its opinion.

  In arriving at its opinion dated the date hereof, CS First Boston (i) reviewed this Joint Proxy Statement and Prospectus, the financial terms of the Merger Agreement, the Governance Agreement and the Letter Agreement and certain publicly available business and financial information relating to UWR and GWC,(ii) reviewed certain other information, including financial forecasts, provided by UWR and GWC, (iii) met with the managements of UWR and GWC to discuss the businesses and prospects of UWR and GWC,(iv) relied upon the views of UWR's and GWC's management concerning certain strategic implications and operational benefits which might result from the Merger, as well as the treatment to be accorded the Merger by certain regulatory bodies, (v) considered certain financial and stock market data of UWR and GWC and compared that data with similar data for other publicly held companies in businesses similar to those of UWR and GWC, (vi) considered, to the extent publicly available, the financial terms of certain other business combinations which have recently been effected and (vii) considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CS First Boston deemed relevant.

  In connection with its review, CS First Boston did not independently verify any of the information provided to or otherwise reviewed by CS First Boston and relied upon its being complete and accurate in all material respects. With respect to the financial forecasts, CS First Boston assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of UWR and GWC as to the future financial performance of UWR and GWC. In addition, CS First Boston did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of GWC or UWR, nor was CS First Boston furnished with any such appraisals. CS First Boston expressed no opinion as to what the value of UWR Common Stock, UWR 5% Preference Stock or UWR 7 5/8% Preferred Stock actually will be when issued to GWC shareholders pursuant to the Merger or the price at which such securities will trade subsequent to the Merger. CS First Boston assumed that in the course of obtaining the necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. CS First Boston's opinion is necessarily based solely on information available to it and financial, stock market and other conditions and circumstances existing on the date of its opinion. Although CS First Boston evaluated the financial terms of the Merger, CS First Boston was not requested to, and did not, participate in the negotiations or structuring of the Merger and was not asked to and did not recommend the specific consideration to be paid by UWR in the Merger, which was determined by negotiations between UWR and GWC.

  The full text of CS First Boston's written opinion dated the date hereof, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this Joint Proxy Statement and Prospectus and is incorporated herein by reference. UWR SHAREHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. CS First Boston's opinion is directed only to the fairness of the Merger Consideration from a financial point of view, does not address any other aspect of the Merger and does not constitute a recommendation to any UWR Shareholder as to how such UWR Shareholder should vote at the UWR Meeting. The summary of the opinion of CS First Boston set forth in this Joint Proxy Statement and Prospectus is qualified in its entirety by reference to the full text of such opinion.

  In preparing its opinion to the UWR Board, CS First Boston performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying CS First Boston's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, CS First Boston did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, CS First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, CS First Boston made numerous assumptions with respect to UWR and GWC, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of UWR and GWC. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, because such estimates are inherently subject to substantial uncertainty, none of UWR, GWC, CS First Boston or any other person assumes responsibility for their accuracy.

    DISCOUNTED CASH FLOW ANALYSIS. CS First Boston performed a discounted cash flow analysis of the projected unlevered free cash flow of GWC for the fiscal years ended December 31, 1993 through 2003, based upon certain operating and financial assumptions, forecasts and other information provided by the managements of UWR and GWC. Using discount rates ranging from 7.0% to 8.0% and terminal year net income multiples ranging from 15.0x to 16.5x, CS First Boston arrived at an estimated range of equity values for GWC of between approximately $154 million to $214 million, or $13.91 to $19.36 per share of GWC Common Stock.

    COMPARABLE COMPANY ANALYSIS. CS First Boston reviewed and compared certain actual and estimated financial, operating and stock market information of UWR, GWC and selected companies in the water utility industry, including Aquarion Company, California Water Service Company, Consumers Water Co., E'Town Corp., Philadelphia Suburban Corp. and Southern California Water Co. (the

  "Comparable Companies"). CS First Boston compared market values as a multiple of, among other things, book value and estimated 1993 and 1994 net income and adjusted market values (market value, plus long-term debt and preferred stock, less cash) as a multiple of, among other things, latest 12 months' revenues, latest 12 months' gross pre-tax cash flow and net property, plant and equipment. This analysis indicated a range of (i) market values as a multiple of book value and estimated 1993 and 1994 net income of the Comparable Companies of between 1.4x to 1.6x, 14.0x to 15.0x and 13.0x to 14.0x, respectively, and (ii) adjusted market values as a multiple of latest 12 months' revenues, latest 12 months' gross pre-tax cash flow and net property, plant and equipment of the Comparable Companies of between 2.9x to 3.1x, 7.5x to 8.5x and 0.9x to 1.0x, respectively. These multiples resulted in a reference valuation range for GWC of between $119 million to $258 million. All projected net income multiples for the Comparable Companies were based on the consensus net income estimates of selected investment banking firms. All projected net income multiples for UWR and GWC were based on certain operating and financial assumptions, forecasts and other information provided by the managements of UWR and GWC. All multiples were based on closing stock prices as of January 24, 1994.

    COMPARABLE ACQUISITION ANALYSIS. Using publicly available information, CS First Boston analyzed the purchase prices and multiples paid in the following selected acquisition transactions in the water utility industry:
  American Water Works Company, Inc./Avatar Holdings Inc. and GWC Corporation/Amrep Corp. Given the limited number of acquisition transactions in the water utility industry, CS First Boston also analyzed the purchase prices and multiples paid in selected acquisition transactions in the gas and electric utility industries. These multiples resulted in a reference valuation range for GWC of between $194 million to $363 million.

    No company, transaction or business utilized in the comparable company and comparable acquisition analyses as a comparison is identical to UWR or GWC or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading value of the comparable companies or the business segment or company to which they are being compared.

    DILUTION ANALYSIS. CS First Boston also analyzed certain pro forma effects resulting from the Merger on the earnings per share ("EPS") of UWR for fiscal years ended December 31, 1994 through 1998 based on certain assumptions and financial forecasts of the managements of UWR and GWC. This analysis indicated that the Merger would be slightly dilutive to the EPS of UWR for fiscal 1994 and 1995 and accretive to the EPS of UWR for fiscal 1996 through 1998. The actual results achieved by the combined company may vary from projected results and the variations may be material.

  Pursuant to the terms of CS First Boston's engagement, UWR has agreed to pay CS First Boston for its services in connection with the Merger an aggregate fee of $500,000. Whether or not the Merger is consummated, UWR also has agreed to reimburse CS First Boston for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, and to indemnify CS First Boston and certain related persons or entities against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

  In the ordinary course of its business, CS First Boston may actively trade the debt and equity securities of both UWR and GWC and their respective subsidiaries for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. CS First Boston has provided financial advisory and investment banking services to UWR in the past, for which services CS First Boston has received customary fees.

  CS First Boston is an internationally recognized investment banking firm and was selected by UWR based on CS First Boston's experience and expertise. As part of its investment banking business, CS First

Boston is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

  GWC. The GWC Financial Advisors were retained by the GWC Board to act as its financial advisors in connection with the transactions contemplated by the Merger Agreement. In connection with such engagement, the GWC Board requested that the GWC Financial Advisors evaluate the fairness, from a financial point of view, of the Merger Consideration to be received in the Merger by the stockholders of GWC, other than Lyonnaise American and its affiliates. On October 28, 1993, the GWC Financial Advisors advised the GWC Board in a joint written opinion, and, on November 22, 1993, the GWC Financial Advisors orally advised the GWC Board (and subsequently confirmed in writing), that, as of the respective date of each opinion, the Merger Consideration is fair, from a financial point of view, to the stockholders of GWC (other than Lyonnaise American and its affiliates). The GWC Financial Advisors have subsequently confirmed their opinion by delivery of a joint written opinion dated the date hereof. No limitations were imposed by the GWC Board with respect to the investigations made or procedures followed by the GWC Financial Advisors in rendering their joint opinion.

  GWC selected Lazard Freres and Financiere Indosuez as its financial advisors because Lazard Freres and Financiere Indosuez are internationally recognized investment banking firms with experience in the water and wastewater utility industry and they are familiar with the business of GWC. As part of their investment banking activities, Lazard Freres and Financiere Indosuez are continually engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions. See "--Interests of Certain Persons in the Merger--GWC Officers and Directors."

  In rendering their fairness opinion, the GWC Financial Advisors, among other things, (i) reviewed the Merger Agreement (including the financial terms of the Merger contained therein), the Governance Agreement in the form attached as
Exhibit III to the Merger Agreement (the "Governance Agreement") and the Letter Agreement, (ii) reviewed certain information concerning GWC and UWR, including their historical and projected financial statements, (iii) considered the public trading multiples of companies in similar lines of business to UWR and GWC, (iv) reviewed, to the extent publicly available, the terms of selected acquisitions of companies in similar lines of business to GWC and UWR, (v) considered the pro forma financial statements of UWR and the impact to the stockholders of GWC, giving effect to the Merger and the receipt of the Merger Consideration, (vi) reviewed the historical stock prices and reported trading volumes of the common stock of GWC and UWR, and (vii) conducted such other financial studies, analyses and investigations as they deemed appropriate.

  In rendering their opinions, the GWC Financial Advisors assumed and relied upon the accuracy and completeness of the financial and other information provided to them by UWR and GWC and did not undertake any independent verification of such information or any independent valuation of any of the assets of UWR or GWC. The opinions of the GWC Financial Advisors are based on general economic, market and monetary conditions existing as of the respective dates of such opinions.

  The full text of the written opinion of the GWC Financial Advisors, dated the date hereof, setting forth the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix C and is incorporated herein by reference. GWC stockholders are urged to read the opinion in its entirety. The summary of the opinion of the GWC Financial Advisors set forth in this Joint Proxy Statement and Prospectus is qualified in its entirety by reference to the full text of such opinion.

  In rendering their opinion, the GWC Financial Advisors considered, among other things, the following: (i) that GWC has major capital requirements over the next several years in order to comply with the Surface Water Treatment Rule, (ii) that GWC's projected capital expenditures are almost $80 million through 1994 (approximately 25% of which is related to environmental legislation), (iii) that UWR has completed a major capital construction project and fulfilled its requirements under current environmental regulations, (iv) that the Merger will create the second largest investor-owned water utility company in the United States, enabling the surviving corporation to compete more effectively for acquisition opportunities in the water utility industry, (v) that the Merger would enhance UWR's geographic presence, reducing the likelihood of major earnings swings due to adverse weather conditions in its previously limited geographic service area, and (vi) the potential effect of diversifying GWC's existing portfolio into real estate development, environmental testing labs and meter reading services as a result of the Merger.

  In connection with rendering their opinion, the GWC Financial Advisors performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at their opinion, the GWC Financial Advisors did not attribute any particular weight to any analysis or factor considered by them, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, the GWC Financial Advisors believe that their analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and their opinion.

    ANALYSIS OF THE PRO FORMA IMPACT OF THE MERGER ON THE BALANCE SHEETS AND INCOME OF GWC AND UWR. At the October 28, 1993 GWC Board meeting, the GWC Financial Advisors analyzed the pro forma impact of the Merger on earnings per share and dividends to GWC Common Stockholders pursuant to a base case forecast (the "Base Case"). The Base Case indicated that on a pro forma basis, earnings per share to GWC Common Stockholders would be $1.20 in 1993 (an 11.3% accretion) and $1.38 in 1994 (an 8.8% accretion). At the November 22, 1993 GWC Board meeting, the GWC Financial Advisors subsequently made adjustments to the Base Case to reflect the impact of certain purchase accounting and other adjustments on the pro forma earnings that were identified by UWR after the October 28, 1993 GWC Board meeting (the "Revised Base Case") and analyzed the impact of such adjustments on the pro forma earnings per share to GWC Common Stockholders for the years 1993 and 1994 pursuant to the Revised Base Case. The Revised Base Case indicated that pro forma earnings to GWC Common Stockholders would be $0.98 per share (a dilution of 6.2%) in 1992, $1.10 per share (a 7.0% accretion) in 1993 and $1.28 per share (a 0.2% accretion) in 1994 while dividends received per GWC share would (as in the Base Case) increase by 10%. The Base Case and the Revised Base Case analyses reflected certain adjustments to GWC's net income, including the elimination from net income in 1993 of a gain of $2.9 million that was realized from the sale of GWC's 40% investment in IDI to Lyonnaise American.

    The GWC Financial Advisors also analyzed an adjusted Revised Base Case (the "Adjusted Revised Base Case"), which adjustments reflected the following: (i) to reduce 1994 projected net income by approximately $4.1 million to exclude the effect of an assumed sale by UWR in 1994 of a certain real estate interest; (ii) to increase 1994 projected net income
  (A) by a total of $2.0 to reflect the assumed sale of certain properties, and assumed settlement of certain litigation, by UWR that UWR advised the GWC Financial Advisors that it expected to realize in 1994, and (B) by $600,000 to reflect the assumed capitalization of incremental interest costs by UWR relating to certain of its properties; and (iii) to reduce 1993 net income to exclude the net impact of a non-recurring gain of $3.0 million that was generated from an intercompany real estate sale by Rivervale. The Adjusted Revised Base Case indicated that pro forma earnings to GWC Common Stockholders would be $0.97 per share (a dilution of 5.2%) in 1993 and $1.22 per share (a dilution of 4.5%) in 1994.

    ANALYSIS OF HISTORICAL STOCK PRICE AND TRADING VOLUME DATA. The GWC Financial Advisors analyzed the historical ratio of the price of GWC Common Stock to UWR common stock over a twenty-day period (from September 15, 1993 to October 26, 1993); the market price of GWC Common Stock and UWR Common Stock and volume traded from October 22, 1992 to October 22, 1993 on a daily basis; the market price of GWC Common Stock and UWR Common Stock and volume traded from October 22, 1988 to October 22, 1993 on a weekly basis; a comparison of the market prices of GWC Common Stock and UWR Common Stock compared to a Water Index (comprising the shares of American Waterworks Company, Inc., Aquarion Co., California Water Service Company, Consumers Water Co. (Me), Philadelphia Suburban Water Co., Southern California Water Co. and the S&P 500 for the period from October 22, 1988 to October 22, 1993); and a comparison of the stock prices of GWC and UWR for the one-year period from October 22, 1992 to October 22, 1993.

    ANALYSIS OF SELECTED WATER UTILITY COMPANIES COMPARABLE TO GWC AND
  UWR. The GWC Financial Advisors analyzed market capitalizations of selected water utility companies as multiples of historical and projected net sales and price/earnings ratios and historical earnings before income tax, depreciation and amortization ("EBITDA") and earnings before income tax ("EBIT"), as well as historical price/book ratios, capitalization ratios and debt to capitalization ratios of such comparable companies.

    ANALYSIS OF SELECTED ACQUISITIONS OF WATER UTILITY COMPANIES. The GWC Financial Advisors analyzed certain multiples of book value to market value and transaction value as multiples of latest twelve months ("LTM"), EBIT, EBITDA and revenues in selected other acquisitions of water utility companies. The price per share as a multiple of LTM earnings per share in such other transactions ranged from 12.0 to 15.2 and from 1.7 to 2.6 as a multiple of book value. The acquisition price per share of GWC Common Stock as a multiple of LTM earnings per share is 18.3 and as a multiple of book value is 1.3.

  No company, transaction or business utilized in the comparable company and comparable acquisition analyses as a comparison is identical to GWC or UWR or the contemplated transaction. Accordingly, an analysis of the result of the foregoing is not entirely mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading value of the comparable companies or the business segment or company to which they are being compared.

  Pursuant to a letter agreement dated September 15, 1993, among Lazard Freres, Financiere Indosuez and GWC (the "Engagement Letter"), the GWC Financial Advisors were engaged as exclusive financial advisors to GWC in connection with the sale or exchange of all or substantially all of the assets held by GWC, a merger, a joint venture or any other similar transaction for a period of one year from the date of the Engagement Letter, including the rendering of an opinion relating to the fairness, from a financial point of view, of the consideration to be received by the stockholders of GWC, other than Lyonnaise American and its affiliates. Pursuant to the Engagement Letter, GWC will pay the GWC Financial Advisors a total financial advisory fee, upon the closing of the Merger, equal to 1.5% of the aggregate consideration received in the Merger which, based on the current market value of the UWR Common Stock, would be approximately $3,000,000. The Engagement Letter also provides that GWC will reimburse the GWC Financial Advisors for their reasonable out-of-pocket expenses incurred to unrelated third parties in connection with their services under the Engagement Letter, including but not limited to reasonable fees and expenses of any legal counsel. GWC also has agreed to indemnify and hold harmless the GWC Financial Advisors from certain liabilities.

  In the ordinary course of their respective businesses, the GWC Financial Advisors may actively trade in the debt and equity securities of both GWC and UWR and their respective subsidiaries for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  Each of the GWC Financial Advisors has provided financial advisory and investment banking services to GWC and to Lyonnaise des Eaux-Dumez ("Lyonnaise") the parent company of Lyonnaise American, in the past, for which services the GWC Financial Advisors received customary fees. During 1992, GWC and General Waterworks together paid Lazard Freres financial advisory fees of approximately $1.1 million for services provided by Lazard Freres in connection with issuances of debt and preferred stock. In each of 1992 and 1993, Lyonnaise American paid Lazard Freres financial advisory fees of $250,000 in each year.

  Christine Morin-Postel joined Financiere Indosuez as a general partner on June 1, 1993. Prior to that time, Ms. Morin-Postel was employed by Lyonnaise as an Executive Vice President in charge of International Development. Also prior to that time, Ms. Morin-Postel served as member of the Board of Directors of a number of companies owned or controlled by, or affiliated with, Lyonnaise, including GWC, General Waterworks and Lyonnaise American. Prior to becoming a general partner of Financiere Indosuez on June 1, 1993, Ms. Morin-Postel resigned from all such board positions, except that Ms. Morin-Postel continues to hold a board position at GTM Entrepose, a construction company listed on the French stock exchange. Ms. Morin-Postel resigned as a member of the GWC Board effective May 31, 1993.

  Frank J. Pizzitola, the Chairman of the Board, President and Chief Executive Officer of GWC, is a general partner of Lazard Freres.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Indemnification. In the Merger Agreement, UWR has agreed that to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, UWR will, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless the present and former officers and directors of GWC and its subsidiaries against all losses, expenses (including reasonable attorneys' fees), claims, damages, liabilities or amounts paid in settlement (other than settlements effected without UWR's written consent) arising out of actions or omissions, except for intentional misconduct, occurring at or prior to the Effective Time that are in whole or in part based on, or arising out of the fact that such person is or was a director or officer of GWC or a subsidiary of GWC or arising out of or pertaining to the transactions contemplated by the Merger Agreement. For six years after the Effective Time, the Surviving Corporation is obligated to maintain in effect the current policies of directors' and officers' liability insurance maintained by GWC and UWR (or substitute policies of at least the same coverage containing terms that are no less advantageous) with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained annually for the GWC and the UWR directors at a cost not greater than 150 percent of the current combined annual premium of GWC's and UWR's directors' and officers' liability insurance.

  Composition of UWR Board. The Governance Agreement provides that upon consummation of the Merger, the UWR Board will be expanded to include four additional members nominated by Lyonnaise American. The initial four nominees of Lyonnaise American will be Edward E. Barr, Allan R. Dragone, Philippe Brongniart and Jacques F. Petry. Mr. Brongniart is an Executive Vice President of Lyonnaise and is President and Chairman of Lyonnaise American; Mr. Petry is a Senior Vice President of Lyonnaise and Vice President of Lyonnaise American. The Governance Agreement also provides that Frank J. Pizzitola, Chairman of the Board, President and Chief Executive Officer of GWC, will be appointed a non-voting advisory director to the UWR Board upon consummation of the Merger and will serve until May 8, 1995. See "Operations after the Merger--Governance Agreement--Voting and Board Representations."

  UWR Officers and Directors. Douglas W. Hawes, Esq., a director and Secretary of UWR and Hackensack, is a member of the firm of LeBoeuf, Lamb, Greene & MacRae and Robert L. Duncan, Jr., Esq., a director of UWR, is a member of the firm of DeForest & Duer, each of which firms is advising UWR with respect to certain legal aspects of the Merger.

  GWC Officers and Directors. Ms. Christine Morin-Postel, a general partner of Financiere Indosuez, was employed by Lyonnaise as an Executive Vice President and held various board positions on several companies owned or controlled by, or affiliated with, Lyonnaise, including GWC, General Waterworks and Lyonnaise American, prior to becoming a general partner of Financiere Indosuez on June 1, 1993. Mr. Frank J. Pizzitola, Chairman of the Board, President and Chief Executive Officer of GWC, is also a general partner of Lazard Freres. See "-- Opinions of Financial Advisors--GWC."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  The following discussion of the material federal income tax consequences of the Merger is not a complete description and, in particular, does not address the federal income tax consequences to special classes of taxpayers including, without limitation, foreign persons, tax exempt entities and persons who acquired their GWC Common Stock pursuant to the exercise of an employee option or otherwise as compensation.

  The UWR Common Stock, the UWR 5% Preference Stock and the UWR 7 5/8% Preferred Stock are sometimes referred to herein collectively as the UWR Stock. The GWC Common Stock and the GWC 7 5/8% Preferred Stock are sometimes referred to herein collectively as the GWC Stock.

  General. In the opinions of LeBoeuf, Lamb, Greene & MacRae, counsel to UWR, and Sullivan & Cromwell, counsel to GWC, which opinions are based in part on certain representations by the managements of UWR, GWC and Lyonnaise American, the Merger will be a reorganization with the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and neither GWC nor UWR will recognize income, gain or loss as a result of the Merger.

  Holders of GWC Common Stock. Except for cash received in lieu of fractional shares, a holder of GWC Common Stock who exchanges all of its GWC Common Stock solely for UWR Common Stock and UWR 5% Preference Stock will not recognize gain or loss upon such exchange. See "--Possible Treatment of UWR 5% Preference Stock and UWR 7 5/8% Preferred Stock as Section 306 Stock" and "--Cash Received in Lieu of Fractional Shares of UWR Stock" below. A holder of GWC Common Stock who exchanges all of its GWC Common Stock for a combination of UWR Common Stock (or UWR Common Stock and UWR 5% Preference Stock) and cash will recognize gain, if any, equal to the lesser of (A) the excess of the fair market value of the UWR Common Stock (and the UWR 5% Preference Stock) (including a fractional share treated as received) and cash received (excluding cash received in lieu of a fractional share) over his tax basis in the GWC Common Stock exchanged therefor, or (B) the cash received (excluding cash received in lieu of a fractional share). Such GWC shareholder will not recognize any loss realized on such exchange. Any gain recognized will be treated as capital gain (provided such shares of GWC Common Stock are held as capital assets at the Effective
Time), except to the extent the receipt of cash has the effect of the distribution of a dividend as provided in section 356(a)(2) of the Code. See "--Possible Dividend Treatment for Cash Received" below. Any capital gain will be long-term capital gain if the holding period of the GWC Common Stock was more than one year.

  The aggregate tax basis of the UWR Common Stock and the UWR 5% Preference Stock, if any, received (including a fractional share treated as received) pursuant to the Merger will be the same as the aggregate tax basis of the GWC Common Stock surrendered therefor (allocated, as relevant, according to the ratio of the fair market values at the Effective Time of the UWR Common Stock and the UWR 5% Preference Stock), decreased by the amount of cash, if any, received (excluding cash received in lieu of a fractional share) and increased by the amount of gain recognized, if any (including the portion of any such gain treated as a dividend but excluding gain with respect to a fractional share). The holding period of the UWR Common Stock and the UWR 5% Preference Stock received will include the holding period of the GWC Common Stock surrendered, provided such shares of GWC Common Stock are held as capital assets at the Effective Time. See also "--Cash Received in Lieu of Fractional Shares of UWR Stock" below.

  Holders of GWC 7 5/8% Preferred Stock. A holder of GWC 7 5/8% Preferred Stock who exchanges all of its GWC 7 5/8% Preferred Stock for UWR 7 5/8% Preferred Stock will not recognize gain or loss upon such exchange. The aggregate tax basis of UWR 7 5/8% Preferred Stock received in the exchange will be the same as the aggregate tax basis of the GWC 7 5/8% Preferred Stock surrendered. If such shares of GWC 7 5/8% Preferred Stock are held as capital assets at the Effective Time, the holding period of the UWR 7 5/8% Preferred Stock received will include the holding period of the GWC 7 5/8% Preferred Stock surrendered therefor. See also "--Possible Treatment of UWR 5% Preference Stock and UWR
7 5/8% Preferred Stock as Section 306 Stock" below.

  Possible Treatment of UWR 5% Preference Stock and UWR 7 5/8% Preferred Stock as Section 306 Stock. UWR 5% Preference Stock received by a holder of GWC Common Stock or UWR 7 5/8% Preference Stock received by a holder of GWC 7 5/8% Preferred Stock in the Merger will not be treated as "section 306 stock" unless
(1) the preferred stock is received in exchange for section 306 stock or (2) the effect of the exchange is "substantially the same as the receipt of a stock dividend." In general, section 306 of the Code provides that the amount realized on section 306 stock disposed of (A) other than in a redemption, will be ordinary income to the extent the initial distribution of section 306 stock would have been a dividend if cash (equal to the initial fair market value of the section 306 stock) had been distributed or (B) in a redemption, will be ordinary income to the extent cash of equal value would have been treated as a dividend at the time of redemption.

  The regulations under section 306 of the Code and a published ruling of the Internal Revenue Service provide that preferred stock received in a merger in exchange for preferred stock of equal value and with terms not substantially different than those of the preferred stock surrendered will not be treated as section 306 stock, even though had cash been distributed in lieu of such preferred stock it would have been taxed as a dividend, unless the preferred stock surrendered was section 306 stock. Based upon the foregoing, the UWR 7 5/8% Preferred Stock should not be treated as section 306 stock in the hands of a former holder of GWC 7 5/8% Preferred Stock.

  The regulations also provide that, ordinarily, section 306 stock includes preferred stock received in a merger if with respect to its receipt the shareholder's gain or loss was unrecognized to any extent because of the application of sections 354 and 356 of the Code and if cash had been received in lieu of such stock it would have been treated as a dividend under section 356(a)(2) of the Code or would have been treated as a distribution to which section 301 applies by virtue of section 302(d). In general, this determination is made by examining whether cash received in lieu of the preferred stock would have been treated as a dividend under the rules of sections 356(a)(2) and 302 of the Code described below in "--Possible Dividend Treatment for Cash Received." If no part of a distribution of cash in lieu of such preferred stock would have been a dividend, then the stock distributed in the merger will not constitute section 306 stock. Based upon and subject to the foregoing, the determination as to whether the UWR 5% Preference Stock is section 306 stock will depend upon the particular facts and circumstances applicable to a former holder of GWC Common Stock.

  Possible Dividend Treatment for Cash Received. In general, the determination of whether a holder of GWC Common Stock recognizes capital gain or dividend income with respect to any cash received pursuant to the Merger is made by reference to the rules of sections 356(a)(2) and 302 of the Code. Under section 356(a)(2) of the Code, the Merger will be viewed as if all holders of GWC Common Stock had received only UWR Stock in the Merger and as if UWR had immediately thereafter redeemed appropriate portions of the UWR Stock in exchange for the cash actually distributed by UWR pursuant to the Merger. Under section 302 of the Code, all of the cash representing gain recognized to a holder on the exchange will be taxed as capital gain if the deemed redemption from such holder is a "substantially disproportionate redemption" of stock with respect to the holder or is "not essentially equivalent to a dividend." In applying the principles of section 302, the constructive ownership rules of section 318 will apply in comparing a GWC shareholder's percentage interest in UWR both immediately after the Merger (but before the deemed redemption) and after the deemed redemption, requiring the shareholder to take into account any UWR Stock owned by the persons or entities whose stock it is deemed to own constructively. The deemed redemption is a "substantially disproportionate redemption" if the holder's deemed percentage share of outstanding UWR Stock that is voting stock after the Merger but before the deemed redemption is reduced by more than 20% as a result of the deemed redemption, as long as it owns, immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of UWR entitled to vote. The deemed redemption is "not essentially equivalent to a dividend" if the holder experiences a "meaningful reduction" in his proportionate interest in UWR Stock by reason of the deemed redemption. In general, there are no fixed rules for determining when a meaningful reduction has occurred. However, based upon a published ruling of the Internal Revenue Service, the receipt of cash pursuant to the Merger would not be characterized as a dividend if the holder's percentage stock ownership interest in UWR is minimal, the holder exercises no control over the affairs of UWR and the holder's percentage interest in UWR Stock is reduced in the deemed redemption to any extent.

  If neither of the redemption tests described above is satisfied, such holder's recognized gain (as described above) will be treated as dividend income to the extent of such holder's ratable share of the accumulated earnings and profits of GWC (or possibly the total earnings and profits of GWC and UWR).

  Cash Received in Lieu of Fractional Shares of UWR Stock. A holder of GWC Common Stock who receives cash pursuant to the Merger in lieu of a fractional share interest generally will be treated as having received such fractional share pursuant to the Merger, and then as having exchanged such fractional share for cash in a redemption by UWR. The amount of any gain or loss attributable to fractional shares will be equal to the difference between the ratable portion of the tax basis of the GWC Common Stock surrendered in the Merger which is allocated to such fractional share and the cash received in lieu thereof. The characterization of any gain as capital gain or dividend income will be determined under the rules described above in "--Possible Dividend Treatment for Cash Received."

  Taxation of Long-Term Capital Gains. For taxable years beginning after December 31, 1992, the maximum federal income tax rate for individuals is 39.6%, while the federal rate applicable to "net capital gains" (i.e., net gain from the sale of capital assets held for more than one year less net loss from the sale of capital assets held for one year or less) for individuals is 28%. Except to a limited extent, capital losses cannot be applied to offset ordinary income.

  Subsequent Conversion of UWR 5% Preference Stock Into UWR Common Stock. In general, a holder of GWC Common Stock who, pursuant to the Merger, receives UWR 5% Preference Stock will not recognize any gain or loss upon any subsequent conversion of such UWR 5% Preference Stock into shares of UWR Common Stock. The tax basis for the shares of UWR Common Stock received upon conversion generally will be equal to the tax basis of the UWR 5% Preference Stock and, provided that the UWR 5% Preference Stock is held as a capital asset, the holding period of the shares of UWR Common Stock will include the holding period of the UWR 5% Preference Stock. The foregoing does not apply to cash received in lieu of fractional shares. Shares of UWR Common Stock received upon conversion of UWR 5% Preference Stock should not be treated as section 306 stock, regardless of whether such UWR 5% Preference Stock constitutes section 306 stock in the hands of a particular holder of GWC Common Stock.

  With respect to adjustments in the conversion price of the UWR 5% Preference Stock, Treasury Regulations issued under section 305 of the Code treat as taxable certain constructive distributions of stock with respect to stock and convertible securities. An adjustment in the conversion price of the UWR 5% Preference Stock to reflect taxable distributions on UWR Common Stock (but not stock splits or nontaxable stock dividends) would be treated as such a constructive distribution of stock and would be taxable at the time of such adjustment as a dividend to the extent of the current or accumulated earnings and profits of UWR.

  Backup Withholding. In order to avoid "backup withholding" of federal income tax on payments of cash to a holder who exchanges a portion of his GWC Common Stock for cash pursuant to the Merger, a holder must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such holder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such number is correct and that such holder is not subject to backup withholding. A Substitute Form W-9 is included as part of the Form of Election. If the correct TIN and certifications are not provided, a $50 penalty may be imposed on a holder by the Internal Revenue Service and cash received by a holder in exchange for GWC Common Stock in the Merger may be subject to backup withholding of 31%.

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT APPLY TO ALL HOLDERS OF GWC STOCK. EACH GWC SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECT OF STATE, LOCAL AND FOREIGN TAXES.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties of the parties thereto, including representations and warranties of each of UWR and GWC that (i) it and its respective subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdictions of their incorporation and that it and its subsidiaries each has the requisite power and authority to own, lease and operate its respective assets and properties and to carry on its respective business as now being conducted and the capital stock of the subsidiaries of UWR and GWC, respectively, is validly issued, fully paid, nonassessable and free of preemptive rights and is owned directly or indirectly by UWR and GWC, respectively, free of any liens; (ii) the capital stock of UWR and GWC, respectively, is validly issued, fully paid, nonassessable and free of preemptive rights; (iii) UWR and GWC have full corporate authority to enter into the Merger Agreement and, aside from certain required shareholder and statutory approvals, the execution and delivery of the Merger Agreement and the authorization of the transactions contemplated thereby will not violate in any material respect any debt instrument of UWR and GWC, respectively, violate their respective charters or By-laws nor violate in any material respect any applicable law or regulation; (iv) except as specified in the Merger Agreement, no governmental or third party consents or approvals are required to consummate the transactions contemplated by the Merger Agreement;
(v) their respective financial statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial position of UWR and GWC and their respective subsidiaries, and their filings with the SEC and applicable state regulatory authorities required to be made by UWR and GWC and each of their subsidiaries, respectively, have been made and, as of their respective dates, were materially accurate; (vi) neither UWR nor GWC nor any subsidiary thereof has incurred since December 31, 1992 nor had at such date certain undisclosed liabilities or material adverse changes and do not currently have certain undisclosed material litigation or certain undisclosed violations of law, contracts or agreements or of their respective charters and By-laws; (vii) neither UWR nor GWC, respectively, nor any of their respective subsidiaries is in material violation of any law, statute or governmental rule nor is in violation in a material respect of their respective charters or By-laws or of any agreement, and each of UWR and GWC and their respective subsidiaries has made all material requisite tax filings and payments or has adequately made reserves for such payments with respect to certain taxes and certain other tax matters; (viii) obligations under existing employee benefit plans and compliance with certain provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") with respect to such plans have been met in all material respects by UWR and GWC and their respective subsidiaries; (ix) UWR and its subsidiaries and GWC and its subsidiaries have complied in all material respects with all laws relating to the employment of labor and neither UWR and its subsidiaries nor GWC and its subsidiaries is currently faced with certain undisclosed labor controversies and penalties regarding compliance with labor and other similar laws; (x) each of UWR and its subsidiaries and GWC and its subsidiaries has complied with certain environmental laws; (xi) the utility subsidiaries of UWR and GWC are regulated as public utilities in certain jurisdictions and neither UWR nor GWC, nor their respective subsidiaries, is subject to regulation as a public utility in any other jurisdiction; (xii) UWR and GWC and their respective subsidiaries have good title or valid leases with respect to all of their real property, free and clear of all liens, claim and encumbrances; (xiii) UWR and GWC shareholder approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, requires, in the case of UWR, only the affirmative vote of a majority of the votes cast by the holders of UWR Common Stock and, in the case of GWC, only the affirmative vote of (A) the holders of a majority of the outstanding shares of GWC Common Stock and (B) the holders of a majority of the outstanding shares of GWC Common Stock other than any shares of GWC Common Stock beneficially owned by Lyonnaise American and its affiliates, respectively, and UWR and GWC have taken all necessary action so that no greater vote is required; (xiv) other than the Delaware appraisal rights available to the holders of GWC 7 5/8% Preferred Stock, neither UWR nor GWC shareholders are entitled to any dissenters' rights; (xv) UWR and GWC and their respective subsidiaries have been insured with financially responsible insurers; (xvi) UWR has taken all necessary action with respect to all of the outstanding preferred stock purchase rights of UWR (the "Rights") so that UWR, as of the time immediately prior to the Effective Time, will have no obligations relating to the Rights; and (xvii) management of GWC is not aware of any plan or intention by any shareholder of GWC, including

Lyonnaise American, to sell, exchange, or otherwise dispose of a number of shares of UWR Common Stock, UWR 5% Preference Stock or UWR 7 5/8% Preferred Stock received in the Merger that would reduce GWC's shareholders' ownership of UWR Common Stock or UWR 5% Preference Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of the formerly outstanding GWC Common Stock as of the same date.

COVENANTS

  Pursuant to the Merger Agreement, each of UWR and GWC have agreed that, prior to the Effective Time, it and each of its subsidiaries (except with the written consent of UWR or GWC, as applicable) will, among other things: (i) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice; (ii) not amend or propose to amend their respective charters and By-laws; (iii) not split, combine or reclassify their respective outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for (A) regular quarterly cash dividends on UWR Common Stock of no more than $.23 per share, on GWC Common Stock of no more than $.25 per share and on GWC 7 5/8% Preferred Stock of no more than $1.91 per share and (B) the payment of dividends or distributions by direct or indirect wholly owned subsidiaries of UWR or GWC solely to UWR or GWC, respectively, or to another direct or indirect wholly owned subsidiary of UWR or GWC, respectively; (iv) not authorize the issuance of, or issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock; (v) not sell (including, without limitation, by sale-leaseback), pledge, dispose of or encumber any material assets or interests therein, other than in the ordinary course of business and consistent with past practice; (vi) not incur or become contingently liable with respect to any material indebtedness for borrowed money or issue any debt securities or otherwise incur any material obligation or liability (absolute or contingent) other than short-term indebtedness incurred in the ordinary course of business and consistent with past practice; (vii) not redeem, purchase, acquire or offer to purchase or acquire (A) any shares of its capital stock, other than in the ordinary course of business or in accordance with the governing terms of such securities or, in the case of UWR, to redeem the Rights, or (B) any long-term debt, other than in connection with its real estate business or as required by the governing instruments relating thereto; (viii) not take or fail to take any action which action or failure to take action would (A) cause UWR, GWC or their respective shareholders (except to the extent that any shareholders receive cash in the Merger) to recognize gain or loss for Federal income tax purposes as a result of the consummation of the Merger or (B) jeopardize the qualification of the outstanding revenue bonds issued for the benefit of any subsidiary of UWR or GWC which qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under
Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986; or (ix) not enter into any contract, agreement, commitment or arrangement with respect to any of the actions prohibited by clauses (iv) through (viii), except that, UWR and GWC or any of their respective subsidiaries, after consulting with UWR or GWC, as applicable, may take any of the actions otherwise prohibited by clauses (v), (vi), (vii) or
(ix) (to the extent clause (ix) is applicable to the actions prohibited by clauses (v), (vi) or (vii)) if counsel to UWR or GWC advises the UWR Board or GWC Board or the board of directors of any of their respective subsidiaries that the failure to take any of such actions might subject UWR's or GWC's or any of their respective subsidiaries' directors to liability for breach of their fiduciary duties or might result in a breach by UWR or GWC of any of their other obligations set forth in this paragraph and the immediately succeeding paragraphs and may take any other action otherwise prohibited by clauses (iv) through (viii) upon receipt of the written consent of the Chief Executive Officer of UWR or GWC, as the case may be. The Merger Agreement provides that none of the covenants contained in this paragraph prohibits the sale to Lyonnaise or any controlled affiliate thereof of GWC's interest in IDI for a purchase price equal to $8.4 million, or the sale to Lyonnaise or any controlled affiliate thereof by GWC prior to the Effective Date, directly or indirectly, of 25% of the shares of JMM Operational Services, Inc. ("JMM") for a purchase price equal to $7.0 million.

  Pursuant to the Merger Agreement, each of UWR and GWC have also agreed that it and each of its subsidiaries (except with the written consent of UWR or GWC, as applicable) will, among other things: (i) use its best efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with it; (ii) make reasonable efforts to confer on a reasonably regular basis with one or more representatives of UWR or GWC, as applicable, to discuss operational matters of a material nature and the general status of ongoing operations; (iii) make reasonable efforts to promptly notify UWR or GWC, as applicable, of any significant changes in the business, properties, assets, condition (financial or other), results of operations or prospects of UWR or GWC or any of their respective subsidiaries; (iv) not acquire, or publicly propose to acquire, all or any substantial part of the business and properties or capital stock of any person not a party to the Merger Agreement, whether by merger, purchase of assets, tender offer or otherwise; (v) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees; (vi) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law occurring after the date of the Merger Agreement; (vii) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice and customary for companies engaged in the business of public water supply; (viii) subject to the agreement to coordinate the timing and payment of their respective dividends during the quarter in which the Effective Date occurs, maintain its current practice with respect to the time of payment of dividends on UWR's and GWC's outstanding equity securities and the setting of record dates, with respect thereto; and (ix) not agree in writing or otherwise to take any of the actions prohibited in this paragraph and the immediately preceding paragraph. The Merger Agreement provides that UWR's and GWC's rights with respect to a failure of the other party to perform its obligations pursuant to clauses (ii) and
(iii) of this paragraph are limited to a right to seek injunctive relief and does not permit UWR or GWC to assert the failure of any closing condition or terminate the Merger Agreement as a result of any such failure.

  The Merger Agreement provides that each of UWR, GWC and their respective subsidiaries will not, and will use their best efforts to cause their respective directors, officers, employees, representatives, investment bankers, agents or affiliates not to, directly or indirectly, initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, or participate in any discussions or negotiations with, or disclose any information concerning UWR, GWC and any of their respective subsidiaries to, or afford any access to the properties, books or records of UWR, GWC or any of their subsidiaries to, or otherwise facilitate or enter into any agreement or understanding with, any person (other than UWR, GWC, their affiliates, agents and representatives) in connection with any possible proposal regarding a sale or acquisition of any of the capital stock or any other equity interest in UWR or GWC, as applicable, or any of their respective subsidiaries (other than in the ordinary course of business), or a merger or consolidation of UWR or GWC, as applicable, or any of their respective subsidiaries, or the liquidation or reorganization, of UWR or GWC, as applicable, of any of their respective subsidiaries, or a sale of all or (other than in the ordinary course of business) any material portion of the assets of UWR or GWC, as applicable, or any of their respective subsidiaries, or any similar transaction. The Merger Agreement further provides that the prohibition described in the foregoing sentence will not restrict UWR or GWC, as applicable, from taking any action which would not have a UWR Material Adverse Effect or a GWC Material Adverse Effect, as applicable, or adversely affect (including adversely affecting the regulatory approval process) the ability of UWR or GWC, as applicable, to consummate the Merger. As used in the Merger Agreement, the terms "UWR Material Adverse Effect" and "GWC Material Adverse Effect" mean a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of UWR or GWC, as applicable, or their respective subsidiaries taken as a whole. The Merger Agreement further provides that UWR and GWC will notify each other of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it) within 24 hours of the receipt thereof and shall give the other party five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any person making such inquiry, offer or proposal. GWC and UWR were required to immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing restricted activities. Notwithstanding the foregoing, prior to the obtaining of approval of the Merger by the UWR Shareholders and the GWC Shareholders, UWR or GWC may, to the extent required by its fiduciary duties under applicable law (as determined in good faith by the Board of Directors of UWR or GWC, as applicable, based on the advice of outside counsel), participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of UWR or GWC, as applicable, and their respective subsidiaries to, any person in connection with a possible acquisition proposal by such person.

CONDITIONS

  General. In addition to the approval of the Merger Agreement and the terms of the Merger by the shareholders of UWR and GWC, the obligations of the parties to effect the Merger are subject to the fulfillment at or prior to the Effective Time of certain conditions specified in the Merger Agreement including: (i) the performance in all material respects by the respective parties of all agreements contained in the Merger Agreement required to be performed at or prior to the Effective Time, and the continuing accuracy at the Effective Time of the representations and warranties of UWR and GWC contained in the Merger Agreement, except as contemplated or permitted by the Merger Agreement and except for such breaches or inaccuracies which, individually or in the aggregate, are not reasonably likely to have a UWR Material Adverse Effect or GWC Material Adverse Effect, as the case may be; (ii) the approval for listing on the NYSE of the shares of UWR Common Stock to be issued in the Merger; (iii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), as described below under "--Regulatory Filings and Approvals--HSR Act"; (iv) the Registration Statement has become and remains effective; (v) the absence of any injunction, order or decree preventing the consummation of the Merger; (vi) the receipt by the respective parties of accountants' letters as to certain financial information in the Registration Statement; (vii) the receipt by the respective parties of the tax opinions of counsel as to the matters described under "--Certain Federal Income Tax Consequences of the Merger"; (viii) the absence of a UWR Material Adverse Effect or a GWC Material Adverse Effect; and (ix) Lyonnaise American duly and validly executing the Governance Agreement and the Letter Agreement and complying with all agreements, obligations and conditions required of it before the Effective Time.

  Regulatory. The respective obligations of the parties to effect the Merger are also subject to the conditions that (i) all governmental consents and approvals required for the consummation of the Merger have been obtained and be in effect at the Effective Time (other than any such consents and approvals the failure to obtain which would not have a Regulatory Material Adverse Effect (as defined below)) and (ii) the UWR Required Statutory Approvals and GWC Required Statutory Approvals (which terms are defined in the Merger Agreement to include the approvals of the state utility regulatory authorities pursuant to applicable laws and regulations) have become Final Orders (as defined below) and are not subject to terms and conditions which, in the aggregate, would result in a Regulatory Material Adverse Effect. As used in the Merger Agreement, a "Final Order" means an action by the relevant governmental or regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied, and a "Regulatory Material Adverse Effect" means (i) a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of UWR or GWC and their respective subsidiaries taken as a whole, and (ii), in the case of the state and local government approvals, a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of UWR's and GWC's water supply divisions, subsidiaries and affiliates operating in the states where such state and local government approvals are required (taking into account the actual consent or order of such regulatory authority as compared to the desired regulatory treatment).

REGULATORY FILINGS AND APPROVALS

  Set forth below is a summary of the regulatory requirements that may affect the Merger.

  HSR Act. The HSR Act and the rules and regulations thereunder provide that certain acquisition transactions (including the Merger) may not be consummated until certain information has been submitted to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. On January 24, 1994, UWR filed a notification and report form under the HSR Act. GWC expects to file a notification and report form under the HSR Act on February 3, 1994. The waiting period under the HSR Act will expire 30 days after such filing unless early termination is granted by the FTC and the Antitrust Division or unless additional information is requested from either UWR or GWC. If the Merger is not consummated within one year after the expiration of the HSR Act waiting period, UWR and GWC will be required to refile under the HSR Act. Satisfaction of the waiting period requirement does not preclude the Antitrust Division, the FTC or any other party either before or after the Effective Time from challenging or seeking to delay or enjoin the Merger on antitrust or other grounds. There can be no assurance that such a challenge, if made, would not be successful. Neither UWR nor GWC believes that the Merger would violate federal antitrust laws.

  State Regulatory Approvals. Because the Merger is a combination of UWR and GWC, two utility holding companies, and the utility subsidiaries of each of UWR and GWC will be unaffected, UWR and GWC do not anticipate that there will be extensive state regulatory proceedings in respect of the Merger. UWR and GWC have filed a petition with and received approval of the Merger from the Arkansas Public Service Commission and the Delaware Public Service Commission. UWR and GWC have also filed petitions seeking approval of the Merger with regulatory authorities in the states of Connecticut, Illinois, Missouri, New Jersey, New Mexico, Pennsylvania and Virginia. In the state of New York, UWR and GWC have filed a petition with the regulatory authorities for a declaratory ruling that New York lacks jurisdiction in respect of the Merger or, in the alternative, for approval of the Merger. UWR and GWC have submitted a request to the Florida regulatory authorities for no jurisdiction to be asserted in connection with the Merger. No filings are required for approval of the Merger in Idaho, Indiana and Rhode Island.

  General. Under the Merger Agreement, UWR and GWC have agreed to use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies necessary or advisable to consummate the transactions contemplated by the Merger Agreement.

  Various parties may seek intervention in state regulatory proceedings to oppose the Merger or to have conditions imposed upon the receipt of necessary approvals. UWR and GWC believe that they will receive the requisite regulatory and governmental approvals for the Merger, but there can be no assurance that such approvals will be received or that, if received, the approvals will be obtained on terms which satisfy the applicable conditions of the Merger Agreement.

AMENDMENTS, TERMINATION AND WAIVERS

  The Merger Agreement provides that it may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of UWR and GWC, (i) by the mutual consent of UWR and GWC or (ii) by either UWR or GWC if (a) the Merger is not consummated on or before June 30, 1994 (the "Termination Date"), (b) the requisite vote of the shareholders of UWR or GWC to approve the Merger Agreement and the transactions contemplated thereby (including the affirmative vote of the holders of a majority of the outstanding shares of GWC Common Stock, other than any shares of GWC Common Stock beneficially owned by Lyonnaise American and its affiliates) is not obtained at each of the respective meetings, or any adjournments thereof, called therefor,
(c) any governmental or regulatory body, the consent of which is a condition to the obligations of UWR and GWC to consummate the transactions contemplated by the Merger Agreement, has determined not to grant its consent and any appeals of such determination have been taken and have been unsuccessful or such body has imposed conditions or limitations on its consent that would have a material adverse effect on the prospects of the Surviving Corporation and any appeals from such imposition have been taken and have been unsuccessful, or (d) any court of competent jurisdiction in the United States or any State has issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree has become final and nonappealable; provided that the right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such proposed termination date.

  The Merger Agreement provides that it may be terminated by UWR (i) if the GWC Board withdraws or modifies in a manner adverse to UWR its approval or recommendation of the Merger or the Merger Agreement or fails to reaffirm such approval or recommendation prior to the GWC Meeting upon UWR's request (provided that UWR may not make more than two such requests), or resolves to do any of the foregoing, (ii) if there has been (a) a material breach of any covenant or agreement of the Merger Agreement on the part of GWC which is reasonably likely to have a GWC Material Adverse Effect and which has not been cured or adequate assurance of cure given, in either case within 30 business days following receipt of notice of such breach, or (b) a breach of a representation or warranty of GWC of the Merger Agreement which is reasonably likely to have a GWC Material Adverse Effect and which by its nature cannot be cured prior to the Termination Date or (iii) if (x) GWC enters into an agreement with any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than UWR or one of its affiliates whereby such entity or group would directly or indirectly acquire all or any substantial part of the assets or capital stock of GWC or any of its subsidiaries (or any successor to any of them), whether by merger, share exchange, purchase of assets, consolidation, tender offer or otherwise or (y) any third party commences a tender or exchange offer for 25% or more of the outstanding GWC Common Stock and the GWC Board does not recommend, or ceases to recommend, to GWC shareholders that they reject such offer.

  The Merger Agreement provides that it may be terminated by GWC (i) if the UWR Board withdraws or modifies in a manner adverse to GWC its approval or recommendation of the Merger or the Merger Agreement or fails to reaffirm such approval or recommendation prior to the UWR Meeting upon GWC's request (provided that GWC may not make more than two such requests), or resolves to do any of the foregoing, (ii) if there has been (a) a breach of any covenant or agreement of the Merger Agreement on the part of UWR which is reasonably likely to have a UWR Material Adverse Effect and which has not been cured or adequate assurance of cure given, in either case within 30 business days following receipt of notice of such breach, or (b) a material breach of a representation or warranty of UWR of the Merger Agreement which is reasonably likely to have a UWR Material Adverse Effect and which by its nature cannot be cured prior to the Termination Date or (iii) if (x) UWR enters into an agreement with any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than GWC or one of its affiliates whereby such entity or group would directly or indirectly acquire all or any substantial part of the assets or capital stock of UWR or any of its subsidiaries (or any successor to any of them), whether by merger, share exchange, purchase of assets, consolidation, tender offer or otherwise or (y) any third party commences a tender or exchange offer for 25% or more of the outstanding UWR Common Stock and the UWR Board does not recommend, or ceases to recommend, to UWR shareholders that they reject such offer.

  The Merger Agreement provides that it may also be terminated by either UWR or GWC by written notice delivered to the other party within 10 days after the 50-day period allotted for the Due Diligence Investigations by UWR and GWC (or, if earlier, the actual dates on which UWR or GWC, as the case may be, actually completes its Due Diligence Investigation), if either UWR or GWC reasonably determines, in its sole discretion, that the Due Diligence Investigation uncovered information which is reasonably likely to have a material adverse effect on the benefits of the Merger to UWR or GWC, as the case may be. The deadline for delivery of notice by UWR or GWC pursuant to this termination provision expired on November 15, 1993.

  If the Merger Agreement is terminated by UWR pursuant to the second paragraph of this subsection (other than a termination pursuant to subclause (ii)(b) of such paragraph caused by a breach that is not willful), then GWC, promptly upon the request of UWR, and in no event later than two business days after such request, will pay UWR up to $2 million for fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, provided that no fee or expenses will be payable to UWR if UWR is in material breach of its obligations under the Merger Agreement. If the Merger Agreement is terminated by GWC pursuant to the third paragraph of this subsection (other than a termination pursuant to subclause
(ii)(b) of such paragraph caused by a breach that is not willful), UWR, promptly upon the request of GWC, and in no event later than two business days after such request, will pay GWC up to $2 million for fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, provided that no fee or expenses will be payable to GWC if GWC is in material breach of its obligations under the Merger Agreement.

  If UWR terminates the Merger Agreement pursuant to the second paragraph of this subsection and GWC takes or agrees to take any of the actions specified in clause (iii) of the second paragraph of this subsection within 12 months after such termination, and thereafter either the agreement contemplated by subclause
(iii)(x) of the second paragraph of this subsection or the tender or exchange offer contemplated by subclause (iii)(y) of the second paragraph of this subsection is consummated, then GWC, promptly upon the request of UWR, and in no event later than two business days after such request, will pay UWR a fee of $5 million (against which any termination amounts previously paid by GWC will be credited). If GWC terminates the Merger Agreement pursuant to the third paragraph of this subsection and UWR takes or agrees to take any of the actions specified in clause (iii) of the third paragraph of this subsection within 12 months after such termination, and thereafter either the agreement contemplated by subclause (iii)(x) of the third paragraph of this subsection or the tender or exchange offer contemplated by subclause (iii)(y) of the third paragraph of this subsection is consummated, then UWR, promptly upon the request of GWC, and in no event later than two business days after such request, will pay GWC a fee of $5 million (against which any termination amounts previously paid by UWR will be credited).

  The Merger Agreement may be amended by the parties at any time before or after approval thereof by the shareholders of UWR and GWC, but, after any such approval, no amendment will be made which changes the ratio at which (i) the GWC Common Stock is to be converted into UWR Common Stock, UWR 5% Preference Stock or cash or (ii) the GWC 7 5/8% Preferred Stock is to be converted into UWR 7 5/8% Preferred Stock, in each case, without the further approval of such shareholders.

  At any time prior to the Effective Time, the parties may (i) extend the time for performance of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties therein and (iii) waive compliance with any of the agreements and conditions contained in the Merger Agreement. Neither UWR nor GWC presently intend to waive any condition to consummate the Merger; however, the parties reserve the right to waive any condition in the future.

RESTRICTIONS ON SALES BY AFFILIATES

  The shares of UWR Common Stock, UWR 5% Preference Stock and UWR 7 5/8% Preferred Stock to be issued in the Merger will have been registered under the Securities Act. Such shares will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an affiliate (as such term is defined for purposes of Rule 145 under the Securities Act, an "Affiliate") of UWR or GWC. Affiliates may not sell their shares of UWR Common Stock, UWR 5% Preference Stock and UWR 7 5/8% Preferred Stock acquired in connection with the Merger except pursuant to (i) an effective registration statement under the Securities Act covering such shares,
(ii) paragraph (d) of Rule 145, or (iii) any other applicable exemption under the Securities Act. UWR and GWC have agreed to use their best efforts to procure Affiliate Agreements from principal executive officers, directors and other Affiliates of each company containing appropriate representations and commitments intended to ensure compliance with the Securities Act.

ACCOUNTING TREATMENT

  The Merger will be accounted for as a purchase of GWC by UWR in accordance with generally accepted accounting principles. The purchase price, including the cash and fair market value of UWR Common Stock, UWR 5% Preference Stock and UWR 7 5/8% Preferred Stock issued for GWC Common Stock and GWC 7 5/8% Preferred Stock in the Merger, will be compared to the book value of the net assets acquired and the difference (acquisition adjustment) generally will be recorded as goodwill and amortized on a straight-line basis in accordance with generally accepted accounting principles. GWC's results of operations will be included in UWR's consolidated results of operations after the Effective Time.

LISTING ON STOCK EXCHANGE

  UWR has agreed to use its best efforts to list the shares of UWR Common Stock to be issued in the Merger on the NYSE. The obligations of the parties to the Merger Agreement to consummate the Merger are subject to approval for listing by the NYSE of such shares. See "--Conditions" above.

EXPENSES

  The Merger Agreement provides that, whether or not the Merger is consummated, all expenses (other than the termination fee and related out-of-pocket expenses described in the section entitled "--Amendments, Termination and Waivers" above) incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that expenses incurred in connection with printing this Joint Proxy Statement and Prospectus, as well as the filing fee payable to the SEC in connection herewith, will be shared equally by UWR and GWC.

DISSENTING STOCKHOLDERS' RIGHTS OF APPRAISAL

  Record holders of GWC 7 5/8% Preferred Stock are entitled to appraisal rights under Section 262 of the DGCL if the Merger is effected. A person having a beneficial interest in shares of GWC 7 5/8% Preferred Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have. Except as set forth herein, stockholders of GWC or UWR will not be entitled to appraisal rights in connection with the Merger.

  THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS REPRINTED IN ITS ENTIRETY AS APPENDIX D TO THIS JOINT PROXY STATEMENT AND PROSPECTUS.

  Under the DGCL, record holders of shares of GWC 7 5/8% Preferred Stock will be entitled to have their shares of GWC 7 5/8% Preferred Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court. Holders of GWC 7 5/8% Preferred Stock are, in such circumstances, entitled to appraisal rights because they hold stock of a constituent corporation to the Merger and such stock is not listed on a national securities exchange nor held of record by more than 2,000 stockholders. No other stockholders of GWC or UWR are entitled to appraisal rights because the shares of each other class and series of capital stock of UWR and GWC will be listed on a national securities exchange at the Effective Time, and, in the case of UWR Common stockholders, their stock will remain outstanding after the Merger and continue to be listed on a national securities exchange.

  Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the GWC Meeting and UWR Meeting, not less than 20 days prior to the meeting, a constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of
Section 262. This Joint Proxy

Statement and Prospectus shall constitute such notice to the record holders of GWC 7 5/8% Preferred Stock. Any such stockholder who wishes to exercise such appraisal rights should review the following discussion and Appendix D carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

  A holder of shares of GWC 7 5/8% Preferred Stock wishing to exercise his appraisal rights must deliver to the Secretary of GWC before the vote on the Merger Agreement at the GWC Meeting, a written demand for appraisal of his shares of GWC 7 5/8% Preferred Stock. Stockholders electing to exercise their appraisal rights (if available) must satisfy all of the conditions of Section 262 and must not vote for approval of the Merger. If a stockholder returns a signed proxy but does not specify a vote against approval of the Merger or a direction to abstain, the proxy will be voted for approval of the Merger, which will have the effect of waiving that stockholder's appraisal rights (if available). In addition, a holder of shares of GWC 7 5/8% Preferred Stock wishing to exercise his appraisal rights (if available) must hold of record such shares on the date the written demand for appraisal is made and must hold such shares continuously through the Effective Time.

  Only a holder of record of shares of GWC 7 5/8% Preferred Stock is entitled to assert appraisal rights for the shares of GWC 7 5/8% Preferred Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as his name appears on his stock certificates. If the shares of GWC 7 5/8% Preferred Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of GWC 7 5/8% Preferred Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of GWC 7 5/8% Preferred Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of GWC 7 5/8% Preferred Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of GWC 7 5/8% Preferred Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of GWC 7 5/8% Preferred Stock as to which appraisal is sought and where no number of shares of GWC 7 5/8% Preferred Stock is expressly mentioned the demand will be presumed to cover all shares of GWC 7 5/8% Preferred Stock held in the name of the record owner. Stockholders who hold their shares of GWC 7 5/8% Preferred Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights must take all necessary steps in order that a demand for appraisal is made by the record holder of such shares and are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the record holder.

  All written demands for appraisal should be sent or delivered to James J. Kilsdonk, Secretary, GWC Corporation, in care of General Waterworks Management and Services Company, 2004 Renaissance Boulevard, King of Prussia, Pennsylvania 19406-2758, so as to be received prior to the vote of GWC stockholders with respect to the Merger.

  Within ten days after the Effective Time of the Merger, UWR, as the surviving corporation in the Merger, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262 and who is entitled to appraisal rights under Section 262. Within 120 days after the Effective Time, but not thereafter, UWR, or any holder of shares of GWC 7 5/8% Preferred Stock who has complied with the foregoing procedures and who is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. UWR is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares of GWC 7 5/8% Preferred Stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262. A holder of shares of GWC 7 5/8% Preferred Stock will fail to perfect, or effectively lose, his right to appraisal if no petition for appraisal of shares of GWC 7 5/8% Preferred Stock is filed within 120 days after the Effective Time.

  Within 120 days after the Effective Time of the Merger, any holder of shares of GWC 7 5/8% Preferred Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from UWR a statement setting forth the aggregate number of shares of each of the GWC 7 5/8% Preferred Stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statements must be mailed within ten days after a written request therefor has been received by UWR.

  If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of GWC 7 5/8% Preferred Stock entitled to appraisal rights and will appraise the "fair value" of the shares of GWC 7 5/8% Preferred Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of shares of GWC 7 5/8% Preferred Stock considering seeking appraisal should be aware that the fair value of their shares of GWC 7 5/8% Preferred Stock as determined under Section 262 could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of GWC 7 5/8% Preferred Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of GWC 7 5/8% Preferred Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of GWC 7 5/8% Preferred Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of GWC 7 5/8% Preferred Stock entitled to appraisal.

  Any holder of shares of GWC 7 5/8% Preferred Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of GWC 7 5/8% Preferred Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of GWC 7 5/8% Preferred Stock as of a date prior to the Effective Time).

  If any holder of shares of GWC 7 5/8% Preferred Stock who demands appraisal of his shares under Section 262 fails to perfect, or effectively withdraw or loses, his right to appraisal, as provided in the DGCL the shares of GWC 7 5/8% Preferred Stock of such stockholder will be converted into shares of UWR 7 5/8% Preferred Stock in accordance with the Merger Agreement. A holder may withdraw his demand for appraisal by delivering to UWR a written withdrawal of his demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of UWR.

  FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

                          OPERATIONS AFTER THE MERGER

GENERAL

  At the Effective Time of the Merger, GWC will be merged with and into UWR and Hackensack and General Waterworks will continue their business operations as separate subsidiaries of the Surviving

Corporation. As of and from the Effective Time, the UWR Restated Certificate of Incorporation will be amended as set forth in Exhibits II, IV and V, respectively, to the Merger Agreement which is attached hereto as Appendix A.

GOVERNANCE AGREEMENT

  General. Set forth below is a description of certain of the terms and conditions of the Governance Agreement. The description of the terms and conditions of the Governance Agreement set forth in this Joint Proxy Statement and Prospectus of UWR and GWC are qualified in their entirety by the complete text of the form thereof as set forth in Exhibit III to the Merger Agreement, which is attached as Appendix A hereto.

  At the Effective Time, Lyonnaise American will own approximately 26.2% of the outstanding UWR Common Stock (between 31.9% and 32.5% on a fully diluted basis). As a condition to the Closing, Lyonnaise American will have duly and validly executed the Governance Agreement in the form attached as Exhibit III to the Merger Agreement. Upon the termination of the Governance Agreement and in certain instances during the term of the Governance Agreement, assuming Lyonnaise American does not divest itself of significant amounts of the UWR Common Stock following the Closing, Lyonnaise American will directly or indirectly have the ability to influence the outcome of UWR corporate actions requiring shareholder approval, including the election of directors to the UWR Board and approval of mergers or similar corporate transactions. See "--Voting and Board Representation" below.

  The parties to the Governance Agreement will be Lyonnaise American, Lyonnaise and UWR. The term of the Governance Agreement will be 12 years from the date of the Closing, unless earlier terminated pursuant to its terms as described below under "--Termination."

  Acquisition of UWR Securities. Subject to the provisions described below under "--Unsolicited Offers" and prior to the termination of the Governance Agreement, Lyonnaise American and Lyonnaise and their respective Affiliates (as defined below) are prohibited, singly or as part of a partnership, limited partnership, syndicate or other 13D Group (as defined below), directly or indirectly, from acquiring beneficial ownership of any UWR Common Stock or UWR Common Stock Equivalent (as defined below) without the prior approval of a majority of the UWR Board at a duly convened meeting thereof or all of UWR's directors by written consent thereto, other than pursuant to (i) the Merger Agreement, (ii) the conversion of the UWR 5% Preference Stock into UWR Common Stock, (iii) their purchase rights as described below under "--Lyonnaise Purchase Rights" and (iv) the receipt of any dividends payable in UWR Common Stock or UWR Common Stock Equivalents.

  Unsolicited Offers. Subject to the provisions set forth below, Lyonnaise American and Lyonnaise and their respective Affiliates are also generally prohibited, singly or as part of a partnership, limited partnership, syndicate or other 13D Group, directly or indirectly, from commencing an unsolicited offer, tender offer or exchange offer for all or any portion of the UWR Common Stock or any class of UWR Common Stock Equivalent not owned by Lyonnaise American and Lyonnaise and their respective Affiliates (the "Lyonnaise Group") or any portion or all of the assets of UWR, without the prior approval of a majority of the UWR Board at a duly convened meeting thereof or all of UWR's directors by written consent thereto. However, if (A) an offer, tender offer or exchange offer is made by any person (other than UWR, any member of the Lyonnaise Group or any entity acting in concert with any member of the Lyonnaise Group) to purchase outstanding shares of UWR Common Stock or any UWR Common Stock Equivalent representing 25% or more of the UWR Common Stock or any class of UWR Common Stock Equivalent, as the case may be, or 25% or more of the consolidated assets of UWR (a "Third Party Offer") and such Third Party Offer is not withdrawn or terminated prior to the time any member of the Lyonnaise Group seeks to acquire the beneficial ownership of additional UWR Common Stock or any UWR Common Stock Equivalent or commence an unsolicited offer, tender offer or exchange offer for all or any portion of the UWR Common Stock or any class of UWR Common Stock Equivalent not owned by the Lyonnaise Group or all or any portion of the assets of UWR and (B) such member of the Lyonnaise Group will make a written request to the UWR Board to waive the prohibitions described in this subsection and "--Acquisition of UWR Securities" above, then UWR cannot agree to such Third Party Offer without first waiving the prohibitions set forth in this subsection and under "--Acquisition of UWR Securities" above at least 30 days prior to the date of any agreement by UWR to such Third Party Offer.

  If any such Third Party Offer is a Clearly Credible Tender Offer (as defined below), then the prohibitions set forth in the first paragraph of this subsection and under "--Acquisition of UWR Securities" above will not apply from and after the 120th day following the commencement of the Clearly Credible Tender Offer (the "Initial 120-day Period") if such Clearly Credible Tender Offer has not been withdrawn during the Initial 120-day Period (the "Standstill Exception"). If such Clearly Credible Tender Offer is not withdrawn within the Initial 120-day Period, then any member of the Lyonnaise Group may commence an offer, tender offer or exchange offer for UWR Common Stock (a "Lyonnaise Offer") within 120 days after the Initial 120-day Period (the "Second 120-day Period") and/or acquire beneficial ownership of any UWR Common Stock or Common Stock Equivalent if such member of the Lyonnaise Group has a good faith intention to commence a Lyonnaise Offer within the Second 120-day Period for such number of shares of UWR Common Stock which, when added together with any shares of UWR Common Stock owned by the Lyonnaise Group, would at least equal the minimum number of shares of UWR Common Stock required to be tendered into the Clearly Credible Tender Offer. If no member of the Lyonnaise Group has commenced a Lyonnaise Offer by the end of the Second 120-day Period, then the Standstill Exception will thereafter cease to be applicable and any UWR Common Stock or UWR Common Stock Equivalents acquired by any member of the Lyonnaise Group pursuant to the Standstill Exception will be subject to the provisions described in the following paragraph. If any member of the Lyonnaise Group commences a Lyonnaise Offer within the Second 120-day Period, then (i) if the Clearly Credible Tender Offer is withdrawn during the Second 120-day Period, the Lyonnaise Offer will be withdrawn, the Standstill Exception will thereafter cease to be applicable, any UWR Common Stock or UWR Common Stock Equivalents acquired by any member of the Lyonnaise Group pursuant to the Standstill Exception will be subject to the provisions described in the immediately following paragraph and UWR promptly will reimburse the members of the Lyonnaise Group for any and all costs and/or expenses incurred by them in commencing, pursuing and withdrawing the Lyonnaise Offer, and (ii) if the Clearly Credible Tender Offer is not withdrawn within the Second 120-day Period, from and after the date on which the Lyonnaise Offer has been outstanding for at least 120 days, the Standstill Exception will thereafter apply to all members of the Lyonnaise Group for all purposes.

  If any member of the Lyonnaise Group has acquired UWR Common Stock or UWR Common Stock Equivalents pursuant to either of the two preceding paragraphs, and the Standstill Exception thereafter ceases to apply, then, upon written notification by UWR that is received by Lyonnaise American or Lyonnaise within thirty (30) days after the date of expiration of the Standstill Exception, the Maximum Stockholder Investment Percentage will be the Maximum Stockholder Investment Percentage in effect at the close of business on the day before the first public announcement of the Clearly Credible Tender Offer and Lyonnaise American and Lyonnaise will, after consultation with UWR, take any action consistent with the following paragraph. Upon any such notification, UWR will be required to indemnify and hold harmless each member of the Lyonnaise Group from any and all costs, damages, losses, liabilities and expenses incurred by them as a result of taking the actions permitted by the preceding two paragraphs (including without limitation any loss on the sale of the UWR Common Stock or UWR Common Stock Equivalents and any liabilities incurred as a result of the timing of such sale and/or the indemnification or reimbursement by UWR described in this subsection). In the event UWR does not so notify Lyonnaise American or Lyonnaise as described above, the members of the Lyonnaise Group will be permitted to retain any UWR Common Stock or UWR Common Stock Equivalents acquired in accordance with the first paragraph of this subsection and "--Acquisition of UWR Securities" above, the Maximum Stockholder Investment Percentage (as defined below) will be increased in order to reflect the ownership by the Lyonnaise Group of such UWR Common Stock and UWR Common Stock Equivalents, and such UWR Common Stock and UWR Common Stock Equivalents will be subject to the terms of the Governance Agreement, and UWR will have no obligation to any member of the

Lyonnaise Group for any costs, damages, losses, liabilities and expenses incurred by them as a result of taking the actions permitted by the first paragraph of this subsection and "--Acquisition of UWR Securities" above (including without limitation any loss on the sale of the UWR Common Stock or UWR Common Stock Equivalents and any liabilities incurred as a result of the timing of such sale and/or the indemnification or reimbursement by UWR described in this subsection and "--Acquisition of UWR Securities" above, other than to the extent provided in the preceding paragraph.

  If at any time Lyonnaise American or Lyonnaise becomes aware that the Stockholder Investment Percentage (as defined below) exceeds the Maximum Stockholder Investment Percentage other than as permitted pursuant to the terms of the Governance Agreement, then Lyonnaise American or Lyonnaise will, or will cause their respective Affiliates to, consistent with the provisions described under "--Transfers of UWR Securities" below, promptly take all action necessary to reduce the amount of UWR Common Stock beneficially owned by Lyonnaise American, Lyonnaise and their respective Affiliates to an amount yielding a Stockholder Investment Percentage not greater than the Maximum Stockholder Investment Percentage.

  For purposes of this subsection, "Clearly Credible Tender Offer" means any offer, tender offer or exchange offer that is subject to Section 14 of the Exchange Act, other than any such offer, tender offer or exchange offer with respect to which (i) the UWR Board is advised in writing by outside counsel of recognized standing that the consummation of such offer, tender offer or exchange offer would be in violation of applicable United States law, or (ii) the UWR Board is advised in writing by an independent investment banking firm of national standing that the offeror does not have the financial capacity (including without limitation the financial capacity to borrow) to consummate such offer, tender offer or exchange offer.

  Transfers of UWR Securities. Lyonnaise American and Lyonnaise and their respective Affiliates are prohibited from transferring any UWR Common Stock or UWR Common Stock Equivalent to any non-Affiliate, except for transfers (i) in an underwritten public offering where the representative or representatives of the underwriters previously agree in writing with UWR to use all reasonable efforts to achieve a wide distribution of the UWR Common Stock or UWR Common Stock Equivalents offered, (ii) pursuant to Rule 144 or Rule 144A made to entities from whom a certificate executed by an executive officer of each such entity that such entity will not own or be part of a 13D Group that will own 5% or more of the UWR Common Stock or any class of UWR Common Stock Equivalent following such sale is obtained or, where in the reasonable judgment of the member of the Lyonnaise Group or the underwriters or placement agents it is impracticable to obtain such a certificate prior to each of such transfers from such an entity, obtaining a certificate from an executive officer of the member of the Lyonnaise Group or the underwriters or placement agents that, to the best of its knowledge, such sales will not be made to any 13D Group that will own 5% or more of the UWR Common Stock or any class of UWR Common Stock Equivalent following such sale, (iii) to entities from whom a certificate executed by an executive officer of such entity is obtained prior to each such transfer that each such entity will not own, or be part of a 13D Group that will own, 5% or more of the UWR Common Stock or any class of UWR Common Stock Equivalent following such sale, (iv) to any member of the Lyonnaise Group that is making an offer for UWR securities permitted by the Governance Agreement as described above in "--Unsolicited Offers," (v) into any offer made by UWR or any of its affiliates, (vi) into any Clearly Credible Tender Offer from and after the time that the regulatory and shareholder approvals and other similar principal conditions to such Clearly Credible Tender Offer are reasonably likely to be satisfied in the near future, (vii) to members of the Lyonnaise Group so long as the transferee previously agrees with UWR in writing to be bound by the terms of the Governance Agreement until its termination as if such transferee were an Affiliate of Lyonnaise American or Lyonnaise, (viii) pursuant to any exercise of the registration rights described under "--Registration Rights" below, so long as any such transfers comply with the restrictions set forth in either clause (i) or (ii) above, and (ix) after a refusal by UWR to purchase such UWR Common Stock or UWR Common Stock Equivalent (by either lapse of time or written notice) as described under "--UWR Right of First Refusal" below.

  Lyonnaise American and Lyonnaise Conduct. In addition to the restrictions set forth above, Lyonnaise American and Lyonnaise and each of their respective Affiliates is prohibited from (i) acquiring, agreeing to acquire or making any proposal to acquire any securities or property of UWR or any of its subsidiaries other than in a manner consistent with the Governance Agreement,
(ii) depositing any UWR Common Stock or UWR Common Stock Equivalent into a voting trust or entering into any similar voting arrangement or proxy if the effect of such arrangement or proxy would result in a violation of the terms of the Governance Agreement, (iii) making, or in any way participating, directly or indirectly, in any "solicitation" of "proxies," or becoming a "Participant" in a "solicitation" (as such terms are used in Regulation 14A under the Exchange Act) to vote, or to seek to advise or influence any person to vote against any proposal or director nominee recommended to the shareholders of UWR or any of its subsidiaries by at least a majority of the UWR Board, except (A) during any proxy solicitation from a person other than UWR pursuant to which such person seeks to take any action which, if successful, and when combined with all other actions previously taken by such person, would result in a change in control of UWR (including without limitation by means of electing or replacing directors of UWR), (B) during any offer, tender offer or exchange offer that is a Clearly Credible Tender Offer for 25% or more of the UWR Common Stock or any class of UWR Common Stock Equivalents or 25% or more of the consolidated assets of UWR, and (C) with respect to any proposal by UWR which would result in any other person or 13D Group beneficially owning 25% or more of the UWR Common Stock or any class of UWR Common Stock Equivalent or 25% or more of the consolidated assets of UWR or (D) regarding any matter with respect to which Lyonnaise American, Lyonnaise or any of their respective Affiliates is not bound by the terms of the Governance Agreement to vote in accordance with the recommendation of the UWR Board as described in "--Voting and Board Representation" below, (iv) forming, joining or participating in any 13D Group with respect to any UWR Common Stock or UWR Common Stock Equivalent or any securities of UWR's subsidiaries, other than in a manner consistent with the terms of the Governance Agreement, (v) seeking, alone or in concert with others, to control or influence the management, board of directors or policies of UWR other than in a manner consistent with the terms described under "--Acquisition of UWR Securities" and "--Unsolicited Offers" above and pursuant to Lyonnaise American's representation on the UWR Board as described under "--Voting and Board Representation", (vi) failing to disclose promptly to UWR the name of any third party who has contacted either Lyonnaise American or Lyonnaise or, to their knowledge, any of their respective Affiliates in connection with any of the prohibited actions listed in this paragraph and any intention, plan or arrangement related thereto (unless, in either case, disclosure of such information is prohibited by statute, law or governmental regulation).

  Lyonnaise American and Lyonnaise and their respective Affiliates are required to support any proposal of UWR to extend or renew the current UWR Shareholder Rights Plan (the "UWR Rights Plan") to a date not later than the termination date of the Governance Agreement and in form and substance substantially the same as the current UWR Rights Plan.

  Lyonnaise American and Lyonnaise and their respective Affiliates are required, prior to the issuance of any press release or other public communication relating to the execution or performance of the Governance Agreement, to consult with UWR and use their best efforts to coordinate with UWR the issuance of such press release or other public announcement or communication.

  Lyonnaise American and Lyonnaise and their respective Affiliates are limited in the amount of UWR 5% Preference Stock beneficially owned by them that they may convert into UWR Common Stock to the Conversion Allowance plus the Bonus Shares (as defined below). The "Conversion Allowance" for each twelve month period during the term of the Governance Agreement, beginning on each anniversary of the Governance Agreement, will be calculated by multiplying (i) the number of shares of UWR 5% Preference Stock beneficially owned by the Lyonnaise Group, immediately following the Closing by (ii) the applicable percentage (expressed as a decimal) during such twelve-month period as indicated below:

             ANNIVERSARY OF
             ORIGINAL ISSUE DATE   APPLICABLE PERCENTAGE
             -------------------   ---------------------
             Second                         10%
             Third                          20%
             Fourth                         30%
             Fifth                          40%
             Sixth                          50%
             Seventh                        60%
             Eighth                         70%
             Ninth                         100%

The "Bonus Shares" will be equal to that number of shares of UWR 5% Preference Stock previously converted by all holders thereof other than the Lyonnaise Group.

  UWR Conduct. UWR is required to limit its investments in businesses other than the public water or waste water utility business or the water or waste water services related business ("Unrelated Business") to 25% of UWR's consolidated assets (as listed on UWR's most recent quarterly balance sheet). An investment in an Unrelated Business will equal (i) the amount of any consideration paid by UWR for any interest in any such business, plus (ii) any other amount for which UWR agrees to be liable, less (iii) any investment made through an exchange of Unrelated Business property for other property (including, without limitation, like kind exchanges for tax deferral purposes), but only to the value of such property exchanged, with any additional investment being treated as a new investment. The amount of any investment will be calculated as of the time such investment is made or agreed to.

  UWR is required, prior to the issuance of any press release or other public communication relating to the execution or performance of the Governance Agreement, to consult with Lyonnaise American or Lyonnaise and use its best efforts to coordinate with Lyonnaise American or Lyonnaise the issuance of such press release or other public announcement or communication.

  Voting and Board Representation. The Governance Agreement requires Lyonnaise American and Lyonnaise and their respective Affiliates to be present, in person or by proxy, at all UWR shareholder meetings for the purpose of determining the presence of a quorum at such meetings. Lyonnaise American and Lyonnaise and their respective Affiliates are required to vote for each Lyonnaise Nominee (as defined below) and as recommended by a majority of the UWR Board if 75% of all other shares are voted as recommended by the UWR Board and the affirmative vote of the shares directly or indirectly owned by the Lyonnaise Group is required for the approval of the actions recommended by the UWR Board. However, in no event will the Lyonnaise Group be required to vote (i) against the Lyonnaise Nominees, (ii) for any proposal to increase the authorized maximum number of directors of UWR other than pursuant to any merger or consolidation of UWR with, or acquisition by UWR of, any other entity, provided, however, that, in the case of any such merger, consolidation or acquisition in which the authorized number of directors of UWR is increased, UWR will increase the number of Lyonnaise Nominees pursuant to this Agreement to the extent UWR determines in good faith, after discussions with Lyonnaise American or Lyonnaise, that it is reasonably necessary for Lyonnaise American and Lyonnaise to protect its interests under the Governance Agreement, (iii) for any proposal that would adversely alter or change the powers, preferences or rights of any outstanding UWR 5% Preference Stock, (iv) for any other proposal which would, in the opinion of an independent investment banking firm of recognized standing agreed upon by UWR and Lyonnaise American or Lyonnaise, be reasonably likely to have a material adverse effect on the fair market value of the UWR Common Stock or UWR 5% Preference Stock.

  At the Closing and during the term of the Governance Agreement, Lyonnaise American or Lyonnaise will have the right to designate up to four persons (the "Lyonnaise Nominees") to be appointed to the UWR Board or, at any applicable Annual Meeting of UWR shareholders, to be included in the slate of director nominees recommended by the UWR Board to UWR's shareholders. The initial Lyonnaise Nominees will be Edward E. Barr, Allan R. Dragone, Philippe Brongniart and Jacques F. Petry. Mr. Brongniart is an Executive

Vice President of Lyonnaise and is President and Chairman of Lyonnaise American; Mr. Petry is a Senior Vice President of Lyonnaise and a Vice President of Lyonnaise American. Pursuant to the Governance Agreement, Frank J. Pizzitola will be appointed a non-voting advisory director to the UWR Board and will serve until May 8, 1995. The Lyonnaise Nominees will be divided as equally as possible among the classes of directors, with no more than two Lyonnaise Nominees serving on each class of directors. At least one Lyonnaise Nominee will be entitled to sit on each committee of the UWR Board.

  Lyonnaise American or Lyonnaise are required to consult with UWR in connection with the identity of any proposed Lyonnaise Nominee. In the event UWR is advised in writing by its outside counsel that a proposed Lyonnaise Nominee would not be qualified under UWR's Restated Certificate of Incorporation or By-laws or any applicable statutory or regulatory standards to serve as a director of UWR, or if UWR otherwise reasonably objects to a proposed Lyonnaise Nominee because such Lyonnaise Nominee either (i) is a director or officer of a direct competitor of UWR or (ii) has engaged in any adverse conduct that would require disclosure under Item 7 of Schedule 14A promulgated under the Exchange Act, Lyonnaise American or Lyonnaise must withdraw such proposed Lyonnaise Nominee and nominate a replacement therefor (which replacement would be subject to the requirements of this sentence).

  If Lyonnaise American and Lyonnaise and their respective Affiliates cease to beneficially own 5% or more of UWR Common Stock (on a fully diluted basis), then Lyonnaise American and Lyonnaise, at the request of UWR, are required to cause each of the Lyonnaise Nominees then serving on the UWR Board to resign their positions.

  UWR Right of First Refusal. The Governance Agreement provides that, if any member of the Lyonnaise Group wishes to effect a transfer of its UWR Common Stock or UWR Common Stock Equivalents (other than a transfer described in clauses (i) through (viii) under "--Transfers of UWR Securities" above), UWR will have a right during a specified time period ranging from 30 days to 120 days after receipt of notice of such proposed transfer to notify the selling party of its intent to acquire such UWR Common Stock or UWR Common Stock Equivalents at the price and on like terms and conditions. Thereafter, UWR is required to acquire such UWR Common Stock or UWR Common Stock Equivalents as promptly as is reasonably practicable, but in no event after the later of the 60th day following such acceptance and the 10th day following receipt of all required governmental approvals. Absent valid exercise by UWR of its right of first refusal, such member of the Lyonnaise Group will have the right to consummate the proposed transfer of UWR Common Stock or UWR Common Stock Equivalents.

  Lyonnaise Purchase Rights. In the case of any public offering of any UWR Common Stock or UWR Common Stock Equivalent registered under the Securities Act on Form S-1, S-2 or S-3, any member of the Lyonnaise Group will be permitted to acquire, at the time of issuance of such shares of UWR Common Stock or UWR Common Stock Equivalents, up to a portion of such issuance equal to the lesser of (a) the Maximum Stockholder Investment Percentage and (b) the maximum number of shares of UWR Common Stock or UWR Common Stock Equivalents so that the Stockholder Investment Percentage will equal (but not exceed) the Maximum Stockholder Investment Percentage. Any member of the Lyonnaise Group will be entitled to purchase any such shares of UWR Common Stock or UWR Common Stock Equivalents at a purchase price equal to (1) the cash price per share (less any applicable underwriters' discounts or commissions, based on full discussion and consideration by the UWR Board) of UWR Common Stock or UWR Common Stock Equivalent being issued or (2) the Fair Market Value of any UWR Common Stock or UWR Common Stock Equivalent (or portion thereof) delivered in exchange for any non-cash consideration. The member of the Lyonnaise Group is required to use its best efforts to facilitate the issuance of shares of UWR Common Stock or UWR Common Stock Equivalents in which such member of the Lyonnaise Group intends to participate.

  In addition to the rights described in the preceding paragraph, in the case of any issuance of any UWR Common Stock or UWR Common Stock Equivalents, other than upon the exercise or conversion of the UWR 5% Preference Stock or any other UWR Common Stock Equivalent, any member of the Lyonnaise Group will be permitted for a period of 180 days thereafter to acquire shares of UWR Common Stock through purchases effected in the open market or through any dividend reinvestment plan of UWR so that the Stockholder Investment Percentage will equal (but not exceed) the Maximum Stockholder Investment Percentage. In addition, at any time during the term of the Governance Agreement, any member of the Lyonnaise Group will be permitted to acquire shares of UWR Common Stock through purchases effected in the open market in an aggregate amount equal to the number of shares of UWR Common Stock represented by the difference between 33% and the Stockholder Investment Percentage immediately after the Closing.

  Registration Rights. The Governance Agreement provides that, at any time prior to its termination, Lyonnaise American or Lyonnaise may require UWR to register for resale under the Securities Act some or all of the shares of UWR Common Stock or UWR 5% Preference Stock held by any member of the Lyonnaise Group. Lyonnaise American and Lyonnaise are entitled to up to three such demand registrations, but not more than two such registrations in any twelve-month period. In addition, UWR will be entitled to postpone any such registration for a period not to exceed 90 days under certain conditions.

  Lyonnaise American and Lyonnaise are also entitled to certain "piggy-back" registration rights under the Governance Agreement. Such piggy-back rights provide that if UWR proposes in the future to register any of its securities under the Securities Act, either for its own account or for the account of any of its shareholders exercising registration rights other than Lyonnaise American or Lyonnaise, Lyonnaise American and Lyonnaise will be entitled to notice of such registration and will be entitled to include therein such number of shares of UWR Common Stock and/or UWR 5% Preference Stock held by the Lyonnaise Group as Lyonnaise American or Lyonnaise indicates by written notification to UWR, subject to certain conditions and limitations.

  The Governance Agreement requires UWR to pay all of the expenses incurred in connection with such a registration (other than underwriters' fees, discounts or commissions relating to the shares sold) and to indemnify Lyonnaise American, Lyonnaise and their respective Affiliates against any losses, claims, damages or liabilities arising out of any alleged untrue statement of a material fact or any alleged omission to state a material fact in the applicable registration statement, subject to certain exceptions.

  Termination. The Governance Agreement may be terminated in any one of the following ways: (i) upon the mutual agreement of UWR and Lyonnaise American,
(ii) on the 12th anniversary of the Closing Date (unless earlier terminated in accordance with its terms), (iii) on the date the Stockholder Investment Percentage falls below 5% or (iv) on the date specified in a written notice to UWR by Lyonnaise American or Lyonnaise within 60 days after the occurrence of any Release Event (as defined below).

  For purposes of this subsection, "Release Event" means (i) the occurrence of certain events of bankruptcy involving UWR, (ii) UWR's failure to pay dividends on the UWR 5% Preference Stock for six or more consecutive quarterly dividend payment periods, (iii) the reporting by UWR of a net loss per share of UWR Common Stock in UWR's Annual Report on Form 10-K for two or more consecutive fiscal years, except if such net losses would not have occurred but for (A) any aspect of GWC's business, operations, financial condition or prospects which should have been, but was not disclosed in writing by GWC to UWR at the Closing or (B) any event of force majeure including acts of God, war, public disorders, insurrection, rebellion, floods, hurricanes, tornadoes, earthquakes, lightning, other natural calamities or unusually severe weather, explosions or fires, strikes, boycotts or lockouts, which could not have been reasonably anticipated by UWR's management or the UWR Board, (iv) the failure of UWR to include any Lyonnaise Nominee in the slate of director nominees recommended to UWR's shareholders, (v) the failure of any Lyonnaise Nominee to be elected to the UWR Board, (vi) the acquisition by any 13D Group of 20% or more of the UWR Common Stock, (vii) the occurrence of any material breach by UWR in performing its obligations with respect to the UWR 5% Preference Stock or the Governance Agreement, which material breach has not been cured within 30 days of receipt of written notice thereof from Lyonnaise American or Lyonnaise or (viii) the occurrence of a breach by UWR of the investment limitations described under "--UWR Conduct" above, which breach has not been cured within 30 days of receiptof written notice thereof.

  Certain Definitions. For purposes of this section, (i) the term "Affiliate" means any entity (A) more than 50% of any class of the outstanding voting securities of which is owned, directly or indirectly, by Lyonnaise American or Lyonnaise and/or one or more Affiliates of Lyonnaise American or Lyonnaise or(B) over which Lyonnaise is otherwise able to exert actual control, provided, however, that, for purposes of clause (B) of this definition, actual control will be determined solely based on whether Lyonnaise American or Lyonnaise has in fact the ability to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, but will not be presumed based on any level or ownership of assets or securities of the other entity or from the fact that Lyonnaise American or Lyonnaise has representation on the board of directors of such entity (unless Lyonnaise American or Lyonnaise has sufficient board representation, directly or indirectly, to actually control the outcome of any vote of such board of directors solely as a result of Lyonnaise American's or Lyonnaise's representation thereon), (ii) the term
"13D Group" means any group acquiring, holding, voting or disposing of any UWR Common Stock or UWR Common Stock Equivalents which would be required under
Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act, (iii) the term "UWR Common Stock Equivalent" means (A) shares of any class of capital stock of UWR (other than UWR Common Stock) which are then entitled to vote generally in the election of directors and (B) any warrant, option, convertible security or other similar right to acquire UWR Common Stock or any other class of capital stock of UWR which are then entitled to vote generally in the election of directors, (iv) the term "Stockholder Investment Percentage" refers to the holdings of the Lyonnaise Group and means, calculated at a given point in time, the ratio of
(A) the sum of (1) the shares of UWR Common Stock beneficially owned by the Lyonnaise Group and (2) the shares of UWR Common Stock into which the UWR
Common Stock Equivalents beneficially owned by the Lyonnaise Group would then be convertible or exchangeable, assuming all such UWR Common Stock Equivalents were immediately convertible or exchangeable, to (B) the sum of (1) all shares of UWR Common Stock then outstanding and (2) the shares of UWR Common Stock into which all UWR Common Stock Equivalents then outstanding would then be convertible or exchangeable, assuming all such UWR Common Stock Equivalents were immediately convertible or exchangeable, expressed as a percentage, and
(v) the term "Maximum Stockholder Investment Percentage" means the greater of
(A) Stockholder Investment Percentage at the time immediately after the Closing, or (B) 33%, subject to adjustment upward as described under "--Unsolicited Offers" above, provided, however, if at any time the Stockholder Investment Percentage is decreased by reason of (1) any transfer of UWR Common Stock or UWR Common Stock Equivalents as described under "--Transfers of UWR Securities" above or (2) any failure of Lyonnaise American or Lyonnaise to purchase UWR Common Stock or UWR Common Stock Equivalents as described in "--Lyonnaise Purchase Rights" above, then the Maximum Stockholder Investment Percentage will be reduced by an amount equal to the amount the Stockholder Investment Percentage is reduced as a result of such transfer or failure of Lyonnaise American or Lyonnaise to purchase UWR Common Stock or UWR Common Stock Equivalents.

DIVIDEND POLICY

  UWR is a legal entity, separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends and other distributions from its operating subsidiaries, borrowings and sales of equity. The rights of UWR, and consequently its shareholders, to participate in any distribution of the assets of any of its subsidiaries is subject to the prior claims of creditors and preferred shareholders of each subsidiary, except to the extent that claims of UWR in its capacity as a creditor are recognized.

  UWR does not expect that the regulatory and contractual restrictions applicable to UWR or its subsidiaries will significantly affect the operations of UWR or its ability to pay appropriate dividends on the UWR Common Stock, UWR 5% Preference Stock and UWR 7 5/8% Preferred Stock. Subject to these restrictions, UWR expects to continue to pay quarterly dividends on the UWR Common Stock following the Merger at a rate no less than its current rate, although future dividends on the UWR Common Stock will depend upon future financial results and requirements and there can be no assurances as to any future dividends.

                                BUSINESS OF UWR

  UWR was incorporated in 1983 and is a New Jersey holding company with its principal investment in a water utility company and additional investments in diversified businesses. The principal subsidiary of UWR is Hackensack, which was incorporated by an act of the New Jersey legislature in 1869. A number of local water companies have been merged into or acquired by Hackensack since its reorganization in 1880, including Spring Valley, which was incorporated under the laws of New York in 1893 and is now wholly owned by Hackensack. Rivervale, which is engaged in real estate acquisitions, development, leasing and sales; Laboratory Resources, Inc., which is a network of private laboratories; Metering Services, Inc., which installs automatic meter reading devices; and Mid-Atlantic Utilities Corporation, a company that builds, owns and operates water and sewerage utilities; are also wholly-owned subsidiaries of UWR. UWR also owns 50% of the common stock of the Dundee Water Power and Land Company.

  Hackensack and Spring Valley provide water service to residential, commercial and industrial customers within their territories. Hackensack supplies water service to customers in 60 New Jersey municipalities in Hudson and Bergen Counties. Spring Valley supplies water service to substantially all of Rockland County, New York, outside of the Palisades Interstate Park and the areas served by the water systems of the Villages of Nyack and Suffern. Neither Hackensack nor Spring Valley engages in any significant operations outside its franchised territories. Together, Hackensack and Spring Valley provide public water supply service to more than one million people.

  Rivervale is a non-regulated business engaged in real estate acquisitions, development, leasing and sales, and holds properties in Bergen and Essex Counties in New Jersey and Orange, Westchester and Rockland Counties in New York. Laboratory Resources, Inc. performs a variety of environmental analyses for consulting engineers, industry, public water suppliers, wastewater treatment facilities and governmental agencies. Metering Services, Inc. installs automatic meter reading devices for utilities and municipalities. Mid-Atlantic Utilities Corporation owns and operates several water and sewerage utility systems.

                                BUSINESS OF GWC

  GWC was incorporated under the laws of the State of Delaware on September 8, 1982 and is one of the largest water utility holding companies in the United States. GWC's water utility subsidiaries provide services consisting of the collection, purification, distribution and sale of water to approximately 299,000 customers at December 31, 1992 (representing a population of approximately one million people). In addition, two of GWC's utility subsidiaries provide wastewater treatment services, principally to their water utility customers. As a holding company, GWC does not conduct any business operations except through its subsidiaries. Lyonnaise American owns approximately 81.9% of the outstanding shares of GWC Common stock, and the remaining 18.1% of GWC Common stock is publicly traded.

  GWC owns 100% of the outstanding capital stock of General Waterworks. General Waterworks owns 25 water and wastewater utility subsidiaries operating in 14 states, with the majority of the utility operation business located in Arkansas, Delaware, Florida, Idaho, New Jersey, New Mexico, New York and Pennsylvania. As of December 31, 1992, the utility operation facilities comprise a total of approximately 34 water treatment plants, 13 wastewater treatment plants, 220 wells, 182 storage tanks, 4,270 miles of water mains and 390 miles of sewer collection mains. Approximately 55% of GWC's water supply is obtained by wells from ground water resources, and the remaining approximately 45% is obtained from surface supplies.

  GWC is also engaged in several activities which are not subject to regulation by a state public utility commission. In 1991, GWC made a 50% equity investment in JMM, a California corporation that is headquartered in Denver, Colorado. JMM provides contract operations and maintenance services, principally to municipalities, for water and wastewater facilities in North America. JMM also offers its customers specialized operations and maintenance consulting services. GWC currently intends to sell, directly or indirectly, one-half of its interest in JMM to Lyonnaise American for approximately $7,000,000 prior to the Merger. As permitted by the terms of the Merger Agreement, GWC recently sold to Lyonnaise American for $8.4 million its 40% interest in IDI, a Richmond, Virginia company in the business of designing and supplying equipment for water and wastewater treatment facilities.

  GWC also owns 100% of GWC Pine Bluff Services Company, an operating subsidiary formed in Arkansas in May 1985 for a privatization project consisting of the construction, financing, ownership and operation of wastewater facilities in Pine Bluff, Arkansas.

                        SELECTED FINANCIAL DATA OF GWC

  The selected historical financial data of GWC for each of the five fiscal years in the period ended December 31, 1992 set forth below have been derived from the audited consolidated financial statements of GWC, except that the ratio of earnings to fixed charges is not directly determinable from the audited consolidated financial statements of GWC. The selected historical financial data of GWC for the nine months ended September 30, 1993 and 1992 set forth below have been derived from unaudited consolidated financial statements. The selected audited financial data set forth below has been derived from, and is qualified in its entirety by reference to, the historical consolidated financial statements of GWC, including the notes thereto included in GWC's Annual Report for the year ended December 31, 1992, attached as Appendix E to this Joint Proxy Statement and Prospectus. The selected unaudited financial data set forth below reflects, in the opinion of the management of GWC, all adjustments considered necessary for a fair presentation of the results of operations and financial position of GWC.

                            NINE MONTHS
                               ENDED
                           SEPTEMBER 30,               YEAR ENDED DECEMBER 31,
                         ------------------  ------------------------------------------------
                           1993      1992      1992     1991*     1990*     1989*     1988*
                         --------  --------  --------  --------  --------  --------  --------
                                       (THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
 Revenues............... $ 95,218  $ 88,274  $116,671  $111,840  $ 97,306  $ 95,487  $ 95,387
 Operating expenses.....   65,226    60,644    80,653    76,532    66,898    67,693    65,165
 Operating income.......   29,992    27,630    36,018    35,308    30,408    27,794    30,222
 Other income (a).......    4,980       727       384       970     5,109     8,844     7,580
 Interest expense, net..   12,453    12,886    16,992    16,254    13,421    11,835    12,169
 Income before income
  taxes, minority inter-
  est and extraordinary
  charge................   22,519    15,471    19,410    20,024    22,096    24,803    25,633
 Income taxes...........    7,862     6,164     7,167     6,437     6,900     8,218     7,539
 Minority interest in
  income of subsidiar-
  ies...................       32        33        44        44        45        45        46
 Net income before ex-
  traordinary charge....   14,625     9,274    12,199    13,543    15,151    16,540    18,048
 Extraordinary charge,
  net of tax (b)........      --        --        --     (1,118)      --        --        --
 Net income.............   14,625     9,274    12,199    12,425    15,151    16,540    18,048
 Preferred dividends....    1,716        44       617       --        --        --        --
 Net income to common
  stockholders..........   12,909     9,230    11,582    12,425    15,151    16,540    18,048
 Dividends paid to com-
  mon stockholders......    8,300     8,300    11,067    12,284    14,400    14,400    13,200
 Ratio of earnings to
  fixed charges (c).....     2.32x     2.11x     2.00x     2.17x     2.59x     2.96x     3.04x
PER COMMON SHARE DATA
 Net Income before ex-
  traordinary charge.... $   1.17  $    .83  $   1.05  $   1.22  $   1.50  $   1.65  $   1.80
 Extraordinary charge...      --        --        --       (.10)      --        --        --
 Net income.............     1.17       .83      1.05      1.12      1.50      1.65      1.80
 Dividends paid.........      .75       .75      1.00      1.11      1.44      1.44      1.32
 Book value of common
  stock.................    14.27     13.89     13.85     13.80     13.79     13.18     12.97
AVERAGE COMMON SHARES
 OUTSTANDING............   11,067    11,067    11,067    11,067    10,089    10,000    10,000
NET CAPITAL EXPENDI-
 TURES.................. $ 26,943  $ 22,435  $ 38,753  $ 27,015  $ 25,663  $ 24,714  $ 25,946
BALANCE SHEET DATA (AT
 END OF PERIOD)
 Net property, plant and
  equipment............. $496,944  $413,932  $433,665  $392,790  $364,875  $282,624  $264,492
 Total assets...........  601,438   486,437   497,542   455,001   413,572   347,548   305,833
 Long-term debt (d).....  183,582   162,872   165,139   150,358   133,443   101,944    86,377
 Common stockholders'
  equity................  157,866   153,670   153,254   152,739   152,598   131,847   129,707
 Redeemable cumulative
  preferred stock.......   30,000    30,000    30,000       --        --        --        --
 Long-term debt (d) as a
  % of total capital
  (e)...................     49.4%     47.0%     47.3%     49.5%     46.5%     43.4%     39.8%

- --------
(a) Other income includes income from the sales of utility and non-utility assets, interest and dividend income and equity in earnings of affiliates, net of realized and unrealized losses on marketable securities and write-down of assets.
(b) The extraordinary charge of $1,118,000 in 1991 represents an after-tax non-cash charge from the write-off of a purchase accounting adjustment in connection with the early repayment by General Waterworks of its First Mortgage and Collateral Trust Bonds in 1991.
(c) In computing the ratio of earnings to fixed charges, earnings have been based on income before income taxes, extraordinary charges and fixed charges, and exclude equity in the earnings of less than 50% owned unconsolidated affiliates in excess of cash dividends received. Fixed charges consist of interest expense and amortization of debt discount and expense, before reduction for interest capitalized. Fixed charges in 1992 include preferred dividends, increased to an amount representing the estimated pretax earnings needed to cover such dividend requirement.
(d) Long-term debt excludes the current portion of long-term debt.
(e) Total capital includes long-term debt, common stockholders' equity and preferred stock.
  * Certain items have been reclassified to conform to current year classifications.

                 SUPPLEMENTARY QUARTERLY FINANCIAL DATA OF GWC

SUMMARIZED QUARTERLY FINANCIAL DATA FOR 1992 AND 1991 AND THE FIRST NINE MONTHS
                             OF 1993 IS AS FOLLOWS:

                         THREE MONTHS ENDED MARCH 31,   THREE MONTHS ENDED JUNE 30,
                         ----------------------------- -----------------------------
                           1993      1992      1991      1993      1992      1991
                         --------- --------- --------- --------- --------- ---------
Operating Revenues...... $  26,820 $  25,880 $  23,910 $  32,044 $  30,309 $  29,107
Operating income........     6,068     6,319     5,604    10,121     9,937    10,122
Net income before
 extraordinary charge...       790     1,292     1,182     4,422     3,351     4,094
Extraordinary charge,
 net of tax (a).........       --        --        --        --        --        --
                         --------- --------- --------- --------- --------- ---------
Net income.............. $     790 $   1,292 $   1,182 $   4,422 $   3,351 $   4,094
                         ========= ========= ========= ========= ========= =========
Net income to common
 shareholders........... $     218 $   1,292 $   1,182 $   3,850 $   3,351 $   4,094
                         ========= ========= ========= ========= ========= =========
Net income per common
 share:
  Before extraordinary
   charge............... $     .02 $     .12 $     .11 $     .35 $     .30 $     .37
  Extraordinary charge..       --        --        --        --        --        --
                         --------- --------- --------- --------- --------- ---------
  Net income............ $     .02 $     .12 $     .11 $     .35 $     .30 $     .37
                         ========= ========= ========= ========= ========= =========

                                                             THREE MONTHS ENDED
                           THREE MONTHS ENDED SEPTEMBER 30,     DECEMBER 31,
                           --------------------------------  -------------------
                              1993       1992       1991       1992      1991
                           ---------- ---------- ----------  --------- ---------
Operating Revenues.......  $   36,354 $   32,085 $   31,971  $  28,397 $  26,852
Operating income.........      13,803     11,374     11,879      8,388     7,703
Net income before ex-
 traordinary charge......       9,413      4,631      4,947      2,925     3,320
Extraordinary charge, net
 of tax (a)..............         --         --      (1,118)       --        --
                           ---------- ---------- ----------  --------- ---------
Net income...............  $    9,413 $    4,631 $    3,829  $   2,925 $   3,320
                           ========== ========== ==========  ========= =========
Net income to common
 shareholders............  $    8,841 $    4,587 $    3,829  $   2,352 $   3,320
                           ========== ========== ==========  ========= =========
Net income per common
 share:
  Before extraordinary
   charge................  $      .80 $      .41 $      .44  $     .22 $     .30
  Extraordinary charge...         --         --        (.10)       --        --
                           ---------- ---------- ----------  --------- ---------
  Net income.............  $      .80 $      .41 $      .34  $     .22 $     .30
                           ========== ========== ==========  ========= =========

- --------
(a) The extraordinary charge of $1,118,000 in 1991 represents an after-tax non-cash charge from the write-off of a purchase accounting adjustment in connection with the early repayment by General Waterworks of its First Mortgage and Collateral Trust Bonds in 1991.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF GWC'S FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

FOR 1992, 1991 AND 1990

  Overview. The following is management's discussion and analysis of GWC's earnings during the periods included in the statements of income, and of the Company's financial condition at December 31, 1992.

The following table details the decrease in income for 1992 and 1991 as compared to prior years:

                                  1992 NET INCOME
                                      HIGHER            1991 NET INCOME
                                 (LOWER) THAN 1991  HIGHER (LOWER) THAN 1990
                                 -----------------  ---------------------------
                                 (THOUSANDS)         (THOUSANDS)
Revenues.......................    $ 4,831     4.3%   $     14,534         14.9%
Operating Expenses.............     (4,121)   (5.4)         (9,634)       (14.4)
                                   -------   -----    ------------  -----------
Operating Income...............        710     2.0           4,900         16.1
Other income...................       (586)  (60.4)         (4,139)       (81.0)
Interest expense...............       (738)   (4.5)         (2,833)       (21.1)
                                   -------   -----    ------------  -----------
Income before income taxes,
 minority interest and
 extraordinary charge..........       (614)   (3.1)         (2,072)        (9.4)
Income taxes...................       (730)  (11.3)            463          6.7
Minority interest in income of
 subsidiaries..................        --      --                1          2.2
                                   -------   -----    ------------  -----------
Net income before extraordinary
 charge........................     (1,344)   (9.9)         (1,608)       (10.6)
Extraordinary charge, net of
 tax...........................      1,118     N/M          (1,118)         N/M
                                   -------   -----    ------------  -----------
Net Income.....................       (226)   (1.8)         (2,726)       (18.0)
Preferred dividends............       (617)    N/M             --           --
                                   -------   -----    ------------  -----------
NET INCOME TO COMMON STOCKHOLD-
 ERS...........................    $  (843)  (6.8)%   $     (2,726)      (18.0)%
                                   =======   =====    ============  ===========

- --------
N/M--NOT MEANINGFUL

  Revenues. The increases in revenues from the prior periods were attributable to the following factors:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                ----------------
                                                                 1992     1991
                                                                -------  -------
                                                                  (THOUSANDS)
Current year effect of:
  Current year rate increases.................................. $ 1,535  $ 1,377
  Prior year rate increases....................................   2,647    3,434
Growth in number of customers..................................   1,784    1,891
Volume of water sold and wastewater treated....................  (1,043)   1,530
Other, principally non-regulated activities....................     (92)    (967)
Net effect of acquisitions/divestments.........................     --     7,269
                                                                -------  -------
NET INCREASE................................................... $ 4,831  $14,534
                                                                =======  =======

During 1992, unusually wet weather in many of GWC's utility locations reduced the volume of water sold as compared to 1991, while 1991 and 1990 volumes were at or above normal levels. The increase in revenues in 1991 due to acquisitions primarily relates to GWC's purchase in November 1990 of a water and wastewater utility in New Mexico. From 1988 to 1991, customer growth averaged approximately 2% per year, but in 1992 was only 1.6%. This growth primarily occurred in several of GWC's larger utility subsidiaries, especially those located in Jacksonville, Florida, Boise, Idaho and Rio Rancho, New Mexico. GWC's water business is seasonal, as sales tend to be higher during warm, dry periods. GWC has utility operations in 14 states, widely spread throughout the country, which makes GWC's revenue less sensitive to changes in local weather patterns and economic conditions than would be the case if all of its operations were located in the same geographic area. The decrease in other revenues in 1991 was primarily due to the closing of GWC's digital mapping business.

  Costs and Expenses. The changes in operating expenses from the prior years were due to the following:

                          1992 OPERATING EXPENSE        1991 OPERATING EXPENSES
                         HIGHER (LOWER) THAN 1991      HIGHER (LOWER) THAN 1990
                         ----------------------------  ----------------------------
                           (THOUSANDS)                   (THOUSANDS)
Excluding effect of
 acquisitions and
 divestments:
  Operations and mainte-
   nance................   $      2,313           4.4%   $       2,878          6.2%
  Depreciation and amor-
   tization.............          1,530          14.4            1,755         22.3
  Taxes, other than in-
   come taxes...........          1,034           8.5            1,285         12.1
  Other expenses........           (756)        (54.0)          (1,399)       (48.9)
Net effect of acquisi-
 tions and divestments..            --            --             5,115          N/M
                           ------------   -----------    -------------  -----------
TOTAL INCREASE IN OPER-
 ATING EXPENSES.........   $      4,121           5.4%   $       9,634         14.4%
                           ============   ===========    =============  ===========

- --------
N/M--NOT MEANINGFUL

  The increases in operations and maintenance expenses in 1992 and 1991 were generally due to inflation and higher insurance costs. The increases in depreciation and amortization primarily resulted from the increased level of capital expenditures in recent years, in part due to environmental regulations. The increases in taxes, other than income taxes, was caused by higher property taxes and gross receipt taxes. The net increase in expenses in 1991 attributable to acquisitions and divestments was principally due to the aforementioned acquisition of a utility operation in New Mexico in November 1990. The decreases in other expenses in 1992 and 1991 are primarily attributable to the closing of GWC's digital mapping business.

  Other Income. Other income in 1992 and 1991 consists primarily of equity in the earnings of unconsolidated affiliates, including GWC's 40% investment in IDI and its 50% investment in JMM, both of which are accounted for using the equity method of accounting. Other income in 1992 also includes $233,000 of after-tax losses from the sales of utility and non-utility assets. Other income in 1990 consists principally of $1,671,000 of income from the sales of utility assets and $3,415,000 of income from the sale of one half of GWC's 80% investment in IDI. Please see Note 1 to the Consolidated Financial Statements contained in GWC's 1992 Annual Report to Stockholders attached as Appendix E to this Joint Proxy Statement and Prospectus. GWC does not expect that other income from the sales of utility and non-utility assets will be significant in the future.

  Interest Expense. Interest expense increased $738,000, or 4.5%, in 1992, with higher borrowing levels in 1992 due to capital expenditures in 1992 and 1991 offset in part by lower interest rates and the reduction in short-term debt in September 1992 as a result of the issuance of $30,000,000 of the GWC 7 5/8% Preferred Stock. During 1992, interest earned from the investment of the undisbursed proceeds of tax-exempt financings was approximately $1,400,000 less than the interest expense on the related undrawn debt. GWC deferred this arbitrage loss and is amortizing it to interest expense over the life of the related tax-exempt financings for recovery in the regulatory process. Interest expense increased $2,833,000, or 21.1%, in 1991 primarily as a result of the aforementioned acquisition in New Mexico in November 1990. Higher interest expense related to increased borrowings to fund other capital requirements in 1991 was in part offset by the favorable impact of lower interest rates in 1991. All of GWC's long-term debt is at fixed rates of interest, and therefore is not affected by changes in interest rates. GWC's short-term borrowings, of which there were $28,500,000 outstanding at December 31, 1992, generally mature within 30 days and are at current or recent short-term interest rates. The interest cost of these short-term borrowings would be affected by changes in short-term interest rates.

  Income Taxes. The effective income tax rates on income before income taxes and minority interest were 36.9% in 1992, 32.1% in 1991 and 31.2% in 1990. The provision for income taxes increased $730,000 in 1992, in spite of a decrease in pre-tax income, primarily as a result of GWC recording $640,000 of income tax expense in 1992 in connection with the settlement of a Federal income tax audit of the years 1983 through 1986. Excluding the impact of this tax audit, the effective tax rate was 33.6% in 1992. Income tax expense decreased in 1991 primarily due to lower pre-tax income.

FOR NINE MONTHS 1993 AND NINE MONTHS 1992

  Operating Results. Income before income taxes and minority interest increased $7,048,000 (46%) in the first nine months of 1993 as compared to 1992, primarily due to a $4,253,000 increase in other income, a $2,362,000 increase in operating income, and a $712,000 increase in the allowance for funds used during construction. The increase in other income was the result of the aforementioned $4,081,000 gain from the sale of GWC's 40% investment in IDI. GWC also recorded in other income a gain of $741,000 in the second quarter of 1993 from the sale of the assets of a small utility in Pennsylvania.

The increase in operating income is explained as follows:

   Increase (decrease) in revenues:
     1993 effect of current year and prior year
      rate increases...................................     $5,640,000
     Volume and growth.................................      2,661,000
     Divestments in 1992 and 1993......................     (1,275,000)
     Other.............................................        (82,000)
                                                            ----------
       Total increase in revenues......................      6,944,000
   9.3% increase in operating expenses.................     (5,569,000)
   Decrease in operating expenses due to 1992 and
     1993 divestments..................................        987,000
                                                            ----------
       Increase in operating income....................     $2,362,000
                                                            ==========

  The excess of the increase in operating expenses over the general inflation rate was primarily attributable to increases in depreciation, insurance expense (including workers' compensation) and employee medical costs.

  The increase in allowance for funds used during construction is a result of an increase in the amount of construction projects underway to build, expand or improve treatment facilities.

  Income Taxes. Income tax expense increased $1,698,000 in 1993, primarily due to the sale of GWC's investment in IDI and the sale of the utility assets in Pennsylvania. In 1992 GWC recorded $640,000 of income tax expense as a result of the settlement of a Federal income tax audit for the years 1983 to 1986. Excluding the impact of the tax audit adjustment in 1992 and the sale of the IDI investment in 1993, the effective rate was 36.2% in the first nine months of 1993 as compared to 35.7% in 1992.

EFFECTS OF INFLATION

  Operating income from utility operations is normally not materially affected by inflation because cost increases generally lead to proportionate increases in revenues allowed through the regulatory process. However, there is a lag in the recovery of higher expenses through the regulatory process, and therefore high inflation could have a detrimental effect on GWC until such time as rate increases are received. Conversely, lower inflation and lower interest rates tend to result in reductions in the rates of return allowed by the utility commissions, as has happened over the last several years. Where permitted, GWC utilizes procedures established by the utility regulatory commissions to permit a more rapid recovery of certain expense increases.

LIQUIDITY AND CAPITAL RESOURCES

  Internally generated funds from operations and the proceeds from financing activities have been used primarily to meet net capital expenditure requirements and to pay dividends to common stockholders. Proceeds from the sales of utility and non-utility assets have also helped to meet GWC's capital needs in prior years, but are not expected to contribute significantly to cash flows in the future.

  During 1992, GWC's major cash uses included $38,753,000 for net capital expenditures, $19,507,000 for repayments of long-term debt (including $15,835,000 that was refinanced by newly issued long-term debt), $15,603,000 for repayment of short-term loans, $11,067,000 for dividends to common stockholders and $432,000 for dividends to preferred stockholders. The major sources of cash used to meet these needs included the issuance of $30,000,000 of new redeemable cumulative preferred stock, $8,402,000 of proceeds from the sales of utility and non-utility assets and $36,786,000 of increases in long-term debt, both as a result of the issuance of new long-term debt and the draw down of undisbursed proceeds from tax-exempt financings to which General Waterworks is a party. The net cash provided by operating activities in 1992 was $18,330,000, and is net of a payment of approximately $10,074,000 related to the settlement of a Federal income tax audit of the years 1983 to 1986. Cash flows in 1993 are not expected to include significant cash receipts from the sales of utility and non-utility assets, cash payments for non-recurring Federal income tax audits or receipts from the issuance of preferred stock. However, 1993 is expected to include a full year, or $2,287,500, of dividend payments on the preferred stock issued in 1992, as compared to the $432,000 actually paid in 1992. The Internal Revenue Service recently began its audit of GWC's Federal tax returns for the years 1987 to 1990. The results of this audit are not expected to be known by GWC for several years.

  In October 1991, GWC acquired a 50% interest in JMM by purchasing from JMM newly issued shares of common stock for a combination of cash and a note due on demand within three years, secured by a bank letter of credit. On November 30, 1990, General Waterworks acquired all the operating assets and certain liabilities of a water and wastewater utility in New Mexico for a purchase price of approximately $42.1 million. This acquisition was funded primarily by the issuance of 1,066,600 shares of common stock of GWC to Lyonnaise American for $20 million and by General Waterworks assuming $15 million of existing long-term debt. See Note 1 to the Consolidated Financial Statements in GWC's 1992 Annual Report to Stockholders attached as Appendix E to this Joint Proxy Statement and Prospectus.

  Capital expenditures are generally incurred in connection with the normal upgrading and expansion of existing water and wastewater facilities and to comply with environmental regulations. GWC considers its utility plants to be adequate and in good condition, but is projecting continued high levels of capital expenditures during the next several years due to the addition of new, or expansion of existing, water treatment and source of supply facilities to meet growth requirements or to comply with environmental laws. GWC's current estimate of net capital expenditures for the next five years, excluding the impact of inflation and future events, is as follows:

                       (THOUSANDS)
                 1993   $41,200
                 1994    41,400
                 1995    42,200
                 1996    39,900
                 1997    40,000

  Net capital expenditures represent gross capital expenditures less advances and contributions in aid of construction received from customers, primarily real estate developers, to fund capital expenditures to serve new customers. The expenditures related to environmental laws are estimated to be approximately 30% of the above projected net capital expenditures. One of GWC's major water utilities, The New Rochelle Water Company ("New Rochelle"), purchases all of its water from the City of New York. This water, which is unfiltered surface water, is drawn from several aqueducts that supply the City of New York. Generally, surface water supplies are required to be filtered under the Surface Water Treatment Rule of the Safe Drinking Water Act, but filtration is not required provided the water supplier satisfies certain filtration avoidance criteria. The New York State Department of Health has approved New Rochelle's plan to avoid filtration (subject to annual evaluation). Consequently, GWC's net projected capital expenditures do not include costs related to filtration at New Rochelle, but do include approximately $8 million of aggregate expenditures in 1995 and 1996 to comply with filtration avoidance criteria. While GWC is confident it can continue to comply with those filtration avoidance criteria that are under its direct control, certain aspects, such as New York City's watershed protection program, are beyond New Rochelle's control.

  As explained in Note 3 to the Consolidated Financial Statements in GWC's 1992 Annual Report to Stockholders attached as Appendix E to this Joint Proxy Statement and Prospectus, General Waterworks is a party to a number of tax-exempt financings for the purpose of funding expected capital expenditures in several of its larger utility operations. In the aggregate, these financings will provide $81 million of new tax-exempt funding to General Waterworks through September 1995, and generally mature 30 years from the date of issuance. At December 31, 1992, $58,087,000 of principal and $1,509,000 of earnings on undisbursed proceeds are available for draw down by General Waterworks as qualified capital expenditures are made. Please see Note 3 to the Consolidated Financial Statements in GWC's 1992 Annual Report to Stockholders attached as Appendix E to this Joint Proxy Statement and Prospectus for a discussion of GWC's financing activities during the years 1992, 1991 and 1990.

  The above estimated future net capital expenditures are expected to be funded using (1) cash generated from operations, (2) short-term, uncommitted credit lines and (3) draw downs of undisbursed proceeds from the aforementioned tax-exempt financings. GWC's unused available short-term, uncommitted credit lines at September 30, 1993 were $98,975,000, and its unused short-term committed credit lines were $2,500,000. In management's judgment, cash flows from operations and unused credit lines currently available are sufficient to meet other anticipated operational and capital needs.

  The profitability of GWC's regulated utilities is to a large extent dependent upon adequate and timely rate relief. GWC anticipates that the regulatory authorities that have jurisdiction over GWC's utility operations will allow a return on the net capital expenditures shown in the table above. In addition, GWC expects that the profitability of its regulated utility operations will improve modestly over the next several years, principally as a result of improved profitability in its underperforming utilities, including the water and wastewater utility in New Mexico acquired in 1990. This improvement is expected to result from an active rate filing program designed to seek the increased revenues necessary to enable those utilities to earn a reasonable and a fair rate of return. However, there is no assurance that GWC will be successful in its efforts to improve the earnings of its utility operations by seeking rate relief from those regulatory authorities. The carry-over impact in 1993 of rate awards received in 1992 is expected to be approximately $4,100,000. At the end of September 1993, there were two rate cases currently pending, from which GWC expects to receive an aggregate annual revenue increase of approximately $1,900,000.

  Under GWC's current common stock dividend policy, quarterly dividends of $.25 per share are paid each March 1, June 1, September 1, and December 1, for an annual rate of $1.00 per share, or $11,066,600 on an annual basis if declared and paid in accordance with such dividend policy. The holders of the GWC 7 5/8% Preferred Stock are entitled to cumulative cash dividends at a rate of 7 5/8%, for an annual amount of $2,287,500 payable quarterly on March 1, June 1, September 1 and December 1. Each future declaration of dividends, however, shall be made at the sole discretion of the GWC Board and only out of earnings available therefor. GWC's undistributed retained earnings at September 30, 1993 were $24,665,000 and are not restricted with respect to the payment of dividends. The unrestricted retained earnings of General Waterworks at September 30, 1993 were $79,874,000.

  Please see Note 4 to the Consolidated Financial Statements in GWC's 1992 Annual Report to Stockholders attached as Appendix E to this Joint Proxy Statement and Prospectus for a discussion of restrictions on General Waterworks' ability to pay dividends. These restrictions have not had, and are not expected to have, an adverse impact on GWC's ability to meet its cash obligations. Prior to 1990, General Waterworks paid dividends to GWC in aggregate annual amounts equal to the dividends paid by GWC on its common stock, but this practice was discontinued after December 1989.

NEW ACCOUNTING STANDARDS

  In November 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits." This statement establishes standards of financial accounting and reporting for the estimated cost of benefits provided by an employer to former or inactive employees after employment but before retirement. Generally, this statement requires that the cost of such benefits be recognized as expense and accrued as a liability over the service life of each employee. Although GWC is not required to adopt SFAS No. 112 until 1994, it does not expect that the adoption of this accounting pronouncement will cause a material change in GWC's accounting for postemployment benefits.

  For discussion of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions," see Note 6 to the Consolidated Financial Statements in GWC's 1992 Annual Report to Stockholders attached as Appendix E to this Joint Proxy Statement and Prospectus. Effective January 1, 1993, GWC adopted SFAS No. 109, "Accounting for Income Taxes."

              COMBINED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

  The following unaudited pro forma financial data combine the historical balance sheets and statements of income of UWR and GWC after giving effect to the Merger. The unaudited pro forma combined condensed balance sheet at September 30, 1993 gives effect to the Merger as if it had occurred at September 30, 1993. The unaudited pro forma combined condensed statements of income for the nine months ended September 30, 1993, and the year ended December 31, 1992, give effect to the Merger as if it had occurred at the beginning of such periods. The pro forma adjustments account for the Merger as a purchase and are based upon the assumptions set forth in the notes thereto, including an assumed issuance upon the Merger of 9,295,944 shares of UWR Common Stock, 3,263,976 shares of UWR 5% Preference Stock and 300,000 shares of UWR 7 5/8% Preferred Stock and the payment of $10,620,000 in cash in the Merger to minority holders of GWC Common Stock.

  The following pro forma financial data have been prepared from, and should be read in conjunction with, the historical financial statements and related notes contained in UWR's Annual Report on Form 10-K for the year ended December 31, 1992, UWR's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, GWC's Annual Report on Form 10-K for the year ended December 31, 1992 and GWC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, all of which have been incorporated by reference herein. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the date, or at the beginning of the periods, for which the Merger is being given effect nor is it necessarily indicative of future operating results or financial position.

                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1993
                                  (THOUSANDS)
                                  (UNAUDITED)

                                                              PRO FORMA
                                                        ----------------------
                                   UWR       GWC        ADJUSTMENTS  COMBINED
                                ---------  --------     ----------- ----------
ASSETS
Property, plant and equipment.. $ 600,987  $560,072 (A)  $ 32,100   $1,193,159
  Less: Accumulated
   depreciation................  (102,821)  (63,128)(A)   (47,040)    (212,989)
                                ---------  --------      --------   ----------
Net property, plant and
 equipment.....................   498,166   496,944       (14,940)     980,170
                                ---------  --------      --------   ----------
Goodwill.......................         0         0 (B)    78,786       78,786
                                ---------  --------      --------   ----------
Real estate and other
 investments, less accumulated
 depreciation..................    95,856    17,253 (A)      (257)     105,852
                                                    (H)    (7,000)
                                ---------  --------      --------   ----------
CURRENT ASSETS
  Cash & temporary cash
   investments.................     8,030     3,113 (D)   (16,620)       1,523
                                                    (H)     7,000
  Accounts receivable,
   including unbilled revenues.    34,955    22,198                     57,153
  Other current assets.........     9,898    10,801                     20,699
                                ---------  --------      --------   ----------
Total current assets...........    52,883    36,112        (9,620)      79,375
                                ---------  --------      --------   ----------
DEFERRED CHARGES AND OTHER
 ASSETS
  Regulatory assets............    24,325    25,621 (F)     5,335       55,281
  Deferred income tax..........         0     4,428                      4,428
  Other deferred charges.......    51,627    21,080 (A)   (4,911)       67,796
                                ---------  --------      --------   ----------
Total deferred charges and
 other assets..................    75,952    51,129           424      127,505
                                ---------  --------      --------   ----------
TOTAL ASSETS................... $ 722,857  $601,438      $ 47,393   $1,371,688
                                =========  ========      ========   ==========
CAPITALIZATION AND LIABILITIES
CAPITALIZATION
  Common stock and retained
   earnings.................... $ 195,969  $157,866 (C)  $ 10,467   $  333,084
                                                    (A)   (31,218)
  Preferred stock..............    32,840    30,000 (E)     2,247       65,087
  Preference stock.............         0           (C)    48,144       48,144
  Long-term debt...............   281,664   183,582                    465,246
  Minority interest............         0       842                        842
                                ---------  --------      --------   ----------
Total capitalization...........   510,473   372,290        29,640      912,403
                                ---------  --------      --------   ----------
CURRENT LIABILITIES
  Notes payable................    23,065    18,800                     41,865
  Preferred stock and long-term
   debt due within one year....     1,416     9,853                     11,269
  Accounts payable.............    12,372     4,803                     17,175
  Other accruals...............    27,929    22,913                     50,842
                                ---------  --------      --------   ----------
Total current liabilities......    64,782    56,369                    121,151
                                ---------  --------      --------   ----------
DEFERRED CREDITS AND OTHER
 LIABILITIES
  Deferred income taxes and
   investment tax credits......   101,528    86,841 (G)      (704)     158,246
                                                    (A)   (29,419)
  Customer advances for
   construction................    10,158    16,365 (A)     5,079       31,602
  Contributions in aid of
   construction................     7,307    62,987 (A)    35,450      105,744
  Regulatory liability.........         0     4,358                      4,358
  Other deferred credits.......    28,609     2,228 (F)     7,347       38,184
                                ---------  --------      --------   ----------
Total deferred credits and
 other liabilities.............   147,602   172,779        17,753      338,134
                                ---------  --------      --------   ----------
TOTAL CAPITALIZATION AND
 LIABILITIES................... $ 722,857  $601,438      $ 47,393   $1,371,688
                                =========  ========      ========   ==========

  The accompanying Notes to Pro Forma Combined Balance Sheet and Statements of
                 Income are an integral part of this statement.

                         PRO FORMA STATEMENT OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993
                       (THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                PRO FORMA
                                                           --------------------
                                       UWR       GWC       ADJUSTMENTS COMBINED
                                     --------  -------     ----------- --------
OPERATING REVENUES.................  $157,461  $95,218                 $252,679
                                     --------  -------       -------   --------
OPERATING EXPENSES
  Operations & maintenance.........    79,968   44,005 (J)   $   102    123,661
                                                       (A)      (327)
                                                       (O)       (87)
  Depreciation and amortization....    10,713   10,328 (A)       142     22,660
                                                       (I)     1,477
  General taxes....................    22,492   10,426                   32,918
  Other expenses...................                467                      467
                                     --------  -------       -------   --------
  Total operating expenses.........   113,173   65,226         1,307    179,706
                                     --------  -------       -------   --------
OPERATING INCOME...................    44,288   29,992        (1,307)    72,973
                                     --------  -------       -------   --------
INTEREST AND OTHER EXPENSES
  Interest expense.................    16,758   13,556 (K)       289     30,593
                                                       (A)       (10)
  Allowance for funds used during
   construction....................      (378)  (1,103)                  (1,481)
  Other income.....................      (699)    (223)(A)      (108)    (1,048)
                                                       (O)       (18)
  Preferred stock dividends of sub-
   sidiaries.......................     1,755       32                    1,787
  Gain on divestments..............         0   (4,757)(A)       (55)    (4,812)
                                     --------  -------       -------   --------
  Total interest and other ex-
   penses..........................    17,436    7,505            98     25,039
                                     --------  -------       -------   --------
INCOME BEFORE INCOME TAXES.........    26,852   22,487        (1,405)    47,934
                                     --------  -------       -------   --------
INCOME TAXES.......................   (11,016)  (7,862)(L)       137    (18,874)
                                                       (A)      (116)
                                                       (O)       (17)
                                     --------  -------       -------   --------
NET INCOME.........................    15,836   14,625        (1,401)    29,060
                                     --------  -------       -------   --------
PREFERRED STOCK DIVIDENDS..........             (1,716)(M)        85     (1,631)
PREFERENCE STOCK DIVIDENDS.........                    (N)    (1,805)    (1,805)
                                     --------  -------       -------   --------
NET INCOME APPLICABLE TO COMMON
 STOCK.............................  $ 15,836  $12,909       $(3,121)  $ 25,624
                                     ========  =======       =======   ========
AVERAGE COMMON SHARES OUTSTANDING .    19,246   11,067                   28,542
                                     ========  =======                 ========
NET INCOME PER COMMON SHARE........  $    .82  $  1.17                 $    .90
                                     ========  =======                 ========
DIVIDENDS DECLARED PER COMMON
 SHARE.............................  $    .69  $   .75                 $    .69
                                     ========  =======                 ========

  The accompanying Notes to Pro Forma Combined Balance Sheet and Statements of
                 Income are an integral part of this statement.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1992
                       (THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                PRO FORMA
                                                           --------------------
                                      UWR       GWC        ADJUSTMENTS COMBINED
                                    --------  --------     ----------- --------
OPERATING REVENUES................  $164,869  $116,671                 $281,540
                                    --------  --------       -------   --------
OPERATING EXPENSES
  Operations & maintenance........    75,220    54,618 (J)   $   136    129,392
                                                       (A)      (419)
                                                       (O)      (163)
  Depreciation & amortization.....    13,950    12,150 (A)       922     27,022
                                                       (I)     1,970      1,970
  General taxes...................    29,183    13,240                   42,423
  Other expenses..................                 645                      645
                                    --------  --------       -------   --------
Total operating expenses..........   118,353    80,653         2,446    201,452
                                    --------  --------       -------   --------
OPERATING INCOME..................    46,516    36,018        (2,446)    80,088
                                    --------  --------       -------   --------
INTEREST AND OTHER EXPENSES
  Interest expense................    22,186    17,562 (K)       385     40,111
                                                       (A)       (22)
  Allowance for funds used during
   construction...................      (573)     (570)                  (1,143)
  Other income....................    (1,023)     (566)(A)    (1,470)    (3,115)
                                                       (O)       (56)
  Preferred stock dividends of
   subsidiaries...................     2,088        44                    2,132
  Gain on divestments.............         0       182 (A)      (138)        44
                                    --------  --------       -------   --------
Total interest and other expenses.    22,678    16,652        (1,301)    38,029
                                    --------  --------       -------   --------
INCOME BEFORE INCOME TAXES........    23,838    19,366        (1,145)    42,059
                                    --------  --------       -------   --------
INCOME TAXES......................    (8,054)   (7,167)(L)       177    (15,276)
                                                       (A)      (178)
                                                       (O)       (54)
                                    --------  --------       -------   --------
NET INCOME........................    15,784    12,199        (1,200)    26,783
                                    --------  --------       -------   --------
PREFERRED STOCK DIVIDENDS.........                (617)(M)        30       (587)
PREFERENCE STOCK DIVIDENDS........                     (N)    (2,407)    (2,407)
                                    --------  --------       -------   --------
NET INCOME APPLICABLE TO COMMON
 STOCK............................  $ 15,784  $ 11,582       $(3,577)  $ 23,789
                                    ========  ========       =======   ========
AVERAGE COMMON SHARES OUTSTANDING.    18,178    11,067                   27,474
                                    ========  ========                 ========
NET INCOME PER COMMON SHARE.......  $    .87  $   1.05                 $    .87
                                    ========  ========                 ========
DIVIDEND DECLARED PER COMMON
 SHARE............................  $    .92  $   1.00                 $    .92
                                    ========  ========                 ========

  The accompanying Notes to Pro Forma Combined Balance Sheet and Statements of
                 Income are an integral part of this statement.

                               NOTES TO PRO FORMA

                 COMBINED BALANCE SHEET & STATEMENTS OF INCOME

                                  (UNAUDITED)

(A) Reflects the elimination of prior purchase accounting adjustments related to the excess purchase price paid by Lyonnaise American over the underlying equity in GWC at the time of acquisition in 1985, so as to state GWC's investment in regulated enterprises at original cost in accordance with regulatory policy.

(B) Reflects an acquisition adjustment equal to the excess of the purchase price over the net assets of GWC. The acquisition adjustment is based on an assumed exchange of UWR Common Stock, UWR 5% Preference Stock and cash for all the outstanding shares of GWC Common Stock. Lyonnaise American, the majority shareholder of GWC, owns 9,066,600 shares of GWC Common Stock and will receive 70% of its consideration in UWR Common Stock at a ratio of 1.2 shares of UWR Common Stock to 1 share of GWC Common Stock and the remaining 30% in UWR 5% Preference Stock. The minority shareholders of GWC who own the remaining 2,000,000 shares of GWC Common Stock will receive 70% of their consideration in UWR Common Stock at a ratio of 1.2 shares of UWR Common Stock to 1 share of GWC Common Stock, and will have a choice of taking the remaining 30% in either (i) cash equal to 1.2 times $14 3/4 (the closing price per share of UWR Common Stock on the NYSE Composite Tape on January 28, 1994), or (ii) an equivalent value of UWR 5% Preference Stock. These pro forma combined financial statements assume minority shareholders elect cash in lieu of UWR 5% Preference Stock. It is estimated that $6,000,000 in transaction costs will be incurred to effect the Merger. Such excess, calculated as follows, has been classified as goodwill in accordance with generally accepted accounting principles:

                                                                     (THOUSANDS)
    Estimated purchase price:
      UWR Common Stock (See Note C)......................             $137,115
      UWR 5% Preference Stock (See Note C)...............               48,144
      Cash paid to minority shareholders (See Note D)....               10,620
      Transaction costs incurred (See Note D)............                6,000
                                                                      --------
    Total purchase price.................................              201,879
    Less underlying equity in GWC:
      Common stockholders' equity at 09/30/93............  $157,866
      Less prior purchase accounting adjustment (See Note
       A)................................................    31,218    126,648
                                                           --------   --------
                                                                        75,231
    Fair value adjustments to Assets and Liabilities:
      Recognition of OPEB liability (See Note F).........  $  7,347
      Regulated asset related to OPEB (See Note F).......    (5,335)
      Deferred income taxes (See Note G).................      (704)
      Premium on GWC 7 5/8% Preferred Stock (See Note E).     2,247      3,555
                                                           --------   --------
    Goodwill.............................................             $ 78,786
                                                                      ========

(C) Includes a $137,115,000 increase for the issuance of 9,295,944 shares of UWR Common Stock, at an assumed value of $14 3/4 per share, and a net $126,648,000 decrease for the elimination of GWC's common stockholders' equity, after reduction of GWC's existing purchase accounting adjustments (see Note A). Pursuant to the Merger Agreement, 3,263,976 shares of UWR 5% Preference Stock will be issued to Lyonnaise American, the majority stockholder of GWC, at a liquidation price equal to $14 3/4 per share, the closing price per share of UWR Common Stock on the NYSE Composite Tape on January 28, 1994, for a total of $48,144,000.

(D) Reflects the cash payment required assuming the conversion of 30% of shares of GWC Common Stock held by minority shareholders at a price equal to 1.2 times $14 3/4, totaling $10,620,000, and the payment of $6,000,000 in transaction costs estimated to be incurred to effect the Merger.

(E) Reflects the write up of GWC 7 5/8% Preferred Stock to reflect a fair market value coupon rate of 6.75%.

(F) SFAS No. 106, "Employer's Accounting for Post Retirement Benefits Other Than Pensions," requires that, in a business combination accounted for by the purchase method, the assignment of the purchase price to individual assets acquired and liabilities assumed shall include a liability for the accumulated retirement benefit obligation in excess of the fair value of the plan assets. The pro forma adjustments reflect the assignment of the purchase price to the SFAS No. 106 liability (estimated to be $7,347,000 at September 30, 1993) and a corresponding regulatory asset of $5,335,000 reflecting the estimated cost recovery in jurisdictions where full accrual accounting is allowed for rate purposes.

(G) To recognize deferred income taxes related to the adoption by GWC of SFAS No. 106, "Employer's Accounting for Post Retirement Benefits Other Than Pensions," at a statutory rate of 35% times $5,335,000 of regulatory assets and $7,347,000 of corresponding liabilities (see Note F).

(H) Reflects the sale before the Merger, directly or indirectly, to Lyonnaise, or any controlled affiliate thereof, by GWC of 50% of its interest in JMM for a purchase price equal to $7,000,000, which is not expected to result in a material impact on results of operations.

(I) To recognize amortization of goodwill over 40 years (see Note B). This is not deductible for income tax purposes.

(J) To recognize incremental operating expense related to the current service cost of SFAS No. 106 benefits provided by GWC that are not recoverable in jurisdictions that do not recognize accrual accounting for rate purposes (see Note F).

(K) Reflects the incremental interest expense related to the cash payments to minority shareholders of $10,620,000, cash payments of $6,000,000 in transaction costs and receipt of $7,000,000 in cash proceeds from the sale of 50% of GWC's interest in JMM at an annual rate of 4% (see Notes D and H).

(L) Income tax adjustments have been calculated using a statutory rate of 35%
    (1993) and 34% (1992) times the incremental operating expense and the incremental interest expense (see Notes J and K).

(M) To recognize amortization of UWR 7 5/8% Preferred Stock premium using the effective interest rate method at a fair market value rate of 6.75% (see Note E).

(N) To recognize UWR 5% Preference Stock dividend requirement on $48,144,000 of UWR 5% Preference Stock at a rate of 5% (see Note B).

(O) Reflects the reduction in the equity in the earnings in JMM and the operating expenses related thereto, from the sale of 50% of GWC's interest in JMM, as if such sale took place at the beginning of the periods presented (see Note H).

            AMENDMENTS TO UWR RESTATED CERTIFICATE OF INCORPORATION

GENERAL

  The Merger Agreement to be submitted to the shareholders of UWR at the UWR Meeting includes a provision providing that as of and from the Effective Time of the Merger, UWR's Restated Certificate of Incorporation will be amended as set forth in Exhibits II, IV and V to the Merger Agreement which is provided as Appendix A to this Joint Proxy Statement and Prospectus (the "Amendment"). The Amendment will (i) reduce the number of authorized shares of preferred stock to 1,000,000 shares, (ii) create a new class of capital stock consisting of 5,000,000 shares of preference stock ranking junior to the preferred stock and
(iii) change certain sections to include appropriate references to the newly created class of preference stock. The effectiveness of the Amendment is conditional upon consummation of the Merger. See "The Merger--General."

  As of September 30, 1993, there were outstanding 19,751,186 shares of UWR Common Stock. UWR intends to issue a maximum of 9,295,944 authorized shares of UWR Common Stock, 3,983,976 authorized shares of UWR 5% Preference Stock and 300,000 authorized shares of UWR 7 5/8% Preferred Stock to holders of GWC Common Stock and GWC 7 5/8% Preferred Stock in connection with the Merger. See "The Merger--General" and "--Covenants."

PURPOSE AND EFFECT OF THE AMENDMENTS

  UWR's purpose in reducing the number of authorized shares of preferred stock and creating a new class of preference stock of UWR is to adjust the number of authorized shares of preferred stock of UWR to conform to the maximum amount which will be permitted by the terms of the UWR 7 5/8% Preferred Stock, to provide authorized shares of preference stock to effect the exchange of UWR 5% Preference Stock for GWC Common Stock in the Merger and to make available additional authorized and unissued shares of preference stock for future use. Without an increase in UWR's authorized capitalization through the creation of the class of preference stock, UWR would not be able to effect the Merger as contemplated by the Merger Agreement.

  UWR intends to use the remaining authorized and unissued shares of preference stock for various corporate purposes, including, but not limited to, possible future financing and acquisition transactions, stock dividends, stock splits and other corporate purposes. Authorized and unissued shares of preference stock may be issued for the foregoing purposes by the UWR Board without further UWR shareholder action unless the issuance is in connection with a transaction for which shareholder approval is otherwise required under applicable law or for compliance with any agreement with any stock exchange on which the preference stock is listed.

  The proposed creation of authorized shares of preference stock will not alter the rights of the holders of UWR Common Stock or UWR Preferred Stock. The shares of preference stock that may be authorized pursuant to the Amendment will not carry preemptive rights and will be subordinate to any outstanding preferred stock with respect to dividends, redemptions and distributions upon the liquidation of UWR, whether voluntary or involuntary.

  The UWR Board is required to make any determination to issue shares of preference stock based on its judgment as to the best interests of UWR and its shareholders. Although the UWR Board has no present intention of doing so, the authorized but unissued shares of preference stock could be used to make it more difficult to effect a change of control of UWR. Under such circumstances the availability of authorized and unissued shares of preference stock may make it more difficult for shareholders to obtain an acquisition premium for their shares. Such shares could be used to create voting or other impediments or to frustrate persons seeking to gain control of UWR by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the UWR Board in opposing such an attempt by a third party to gain control of UWR. The issuance of new shares of preference stock could be used to dilute the stock ownership of a person or entity seeking control of UWR.

  The proposed Amendment would also change Article 6, Article 7, Article 9.1 and Article 9.2 of UWR's Restated Certificate of Incorporation so as to provide appropriate reference to the preference stock, and the rights associated with it. In accordance with Article 12 of UWR's Restated Certificate of Incorporation, by unanimous vote the UWR Board determined that the provisions of Article 12 (which require the affirmative vote of 80% or more of the then outstanding voting stock to amend any provision of Article 9) will not be applicable to the proposed Amendment, and such Amendment will require only the affirmative vote of the holders of a majority of the shares of UWR Common Stock represented at the UWR Meeting.

  The proposed Amendment, if the Merger Agreement is approved by the UWR shareholders and the Merger is consummated, would become effective without further action by shareholders upon the delivery of the duly completed Certificate of Merger with the Secretary of State of the State of New Jersey for filing and the filing of such Certificate of Merger by the Secretary of State, or at such later time as UWR and GWC may agree to specify in the Certificate of Merger. The Amendment will not become effective unless and until the occurrence of the Effective Time.

                        DESCRIPTION OF UWR CAPITAL STOCK

GENERAL

  The authorized capital stock of UWR, immediately following the Effective Time, will consist of 50,000,000 shares of common stock, without par value, 1,000,000 shares of preferred stock and 5,000,000 shares of preference stock, without par value. All shares of preference stock will be subordinated to any outstanding preferred stock with respect to dividends, redemptions and distributions upon the liquidation of UWR, whether voluntary or involuntary. Subject to the previous sentence, the preferred stock and preference stock may be issued by the UWR Board in one or more series and may have such designations, preferences and relative, participating, optional and other special rights, preferences and limitations, as the UWR Board (or a duly authorized committee thereof) may fix by resolution or resolutions. Moreover, the UWR Board may issue such preferred stock and preference stock from time to time in transactions that may not require the approval of the shareholders of UWR, and the preferences, designations, voting and other rights of any such shares of preferred stock or preference stock may materially limit or qualify the rights of the outstanding shares of UWR Common Stock or other shares of UWR capital stock junior to such preferred stock or preference stock. The description of UWR's capital stock set forth herein does not purport to be complete and is qualified in its entirety by reference to UWR's Restated Certificate of Incorporation and By-laws and Exhibits II, IV and V to the Merger Agreement.

  The registrar and transfer agent for the UWR Common Stock, UWR 5% Preference Stock and UWR 7 5/8% Preferred Stock is First Interstate Bank of California, 707 Wilshire Boulevard, Los Angeles, California 90017.

UWR COMMON STOCK AND RIGHTS

  Dividend Rights. The UWR Board may declare and pay dividends on the UWR Common Stock out of funds legally available therefor. Future dividends will depend on earnings, financial condition, capital requirements and other factors. At the present time the payment of dividends by UWR is primarily dependent upon the earnings and financial condition of Hackensack, and upon Hackensack's payment of dividends to UWR from time to time as Hackensack's board of directors so determines. The payment of such dividends may be limited by restrictions in Hackensack's Restated Certificate of Incorporation for the benefit of holders of Hackensack's preferred stock and in certain of its agreements governing existing long-term debt. In addition, Hackensack's ability to receive dividends and other distributions with respect to the common stock of Spring Valley is limited by certain provisions of Spring Valley's Restated Certificate of Incorporation relating to its preferred stock.

  Voting Rights. Every holder of shares of UWR Common Stock is entitled to one vote for each share held of record.

  Rights Plan. On July 6, 1989 the UWR Board approved the UWR Rights Plan, which was designed to protect shareholders against certain hostile takeover activities. Under the UWR Rights Plan each share of UWR Common Stock also represents one Right until such date as the Rights become exercisable.

  The Rights would be exercisable only if a person or group of persons ("Interested Persons") acquires 20% or more of the outstanding shares of UWR Common Stock or announces a tender offer that would lead to ownership by an Interested Person of 20% or more of the outstanding shares of UWR Common Stock. Each Right will entitle shareholders to buy one one-hundredth interest in a share of Series A Participating Preferred Stock at an exercise price of $60.

  If UWR is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold or transferred, under certain circumstances each Right will "flip-over", and will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the Right's exercise price. In addition, if a person or group acquires 20% or more of the outstanding shares of UWR Common Stock, otherwise than pursuant to a cash tender offer for all shares in which such a person or group increases its stake to 80% or more of the outstanding shares of UWR Common Stock, each Right will "flip-in", and will entitle its holder (other than such person or members of such group) to purchase, at the Right's then-current exercise price, a number of shares of UWR Common Stock having a market value of twice the Right's exercise price. Subject to certain limitations, the UWR Board may reduce the 20% threshold but not to less than 10%.

  Following the acquisition by a person or group of beneficial ownership of 20% (or a lower threshold percentage, if applicable) or more of the outstanding shares of UWR Common Stock and prior to the acquisition of 50% or more of the outstanding shares of UWR Common Stock, the UWR Board may exchange the Rights (other than the Rights owned by such person or group) in whole or in part, at an exchange ratio of one share of UWR Common Stock (or one one-hundredth of a share of the Series A Participating Preferred Stock) per Right.

  Prior to the acquisition by a person or group of beneficial ownership of 20% (or a lower threshold percentage, if applicable) or more of the outstanding shares of UWR Common Stock, the Rights are redeemable for one cent per Right at the option of the UWR Board. In addition, the Rights may be redeemed by shareholder action at one cent per Right when certain procedures are complied with in connection with an acquisition proposal.

  The foregoing description of the UWR Rights Plan does not purport to be complete and is qualified in its entirety by the Rights Agreement, dated as of July 12, 1989, between UWR and First Interstate Bank, Ltd.

  The UWR Rights Plan was amended by Amendment No. 1 to the Rights Agreement, dated as of September 15, 1993 (the "Rights Plan Amendment"). The Rights Plan Amendment modifies the definition of "Acquiring Person" contained in Section 1(a) of the UWR Rights Plan to exclude Lyonnaise (as defined by the Rights Plan Amendment) and to include a provision that no shareholder of UWR will be deemed to be an "Acquiring Person" as a result of the execution, delivery or performance by UWR of the Merger Agreement (as defined by the Rights Plan Amendment) or the consummation of the transactions contemplated thereby. The Rights Plan Amendment also defines certain terms contained therein.

  The Rights Plan Amendment also modifies Section 3(a), Section 11(a)(iii),
Section 13(a), and Section 26 of the UWR Rights Plan. These modifications also prevent the execution, delivery or performance by UWR of the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement, and certain acts of Lyonnaise from triggering the exercise of the Rights under the UWR Rights Plan.

  Preemptive Rights. No holder of UWR Common Stock is entitled as of right to subscribe for or to purchase any additional shares of capital stock of UWR.

  Liability for Assessment. The outstanding shares of UWR Common Stock are, and the shares of UWR Common Stock issued pursuant to the Merger will be, when duly issued, fully paid and nonassessable by UWR.

  Liquidation Rights. Upon liquidation, and after satisfaction of any liquidation preference attributable to any outstanding preferred stock and preference stock, the UWR Common Stock will be entitled to receive pro rata all assets of UWR available for distribution to shareholders.

  In addition to shares of UWR Common Stock, shares of preferred stock may be issued by UWR without further shareholder action upon authorization by the UWR Board, in series, with such designations, rights and preferences to UWR Common Stock as the UWR Board may determine. It is possible that the issuance of shares of preferred stock with dividend and liquidation preferences could diminish the amounts which would otherwise be available for these purposes to the holders of shares of UWR Common Stock, and a dilution of the equity of the outstanding shares of UWR Common Stock could result. The granting of voting rights to the holders of shares of any preferred stock would also result in dilution of the voting power of the holders of shares of UWR Common Stock.

UWR 5% PREFERENCE STOCK

  Dividend and Distribution Rights. Subject to the rights of the holders of UWR 7 5/8% Preferred Stock and any other shares of UWR stock ranking senior to the UWR 5% Preference Stock as to dividends or upon liquidation, the holders of the UWR 5% Preference Stock are entitled to cumulative cash dividends at a rate of 5% per annum, payable quarterly on March 31, June 30 and September 30 and December 31 commencing on the first of such dates to occur after the Closing, but only as and when declared by the UWR Board out of funds legally available therefor. The initial dividend period will commence on the date of the Closing. No dividends may be declared or paid or set aside for payment or other distribution declared or made upon the UWR Common Stock or any other stock of UWR ranking junior to the UWR 5% Preference Stock as to dividends or upon liquidation and no full dividends may be declared on any preference stock of UWR ranking on a parity with the UWR 5% Preference Stock as to dividends or upon liquidation (except dividends and distributions payable in a stock of UWR ranking junior to the UWR 5% Preference Stock as to dividends or upon liquidation), nor may any UWR Common Stock or any other stock of UWR ranking junior to or on a parity with the UWR 5% Preference Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration by UWR (except pursuant to the UWR Rights Plan) unless, in each case, full cumulative dividends on all outstanding shares of the UWR 5% Preference Stock have been paid or declared and set apart for payment for all past dividend periods.

  In the event dividends should not be paid in full upon shares of UWR 5% Preference Stock and any other preference stock ranking on a parity as to dividends or upon liquidation with the UWR 5% Preference Stock, all partial dividends declared upon the UWR 5% Preference Stock and any other such preference stock will be declared pro rata such that the amount of dividends per share will in all cases bear to each other the same ratio that accrued dividends per share on the UWR 5% Preference Stock and such other preference stock bear to each other.

  The holders of shares of UWR 5% Preference Stock are also entitled to receive from UWR in the event UWR declares, orders, pays, or makes a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of UWR or any subsidiary of UWR) on UWR Common Stock other than (i) dividends payable in cash from retained earnings of UWR, as determined in accordance with generally accepted accounting principles consistently applied in accordance with past practice, (ii) any dividend or distribution of shares of UWR Common Stock or (iii) any distribution pursuant to any employee benefit plan or program of UWR, the same dividend or distribution which would have been received by a holder of the number of shares of UWR Common Stock into which their shares of UWR 5% Preference Stock are convertible on the record date for such dividend or distribution (regardless of whether such shares of UWR 5% Preference Stock are actually convertible into UWR Common Stock).

  Voting Rights. In addition to any voting rights provided by law, the holders of shares of UWR 5% Preference Stock will have the following voting rights. If on any date a total of six consecutive quarterly dividends on the UWR 5% Preference Stock have fully accrued but have not been paid in full (a "Dividend Default"), the holders of shares of UWR 5% Preference Stock will have the right, voting together as a single class, to elect one director, which director may but need not be an officer of UWR, to the UWR Board. Each holder of UWR 5% Preference Stock will have one vote for each share held. Such right of the holders of shares of UWR 5% Preference Stock to vote for the election of such director to the UWR Board may be exercised at any annual meeting of shareholders or at any special meeting of shareholders called for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of UWR, of the holders of a majority of all outstanding shares of UWR 5% Preference Stock, until dividends in default on the outstanding shares of UWR 5% Preference Stock will have been paid in full, at which time the term of office of the director so elected will terminate automatically. After the holders of the UWR 5% Preference Stock have exercised their right to elect a director to the UWR Board, the authorized number of directors of UWR cannot be increased or decreased, regardless of the terms of any shares of stock of UWR ranking junior to the UWR 5% Preference Stock as to dividends or upon liquidation, or decreased, regardless of the terms of any other stock of UWR, except by a class vote of the holders of the UWR 5% Preference Stock as provided above. The director elected or appointed by the holders of the UWR 5% Preference Stock as a result of a Dividend Default will not be elected or appointed if UWR is advised in writing by its outside counsel that such director would not be qualified under UWR's Restated Certificate of Incorporation or By-laws or any applicable statutory or regulatory standards to serve as a director of UWR or if UWR otherwise reasonably objects to such director because such director either (i) is a director or officer of a direct competitor of UWR or (ii) has engaged in any adverse conduct that would require disclosure under Item 7 of Schedule 14A promulgated under the Exchange Act, in which case the holders of the UWR 5% Preference Stock must withdraw such director and elect or nominate a replacement therefor (which replacement would be subject to the requirements of this sentence).

  Mandatory Redemption. Shares of UWR 5% Preference Stock may not be redeemed by UWR prior to the tenth anniversary of the Closing. On the tenth anniversary of the Closing, UWR, to the extent it has funds legally available therefor, will redeem all shares of UWR 5% Preference Stock then outstanding at a redemption price per share equal to the Average Trading Price, together with accrued and unpaid dividends, if any, thereon to the redemption date.

  Conversion Rights. Each share of UWR 5% Preference Stock will be convertible at any time from (and including) the second anniversary of the Closing to (and including) the tenth anniversary of the Closing, at the option of the holder thereof, into .83333 shares of UWR Common Stock, subject to adjustment as described below (the "Conversion Ratio"). In accordance with the terms of the Governance Agreement, Lyonnaise American will be limited in the amount of UWR 5% Preference Stock which it may convert into UWR Common Stock in any one year. See "Operations after the Merger--Governance Agreement--Lyonnaise American and Lyonnaise Conduct."

  Conversion of shares of UWR 5% Preference Stock may be effected by delivering certificates evidencing such shares, together with written notice of conversion to UWR or any agency designated by UWR for such purpose. Initially, such agent will be First Interstate Bank located at 120 Broadway, 33rd Floor, New York, New York 10271.

  Each conversion will be deemed to have been effected at the close of business on the date on which the certificates for shares to UWR 5% Preference Stock will have been surrendered and notice given to UWR or its agent as aforesaid and the conversion will be at the Conversion Ratio in effect at such time and on such date.

  Upon conversion of any shares of UWR 5% Preference Stock, the holder thereof will not thereafter be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares of UWR 5% Preference Stock so converted; provided, however, that such holder will be entitled to receive any dividends on such shares of UWR 5% Preference Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of shares of UWR 5% Preference Stock entitled to receive payment of such dividend.

  Fractional shares of UWR Common Stock will not be issued upon conversion but, in lieu thereof, UWR will pay a cash adjustment based on the closing market price of the UWR Common Stock on the NYSE (or other principal securities exchange for the Common Stock) on the conversion date.

  Conversion Ratio Adjustments. The Conversion Ratio is subject to adjustment upon certain events, including: (i) dividends (and other distributions) on the UWR Common Stock payable in UWR Common Stock; (ii) subdivisions, combinations or reclassifications of the UWR Common Stock; and (iii) the issuance of shares of UWR Common Stock (or other securities convertible into or exchangeable for UWR Common Stock) at a price per share (or having a conversion or exchange price per share) less than the then current market price per share of the UWR Common Stock, other than pursuant to (w) any transaction covered by clause (i) above or the immediately succeeding paragraph, (x) any UWR plan providing for the reinvestment of dividends or interest payable on the securities of UWR and the investment of additional optional amounts at a discount of not more than 5% from the then current market price of the UWR Common Stock, or pursuant to any employee benefit plan or program of UWR or pursuant to the UWR Rights Plan, (y) any underwritten public offering where the price to public (or applicable conversion or exchange price) is at or above the market price of UWR Common Stock on the trading day immediately preceding the date of pricing of such offering and (z) as consideration for the acquisition of all or a portion of the stock or assets of any person which is not a subsidiary of UWR. In addition to the foregoing adjustments, the UWR Board will be permitted to make such increases to the Conversion Ratio as it considers to be advisable in order to avoid or diminish any adverse United States federal income tax consequences to holders of UWR Common Stock or UWR 5% Preference Stock resulting from any events or occurrences giving rise to adjustments in the Conversion Ratio or from any other similar events.

  In case at any time UWR is a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of UWR's assets, liquidation or recapitalization of UWR's Common Stock and excluding any transaction to which the immediately preceding paragraph applies) in which the previously outstanding UWR Common Stock is changed into or, pursuant to the operation of law or the terms of the transaction to which UWR is a party, exchanged for different securities of UWR or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, there will be no adjustment of the Conversion Ratio but, as a condition of the consummation of such transaction, the holder of each share of UWR 5% Preference Stock will be entitled, upon conversion, to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which, the holder of shares of UWR 5% Preference Stock would have been entitled to receive upon such transaction if such holder had converted the shares of UWR 5% Preference Stock owned by such holder immediately prior to the time of such transaction.

  No adjustment of the Conversion Ratio will be required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Ratio. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

  Rights Upon Liquidation. The rights of the holders of the UWR 5% Preference Stock shall be subordinated to the rights of the holders of the UWR 7 5/8% Preferred Stock upon any liquidation, dissolution or winding up of the affairs of UWR, whether voluntary or involuntary. In addition, no distribution upon any liquidation, dissolution or winding up of the affairs of UWR, whether voluntary or involuntary, will be made (i) to the holders of shares of UWR stock ranking junior to the UWR 5% Preference Stock as to dividends or upon liquidation, unless, prior thereto, the holders of shares of UWR 5% Preference Stock have received the Liquidation Preference per share of UWR 5% Preference Stock, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date of such payment or (ii) to the holders of shares of UWR stock ranking on parity with the UWR 5% Preference Stock as to dividends or upon liquidation, except distributions made ratably on the Preference Stock and all such UWR stock ranking on a parity in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up of UWR.

  Neither the consolidation, merger or other business combination of UWR with or into any other entity or entities nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of UWR to an entity or entities other than the holders of UWR stock ranking junior to the UWR 5% Preference Stock as to dividends or upon liquidation, will be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of the preceding paragraph.

  Miscellaneous. Holders of the UWR Preference Stock will not have any pre-emptive rights. The UWR 5% Preference Stock, when duly issued and sold, will be fully paid and non-assessable.

UWR 7 5/8% PREFERRED STOCK

  Dividend Rights. The holders of the UWR 7 5/8% Preferred Stock are entitled to cumulative cash dividends at a rate of 7 5/8% per annum, payable quarterly on March 1, June 1, September 1 and December 1 commencing on the first of such dates to occur after the Closing, but only as and when declared by the UWR Board out of funds legally available therefor. Dividends are cumulative from the date of original issue of the shares, whether or not there have been net profits or net assets of UWR legally available for the payment of dividends at the time such dividends were payable. The initial dividend period will commence on the March 1, June 1, September 1 or December 1 immediately preceding the Closing. No dividends may be declared or paid or set aside for payment or other distributions declared or made upon the UWR Common Stock or any other stock of UWR ranking junior to the UWR 7 5/8% Preferred Stock as to dividends or upon liquidation and no full dividends may be declared on any preferred stock of UWR ranking on a parity with the UWR 7 5/8% Preferred Stock as to dividends, nor may any UWR 7 5/8% Common Stock or any other stock of UWR ranking junior to or on a parity with the UWR 7 5/8% Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by UWR (except by conversion into or exchange for stock of UWR ranking junior to the UWR 7 5/8% Preferred Stock as to dividends and upon liquidation) unless, in each case, full cumulative dividends on all outstanding shares of the UWR 7 5/8% Preferred Stock have been paid for all past dividend periods and any sums then or theretofore required to be applied to a sinking fund for the UWR 7 5/8% Preferred Stock have been applied to such sinking fund (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of UWR Common Stock of another stock ranking junior to the UWR 7 5/8% Preferred Stock as to dividends and upon liquidation).

  In the event dividends should not be paid in full upon shares of UWR 7 5/8% Preferred Stock and any other preferred stock ranking on a parity as to dividends with the UWR 7 5/8% Preferred Stock, all partial dividends declared upon the UWR 7 5/8 Preferred Stock and any other such preferred stock will be declared pro rata such that the amount of dividends per share will in all cases bear to each other the same ratio that accrued dividends per share on the UWR 7 5/8% Preferred Stock and such other preferred stock bear to each other.

  Voting Rights. Holders of shares of the UWR 7 5/8% Preferred Stock will not have any voting rights or rights to receive notice of meetings, except as otherwise from time to time required by law and as set forth below. Whenever, at any time, dividends payable on the UWR 7 5/8% Preferred Stock are in arrears for six or more dividend periods, that is, not paid in full for six or more past dividend periods, whether or not consecutive, the holders of the outstanding shares of UWR 7 5/8% Preferred Stock will have the exclusive right, voting separately as a class (together with the holders of shares of any other series of preferred stock ranking on a parity with the UWR 7 5/8% Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable), to elect two directors to the UWR Board at UWR's next succeeding annual meeting of shareholders and at each subsequent annual meeting of shareholders. Upon the vesting of such right, the maximum number of members of the UWR Board will be increased by two and the two vacancies so created will be filled by a vote of the holders of shares of UWR 7 5/8% Preferred Stock (either alone or together with the holders of such shares of any one or more other series of preferred stock as described above). Holders of shares of UWR 7 5/8% Preferred Stock will be entitled to one vote for each share held and will have the right to receive notice of any annual meeting of shareholders of UWR at which they have the right to elect directors. When all dividends accumulated on UWR 7 5/8% Preferred Stock have been paid in full such right to elect directors will terminate, subject to revesting in the event of a subsequent default, and the number of directors of the full board will be reduced by two, to such number as may then be provided for in UWR's by-laws. In such event the term of office of all directors then in office elected by the holders of the UWR 7 5/8% Preferred Stock will terminate immediately. Vacancies occurring in the offices of directors elected by such preferred shareholders may be filled by the remaining director elected by such preferred shareholders.

  The consent of the holders of two thirds of the outstanding shares of UWR
  7 5/8% Preferred Stock, voting as a class as described above will be required for:

    (i) the authorization, creation or issuance, or any increase in the authorization or issued amount, of any class or series of stock ranking prior to the UWR 7 5/8% Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, or the authorization, creation or issuance of any obligation or of any security convertible into or exchangeable for shares of any class or series having such preference over the UWR 7 5/8% Preferred Stock, or

    (ii) any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of UWR's Restated Certificate of Incorporation or of the resolutions set forth in the Certificate of Amendment for the UWR 7 5/8% Preferred Stock or any other series of preferred stock, or any prior amendment thereto, which would materially and adversely affect the rights, preferences, privileges or voting power of the UWR 7 5/8% Preferred Stock; provided that any such amendment, alteration or repeal, or any increase in the amount of authorized preferred stock of UWR or the creation and issuance of any other series of preferred stock, or any increase in the amount of authorized shares of any series, in each case ranking on a parity with or junior to the UWR 7 5/8% Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, or any merger or consolidation pursuant to which the surviving entity assumes the obligations of the UWR
  7 5/8% Preferred Stock, will not be deemed to affect materially and adversely such rights, preferences, privileges or voting powers.

  The consent of the holders of a majority of the outstanding UWR 7 5/8% Preferred Stock, voting as a class as described above, will be necessary for the authorization or any increase in the authorization (over and above the 1,000,000 shares of preferred stock of UWR authorized currently) of any class or series of stock ranking on a parity with the UWR 7 5/8% Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, or the authorization, creation or issuance of any obligation or security convertible into or exchangeable for shares (over and above existing authorized shares) of any class or series of preferred stock having such parity with the UWR 7 5/8% Preferred Stock.

  The voting provisions described above do not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required, all outstanding shares of UWR 7 5/8% Preferred Stock have been redeemed or sufficient funds have been deposited in trust to effect such redemption.

  Sinking Fund. Commencing September 1, 1998 and on each September 1 thereafter, UWR will, so long as any UWR 7 5/8% Preferred Stock is outstanding, mandatorily redeem 15,000 shares of the UWR 7 5/8% Preferred Stock, at the stated value of $100 per share, together with accrued and unpaid dividends, if any, to the date fixed for redemption. However, UWR will be entitled to a credit against the foregoing obligation equal to the aggregate number of shares of UWR 7 5/8% Preferred Stock owned by UWR surrendered for such credit and which have not been previously so credited. In the event that the number of shares comprising the UWR 7 5/8% Preferred Stock is increased by the UWR Board, the number of shares to be redeemed annually by operation of such sinking fund will be increased to 5% of the increased number of shares. On

September 1, 2017, all outstanding shares of UWR 7 5/8% Preferred Stock will be redeemed by UWR at the stated price of $100 per share, together with accrued and unpaid dividends, if any, to such redemption date. When less than all of the outstanding shares of UWR 7 5/8% Preferred Stock are to be redeemed, the shares to be redeemed will be selected by lot or pro rata (as near as may be) or by any other method determined by UWR in its sole discretion to be equitable. Redeemed shares of UWR 7 5/8% Preferred Stock will be retired and cancelled and will be restored to the status of authorized but unissued shares of preferred stock of UWR, without designation as to series, and may thereafter be issued but not as shares of UWR 7 5/8% Preferred Stock.

  Voluntary Redemption. Shares of UWR 7 5/8% Preferred Stock may not be redeemed by UWR prior to September 1, 1997. At any time or from time to time on and after September 1, 1997, UWR, at its option, may redeem shares of UWR 7 5/8% Preferred Stock, together in each case with accrued and unpaid dividends, if any, to the date fixed for redemption, at the following redemption prices:

              REDEMPTION DATES                                  REDEMPTION PRICE
             (BOTH DATES INCLUSIVE)                               (PER SHARE)
             ------------------------                           ----------------
      September 1, 1997--August 31, 1998.......................     $105.08
      September 1, 1998--August 31, 1999.......................     $104.58
      September 1, 1999--August 31, 2000.......................     $104.07
      September 1, 2000--August 31, 2001.......................     $103.56
      September 1, 2001--August 31, 2002.......................     $103.05
      September 1, 2002--August 31, 2003.......................     $102.54
      September 1, 2003--August 31, 2004.......................     $102.03
      September 1, 2004--August 31, 2005.......................     $101.53
      September 1, 2005--August 31, 2006.......................     $101.02
      September 1, 2006--August 31, 2007.......................     $100.51
      September 1, 2007--and thereafter........................     $100.00

  UWR may not redeem less than all the outstanding shares of UWR 7 5/8% Preferred Stock unless full cumulative dividends have been paid or declared and set aside for payment upon all outstanding shares of UWR 7 5/8% Preferred Stock for all past dividend periods.

  Rights Upon Liquidation. In the event of any liquidation, dissolution or winding up of UWR, whether voluntary or involuntary (herein referred to as a "UWR Liquidation"), the holders of UWR 7 5/8% Preferred Stock and any other preferred stock ranking on a parity as to a UWR Liquidation with the UWR 7 5/8% Preferred Stock will be entitled only to receive out of the assets of UWR available for distribution to shareholders, before any payment or distribution of assets is made to holders of the UWR Common Stock or any other class or series of stock of UWR ranking junior to the UWR 7 5/8% Preferred Stock and such other preferred stock upon a UWR Liquidation, liquidating distributions at the stated value of $100 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution. If, upon any UWR Liquidation, the assets thereof, or the proceeds thereof, are insufficient to pay in full the preferential amount described above, then such assets will be distributed among the holders of UWR 7 5/8% Preferred Stock and any other preferred stock ranking as to a UWR Liquidation on a parity with the UWR 7 5/8% Preferred Stock in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. A consolidation or merger of UWR with one or more corporations will not be deemed to be a UWR Liquidation. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of UWR 7 5/8% Preferred Stock will have no right or claim to any of the remaining assets of UWR which may be distributed to any other series or class of stock ranking junior to the UWR 7 5/8% Preferred Stock.

  Miscellaneous. Holders of the UWR 7 5/8% Preferred Stock will not have any pre-emptive rights or conversion rights. The UWR 7 5/8% Preferred Stock, when duly issued and sold, will be fully paid and non-assessable.

                        DESCRIPTION OF GWC CAPITAL STOCK

  The authorized capital stock of GWC consists of (i) 15,000,000 shares of Common Stock, par value $0.01 per share, of which 11,066,600 shares were issued and outstanding as of the GWC Record Date and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which 300,000 shares of its Series A 7 5/8% Cumulative Preferred Stock (stated value $100.00 per share) were issued and outstanding as of the GWC Record Date.

  As a holding company, GWC's primary source of cash flow to pay the dividends on the GWC 7 5/8% Preferred Stock, to service debt and to pay dividends to the GWC Common Stockholders are the dividends paid to GWC by its principal subsidiary, General Waterworks. General Waterworks ceased paying dividends to GWC in 1990 in order to conserve capital needed to make acquisitions, including the acquisition in 1990 of a water and wastewater utility in New Mexico, and to meet its significant capital expenditure requirements. In 1993, General Waterworks paid a $4,000,000 dividend to GWC. Until such time as the cash dividends received from General Waterworks and GWC's other investments are sufficient to meet its cash flow requirements, which is not currently expected until at least 1996, GWC currently anticipates that it may need to increase its debt if the Merger is not consummated.

GWC PREFERRED STOCK

  GWC preferred stock may be issued in series, from time to time, with such powers, designations, preferences and rights, and qualifications, limitations and restrictions thereof, to the extent that such are not fixed in the Restated Certificate of Incorporation, as the GWC Board determines. The rights, preferences, limitations and restrictions of different series of the preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The GWC Board may authorize the issuance of up to an additional 700,000 shares of GWC preferred stock (representing the remaining authorized but unissued shares) which rank senior to the GWC Common Stock with respect to the payment of dividends and the distribution of assets on liquidation. In addition, the GWC Board is authorized to fix the limitations and restrictions, if any, upon the payment of dividends on GWC Common Stock to be effective while any shares of GWC preferred stock are outstanding.

GWC COMMON STOCK

  Dividends. Subject to the restrictions described under "--GWC Preferred Stock" above, and subject to restrictions contained in the debt instruments referred to below, holders of GWC Common Stock are entitled to such dividends as may be declared by the GWC Board out of funds legally available therefor. The undistributed retained earnings of GWC at September 30, 1993 amounted to $24,665,000 and were not restricted with respect to the payment of dividends. Under the most restrictive financial covenant of General Waterworks which would limit the ability of General Waterworks to pay dividends, it is obligated to maintain consolidated stockholders' equity of $70,000,000. General Waterworks had a capacity at September 30, 1993 to pay dividends in the total amount of $79,874,000.

  Voting Rights. Holders of GWC Common Stock are entitled to one vote per share on all matters submitted to a vote of holders of GWC Common Stock. Shares of GWC Common Stock do not have cumulative voting rights.

  Liquidation Rights. On a liquidation or dissolution of GWC, after satisfaction of any liquidation preferences of the preferred stock, holders of shares of GWC Common Stock are entitled to receive pro rata all assets remaining available for distribution to stockholders.

  Other. All outstanding shares of GWC Common Stock are validly issued, fully paid and nonassessable. The shares of GWC Common Stock have no pre-emptive rights, and there are no redemption or call provisions applicable to the GWC Common Stock.

  The transfer agent and registrar for the GWC Common Stock is Mellon Securities Trust Company, 120 Broadway, New York, New York 10271.

TERMS OF GWC 7 5/8% PREFERRED STOCK

  Dividends. The holders of the GWC 7 5/8% Preferred Stock are entitled to cumulative cash dividends at the rate of 7 5/8%, payable quarterly on December 1, March 1, June 1 and September 1, but only as and when declared by the GWC Board out of funds legally available therefor. Dividends are cumulative from the date of original issue of the shares, whether or not there have been net profits or net assets of GWC legally available for the payment of dividends at the time such dividends were payable. No dividends may be declared or paid or other distributions declared or made upon the GWC Common Stock and no full dividends may be declared on any preferred stock of GWC ranking junior to the GWC 7 5/8% Preferred Stock as to dividends or upon liquidation, or upon any other stock of GWC ranking on a parity with the GWC 7 5/8% Preferred Stock as to dividends, nor is any GWC Common Stock or any other stock of GWC ranking junior to the GWC 7 5/8% Preferred Stock as to dividends or upon liquidation to be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by GWC (except by conversion into or exchange for stock of GWC ranking junior to the GWC 7 5/8% Preferred Stock as to dividends and upon liquidation) unless, in each case, full cumulative dividends on all outstanding shares of the GWC 7 5/8% Preferred Stock have been paid for all past dividend periods and any sums then or theretofore required to be applied to a sinking fund for the GWC 7 5/8% Preferred Stock have been applied to such sinking fund (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of GWC Common Stock or another stock ranking junior to the GWC 7 5/8% Preferred Stock as to dividends and upon liquidation).

  In the event dividends should not be paid in full upon shares of GWC 7 5/8% Preferred Stock and any other preferred stock ranking on a parity as to dividends with the GWC 7 5/8% Preferred Stock, all partial dividends declared upon the GWC 7 5/8% Preferred Stock and any other such preferred stock would be declared pro rata such that the amount of dividends per share would in all cases bear to each other the same ratio that accrued dividends per share on the GWC 7 5/8% Preferred Stock and such other preferred stock bear to each other.

  Each future declaration of common dividends by General Waterworks and of common and preferred dividends by GWC will be made at the sole discretion of the respective boards of directors and only out of cumulative undistributed earnings legally available therefor. As of September 30, 1993, GWC's undistributed retained earnings amounted to $24,665,000 and were not restricted with respect to the payment of dividends.

  Voting Rights. Holders of shares of the GWC 7 5/8% Preferred Stock do not have any voting rights or rights to receive notice of meetings, except as otherwise from time to time required by law and as set forth below. Whenever, at any time, dividends payable on the GWC 7 5/8% Preferred Stock are in arrears for six or more dividend periods, whether or not consecutive, the holders of the outstanding shares of GWC 7 5/8% Preferred Stock will have the exclusive right, voting separately as a class (together with the holders of shares of any other series of preferred stock ranking on a parity with the GWC 7 5/8% Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable), to elect two directors of GWC at GWC's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. Upon the vesting of such right, the maximum number of members of the GWC Board would be increased by two and the two vacancies so created would be filled by a vote of the holders of shares of GWC 7 5/8% Preferred Stock (either alone or together with the holders of such shares of any one or more other series of preferred stock ranking on a parity with the GWC 7 5/8% Preferred Stock) as set forth above. Holders of shares of GWC 7 5/8% Preferred Stock would be entitled to one vote for each share held and would have the right to receive notice of any annual meeting of stockholders of GWC at which they have the right to elect directors. When all dividends accumulated on GWC 7 5/8% Preferred Stock have been paid in full, such right to elect directors would terminate, subject to revesting in the event of a subsequent default, and the number of directors of the full GWC board would be reduced by two, to such number as may then be provided for in GWC's by-laws. In such event the term of office of all directors then in office elected by the holders of the GWC 7 5/8% Preferred Stock would terminate immediately. Vacancies occurring in the offices of directors elected by such preferred stockholders may be filled by the remaining director elected by such preferred stockholders.

  The consent of two thirds of the outstanding shares of GWC 7 5/8% Preferred Stock, voting as a class as described above, is required for:

    (i) the authorization, creation or issuance, or any increase in the authorization or issued amount, of any class or series of stock ranking prior to the GWC 7 5/8% Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, or the authorization, creation or issuance of any obligation or of any security convertible into or exchangeable for shares of any class or series having such preference over the GWC 7 5/8% Preferred Stock; or

    (ii) any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of GWC's Restated Certificate of Incorporation or of the resolutions set forth in the Certificate of Designations for the GWC 7 5/8% Preferred Stock or any other series of preferred stock, or any prior amendment thereto, which would materially and adversely affect the rights, preferences, privileges or voting power of the GWC 7 5/8% Preferred Stock; provided that any increase in the amount of authorized preferred stock of GWC or the creation and issuance of any other series of preferred stock, or any increase in the amount of authorized shares of any series, in each case ranking on a parity with or junior to the GWC 7 5/8% Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation will not be deemed to affect materially and adversely such rights, preferences, privileges or voting powers.

  The consent of the holders of a majority of the outstanding GWC 7 5/8% Preferred Stock, voting as a class as described above, will be necessary for the authorization or any increase in the authorization (over and above the 1,000,000 shares of preferred stock of GWC authorized currently) of any class or series of stock ranking on a parity with the GWC 7 5/8% Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, or the authorization, creation or issuance of any obligation or security convertible into or exchangeable for shares (over and above existing authorized shares) of any class or series of preferred stock having such parity with the GWC 7 5/8% Preferred Stock.

  The voting provisions described above do not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required, all outstanding shares of GWC 7 5/8% Preferred Stock have been redeemed or sufficient funds have been deposited in trust to affect such redemption.

  Redemption Provisions; Sinking Fund. Commencing September 1, 1998 and on each September 1 thereafter, GWC will, so long as any GWC 7 5/8% Preferred Stock is outstanding, mandatorily redeem 15,000 shares of the GWC 7 5/8% Preferred Stock, at the stated value of $100 per share, together with accrued and unpaid dividends, if any, to the date fixed for redemption. However, GWC will be entitled to a credit against the foregoing obligation equal to the aggregate number of shares of GWC 7 5/8% Preferred Stock owned by GWC surrendered for such credit and which have not been previously so credited. In the event that the number of shares comprising the GWC 7 5/8% Preferred Stock is increased by the GWC Board, the number of shares to be redeemed annually by operation of such sinking fund would be increased to 5% of the increased number of shares. On September 1, 2017, all outstanding shares of the GWC 7 5/8% Preferred Stock will be redeemed by GWC at the stated price of $100 per share, together with accrued and unpaid dividends, if any, to such redemption date. When less than all the outstanding shares of the GWC 7 5/8% Preferred Stock are to be redeemed, the shares to be redeemed will be selected by lot or pro rata (as near as may be) or by any other method determined by GWC in its sole discretion to be equitable. Redeemed shares of the GWC 7 5/8% Preferred Stock will be retired and canceled and will be restored to the status of authorized but unissued shares of preferred stock of GWC, without designation as to series, and may thereafter be issued but not as shares of GWC 7 5/8% Preferred Stock.

  Voluntary Redemption. Shares of the GWC 7 5/8% Preferred Stock may not be redeemed by GWC prior to September 1, 1997. At any time or from time to time on and after September l, 1997 GWC, at its option, may redeem shares of GWC 7 5/8% Preferred Stock, together in each case with accrued and unpaid dividends, if any, to the date fixed for redemption, at the following redemption prices:

              REDEMPTION DATES                                  REDEMPTION PRICE
             (BOTH DATES INCLUSIVE)                               (PER SHARE)
             ------------------------                           ----------------
      September 1, 1997-August 31, 1998........................     $105.08
      September 1, 1998-August 31, 1999........................      104.58
      September 1, 1999-August 31, 2000........................      104.07
      September 1, 2000-August 31, 2001........................      103.56
      September 1, 2001-August 31, 2002........................      103.05
      September 1, 2002-August 31, 2003........................      102.54
      September 1, 2003-August 31, 2004........................      102.03
      September 1, 2004-August 31, 2005........................      101.53
      September 1, 2005-August 31, 2006........................      101.02
      September 1, 2006-August 31, 2007........................      100.51
      September 1, 2007 and thereafter.........................      100.00

  GWC may not redeem less than all the outstanding shares of GWC 7 5/8% Preferred Stock unless full cumulative dividends have been paid or declared and set aside for payment upon all outstanding shares of GWC 7 5/8% Preferred Stock for all past dividend periods.

  Rights Upon Liquidation. In the event of any liquidation, dissolution or winding up of GWC, whether voluntary or involuntary (herein referred to as a "GWC Liquidation"), the holders of GWC 7 5/8% Preferred Stock and any other preferred stock ranking on a parity as to a GWC Liquidation with the GWC 7 5/8% Preferred Stock will be entitled only to receive out of the assets of GWC available for distribution to stockholders, before any payment or distribution of assets is made to holders of the GWC Common Stock or any other class or series of stock of GWC ranking junior to the GWC 7 5/8% Preferred Stock and such other preferred stock upon a GWC Liquidation, liquidating distributions in the stated amount of $100 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution. If, upon any GWC Liquidation, the assets thereof, or the proceeds thereof, are insufficient to pay in full the preferential amount described above, then such assets would be distributed among the holders of GWC 7 5/8% Preferred Stock and any other preferred stock ranking as to a GWC Liquidation on a parity with the GWC 7 5/8% Preferred Stock in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. A consolidation or merger of GWC with one or more corporations would not be deemed to be a GWC Liquidation. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of GWC 7 5/8% Preferred Stock will have no right or claim to any of the remaining assets of GWC which may be distributed to any other series or class of stock ranking junior to the GWC 7 5/8% Preferred Stock.

  Miscellaneous. Holders of the GWC 7 5/8% Preferred Stock do not have any pre-emptive rights or conversion rights. The GWC 7 5/8% Preferred Stock is fully paid and non-assessable.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

  The holders of GWC Common Stock, upon consummation of the Merger, will become UWR securityholders and their rights will be governed by the UWR Restated Certificate of Incorporation and the UWR By-laws, and by the New Jersey Business Corporation Act (the "NJBCA"). The GWC Restated

Certificate of Incorporation and the GWC By-laws are different in certain respects from the UWR Restated Certificate of Incorporation and the UWR By-laws. In addition, certain differences exist between the DGCL and the NJBCA with respect to shareholders' rights. While it is impractical to compare all these differences, the following discussion summarizes certain significant differences between the GWC Restated Certificate of Incorporation and the GWC By-laws, on the one hand, and the UWR Restated Certificate of Incorporation and the UWR By-laws, on the other hand, as well as certain significant differences between the DGCL and the NJBCA with respect to the shareholders' rights.

  Capitalization. The authorized capital stock of GWC currently consists of 15,000,000 shares of common stock, $.01 par value and 1,000,000 shares of preferred stock, $1.00 par value. Upon consummation of the Merger, UWR will be authorized to issue 50,000,000 shares of common stock, without par value, 1,000,000 shares of preferred stock, without par value and 5,000,000 shares of preference stock, without par value.

  Voting Rights and Voting Power. Following the Merger, holders of GWC Common Stock will not possess the same relative voting power in matters put to a vote of the holders of UWR Common Stock as they possessed prior to the Merger. If the Merger is consummated, based upon the capitalization of UWR and GWC on September 30, 1993, holders of GWC Common Stock will hold 9,295,944 of the approximately 29,047,130 shares of UWR Common Stock to be outstanding immediately after the Merger. Such holdings would constitute approximately 32% of the UWR voting power. The UWR 5% Preference Stock will have no voting rights, except upon the failure of UWR to pay dividends on the UWR 5% Preference Stock for six consecutive quarters.

  Special Meetings of Shareholders. The GWC By-laws provide that special meetings of shareholders may be called by the Chairman, the Vice-Chairman or the President and must be called by the President or the Secretary at the written request of two members of the GWC Board. The UWR Restated Certificate of Incorporation provides that special meetings of shareholders may be called only by the UWR Board, except to the extent such power is expressly conferred by the NJBCA on the shareholders of UWR. The NJBCA provides that special meetings may be called by the President, the UWR Board, such other officers, directors or shareholders as may be provided by the UWR By-laws and upon application of the holder or holders of not less than 10% of all the shares entitled to vote at a meeting, the Superior Court, for good cause shown, may order a special meeting to be called. The UWR By-laws provide that a special meeting may be called at any time by the Chairman of the UWR Board, the President or a majority of the UWR Board.

  Shareholder Action by Written Consent. The DGCL and the GWC By-laws provide that any action required to be taken or which may be taken at any annual or special meeting of shareholders of GWC may be taken without a meeting, prior notice or a vote if a written consent or consents are executed by holders of not less than the minimum number of shareholders that would be necessary to authorize such action at a meeting. The UWR Restated Certificate of Incorporation authorizes shareholders to take action without a meeting only by unanimous written consent of all shareholders entitled to vote with respect to such action.

  Amendments to Certificate of Incorporation. The DGCL provides that amendments to the GWC Restated Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of the voting stock of GWC entitled to vote thereon (and, if applicable, a majority of the outstanding stock of each class entitled to vote thereon), unless the GWC Restated Certificate of Incorporation requires a greater percentage. The GWC Restated Certificate of Incorporation is silent with respect to such amendments. The NJBCA provides that amendments to the UWR Restated Certificate of Incorporation must be approved by the affirmative vote of a majority of the votes cast by the shareholders entitled to vote thereon, unless the UWR Restated Certificate of Incorporation requires a greater percentage.

  The UWR Restated Certificate of Incorporation requires, unless the UWR Board or, in the case of Article 13, the Continuing Directors (as defined in the UWR Restated Certificate of Incorporation) determines otherwise, the affirmative vote of 80% or more of the voting power of UWR's shareholders to amend, alter, repeal or adopt any provision inconsistent with Articles 9, 10, 11, 12 or 13 of the UWR Restated Certificate of Incorporation, which govern the election of directors to the UWR Board, the taking of action by written consent of UWR shareholders, the right to call special meetings of UWR shareholders, amendment of the UWR By-laws, amendment of the UWR Restated Certificate of Incorporation and certain business combinations with interested shareholders.

  Amendments to By-laws. Under the DGCL and the GWC Restated Certificate of Incorporation, the GWC shareholders and the GWC Board have the power to adopt, amend or repeal the GWC By-laws. The NJBCA provides that the UWR Board has the power to make, alter and repeal the UWR By-laws, unless such power is reserved to the UWR shareholders in the UWR Restated Certificate of Incorporation. The UWR Restated Certificate of Incorporation provides that the affirmative vote of
(a) at least 80% of the shares entitled to vote generally in the election of directors or (b) a majority of the UWR Board is necessary for the alteration, amendment or repeal of the UWR By-laws.

  Board of Directors. Under the DGCL, the board of directors of a corporation may consist of one or more members as provided in the by-laws, unless the certificate of incorporation fixes the number of directors. The GWC Restated Certificate of Incorporation is silent on the size of the Board of Directors. The GWC By-laws provide that the Board of Directors may consist of three or more persons, the number to be determined from time to time by the GWC Board. Under the NJBCA, the board of directors may consist of one or more members, as provided in the by-laws and subject to any provision contained in the certificate of incorporation. The UWR Restated Certificate of Incorporation provides that the UWR Board may not be less than three nor more than fifteen (subject to the right of holders of any series of preferred stock then outstanding to elect additional directors under specified circumstances), as may be specified from time to time in the By-laws of the Corporation. In addition, the UWR Restated Certificate of Incorporation classifies directors into three classes with staggered terms of office, with the number of directors in each class to be as nearly equal in number as possible and only one class of directors standing for election each year.

  Under the DGCL, a director or the entire board may be removed, with or without cause by a majority of the shares then entitled to vote at an election of directors; however, if the board of directors is classified, directors may only be removed for cause, unless the certificate of incorporation provides otherwise. The GWC Restated Certificate of Incorporation and the GWC By-laws are silent on removal of directors. Under the NJBCA, a director or the entire board may be removed for cause or, unless otherwise provided in the certificate of incorporation, without cause by the vote of a majority of the votes cast by the holders of shares then entitled to vote at an election of directors; however, shareholders of a corporation whose board of directors is classified in respect to the time for which they severally hold office, are not entitled to remove directors without cause. The UWR Restated Certificate of Incorporation provides that a director may only be removed by UWR's shareholders for cause, and that no removal will be effective until a final determination by a court of competent jurisdiction that cause exists for such removal. In addition, the UWR Restated Certificate of Incorporation provides that any director also may be removed for cause by the affirmative vote of a majority of all directors.

  Under the DGCL, vacancies may be filled by a majority of the directors then in office unless the certificate of incorporation or by-laws provide otherwise. The GWC Restated Certificate of Incorporation is silent with respect to filling vacancies. The GWC By-laws provide that vacancies will be filled by a majority of the directors then in office. Under the NJBCA, unless the certificate of incorporation or by-laws provide otherwise, a vacancy, however caused, and newly created directorships resulting from an increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors. In addition, under the NJBCA, any directorship not filled by the board may be filled by the shareholders. The UWR Restated Certificate of Incorporation provides that any vacancy, however caused, and any directorship to be filled by reason of an increase in the number of directors may be filled at an annual meeting of shareholders. In addition the UWR Restated Certificate of Incorporation provides that any vacancy, however caused, not filled at an annual meeting of shareholders may be filled only by the affirmative vote of a majority of the directors then in office, and that any directorship to be filled by reason of an increase in number of directors not filled at an annual meeting of shareholders may be filled only by the affirmative vote of a majority of the directors then in office except as otherwise required by law. The UWR Restated Certificate of Incorporation further provides that if the NJBCA expressly confers the power on UWR's shareholders to fill a directorship created by an increase in the number of directors at a special meeting of shareholders, such directorship may only be filled by the affirmative vote of at least 80% of the holders of shares entitled to vote thereon.

  Director Liability and Indemnification. The DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to the corporation or its shareholders for monetary damages for breaches of fiduciary duty, including conduct which could be characterized as negligence or gross negligence. The DGCL expressly provides, however, that the liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The DGCL further provides that no such provision can eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. The GWC Restated Certificate of Incorporation does not limit the liability of GWC's directors. Under the DGCL, a corporation has the power to indemnify a director against judgments, settlements and expenses in any litigation or other proceeding other than a derivative suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provisions of the DGCL make mandatory the indemnification of a director to the extent that the director has been successful on the merits or otherwise, thus possibly requiring indemnification of settlements in certain instances. The DGCL also provides that a director may be indemnified by the corporation for expenses of a derivative suit even if he is not successful on the merits, provided he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, subject, in the case of an adverse judgment, to court approval. The GWC By-laws contain a provision which indemnifies its directors to the fullest extent permitted by the DGCL.

  Under the NJBCA, the personal liability of a director may be limited through a provision in a corporation's certificate of incorporation except that such provision may not limit the liability of a director for any breach of the director's duty of loyalty, for acts or omissions not in good faith or involving a knowing violation of law, or resulting in receipt of improper personal benefit by the director. The UWR Restated Certificate of Incorporation contains a provision which limits the liability of its directors to the fullest extent permitted by the NJBCA. Under the NJBCA, corporations are also permitted to indemnify directors in certain circumstances and required to indemnify directors under certain circumstances. Under the NJBCA, corporations are permitted to indemnify directors except in proceedings by or in the right of the corporation if the director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the director had no reasonable cause to believe his conduct was unlawful. In addition, under the NJBCA, corporations must indemnify a director to the extent the director has been successful on the merits or otherwise. The UWR By-laws contain a provision which indemnifies its directors to the fullest extent permitted by the NJBCA.

  Rights Plan. UWR has adopted the UWR Rights Plan pursuant to which it has issued the Rights described under "Description of UWR Capital Stock--UWR Common Stock and Rights." GWC does not presently have a shareholder rights plan.

  Appraisal Rights. Under the DGCL, dissenting shareholders who follow prescribed statutory procedures are entitled to appraisal rights in connection with certain mergers or consolidations, unless otherwise provided in the corporation's certificate of incorporation, except that such rights are not provided when (i) the shares of the corporation are listed on a national securities exchange or designated as a national market system security by the NASD or held of record by more than 2,000 shareholders and shareholders receive in the merger shares of the surviving corporation or of any other corporation the shares of which are listed on a national securities exchange or designated as a national market system security by the NASD, or held of record by more than 2,000 shareholders or (ii) the corporation is the surviving corporation and no vote of its shareholders is required for the merger. The GWC Restated Certificate of Incorporation is silent with respect to dissenter's rights.

  Under the NJBCA, dissenting shareholders who comply with certain procedures are entitled to appraisal rights in connection with the merger, consolidation or sale, lease exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business, unless the certificate of incorporation otherwise provides, except that such rights are not provided when (i) the shares to vote on such transaction are listed on a national securities exchange or held of record by not less than 1,000 holders (or shareholders receive in such transaction cash and/or securities which are listed on a national securities exchange or held of record by not less than 1,000 shareholders) or (ii) no vote of the corporation's shareholders is required for the proposed transaction. The UWR Restated Certificate of Incorporation is silent with respect to appraisal rights.

  Dividends. The DGCL permits a corporation to pay dividends out of any surplus and, if it has no surplus, out of any net profits for the fiscal year in which the dividend was declared or for the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets). The NJBCA prohibits a corporation from making any distribution to its shareholders if, after giving effect to such distribution, the corporation would be unable to pay its debts as they became due in the usual course of business or the corporation's total assets would be less than its total liabilities.

  Repurchases of Stock. Under the DGCL, a corporation may repurchase or redeem its shares only out of surplus and only if such purchase does not impair capital. However, a corporation may redeem preferred stock out of capital if such shares will be retired upon redemption and the stated capital of the corporation is thereupon reduced in accordance with the DGCL. The NJBCA prohibits a corporation from responding or redeeming its shares if (i) after giving effect to such repurchase or redemption, the corporation would be unable to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than its total liabilities, (ii) after giving effect to such repurchase or redemption, the corporation would have no equity outstanding, (iii) the redemption or repurchase price exceeded that specified in the securities acquired or (iv) such repurchase or redemption is contrary to any restrictions contained in the corporation's certificate of incorporation. UWR's Restated Certificate of Incorporation has no restrictions on redemptions or repurchases of its equity securities and accordingly, UWR may repurchase or redeem its equity securities whether or not UWR's net assets remaining after such acquisition are less than the aggregate amount of the preferences of outstanding equity securities.

  Inspection of Books and Records. The DGCL provides that any shareholder may for a proper purpose inspect a corporation's stock ledger, a list of its shareholders and its other books and records. The NJBCA grants the right to inspect a corporation's minutes of shareholder proceedings and its record of shareholders only for any proper purpose and only (i) to shareholders of record for at least 6 months preceding the demand, (ii) to holders of at least 5% of the outstanding shares of any class or series of the corporation's stock or
(iii) to shareholders upon receipt of court order.

  Business Combinations. Section 203 of the DGCL regulates a wide range of transactions ("business combinations") between a corporation and an interested stockholder. An "interested stockholder" is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation's outstanding voting stock. "Business combinations" are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation's assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions which would result in increasing the proportionate share of stock of the corporation or any subsidiary owned by, or
(v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder.
Section 203 of the DGCL provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the date of becoming an interested stockholder unless (i) prior to such date the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder,
(ii) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding shares owned by officers and directors and shares owned by certain employee stock plans) or (iii) on or subsequent to such date the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. These restrictions placed on interested stockholders do not apply to a corporation whose certificate of incorporation contains a provision expressly electing not to be governed by the statute. GWC's Restated Certificate of Incorporation does not contain a provision electing not to be governed by Section 203 of the DGCL.

  Section 14A:10A-4 of the NJBCA provides, among other things, that no resident domestic corporation may engage in any business combination with any "interested stockholder" of such corporation (defined as a holder of 10% or more of stock) for a period of five years unless such business combination is approved by the board of directors prior to the date on which the interested stockholder made its stock acquisition. In addition to the restrictions stated in the preceding sentence, no such corporation may engage in a business combination with an interested stockholder other than one in which (1) the board of directors has approved such business combination prior to such interested stockholder's stock acquisition date; (2) such business combination is approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by that interested stockholder at a meeting called for such purpose; or (3) the aggregate amount of cash and the market value, as of the consummation date, of consideration to be received per share by holders of outstanding shares of common stock in the business combination is at least equal to a certain "fair price" as determined by various criteria set forth in the statute, subject to certain exceptions.

  Section 49:5 of the NJBCA provides, among other things, that any person making an offer to purchase in excess of 10% (or such amount which, when aggregated with such person's present holdings, exceeds 10%) of any class of equity securities of any corporation or other issuer of securities which is organized under the laws of New Jersey must, 20 days before the offer is made file a disclosure statement with the target company and the Bureau of Securities in the Division of Consumer Affairs in the Department of Law and Public Safety of the State of New Jersey (the "Bureau"). Such takeover bid may not proceed until after receipt of the Bureau's permission, which may not be denied unless the Bureau, after public hearing, finds that (i) the financial condition of the offeror is such as to jeopardize the financial stability of the target company, or prejudice the interests of any employees or securityholders who are unaffiliated with the offeror, (ii) the terms of the offer are unfair or inequitable to the securityholders of the target company,
(iii) the plans and proposals which the offeror has to make any material change in the target company's business or corporate structure or management, are not in the interest of the target company's remaining securityholders or employees,
(iv) the competence, experience and integrity of those persons who would control the operation of the target company are such that it would not be in the interest of the target company's remaining securityholders or employees to permit the takeover or (v) the terms of the takeover bid do not comply with the provisions of Section 49:5 of the NJBCA.

  UWR's Restated Certificate of Incorporation requires the approval by the holders of 80% of the voting power of UWR as a condition for mergers and certain other business combinations of UWR with any holder of more than 5% of such voting power unless certain minimum price and procedural requirements or certain other conditions are met. UWR's Restated Certificate of Incorporation also provides that the UWR Board be classified into three classes (as nearly equal in number as possible) with one class to be elected each year; directors may be removed by shareholders only for cause; shareholders may fill vacancies on the UWR Board only at annual meetings; shareholder action to be taken without an annual or special meeting of shareholders may be taken only by the written consent of all shareholders entitled to cast votes with respect to such action;

special meetings of shareholders may be called only by the UWR Board and otherwise by shareholders as expressly permitted by applicable statute; and the shareholder vote required to alter, amend or repeal the foregoing provisions (including the aforementioned business combination provision), as well as the By-Laws of UWR, is 80% of the voting power of UWR.

  Dissolution. Each of the DGCL and the NJBCA provides that a corporation may be voluntarily dissolved by (i) the written consent of all its shareholders or
(ii) the adoption by the corporation's board of directors of a resolution recommending that the corporation be dissolved and submission of the resolution to a meeting of shareholders, at which meeting the resolution is adopted. The DGCL requires the affirmative vote of at least a majority of the outstanding stock, while the NJBCA requires the affirmative vote of the majority of votes cast (assuming the number of votes cast constitutes a quorum).

                                 LEGAL OPINIONS

  The validity of the shares of UWR Common Stock, UWR 5% Preference Stock and UWR 7 5/8% Preferred Stock offered to GWC shareholders by this Joint Proxy Statement and Prospectus will be passed on for UWR by LeBoeuf, Lamb, Greene & MacRae, a partnership including professional corporations, 125 West 55th Street, New York, New York 10019-4513. Douglas W. Hawes, Esq., a member of the firm of LeBoeuf, Lamb, Greene & MacRae, is a director and Secretary of UWR and Hackensack. Alan M. Berman, Esq., a member of the firm of LeBoeuf, Lamb, Greene & MacRae, is a director of Rivervale, a wholly owned subsidiary of UWR. As of February 1, 1994, partners, counsel and associates of such firm owned 7,919 shares of UWR Common Stock.

                                    EXPERTS

  The consolidated financial statements incorporated by reference to the Annual Report on Form 10-K of UWR for the year ended December 31, 1992 have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements and related schedules of GWC as of December 31, 1992 and 1991 and for each of the years in the three year period ended December 31, 1992, included or incorporated by reference in its annual report on Form 10-K, which is incorporated by reference in this Joint Proxy Statement and Prospectus, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick, independent auditors, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

  With respect to any unaudited interim financial information of GWC incorporated herein by reference, KPMG Peat Marwick have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in any Quarterly Reports on Form 10-Q of GWC incorporated by reference herein, KPMG Peat Marwick did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. KPMG Peat Marwick is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                          PROXY SOLICITATION EXPENSES

  Under the Merger Agreement, the expenses of printing this Joint Proxy Statement and Prospectus and the expenses of printing and filing the related Registration Statement are to be shared equally by UWR and GWC. The cost of soliciting proxies from holders of UWR Common Stock will be borne by UWR, and the cost of soliciting proxies from holders of GWC Common Stock will be borne by GWC. In addition to soliciting proxies by mail, officers and employees of UWR, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. UWR has retained Georgeson & Company Inc. to assist in the solicitation of proxies and the fee to be paid to such firm is not expected to exceed $8,000, plus reimbursement for reasonable out-of-pocket costs and expenses. UWR will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals. In addition to soliciting proxies by mail, officers and employees of GWC, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. GWC has also retained Georgeson & Company Inc. to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $5,500, plus reimbursement for reasonable out-of-pocket costs and expenses. GWC will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the 1994 Annual Meeting of UWR must be received at the executive offices of UWR at 200 Old Hook Road, Harrington Park, New Jersey 07640, no later than January 7, 1994 to be eligible for inclusion in UWR's proxy statement and form of proxy relating to that meeting.

  Shareholder proposals intended to be presented at the 1994 Annual Meeting of GWC must be received at the executive offices of GWC at 2000 First State Boulevard, P.O. Box 6508, Wilmington, Delaware 19804-0508, no later than December 27, 1993, to be eligible for inclusion in GWC's proxy statement and form of proxy relating to that meeting.

                                                                      APPENDIX A


















                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER


                                    between

                          UNITED WATER RESOURCES INC.

                                      and

                                GWC CORPORATION


                         Dated as of September 15, 1993

                               TABLE OF CONTENTS

                                                             Page
                                                             ----

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1  The Merger................................  A-1
     SECTION 1.2  Effective Time of the Merger..............  A-1
     SECTION 1.3  Effects of the Merger.....................  A-1

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     SECTION 2.1  Certificate of Incorporation; Amendment...  A-1
     SECTION 2.2  By-Laws...................................  A-2
     SECTION 2.3  Directors.................................  A-2

                                  ARTICLE III

                              CONVERSION OF SHARES

     SECTION 3.1  Effect of Merger on Capital Stock.........  A-2
     SECTION 3.2  UWR Common Stock in the Merger............  A-3
     SECTION 3.3  Election Procedures.......................  A-3
     SECTION 3.4  Selection of Company Common Stock.........  A-4
     SECTION 3.5  Non-Electing Company Common Stock.........  A-5
     SECTION 3.6  UWR To Make Cash and Certificates
                    Available; Transfer Taxes...............  A-5
     SECTION 3.7  Certain Adjustments.......................  A-6
     SECTION 3.8  Dividends.................................  A-6
     SECTION 3.9  Closing of Transfer Books.................  A-7
     SECTION 3.10 Termination of Exchange Agent.............  A-7
     SECTION 3.11 Closing...................................  A-7

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF UWR

     SECTION 4.1  Organization and Qualification............   A-7
     SECTION 4.2  Capitalization............................   A-7
     SECTION 4.3  Subsidiaries..............................   A-8
     SECTION 4.4  Authority; Non-Contravention; Approvals...   A-8
     SECTION 4.5  Reports and Financial Statements..........   A-9
     SECTION 4.6  Absence of Undisclosed Liabilities........   A-9
     SECTION 4.7  Absence of Certain Changes or Events......  A-10
     SECTION 4.8  Litigation................................  A-10
     SECTION 4.9  Registration Statement and Proxy
                    Statement...............................  A-10
     SECTION 4.10  No Violation of Law......................  A-10

     SECTION 4.11  Compliance with Agreements............... A-10
     SECTION 4.12  Taxes.................................... A-11
     SECTION 4.13  Employee Benefit Plans; ERISA............ A-11
     SECTION 4.14  Labor Controversies...................... A-13
     SECTION 4.15  Environmental Matters.................... A-13
     SECTION 4.16  Regulation as a Utility.................. A-14
     SECTION 4.17  Real Property............................ A-14
     SECTION 4.18  UWR Shareholders' Approval............... A-15
     SECTION 4.19  UWR Rights Agreement..................... A-15
     SECTION 4.20  Insurance................................ A-15

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     SECTION 5.1  Organization and Qualification............ A-15
     SECTION 5.2  Capitalization............................ A-16
     SECTION 5.3  Subsidiaries.............................. A-16
     SECTION 5.4  Authority; Non-Contravention; Approvals... A-17
     SECTION 5.5  Reports and Financial Statements.......... A-17
     SECTION 5.6  Absence of Undisclosed Liabilities........ A-18
     SECTION 5.7  Absence of Certain Changes or Events...... A-18
     SECTION 5.8  Litigation................................ A-18
     SECTION 5.9  Registration Statement and Proxy
                    Statement............................... A-18
     SECTION 5.10 No Violation of Law....................... A-19
     SECTION 5.11 Compliance with Agreements................ A-19
     SECTION 5.12 Taxes..................................... A-19
     SECTION 5.13 Employee Benefit Plans; ERISA............. A-19
     SECTION 5.14 Labor Controversies....................... A-21
     SECTION 5.15 Environmental Matters..................... A-21
     SECTION 5.16 Regulation as a Utility................... A-22
     SECTION 5.17 Real Property............................. A-22
     SECTION 5.18 Company Shareholders' Approval............ A-22
     SECTION 5.19 Shareholder Continuity.................... A-23
     SECTION 5.20 Insurance................................. A-23

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 6.1  Conduct of Business by the Company
                    Pending the Merger...................... A-23
     SECTION 6.2  Conduct of Business by UWR Pending the
                    Merger.................................. A-25
     SECTION 6.3  No Solicitation........................... A-27
     SECTION 6.4  Dividends................................. A-28

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     SECTION 7.1  Access to Information..................... A-28
     SECTION 7.2  Registration Statement and Proxy
                    Statement............................... A-29
     SECTION 7.3  Shareholders' Approval.................... A-29
     SECTION 7.4  Compliance with the Securities Act........ A-30
     SECTION 7.5  Exchange Listing.......................... A-30
     SECTION 7.6  Expenses.................................. A-30
     SECTION 7.7  Regulatory Matters........................ A-30
     SECTION 7.8  Public Statements......................... A-31
     SECTION 7.9  Directors' and Officers' Indemnification.. A-31
     SECTION 7.10 Accountants' Letters...................... A-31
     SECTION 7.11 Due Diligence Investigations.............. A-31

                                  ARTICLE VIII

                                   CONDITIONS

     SECTION 8.1  Conditions to Each Party's Obligation
                    to Effect the Merger.................... A-32
     SECTION 8.2  Conditions to the Obligation of the
                    Company to Effect the Merger............ A-33
     SECTION 8.3  Conditions to the Obligation of UWR to
                    Effect the Merger....................... A-33

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1  Termination............................... A-34
     SECTION 9.2  Effect of Termination..................... A-35
     SECTION 9.3  Amendment................................. A-36
     SECTION 9.4  Waiver.................................... A-36

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1 Non-Survival of Representations,
                    Warranties and Agreements............... A-36
     SECTION 10.2 Brokers................................... A-36
     SECTION 10.3 Notices................................... A-37
     SECTION 10.4 Interpretation............................ A-37
     SECTION 10.5 Miscellaneous............................. A-37
     SECTION 10.6 Counterparts.............................. A-38
     SECTION 10.7 Parties in Interest....................... A-38

                            Index of Defined Terms
                            ----------------------


Term                                                                  Page
- ----                                                                  ----
1992 Company Financial Statements .................................   A-18
1992 UWR Financial Statements .....................................    A-9
Affiliate .........................................................   A-30
Affiliate Agreement ...............................................   A-30
Agreement .........................................................    A-1
Average Trading Price .............................................    A-2
Cash Amount .......................................................    A-3
Cash Election .....................................................    A-3
CERCLA ............................................................   A-13
CERCLIS ...........................................................   A-14
Certificate of Merger..............................................    A-1
Closing ...........................................................    A-7
Code ..............................................................   A-11
Company............................................................    A-1
Company 10-K ......................................................   A-16
Company 1993 Reports ..............................................   A-16
Company Common Stock ..............................................    A-2
Company ERISA Affiliate ...........................................   A-20
Company Financial Statements ......................................   A-18
Company Majority Stockholder ......................................    A-2
Company Material Adverse Effect ...................................   A-16
Company Permitted Liens ...........................................   A-22
Company Plans .....................................................   A-20
Company Preferred Stock ...........................................    A-2
Company Proposal ..................................................   A-27
Company Required Statutory Approvals ..............................   A-17
Company SEC Reports ...............................................   A-18
Company Series A Preferred Stock ..................................    A-3
Company Shareholders' Approval ....................................   A-29
Company Treasury Stock ............................................    A-2
Delaware Merger Filing ............................................    A-1
DGCL ..............................................................    A-1
DOJ ...............................................................   A-28
Effective Time ....................................................    A-1
Election ..........................................................    A-3
Election Date .....................................................    A-3
Environmental Law .................................................   A-13
ERISA .............................................................   A-11
Exchange Act ......................................................    A-9
Exchange Agent ....................................................    A-3
Final Order .......................................................   A-33
Form of Election ..................................................    A-3
FTC ...............................................................   A-28
Governance Agreement ..............................................    A-2
Hazardous Material ................................................   A-13
Holders ...........................................................    A-4
Holding Company Act ...............................................    A-8

Term                                                                  Page
- ----                                                                  ----


HSR Act ...........................................................   A-9
Indemnified Parties ...............................................   A-31
IRS ...............................................................   A-12
Joint Proxy Statement/Prospectus ..................................   A-10
Merger ............................................................   A-1
New Jersey Merger Filing ..........................................   A-1
NJBCA .............................................................   A-1
NYSE ..............................................................   A-2
Preference Stock Amount ...........................................   A-3
Preference Stock Election .........................................   A-3
Proxy Statement ...................................................   A-10
Registration Statement ............................................   A-10
Regulatory Material Adverse Effect ................................   A-33
Release ...........................................................   A-13
Remedial Action ...................................................   A-13
Rights ............................................................   A-15
Rights Agreement ..................................................   A-15
SEC ...............................................................   A-8
Securities Act ....................................................   A-9
Surviving Corporation .............................................   A-1
Tax Return ........................................................   A-11
Taxes .............................................................   A-11
Termination Date ..................................................   A-34
UWR ...............................................................   A-1
UWR 10-K ..........................................................   A-8
UWR 1993 Reports ..................................................   A-8
UWR Common Stock ..................................................   A-2
UWR ERISA Affiliate ...............................................   A-12
UWR Financial Statements ..........................................   A-9
UWR Material Adverse Effect .......................................   A-7
UWR Permitted Liens ...............................................   A-15
UWR Plans .........................................................   A-11
UWR Preference Stock ..............................................   A-2
UWR Proposal ......................................................   A-27
UWR Required Statutory Approvals ..................................   A-9
UWR SEC Reports ...................................................   A-9
UWR Series B Preferred Stock ......................................   A-3
UWR Shareholders' Approval ........................................   A-29

                          AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER, dated as of September 15, 1993 (this "Agreement"), by and between United Water Resources Inc., a New Jersey corporation ("UWR"), and GWC Corporation, a Delaware corporation (the "Company").

        WHEREAS, UWR and the Company have determined to engage in a business combination as peer firms in a "merger of equals"; and

        WHEREAS, in furtherance thereof the Board of Directors of each of UWR and the Company has approved the merger of the Company with and into UWR (the "Merger") upon the terms and subject to the conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                   THE MERGER


        SECTION 1.1  The Merger.  Upon the terms and subject to the conditions
                     ----------
of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), in accordance with the New Jersey Business Corporation Act (the "NJBCA") and the Delaware General Corporation Law ("DGCL"), the Company shall be merged with and into UWR in accordance with this Agreement and the form of certificate of merger attached hereto as Exhibit I (the "Certificate of Merger") and the separate existence of the Company shall thereupon cease. UWR shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

        SECTION 1.2  Effective Time of the Merger.  The Merger shall become
                     ----------------------------
effective (the "Effective Time") at the later of the time an executed original and a copy of the Certificate of Merger (together with any other documents required by the NJBCA) is duly filed with the Secretary of State of the State of New Jersey (the "New Jersey Merger Filing") and the time a copy of the properly executed Certificate of Merger (together with any other documents required by the DGCL) is duly filed with the Secretary of State of the State of Delaware (the "Delaware Merger Filing"), which filings shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement, or at such later time as the parties may agree to specify in the Certificate of Merger.

        SECTION 1.3  Effects of the Merger.  The Merger shall have the effects
                     ---------------------
set forth in Section 14A:10-6 of the NJBCA and Section 252 of the DGCL.


                                   ARTICLE II

                           THE SURVIVING CORPORATION


        SECTION 2.1  Certificate of Incorporation; Amendment.  The Restated
                     ---------------------------------------
Certificate of Incorporation of UWR as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time until amended in accordance with its terms and the provisions of the NJBCA, except that Articles 5 and 7 and Sections 9.1 and 9.2 of Article 9 shall be amended as of and from the Effective Time as set forth in Exhibit II hereto.

        SECTION 2.2  By-Laws.  The By-laws of UWR as in effect immediately prior
                     -------
to the Effective Time shall be the By-laws of the Surviving Corporation after the Effective Time until amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the NJBCA.

        SECTION 2.3  Directors.  At the Effective Time, the Board of Directors
                     ---------
of the Surviving Corporation shall be comprised of (i) the 11 members of UWR's Board of Directors immediately prior to the Effective Time and (ii) four additional members, consisting of Edward E. Barr, Allan R. Dragone, and two officers of Lyonnaise American Holding, Inc., a Delaware corporation (the "Company Majority Stockholder") or one of its affiliates, nominated pursuant to the Governance Agreement, to be executed on or before the Effective Time (the "Governance Agreement"), between UWR and the Company Majority Stockholder, in substantially the form attached as Exhibit III hereto.


                                  ARTICLE III

                             CONVERSION OF SHARES


        SECTION 3.1  Effect of Merger on Capital Stock.  At the Effective Time,
                     ---------------------------------
by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

          (a) Each share of common stock, $0.01 par value per share, of the Company ("Company Common Stock") and each share of preferred stock, $1.00 par value per share, of the Company ("Company Preferred Stock") owned by the Company as treasury stock, or owned by UWR or by any subsidiary of UWR or the Company ("Company Treasury Stock") shall be cancelled and shall cease to exist from and after the Effective Time; and

          (b) Subject to Section 3.4 and Section 3.5, each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock cancelled pursuant to Section 3.1(a)) shall be converted as follows:

                  (i) Each issued and outstanding share of Company Common Stock which under the terms of Section 3.3 is to be converted into the right to receive common stock, without par value, of UWR ("UWR Common Stock") shall be converted into 1.2 validly issued, fully paid and nonassessable shares of UWR Common Stock;

                  (ii) Each issued and outstanding share of Company Common Stock which under the terms of Section 3.3 is to be converted into the right to receive preference stock, without par value, of UWR ("UWR Preference Stock") shall be converted into such number of shares of validly issued, fully paid and nonassessable UWR Preference Stock as shall have a liquidation preference (the "Preference Stock Amount") equal to the product of (A) 1.2 and (B) the Average Trading Price.
          The "Average Trading Price" shall mean the average closing sales price, rounded to three decimal points, of one share of UWR Common Stock as reported on The New York Stock Exchange, Inc. ("NYSE") Composite Tape, for the 20 consecutive trading day period ending on (and including) the fifth business day prior to the Election Date (as defined in Section 3.3(c)). The UWR Preference Stock shall have stated dividends and like rights, privileges, qualifications and restrictions as set forth in the form of Certificate of Amendment attached hereto as Exhibit IV; and

                  (iii) Each issued and outstanding share of Company Common Stock which under the terms of Section 3.3 is to be converted into the right to receive cash shall be converted into an amount in cash (the "Cash Amount") equal to the product of (A) 1.2 and (B) the Average Trading Price.

          (c) Each issued and outstanding share of Series A 7-5/8% Cumulative Preferred Stock of the Company ("Company Series A Preferred Stock") (other than shares of Company Series A Preferred Stock cancelled pursuant to
     Section 3.1(a) shall be converted into the right to receive one share of validly issued, fully paid and nonassessable Series B 7-5/8% Cumulative Preferred Stock of UWR ("UWR Series B Preferred Stock") with equal stated dividends and substantially similar rights, privileges, qualifications and restrictions as set forth in the Form of Certificate of Amendment attached hereto as Exhibit V.

        SECTION 3.2  UWR Common Stock in the Merger.  At the Effective Time, by
                     ------------------------------
virtue of the Merger and without any action on the part of any holder of UWR Common Stock, each issued and outstanding share of UWR Common Stock shall continue unchanged and remain outstanding as common stock of the Surviving Corporation.

        SECTION 3.3  Election Procedures.  Each holder of Company Common Stock
                     -------------------
(other than holders of Company Common Stock to be cancelled pursuant to Section 3.1(a)), (A) shall have 70% of the total number of shares of Company Common Stock owned by such holder converted into the right to receive UWR Common Stock in the Merger and (B) with respect to the remaining 30% of such shares, shall have the right to submit a request specifying the number of shares of such holder's Company Common Stock which such holder desires to have converted into
(x) the right to receive UWR Preference Stock in the Merger and (y) the right to receive cash in the Merger in accordance with the following procedure.

          (a) Each holder of Company Common Stock may specify in a request made in accordance with the provisions of this Section 3.3 (herein called an "Election"):

               (i) the number of shares of Company Common Stock owned by such holder which such holder shall desire to have converted into a right to receive UWR Preference Stock in the Merger (a "Preference Stock Election"); and

              (ii) the number of shares of Company Common Stock owned by such holder which such holder shall desire to have converted into a right to receive cash in the Merger (a "Cash Election").

          (b) UWR and the Company jointly shall select one or more persons to receive Elections and to act as an exchange agent hereunder (the "Exchange Agent").

          (c) UWR and the Company jointly shall prepare a form (the "Form of Election") pursuant to which each holder of Company Common Stock may make an Election and which shall be mailed to holders of Company Common Stock at such time as to permit Company stockholders to exercise their right to make an Election. As used in this Agreement, "Election Date" means the date announced by UWR, in a news release delivered to the Dow Jones News Service or other similar service, as the last day on which Forms of Election will be accepted; provided, that such day shall be a business day no earlier
                  --------
     than thirty (30) business days prior to the Effective Time and no later than the date on which the Effective Time occurs and shall be at least ten
     (10) business days following the date of such news release; provided,
                                                                 ---------
     further, that UWR shall have  the right to set a later date as the Election
     -------
     Date so long as such later date is no later than the date on which the Effective Time occurs.

          (d) Any Election shall have been properly made only if the Exchange Agent at its office designated in the Form of Election shall have received, by 5:00 p.m. local time in the city in which such Exchange Agent is located, on the Election Date, a Form of Election properly completed and signed (with the signature or signatures thereon guaranteed if required by the Form of Election), accompanied either by the certificate or certificates representing all of the shares of Company Common Stock owned by such holder, duly endorsed or otherwise acceptable for transfer, or by an appropriate guaranty of delivery in the form customarily used in transactions of this nature from a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States. Failure to deliver shares covered by such a guaranty of delivery within the time set forth on such guaranty shall be deemed to invalidate any otherwise properly made Election.

          (e) Any holder of Company Common Stock may at any time prior to the Election Date change his Election by written notice received by the Exchange Agent at or prior to the Election Date accompanied by a properly completed, revised Form of Election (with such other documents as are required or contemplated by subsection (d) above).

          (f) Any holder of Company Common Stock may at any time prior to the Election Date revoke his Election by written notice received by the Exchange Agent at or prior to the Election Date or by withdrawal prior to the Election Date of his certificates for Company Common Stock or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. Any holder of Company Common Stock who shall have deposited certificates for Company Common Stock with the Exchange Agent shall again have the right after the Election Date to withdraw such certificates by written notice received by the Exchange Agent and thereby revoke his Election as of the Election Date at any time after the expiration of the period of 30 days following the Election Date if the Merger shall not have been consummated prior thereto.

          (g) As used in this Agreement, "holders" of Company Common Stock shall mean record holders of Company Common Stock. Record holders who are nominees only may submit a separate Form of Election for each beneficial owner for whom any such record holder is a nominee; provided, however, that
                                                         --------  -------
     at the request of UWR, such record holder shall certify to the satisfaction of UWR that such record holder holds such shares as nominees for the beneficial owner thereof. For purposes of this Agreement, each beneficial owner for which a Form of Election is submitted will be treated as a separate holder of shares.

          (h) UWR and the Company jointly shall have the right to make rules not inconsistent with the terms of this Agreement governing the validity of the Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 3.4 and Section 3.5, the issuance and delivery of certificates for UWR Common Stock and UWR Preference Stock into which Company Common Stock is converted in the Merger and the payment for shares of Company Common Stock converted into the right to receive cash in the Merger. All such rules and determinations thereunder shall be final and binding on all holders of Company Common Stock.

        SECTION 3.4  Selection of Company Common Stock.  The manner in which
                     ---------------------------------
each share of Company Common Stock (other than shares of Company Common Stock to be cancelled as set forth in Section 3.1(a)) shall be converted at the Effective Time into either UWR Common Stock, UWR Preference Stock or cash shall be as set forth below in this Section 3.4.

          (a) Each share of Company Common Stock to be converted pursuant to clause (A) of Section 3.3 shall be converted into the right to receive UWR Common Stock in the Merger, subject to the provisions of Section 3.6(c) requiring cash to be paid in lieu of fractional shares.

          (b) Each share of Company Common Stock for which Preference Stock Elections have been made shall be converted into the right to receive UWR Preference Stock, subject to the provisions of Section 3.6(c) requiring cash to be paid in lieu of fractional shares.

          (c) Each share of Company Common Stock for which Cash Elections have been made shall be converted into the right to receive cash.

        SECTION 3.5  Non-Electing Company Common Stock.  Each share of Company
                     ---------------------------------
Common Stock (other than shares of Company Common Stock to be cancelled as set forth in Section 3.1(a)) as to which an Election is not in effect and effective on the Election Date shall be converted at the Effective Time into cash as set forth in Section 3.1(b)(iii). If UWR shall determine for any reason that any Election was not properly made with respect to shares of Company Common Stock, such Election shall be deemed to be not in effect.

        SECTION 3.6  UWR To Make Cash and Certificates Available; Transfer
                     -----------------------------------------------------
Taxes.  (a)  UWR shall make available to the Exchange Agent promptly after the
- ------
Election Date, but in no event later than the Effective Date, an amount in cash and sufficient shares of UWR Common Stock, UWR Preference Stock and UWR Series B Preferred Stock to permit the Exchange Agent to make the distributions of cash, UWR Common Stock, UWR Preference Stock and UWR Series B Preferred Stock provided for hereunder. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to such shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

        (b) As soon as practicable after the Effective Date, the Exchange Agent shall distribute to holders of shares of Company Common Stock whose shares are to be converted into cash in accordance with Section 3.1(b)(iii), upon surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more certificates for such shares of Company Common Stock for cancellation, a bank check for an amount equal to the Cash Amount for each share of Company Common Stock so converted. In no event shall the holder of any such surrendered certificates be entitled to receive interest on any of the funds to be received in the Merger. If such check is to be sent to a person other than the person in whose name the certificates for shares of Company Common Stock surrendered for exchange are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the delivery of such check to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (c) As soon as practicable after the Effective Date, each holder of shares of Company Common Stock converted into the right to receive shares of UWR Common Stock or UWR Preference Stock in accordance with Section 3.1(b)(i) or
Section 3.1(b)(ii), as the case may be, upon surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more certificates for such shares of Company Common Stock for cancellation, will be entitled to receive certificates representing the number of shares of UWR Common Stock or UWR Preference Stock to be issued in respect of the aggregate number of such shares of Company Common Stock previously represented by the stock certificates surrendered based upon the Exchange Ratio. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of UWR Common Stock or UWR Preference Stock shall be issued upon the surrender for exchange of certificates representing Company Common Stock pursuant to this Article III in the Merger and no UWR Common Stock or UWR Preference Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of UWR Common Stock or UWR Preference Stock upon surrender of his certificates for exchange pursuant to this Article III shall be entitled to receive from the Exchange Agent a cash payment in lieu of such fractional share equal to such fraction multiplied by the Cash Amount. UWR shall make available to the Exchange Agent the amount of cash required to make any cash payments in lieu of fractional shares pursuant to this Section 3.6. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of UWR Common Stock or UWR Preference Stock or dividends or distributions thereon delivered to a public official pursuant to applicable escheat laws.

        (d) As soon as practicable after the Effective Date, each holder of shares of Company Series A Preferred Stock converted into the right to receive shares of UWR Series B Preferred Stock in accordance with Section 3.1(c), upon surrender to the Exchange Agent of one or more certificates for such shares of Company Series A Preferred Stock for cancellation, will be entitled to receive certificates representing an equal number of shares of UWR Series B Preferred Stock. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Series A Preferred Stock for any shares of UWR Series B Preferred Stock or dividends or distributions thereon delivered to a public official pursuant to applicable escheat laws.

        (e) The cash paid and shares of UWR Common Stock, UWR Preference Stock and UWR Series B Preferred Stock issued, upon the surrender of certificates in accordance with the terms hereof, shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such shares of Company Common Stock or Company Series A Preferred Stock, as the case may be.

        SECTION 3.7  Certain Adjustments.  If, to the extent permitted by the
                     -------------------
provisions of Sections 6.1 and 6.2, between the date of this Agreement and the Effective Time, the outstanding shares of UWR Common Stock or the outstanding shares of Company Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, stock split, stock dividend, exchange of shares, or similar adjustment, the Exchange Ratio shall be appropriately adjusted therefore and the new Exchange Ratio resulting from any such adjustment shall be rounded to four decimal places.

        SECTION 3.8  Dividends.  For a period of 180 days following the
                     ---------
Effective Time, former Company shareholders shall be entitled to (i) vote at any meeting of UWR shareholders the number of whole shares of UWR Common Stock, UWR Preference Stock or UWR Series B Preferred Stock, as the case may be, into which their respective shares of Company Common Stock or Company Series A Preferred Stock are converted, and (ii) receive any dividends or other payments or distributions on any shares of UWR Common Stock, UWR Preference Stock or UWR Series B Preferred Stock which became payable after the Effective Time on the whole shares of UWR Common Stock, UWR Preference Stock or UWR Series B Preferred Stock into which their respective shares of Company Common Stock or Company Series A Preferred Stock are converted, in each case regardless of whether such holders have exchanged their certificates representing such Company Common Stock or Company Series A Preferred Stock for certificates representing UWR Common Stock, UWR Preference Stock or UWR Series B Preferred Stock in accordance with Sections 3.6(c) or 3.6(d), as the case may be. Thereafter, no dividends or other distributions that are declared with respect to UWR Common Stock, UWR Preference Stock or UWR Series B Preferred Stock payable to holders of record thereof shall be paid to Company shareholders entitled to receive certificates representing UWR Common Stock, UWR Preference Stock or UWR Series B Preferred Stock until such Company shareholders surrender the certificates representing their Company Common Stock or Company Series A Preferred Stock. Upon such surrender, there shall be paid, without interest, to the Company shareholder in whose name the certificates representing such UWR Common Stock, UWR Preference Stock or UWR Series B Preferred Stock are issued, any dividends which shall have become payable with respect to such UWR Common Stock, UWR Preference Stock or UWR Series B Preferred Stock between the Effective Time and the time of such surrender which have not previously been paid to such holder. After such surrender, there shall also be paid, without interest, to the Company shareholder in whose name the certificates representing such UWR Common Stock, UWR Preference Stock or UWR Series B Preferred Stock have been issued, any dividend on such UWR Common Stock, UWR Preference Stock or UWR Series B Preferred Stock that shall have a record date subsequent to the Effective Time and prior to such surrender and a payment date after such surrender and any such payment shall be made on such payment date. In no event shall the Company shareholders entitled to receive such dividends be entitled to receive interest on such dividends. All dividends or other distributions declared after the Effective Time with respect to UWR Common Stock, UWR Preference Stock or UWR Series B Preferred Stock and payable to the holders of record thereof after the Effective Time that are payable to the holders of certificates representing Company Common Stock not theretofore surrendered and exchanged for certificates representing UWR Common Stock or UWR Preference Stock pursuant to this Section that have not previously been paid to such holders pursuant to the first sentence of this Section 3.8 shall be paid or delivered by UWR to the Exchange Agent, in trust, for the benefit of such holders.

        SECTION 3.9  Closing of Transfer Books.  From and after the Effective
                     -------------------------
Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Company Common Stock certificates are presented to UWR, they shall be cancelled and exchanged for cash pursuant to Section 3.1(b)(iii).

        SECTION 3.10  Termination of Exchange Agent.  Any certificates
                      -----------------------------
representing shares of UWR Common Stock or UWR Preference Stock deposited with the Exchange Agent pursuant to Section 3.6(a) and not exchanged within one year after the Effective Time pursuant to Section 3.6 shall be returned by the Exchange Agent to UWR, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered certificates representing Company Common Stock and unclaimed at the end of one year from the Effective Time shall be returned to UWR, after which time any holder of unsurrendered certificates representing Company Common Stock shall look as a general creditor only to UWR for payment of such funds to which such holder may be due, subject to applicable law. UWR shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        SECTION 3.11  Closing.  The closing (the "Closing") of the transactions
                      -------
contemplated by this Agreement shall take place at the offices of LeBoeuf, Lamb, Leiby & MacRae, 125 West Fifty-Fifth Street, New York, New York, at 9:00 A.M., New York time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time and place as UWR and the Company shall agree.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF UWR


          UWR represents and warrants to the Company as follows:

        SECTION 4.1  Organization and Qualification.  UWR is a corporation duly
                     ------------------------------
organized, validly existing and in good standing under the laws of the State of New Jersey and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses as they are now being conducted. UWR is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of UWR and its subsidiaries, taken as a whole (a "UWR Material Adverse Effect"). True, accurate and complete copies of the Restated Certificate of Incorporation and By-laws of UWR, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

        SECTION 4.2  Capitalization.  The authorized capital stock of UWR
                     --------------
consists of 50,000,000 shares of UWR Common Stock and 2,000,000 shares of UWR Preferred Stock. As of August 31, 1993, 19,609,504 shares of UWR Common Stock and no shares of UWR Preferred Stock were issued and outstanding. All of the issued and outstanding shares of UWR Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating UWR or any subsidiary of UWR to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of UWR or obligating UWR or any subsidiary of UWR to grant, extend or enter into any such agreement or commitment, except for UWR's Dividend Reinvestment and Stock Purchase Plan, UWR's Management Incentive Plan and UWR's Restricted Stock Plan and except pursuant to this Agreement. Other than in connection with the UWR Plans (as defined in Section 4.13), there are no voting trusts, proxies or other agreements or understandings to which UWR or any subsidiary of UWR is a party or is bound with respect to the voting of any shares of capital stock of UWR. The UWR Common Stock and UWR Preference Stock to be issued to shareholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

        SECTION 4.3  Subsidiaries.  Each direct and indirect subsidiary of UWR
                     ------------
is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of such subsidiaries is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a UWR Material Adverse Effect. Except as set forth in
Schedule 4.3 hereof and in UWR's Annual Report on Form 10-K for the year ended December 31, 1992 and the exhibits and schedules thereto (the "UWR 10-K" and, together with any reports filed with the Securities and Exchange Commission (the "SEC") after December 31, 1992 and prior to the date of this Agreement, the "UWR 1993 Reports"), all of the outstanding shares of capital stock of each subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and those owned directly or indirectly by UWR are owned free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. Except as set forth in Schedule 4.3 hereof, UWR owns directly or indirectly all of the issued and outstanding shares of the capital stock of each of its subsidiaries. Except as set forth in Schedule 4.3 hereof, there are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock of any subsidiary of UWR, including any right of conversion or exchange under any outstanding security, instrument or agreement. Except as set forth in Schedule 4.3 hereof, there are no corporations, partnerships, joint ventures or other business entities in which UWR or any of its subsidiaries directly or indirectly owns an equity interest and Schedule 4.3 hereof sets forth UWR's and such subsidiaries' direct and indirect share, partnership or other ownership interest of each entity listed therein. No entity in which UWR owns, directly or indirectly, an ownership interest is a "public utility company", and no such entity is a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act").

        SECTION 4.4  Authority; Non-Contravention; Approvals.  (a)  UWR has full
                     ---------------------------------------
corporate power and authority to enter into this Agreement and, subject to the UWR Shareholders' Approval (as hereinafter defined) and the UWR Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by UWR of the transactions contemplated hereby have been duly authorized by UWR's Board of Directors, and no other corporate proceedings on the part of UWR are necessary to authorize the execution and delivery of this Agreement and the consummation by UWR of the transactions contemplated hereby, except for the UWR Shareholders' Approval and the obtaining of the UWR Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by UWR, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of UWR enforceable against UWR in accordance with its terms.

        (b) Except as set forth in Schedule 4.4(b) hereof, the execution and delivery of this Agreement by UWR does not, and the consummation by UWR of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or require the consent or approval of any person or entity, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of UWR or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of UWR or any of its subsidiaries,
(ii) subject to obtaining the UWR Required Statutory Approvals and the receipt of the UWR Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to UWR or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which UWR or any of its subsidiaries is now a party or by which UWR or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a UWR Material Adverse Effect.

        (c) Except for (i) the filings by UWR and the Company required by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (ii) the filing of the Joint Proxy Statement/Prospectus (as hereinafter defined) with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the SEC and related filings with various blue sky authorities; (iii) the required approvals of state utility regulatory authorities pursuant to applicable laws and regulations; (iv) the making of the New Jersey Merger Filing; and (v) the listing with the NYSE, subject to official notice of issuance, of the UWR Common Stock to be issued in the Merger (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "UWR Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by UWR or the consummation by UWR of the transactions contemplated hereby, other than such filings, registrations, authorizations, consents or approvals the failure of which to make or obtain, as the case may be, will not, in the aggregate, have a UWR Material Adverse Effect.

        SECTION 4.5  Reports and Financial Statements.  Since December 31, 1992,
                     --------------------------------
to the extent UWR and each of its subsidiaries have been required to make filings under the Securities Act, the Exchange Act or applicable state laws and regulations, UWR and each of its subsidiaries have filed with the SEC or the applicable state regulatory authority, as the case may be, all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them under each of the Securities Act, the Exchange Act and applicable state laws and regulations, and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. UWR has previously delivered to the Company true and complete copies of its (a) Annual Reports on Form 10-K for the four fiscal years ended December 31, 1992, as filed with the SEC, (b) proxy and information statements relating to all meetings of its shareholders (whether annual or special), and actions by written consent in lieu of a shareholders' meeting, from December 31, 1988 until the date hereof, (c) all other reports or registration statements filed by UWR with the SEC since December 31, 1988 (collectively, the "UWR SEC Reports") and (d) the audited consolidated financial statements of UWR for the fiscal year ended December 31, 1992 (the "1992 UWR Financial Statements"). As of their respective dates, the UWR SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of UWR included in the UWR SEC Reports and the 1992 UWR Financial Statements (collectively, the "UWR Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of UWR and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments.

        SECTION 4.6  Absence of Undisclosed Liabilities.  Except as set forth in
                     ----------------------------------
Schedule 4.6 hereof, neither UWR nor any of its subsidiaries had at December 31, 1992, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the 1992 UWR Financial Statements or reflected in the notes thereto or (b) which were incurred after December 31, 1992 in the ordinary course of business and consistent with past practices and, in either case, except for any such liabilities, obligations or contingencies which (i) would not, in the aggregate, have a UWR Material Adverse Effect or (ii) have been discharged or paid in full prior to the date hereof.

        SECTION 4.7  Absence of Certain Changes or Events.  Except as set forth
                     ------------------------------------
in Schedule 4.7 hereof, from December 31, 1992, there has not been any development that is reasonably likely to result in a UWR Material Adverse Effect and UWR and its subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice.

        SECTION 4.8  Litigation.  Except as disclosed in the UWR 1993 Reports or
                     ----------
the 1992 UWR Financial Statements and except as set forth in Schedule 4.8 hereof, there are no claims, suits, actions or proceedings pending or, to the knowledge of UWR, threatened, nor to the knowledge of UWR are there any investigations or reviews pending or threatened, against, relating to or affecting UWR or any of its subsidiaries, which, if adversely determined, would have a UWR Material Adverse Effect. Except as set forth in Schedule 4.8 hereof and in the UWR 1993 Reports or the 1992 UWR Financial Statements, there have not been any developments since the date of the UWR 10-K with respect to such claims, suits, actions, proceedings, investigations or reviews which, individually or in the aggregate, may have a UWR Material Adverse Effect.
Except as set forth in the UWR 1993 Reports or as contemplated by the UWR Required Statutory Approvals, neither UWR nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or may have a UWR Material Adverse Effect.

        SECTION 4.9  Registration Statement and Proxy Statement.  None of the
                     ------------------------------------------
information to be supplied by UWR or its subsidiaries, auditors, attorneys, financial advisors or other consultants or advisors for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by UWR in connection with the Merger for the purpose of registering the UWR Common Stock, UWR Series B Preferred Stock and UWR Preference Stock to be issued in the Merger (the "Registration Statement") or (b) the proxy statement to be distributed in connection with the Company's and UWR's meetings of their respective shareholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and together with the prospectus included in the Registration Statement, the "Joint Proxy Statement/Prospectus") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of the meetings of shareholders of the Company and UWR to vote upon this Agreement and the transactions contemplated hereby, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Joint Proxy Statement/Prospectus or any amendment or supplement thereto or any earlier communication (including the Joint Proxy Statement/Prospectus) to shareholders of the Company and UWR with respect to the transactions contemplated by this Agreement. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by UWR with respect to information supplied by the Company, its subsidiaries or its affiliates specifically for inclusion therein.

        SECTION 4.10  No Violation of Law.  Except as set forth in Schedule 4.10
                      -------------------
hereof, neither UWR nor any of its subsidiaries is in violation of, or has been given notice or been charged with, or, to the knowledge of UWR, is under investigation with respect to, any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have a UWR Material Adverse Effect. UWR and its subsidiaries have all material permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted.

        SECTION 4.11  Compliance with Agreements.  Except as disclosed in the
                      --------------------------
UWR 1993 Reports or the 1992 UWR Financial Statements and except as set forth in
Schedule 4.11 hereof, neither UWR nor any of its subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) the respective charters or by-laws of UWR or any of its subsidiaries or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which UWR or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (ii) of this
Section 4.11, would have, in the aggregate, a UWR Material Adverse Effect.

        SECTION 4.12  Taxes.  (a)  UWR and its subsidiaries have (i) duly filed
                      -----
with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a UWR Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision for the payment of all Taxes (as defined below) for all periods ending at or prior to the Effective Time. The liabilities and reserves for Taxes reflected in the UWR balance sheet as of December 31, 1992 contained in the 1992 UWR Financial Statements are adequate to cover all Taxes for any period ending on or prior to December 31, 1992 and, except as set forth in Schedule 4.12 hereof, there are no material liens for Taxes upon any property or asset of UWR or any subsidiary thereof, except for liens for Taxes not yet due and any such liens for Taxes shown on such Schedule 4.12 hereof are being contested in good faith through appropriate proceedings. Except as set forth in Schedule 4.12 hereof, neither UWR nor any of its subsidiaries has made any change in accounting method, received a ruling from any taxing authority or signed an agreement with any taxing authority which will materially and adversely affect UWR or any of its subsidiaries in future periods. Except as set forth in Schedule 4.12 hereof, neither UWR nor any of its subsidiaries is a party to any action or proceeding, nor is any such action or proceeding threatened, by any governmental taxing authority for the assessment or collection of any Taxes, and no deficiency notices or reports have been received by UWR or any of its subsidiaries in respect of any material deficiencies for Taxes. Except as set forth in Schedule
4.12 hereof, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against UWR or any of its subsidiaries, and no power of attorney granted by either UWR or any of its subsidiaries with respect to any Taxes is currently in force. Except as set forth in Schedule 4.12 hereof, neither UWR nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes. Neither UWR nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). UWR will not have any carryovers subject to limitation under Section 382 or Section 383 of the Code immediately after the Merger.

        (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

        (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

        SECTION 4.13  Employee Benefit Plans; ERISA.  (a)  The UWR 10-K and the
                      -----------------------------
proxy statement for the 1992 Annual Meeting of Shareholders of UWR accurately describe all material employee benefit plans, employment contracts or other arrangements for the provision of benefits for employees or former employees of UWR and its subsidiaries, and neither UWR nor its subsidiaries have any commitment to create any additional such plan, contract or arrangement or to amend any such plan, contract or arrangement so as to increase benefits thereunder, except as required under existing collective bargaining agreements.
Schedule 4.13(a) identifies all "employee benefit plans" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multi-employer plans" within the meaning of Section 3(37) of ERISA, covering current or former employees of UWR and its subsidiaries (the "UWR Plans"). A true and correct copy of each of the employee benefit plans, employment contracts and other arrangements for the provision of benefits for employees and former employees of UWR and its subsidiaries described in the UWR SEC Reports, the UWR

Plans listed on Schedule 4.13(a), except for any multi- employer plans, and all contracts relating thereto, or to the funding thereof (including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements) has been made available to the Company. In the case of any employee benefit plan, employment contract or other benefit arrangement which is not in written form, an accurate description of such plan, contract or arrangement has been made available to the Company. A true and correct copy of the most recent annual report, actuarial report, summary plan description, and Internal Revenue Service determination letter with respect to each such UWR Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded plan, UWR Plan, or benefit arrangement has been made available to the Company by UWR, and there have been no material changes in the financial condition in the respective plans, UWR Plans or benefit arrangements from that stated in such annual report and actuarial reports.

        (b) Except as set forth in Schedule 4.13(b) hereof, (i) there have been no prohibited transactions within the meaning of Section 406 of ERISA or
Section 4975 of the Code with respect to any of the UWR Plans which, assuming that the taxable period of such transaction expired as of the date hereof, could subject UWR or its subsidiaries to a material tax or penalty under Section 502(i) of ERISA or Section 4975 of the Code; (ii) no liability (except for premiums due) has been or is expected to be incurred by UWR or any of its subsidiaries under Title IV of ERISA with respect to any of the UWR Plans or with respect to any ongoing, frozen or terminated "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA currently or formerly maintained by any of them, or by any entity which is considered a single employer with UWR under Section 4001 of ERISA or Section 414 of the Code (a "UWR ERISA Affiliate"); (iii) all amounts which UWR or any of its subsidiaries are required to pay as contributions to the UWR Plans have been timely made or have been reflected in the UWR Financial Statements; (iv) none of the UWR Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and neither UWR nor any of its subsidiaries has provided, or is required to provide, security to any UWR Plan which is subject to Title IV of ERISA or to a single-employer plan of a UWR ERISA Affiliate pursuant to Section 401(a)(29) of the Code; (v) as of the last day of the most recent plan year ended prior to the date hereof, the current value of all "benefit liabilities" within the meaning of Section 4001(a)
(16) of ERISA (as determined on the basis of the actuarial assumptions used in the most recent actuarial valuation of the UWR Plans) under each of the UWR Plans which is subject to Title IV of ERISA did not exceed the then current value of the assets of such plan allocable to such benefit liabilities, and there has been no material change in the financial condition of such UWR Plan since the last day of the most recent plan year; (vi) each of the UWR Plans has been operated and administered in all material respects in accordance with applicable laws; (vii) each of the UWR Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified and UWR is not aware of any circumstances likely to result in revocation of any such determination;
(viii) there are no material pending or, to the best knowledge of UWR and its subsidiaries, threatened or anticipated claims involving any of the UWR Plans other than claims for benefits in the ordinary course; (ix) UWR and its subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multi-employer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of a UWR ERISA Affiliate);
(x) no notice of a "reportable event" within the meaning of Section 4043 of ERISA for which the 30 day reporting requirement has not been waived has been required to be filed for any of the UWR Plans; (xi) neither UWR nor any of its subsidiaries is a party to, nor participates in or has any liability or contingent liability with respect to, any multi-employer plan; and (xii) neither UWR nor any of its subsidiaries has any liability or contingent liability for retiree life and health benefits under any of the UWR Plans other than statutory liability for providing group health plan continuation coverage under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

        (c) Except as set forth in Schedule 4.13(c) hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will accelerate benefits or any payments under any UWR employee agreement, plan or arrangement.

        (d) As a result of this Agreement or the Merger, neither UWR nor any of its subsidiaries will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

        SECTION 4.14  Labor Controversies.  Except as set forth in Schedule 4.14
                      -------------------
hereof, there are no significant controversies pending or, to the best knowledge of UWR and its subsidiaries, threatened between UWR or any of its subsidiaries and any representatives of its employees, and, to the knowledge of UWR, there are no material organizational efforts presently being made involving any of the presently unorganized employees of UWR or any of its subsidiaries. UWR and its subsidiaries have, to the best knowledge of UWR and its subsidiaries, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and no person has, to the knowledge of UWR, asserted that UWR or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

          SECTION 4.15  Environmental Matters.  (a)  For purposes of this
                        ---------------------
Section 4.15 and Section 5.15:

                  (i) "Environmental Law" means any Federal, state or local statute, order, regulation or ordinance, or common law or equitable doctrine relating to the protection of human health or the environment in effect as of the Effective Time and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. (S) 9601 et seq.), the Resource
                                                       ------
          Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Clean
                                                            ------
          Water Act (33 U.S.C. (S) 1251 et seq.), the Toxic Substances Control
                                        ------
          Act (15 U.S.C. (S) 2601 et seq.), the Safe Drinking Water Act, (42
                                  ------
          U.S.C. (S) 300f et seq.), as such have been amended or supplemented as
                          ------
          of the Effective Time, and the regulations promulgated pursuant thereto and in effect as of the Effective Time.

                  (ii) "Hazardous Material" means petroleum or any substance, material or waste which is regulated under any Environmental Law in the jurisdictions in which UWR or the Company or any of their respective subsidiaries conducts its business including, without limitation, any material or substance which is defined as or considered to be a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

                  (iii) "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, or dispersal, into the environment, at or from any property owned or operated by UWR or the Company or any of their respective subsidiaries or related to Hazardous Materials generated by UWR or the Company or any of their respective subsidiaries.

                  (iv) "Remedial Action" means all actions required to (x) clean up, remove or treat any Hazardous Material; (y) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care directly related to or in connection with any such remedial action.

          (b) Except as set forth in Schedule 4.15 hereto and except for any matters which, individually or in the aggregate, would not have a UWR Material Adverse Effect, and, with respect to formerly owned, operated or leased properties which were sold prior to or no longer operated or leased as of January 1, 1993, to UWR's knowledge (after making reasonable inquiries of responsible senior officers of UWR and each of its subsidiaries and a review of the relevant records of UWR and each of its subsidiaries):

                  (i) UWR, and each of its subsidiaries, is in compliance with all applicable Environmental Laws and has no liability therefor, and there is no reasonable basis for liability thereunder;

                  (ii) UWR, and each of its subsidiaries, has obtained all permits required or has submitted applications for such permits in a timely manner under applicable Environmental Laws necessary for the operation of its businesses as presently conducted on the date hereof;

                  (iii) Neither UWR nor any of its subsidiaries is the subject of any outstanding written communication with any governmental authority or other party with respect to (A) the actual or alleged violation of any Environmental Laws, (B) any actual or proposed Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

                  (iv) No polychlorinated biphenyl or asbestos-containing materials, in violation of Environmental Laws, are or have been present at any property when owned, operated or leased by UWR or any of its subsidiaries, nor are there any underground storage tanks, active or abandoned, at any property when owned, operated or leased by UWR or any of its subsidiaries;

                  (v) To UWR's knowledge (after making reasonable inquiries of responsible senior officers of UWR and each of its subsidiaries and a review of the relevant records of UWR and each of its subsidiaries,
          (A) there is no Hazardous Material located at any site which is owned, leased, operated or managed by UWR or any of its subsidiaries; (B) no site that is owned, leased, operated or managed by UWR or any of its subsidiaries is listed or formally proposed for listing under CERCLA, the Comprehensive Environmental Response, Compensation Liability Information System ("CERCLIS") or on any similar state list which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against UWR or any of its subsidiaries or the Surviving Corporation for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA; and (C) there is no reasonable basis for it to be named in such claims or for any similar action to be brought against UWR or any of its subsidiaries;

                  (vi) No written notification of a Release of a Hazardous Material has been filed by or on behalf of UWR or any of its subsidiaries or in relation to any property when owned, operated or leased by UWR or any of its subsidiaries. No such property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (vii) UWR or any of its subsidiaries would not be required by any applicable Environmental Law to place any notice or restriction relating to the presence or disposal of Hazardous Material in the deed to any property owned by it, and no property now owned by UWR or any of its subsidiaries has such notice or restriction in its deed; and

                  (viii) No Hazardous Material has been released at, on or under any property now or when formerly owned, operated or leased by UWR or any of its subsidiaries; and, to UWR's knowledge (after making reasonable inquiries of responsible senior officers of UWR and each of its subsidiaries and a review of the relevant records of UWR and each of its subsidiaries), no Hazardous Material has been released at, on or under any such property before such property was owned, operated or leased by UWR or its subsidiary, as the case may be.

        SECTION 4.16  Regulation as a Utility.  UWR's water supply subsidiaries,
                      -----------------------
Hackensack Water Company and Spring Valley Water Company, operate and are regulated as public utilities only in the State of New Jersey and the State of New York, respectively. Except as set forth in Schedule 4.16 hereof, neither UWR nor any of its subsidiaries is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

        SECTION 4.17  Real Property.  Schedule 4.17 hereto sets forth all of (a)
                      -------------
the real property owned in fee by UWR and each of its subsidiaries and (b) the real property leased by UWR and each of its subsidiaries.

UWR and each of its subsidiaries have good title or valid leases with respect to all of their real property free and clear of any and all liens, claims and encumbrances other than (i) as set forth in Schedule 4.17 hereto, (ii) those reflected or reserved against in the UWR Financial Statements and the notes thereto, (iii) imperfections of title, easements, pledges, charges, restrictions and encumbrances, including, without limitation, survey matters and mechanics' liens, if any, that do not materially detract from the value of the property subject thereto, or materially interfere with the manner in which it is currently being used and (iv) taxes and general and special assessments not in default and payable without penalty or interest (those referred to in clauses
(iii) and (iv) being hereinafter referred to collectively as "UWR Permitted Liens"). Neither UWR nor any of its subsidiaries has received any notice for assessments for public improvements against the real property and, to the best knowledge of UWR and its subsidiaries, no such assessment has been proposed. Neither UWR nor any of its subsidiaries has received any notice or order by any governmental or other public authority, any insurance company which has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions which (i) relates to violations of building, safety, fire or other ordinances or regulations, (ii) claims any defect or deficiency with respect to any of such properties or (iii) requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same. Except as set forth in Schedules 4.8 and 4.17 hereto, there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of such properties and, to the best of UWR's knowledge, no such proceeding is threatened.

        SECTION 4.18  UWR Shareholders' Approval.  (a)  UWR shareholder approval
                      --------------------------
of this Agreement and the transactions contemplated hereby, including the Merger, requires only the affirmative vote of a majority of the votes cast by the holders of shares of UWR Common Stock, and UWR has taken all necessary action so that no greater vote is required by any provision of UWR's Restated Certificate of Incorporation or By-laws or the NJBCA.

        (b) The shareholders of UWR are not entitled to any dissenters' rights under the NJBCA as a result of the transactions contemplated by this Agreement.

        SECTION 4.19  UWR Rights Agreement.  UWR has taken all necessary action
                      --------------------
with respect to all of the outstanding preferred stock purchase rights of UWR (the "Rights") issued pursuant to the Rights Agreement, dated as of July 12, 1989 (the "Rights Agreement"), between UWR and First Interstate Bank, Ltd., as Rights Agent, so that UWR, as of the time immediately prior to the Effective Time, will have no obligations under the Rights or the Rights Agreement and so that the holders of the Rights will have no rights under the Rights or the Rights Agreement. The execution, delivery and performance of this Agreement will not result in a distribution of, or otherwise trigger, the Rights under the Rights Agreement.

        SECTION 4.20  Insurance.  Except as set forth in Schedule 4.20 hereto,
                      ---------
each of UWR and its subsidiaries is, and has been continuously since at least January 1, 1989, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by UWR and its subsidiaries during such time period. Except as set forth in Schedule 4.20 hereto, neither UWR nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of UWR or any of its subsidiaries. All material insurance policies of UWR and each of its subsidiaries are valid and enforceable policies.

                                 ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to UWR as follows:

        SECTION 5.1  Organization and Qualification.  The Company is a
                     ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses as they are now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect"). True, accurate and complete copies of the Restated Certificate of Incorporation and the By-laws of the Company, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to UWR.

        SECTION 5.2  Capitalization.  The authorized capital stock of the
                     --------------
Company consists of 15,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock. The Board of Directors of the Company has designated 300,000 shares of Company Preferred Stock as Company Series A Preferred Stock. As of August 31, 1993, 11,066,600 shares of Company Common Stock and 300,000 shares of Company Series A Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment, except for the Company's Management Incentive Compensation Plan. Other than in connection with the Company Plans (as defined in Section 5.13), there are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company.

        SECTION 5.3  Subsidiaries.  Each direct and indirect subsidiary of the
                     ------------
Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of such subsidiaries is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a Company Material Adverse Effect. Except as set forth in
Schedule 5.3 hereof and in the Company's Annual Report on Form 10-K for the year ended December 31, 1992 and the exhibits and schedules thereto (the "Company 10-K" and, together with any reports filed with the SEC after December 31, 1992 and prior to the date of this Agreement, the "Company 1993 Reports"), all of the outstanding shares of capital stock of each subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and those owned directly or indirectly by the Company are owned free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. Except as set forth in Schedule 5.3 hereof, the Company owns directly or indirectly all of the issued and outstanding shares of the capital stock of each of its subsidiaries. Except as set forth in Schedule 5.3 hereof, there are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock of any subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement. Except as set forth in Schedule 5.3 hereof, there are no corporations, partnerships, joint ventures or other business entities in which the Company or any of its subsidiaries directly or indirectly owns an equity interest and Schedule 5.3 hereof sets forth the Company's and such subsidiaries' direct and indirect share, partnership or other ownership interest of each entity listed therein. No entity in which the Company owns, directly or indirectly, an ownership interest is a "public utility company", and no such entity is a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Holding Company Act.

        SECTION 5.4  Authority; Non-Contravention; Approvals.  (a)  The Company
                     ---------------------------------------
has full corporate power and authority to enter into this Agreement and, subject to the Company Shareholders' Approval (as hereinafter defined) and the Company Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby, except for the Company Shareholders' Approval and the obtaining of the Company Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by UWR, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

        (b) Except as set forth in Schedule 5.4(b) hereof, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or require the consent or approval of any person or entity, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of the Company or any of its subsidiaries, (ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Company Material Adverse Effect.

        (c) Except for (i) the filings by UWR and the Company required by Title II of the HSR Act; (ii) the filing of the Joint Proxy Statement/Prospectus with the SEC pursuant to the Exchange Act and the Securities Act and the declaration of the effectiveness thereof by the SEC and related filings with various blue sky authorities; (iii) the required approvals of the state utility regulatory authorities pursuant to applicable laws and regulations; and (iv) the making of the Delaware Merger Filing (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such filings, registrations, authorizations, consents or approvals the failure of which to make or obtain, as the case may be, will not, in the aggregate, have a Company Material Adverse Effect.

        SECTION 5.5  Reports and Financial Statements.  Since December 31, 1992,
                     --------------------------------
to the extent the Company and each of its subsidiaries have been required to make filings under the Securities Act, the Exchange Act or applicable state laws and regulations, the Company and each of its subsidiaries have filed with the SEC or the applicable state regulatory authority, as the case may be, all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them under each of the Securities Act, the Exchange Act and applicable state laws and regulations, and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has previously delivered to UWR true and complete copies of its (a) Annual Reports on Form 10-K for the four fiscal years ended December 31, 1992, as filed with the SEC, (b) proxy and information statements relating to all meetings of its shareholders (whether annual or special), and actions by written consent in lieu of a shareholders' meeting, from December 31, 1988 until the date hereof, (c) all other reports or registration statements filed by the Company with the SEC since December 31, 1988 (collectively, the "Company SEC Reports") and (d) the audited consolidated financial statements of the Company for the fiscal year ended December 31, 1992 (the "1992 Company Financial Statements"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports and the 1992 Company Financial Statements (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments.

        SECTION 5.6  Absence of Undisclosed Liabilities.  Except as set forth in
                     ----------------------------------
Schedule 5.6 hereof, neither the Company nor any of its subsidiaries had at December 31, 1992, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the 1992 Company Financial Statements or reflected in the notes thereto or (b) which were incurred after December 31, 1992 in the ordinary course of business and consistent with past practices and, in either case, except for any such liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Company Material Adverse Effect or (ii) have been discharged or paid in full prior to the date hereof.

        SECTION 5.7  Absence of Certain Changes or Events. Except as set forth
                     ------------------------------------
on Schedule 5.7 hereof, from December 31, 1992, there has not been any development that is reasonably likely to result in a Company Material Adverse Effect and the Company and its subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice.

        SECTION 5.8  Litigation.  Except as disclosed in the Company 1993
                     ----------
Reports or the 1992 Company Financial Statements and except as set forth in
Schedule 5.8 hereof, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened, nor to the knowledge of the Company are there any investigations or reviews pending or threatened, against, relating to or affecting the Company or any of its subsidiaries, which, if adversely determined, would have a Company Material Adverse Effect. Except as set forth in Schedule 5.8 hereof and in the Company 1993 Reports or the 1992 Company Financial Statements, there have not been any developments since the date of the Company 10-K with respect to such claims, suits, actions, proceedings, investigations or reviews which, individually or in the aggregate, may have a Company Material Adverse Effect. Except as set forth in the Company 1993 Reports or contemplated by the Company Required Statutory Approvals, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or may have a Company Material Adverse Effect.

        SECTION 5.9  Registration Statement and Proxy Statement.  None of the
                     ------------------------------------------
information to be supplied by the Company or its subsidiaries, auditors, attorneys, financial advisors or other consultants or advisors for inclusion in
(a) the Registration Statement or (b) the Proxy Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of the meetings of shareholders of the Company and UWR to vote upon this Agreement and the transactions contemplated hereby, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Joint Proxy Statement/Prospectus or any amendment or supplement thereto or any earlier communication (including the Joint Proxy Statement/Prospectus) to shareholders of the Company and UWR with respect to the transactions contemplated by this Agreement. The

Joint Proxy Statement/Prospectus will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by UWR, its subsidiaries or its affiliates specifically for inclusion therein.

        SECTION 5.10  No Violation of Law.  Except as set forth in Schedule 5.10
                      -------------------
hereof, neither the Company nor any of its subsidiaries is in violation of, or has been given notice or been charged with, or, to the knowledge of the Company, is under investigation with respect to, any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have a Company Material Adverse Effect. The Company and its subsidiaries have all material permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted.

        SECTION 5.11  Compliance with Agreements.  Except as disclosed in the
                      --------------------------
Company 1993 Reports or the 1992 Company Financial Statements and except as set forth in Schedule 5.11 hereof, neither the Company nor any of its subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) the respective charters or by-laws of the Company or any of its subsidiaries or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (ii) of this Section 5.11, would have, in the aggregate, a Company Material Adverse Effect.

        SECTION 5.12  Taxes.  The Company and its subsidiaries have (i) duly
                      -----
filed with the appropriate governmental authorities all Tax Returns required to be filed by them on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Company Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision for the payment of all Taxes for all periods ending at or prior to the Effective Time. The liabilities and reserves for Taxes reflected in the Company balance sheet as of December 31, 1992 contained in the 1992 Company Financial Statements are adequate to cover all Taxes for any period ending on or prior to December 31, 1992 and, except as set forth in Schedule 5.12 hereof, there are no material liens for Taxes upon any property or asset of the Company or any subsidiary thereof, except for liens for Taxes not yet due and any such liens for Taxes shown on such Schedule 5.12 hereof are being contested in good faith through appropriate proceedings.
Except as set forth in Schedule 5.12 hereof, neither the Company nor any of its subsidiaries has made any change in accounting method, received a ruling from any taxing authority or signed an agreement with any taxing authority which will materially and adversely affect the Company or any of its subsidiaries in future periods. Except as set forth in Schedule 5.12 hereof, neither the Company nor any of its subsidiaries is a party to any action or proceeding, nor is any such action or proceeding threatened, by any governmental taxing authority for the assessment or collection of any Taxes, and no deficiency notices or reports have been received by the Company or any of its subsidiaries in respect of any material deficiencies for Taxes. Except as set forth in Schedule 5.12 hereof, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its subsidiaries, and no power of attorney granted by either the Company or any of its subsidiaries with respect to any Taxes is currently in force. Except as set forth in Schedule 5.12 hereof, neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes. Neither the Company nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of
Section 341(f) of the Code. The Company will not have any carryovers subject to limitation under Section 382 or Section 383 of the Code immediately after the Merger.

        SECTION 5.13  Employee Benefit Plans; ERISA.  (a)  The Company 10-K and
                      -----------------------------
the proxy statement for the 1992 Annual Meeting of Shareholders of the Company accurately describe all material employee benefit plans, employment contracts or other arrangements for the provision of benefits for employees or former employees of the Company and its subsidiaries, and neither the Company nor its subsidiaries have any commitment to create any additional such plan, contract or arrangement or to amend any such plan, contract or arrangement so as to increase benefits thereunder, except as required under existing collective bargaining agreements. Schedule 5.13(a) identifies all "employee benefit plans" within the meaning of Section 3(3) of ERISA, other than "multi-employer plans" within the meaning of Section 3(37) of ERISA, covering current or former employees of the Company and its subsidiaries (the "Company Plans"). A true and correct copy of each of the employee benefit plans, employment contracts and other arrangements for the provision of benefits for employees and former employees of the Company and its subsidiaries described in the Company SEC Reports, the Company Plans listed on Schedule 5.13(a), except for any multi-employer plans, and all contracts relating thereto, or to the funding thereof (including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements) has been made available to UWR. In the case of any employee benefit plan, employment contract or other benefit arrangement which is not in written form, an accurate description of such plan, contract or arrangement has been made available to UWR. A true and correct copy of the most recent annual report, actuarial report, summary plan description, and Internal Revenue Service determination letter with respect to each such Company Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded plan, Company Plan, or benefit arrangement has been made available to UWR by the Company, and there have been no material changes in the financial condition in the respective plans, Company Plans or benefit arrangements from that stated in such annual report and actuarial reports.

        (b) Except as set forth in Schedule 5.13(b) hereof, (i) there have been no prohibited transactions within the meaning of Section 406 of ERISA or
Section 4975 of the Code with respect to any of the Company Plans which, assuming that the taxable period of such transaction expired as of the date hereof, could subject the Company or its subsidiaries to a material tax or penalty under Section 502(i) of ERISA or Section 4975 of the Code; (ii) no liability (except for premiums due) has been or is expected to be incurred by the Company or any of its subsidiaries under Title IV of ERISA with respect to any of the Company Plans or with respect to any ongoing, frozen or terminated "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA currently or formerly maintained by any of them, or by any entity which is considered a single employer with the Company under Section 4001 of ERISA or
Section 414 of the Code (a "Company ERISA Affiliate"); (iii) all amounts which the Company or its subsidiaries are required to pay as contributions to the Company Plans have been timely made or have been reflected in the Company Financial Statements; (iv) none of the Company Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and neither the Company nor any of its subsidiaries has provided, or is required to provide, security to any Company Plan which is subject to Title IV of ERISA or to a single-employer plan of a Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code; (v) as of the last day of the most recent plan year ended prior to the date hereof, the current value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions used in the most recent actuarial valuation of the Company Plans) under each of the Company Plans which is subject to Title IV of ERISA did not exceed the then current value of the assets of such plan allocable to such benefit liabilities, and there has been no material change in the financial condition of such Company Plan since the last day of the most recent plan year; (vi) each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws; (vii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and the Company is not aware of any circumstances likely to result in revocation of any such determination; (viii) there are no material pending or, to the best knowledge of the Company and its subsidiaries, threatened or anticipated claims involving any of the Company Plans other than for claims for benefits in the ordinary course; (ix) the Company and its subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multi-employer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of a Company ERISA Affiliate); (x) no notice of a "reportable event" within the meaning of Section 4043 of ERISA for which the 30 day reporting requirement has not been waived has been required to be filed for any of the Company Plans; (xi) neither the Company nor any of its subsidiaries is a party to, nor participates in, or has any liability or contingent liability with respect to any multi-employer plan; and
(xii) neither the Company nor its subsidiaries has any liability or contingent liability for retiree life and health benefits under any of the Company Plans other than statutory liability for providing group health plan continuation coverage under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

        (c) Except as set forth in Schedule 5.13(c) hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will accelerate benefits or any payments under any Company employee agreement, plan or arrangement.

        (d) As a result of this Agreement or the Merger, neither the Company nor any of its subsidiaries will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

        SECTION 5.14  Labor Controversies.  Except as set forth in Schedule 5.14
                      -------------------
hereof, there are no significant controversies pending or, to the best knowledge of the Company and its subsidiaries, threatened between the Company or any subsidiaries of the Company and any representatives of its employees, and, to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or any of its subsidiaries. The Company and its subsidiaries have, to the best knowledge of the Company and its subsidiaries, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and no person has, to the knowledge of the Company, asserted that the Company or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

        SECTION 5.15  Environmental Matters.  Except as set forth in Schedule
                      ---------------------
5.15 hereto and except for any matters which, individually or in the aggregate, would not have a Company Material Adverse Effect, and, with respect to formerly owned, operated or leased properties which were sold prior to or no longer operated or leased as of January 1, 1993, to the Company's knowledge (after making reasonable inquiries of responsible senior officers of the Company and each of its subsidiaries and a review of the relevant records of the Company and each of its subsidiaries):

             (i) The Company, and each of its subsidiaries, is in compliance with all applicable Environmental Laws and has no liability therefor, and there is no reasonable basis for liability thereunder;

             (ii) The Company, and each of its subsidiaries, has obtained all permits required or has submitted applications for such permits in a timely manner under applicable Environmental Laws necessary for the operation of its businesses as presently conducted on the date hereof;

             (iii) Neither the Company nor any of its subsidiaries is the subject of any outstanding written communication with any governmental authority or other party with respect to (A) the actual or alleged violation of any Environmental Laws, (B) any actual or proposed Remedial action or (C) any Release or threatened Release of a Hazardous Material;

             (iv) No polychlorinated biphenyl or asbestos-containing materials, in violation of Environmental Laws, are or have been present at any property when owned, operated or leased by the Company or any of its subsidiaries, nor are there any underground storage tanks, active or abandoned, at any property when owned, operated or leased by the Company or any of its subsidiaries;

             (v) To the Company's knowledge (after making reasonable inquiries of responsible senior officers of the Company and each of its subsidiaries and a review of the relevant records of the Company and each of its subsidiaries), (A) there is no Hazardous Material located at any site which is owned, leased, operated or managed by the Company or any of its subsidiaries; (B) no site that is owned, leased, operated or managed by the Company or any of its subsidiaries listed or formally proposed for listing under CERCLA, CERCLIS or on any similar state list which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or any of its subsidiaries or the Surviving Corporation for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA; and (C) there is no reasonable basis for it to be named in such claims or for any similar action to be brought against the Company or any of its subsidiaries;

             (vi) No written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its subsidiaries or in relation to any property when owned, operated or leased by the Company or any of its subsidiaries. No such property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up;

             (vii) The Company, or any of its subsidiaries, would not be required by any applicable Environmental Law to place any notice or restriction relating to the presence or disposal of Hazardous Material in the deed to any property owned by it, and no property now owned by the Company or any of its subsidiaries has such notice or restriction in its deed; and

             (viii) No Hazardous Material has been released at, on or under any property now or when formerly owned, operated or leased by the Company or any of its subsidiaries; and, to the Company's knowledge (after making reasonable inquiries of responsible senior officers of the Company and each of its subsidiaries and a review of the relevant records of UWR and each of its subsidiaries), no Hazardous Material has been released at, on or under any such property before such property was owned, operated or leased by the Company or its subsidiary, as the case may be.

        SECTION 5.16  Regulation as a Utility.  The Company's water supply
                      -----------------------
subsidiaries, which are listed on Schedule 5.16, operate and are regulated as public utilities only in the respective states indicated on Schedule 5.16. Except as set forth in Schedule 5.16 hereof, neither the Company nor any of its subsidiaries is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

        SECTION 5.17  Real Property.  Schedule 5.17 hereto sets forth all of (a)
                      -------------
the real property owned in fee by the Company and each of its subsidiaries and
(b) the real property leased by the Company and each of its subsidiaries. The Company and each of its subsidiaries have good title or valid leases with respect to all of their real property free and clear of any and all liens, claims and encumbrances other than (i) as set forth in Schedule 5.17 hereto,
(ii) those reflected or reserved against in the Company Financial Statements and the notes thereto, (iii) imperfections of title, easements, pledges, charges, restrictions and encumbrances, including, without limitation, survey matters and mechanics' liens, if any, that do not materially detract from the value of the property subject thereto, or materially interfere with the manner in which it is currently being used and (iv) taxes and general and special assessments not in default and payable without penalty or interest (those referred to in clauses
(iii) and (iv) being hereinafter referred to collectively as "Company Permitted Liens"). Neither the Company nor any of its subsidiaries has received any notice for assessments for public improvements against the real property and, to the best knowledge of the Company and its subsidiaries, no such assessment has been proposed. Neither the Company nor any of its subsidiaries has received any notice or order by any governmental or other public authority, any insurance company which has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions which (i) relates to violations of building, safety, fire or other ordinances or regulations, (ii) claims any defect or deficiency with respect to any of such properties or (iii) requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same. Except as set forth in Schedules 5.8 and 5.17 hereto, there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of such properties and, to the best of the Company's knowledge, no such proceeding is threatened.

        SECTION 5.18  Company Shareholders' Approval.  (a)  Company shareholder
                      ------------------------------
approval of this Agreement and the transactions contemplated hereby, including the Merger, requires only the affirmative vote of

(i) a majority of the outstanding shares of Company Common Stock and (ii) the holders of a majority of the outstanding shares of Company Common Stock other than any shares of Company Common Stock owned by the Company Majority Stockholder, and the Company has taken all necessary action so that no greater vote is required by any provision of the Company's Restated Certificate of Incorporation or By-laws or by the DGCL.

        (b) Except for the appraisal rights available to the holders of Company Series A Preferred Stock, the shareholders of the Company are not entitled to any appraisal rights under the DGCL as a result of the transactions contemplated by this Agreement.

        SECTION 5.19  Shareholder Continuity.  Management of the Company is not
                      ----------------------
aware of any plan or intention by any shareholder of the Company, including the Company Majority Stockholder, to sell, exchange, or otherwise dispose of a number of shares of UWR Common Stock, UWR Preference Stock or UWR Series B Preferred Stock received in the Merger that would reduce the Company's shareholders' ownership of UWR Common Stock and UWR Preference Stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of the formerly outstanding Company Common Stock as of the same date. For purposes of this representation, shares of Company Common Stock exchanged for cash in lieu of fractional shares of UWR Common Stock or UWR Preference Stock will be treated as outstanding Company Common Stock on the date of the Merger. Moreover, shares of Company Common Stock, Company Series A Preferred Stock, UWR Common Stock, UWR Preference Stock and UWR Series B Preferred Stock held by shareholders of the Company and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

        SECTION 5.20  Insurance.  Except as set forth in Schedule 5.20 hereto,
                      ---------
each of the Company and its subsidiaries is, and has been continuously since at least January l, 1989, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by the Company and its subsidiaries during such time period. Except as set forth in Schedule 5.20 hereto, neither the Company nor its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or any of its subsidiaries. All material insurance policies of the Company and each of its subsidiaries are valid and enforceable policies.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER


        SECTION 6.1  Conduct of Business by the Company Pending the Merger.
                     -----------------------------------------------------
Except as set forth in Schedule 6.1 hereof or as otherwise contemplated hereby, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless UWR shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement the Company shall, and shall cause each of its subsidiaries to:

          (a) conduct its business in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend its charter or by-laws or (ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for (A) regular quarterly cash dividends on Company Common Stock of no more than $0.25 per share and on Company Series A Preferred Stock of no more than $1.91 per share (in each case, subject to the provisions of Section 6.4) and (B) the payment of dividends or distributions by direct or indirect wholly owned subsidiaries of the Company solely to the Company or to another direct or indirect wholly owned subsidiary of the Company;

          (c) not (i) authorize the issuance of, or issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock; (ii) sell (including, without limitation, by sale-leaseback), pledge, dispose of or encumber any material assets or interests therein, other than in the ordinary course of business and consistent with past practice; (iii) incur or become contingently liable with respect to any material indebtedness for borrowed money or issue any debt securities or otherwise incur any material obligation or liability (absolute or contingent) other than short-term indebtedness incurred in the ordinary course of business and consistent with past practice; (iv) redeem, purchase, acquire or offer to purchase or acquire (A) any shares of its capital stock, other than in the ordinary course of business or in accordance with the governing terms of such securities or (B) any long-term debt, other than in connection with its real estate business or as required by the governing instruments relating thereto; (v) take or fail to take any action which action or failure to take action would (A) cause UWR, the Company or their respective shareholders (except to the extent that any shareholders receive cash in the Merger) to recognize gain or loss for Federal income tax purposes as a result of the consummation of the Merger or (B) jeopardize the qualification of the outstanding revenue bonds issued for the benefit of any subsidiary of the Company which qualify on the date hereof under
     Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986; or
     (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; provided, however, that the Company or any
                                      -----------------
     of its subsidiaries, after consulting with UWR, may take any of the actions otherwise prohibited by this Section 6.1(c) (other than those actions set forth in subsections (i), (v) and (vi) to the extent (vi) is applicable to actions of the type specified in subsections (i) and (v) of this Section 6.1(c), which actions may not be taken under any circumstances except after receipt of the written consent of the Chief Executive Officer of UWR) if counsel to the Company advises the Board of Directors of the Company or any of its subsidiaries that the failure to take any of such actions would subject the directors of the Company or any of its subsidiaries to liability for breach of their fiduciary duties or might result in a breach by the Company of any of its other obligations under this Section 6.1; provided, further, however, that nothing contained herein shall prohibit
     --------------------------
     (A) the sale to Lyonnaise des Eaux-Dumez or any controlled affiliate thereof of the Company's interest in IDI Infilco Degremont Inc., a New York corporation, for a purchase price equal to $8.4 million, or (B) the sale to Lyonnaise des Eaux-Dumez or any controlled affiliate thereof by GWC Operational Services, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, of 25% of the shares of JMM Operational Services, Inc., a California corporation (the "OSI Sale"), for a purchase price equal to $7.0 million;

          (d) use its best efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with it;

          (e) make reasonable efforts to confer on a reasonably regular basis with one or more representatives of UWR to discuss operational matters of a material nature and the general status of ongoing operations;

          (f) make reasonable efforts to promptly notify UWR of any significant changes in the business, properties, assets, condition (financial or other), results of operations or prospects of the Company or any of its subsidiaries;

          (g) not acquire, or publicly propose to acquire, all or any substantial part of the business and properties or capital stock of any person not a party to this Agreement, whether by merger, purchase of assets, tender offer or otherwise;

          (h) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except as set forth in Schedule 6.1(h);

          (i) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as set forth in Schedule 6.1(i) and as required to comply with changes in applicable law occurring after the date hereof;

          (j) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice and customary for companies engaged in the business of public water supply;

          (k) subject to Section 6.4, maintain its current practice with respect to the time of payment of the Company's regular quarterly cash dividends on Company Common Stock and Company Series A Preferred Stock on March 1, June 1, September 1 and December 1 and the setting of a record date no more than 60 days prior to each such payment date; and

          (l) not agree in writing or otherwise to take any of the foregoing actions;

provided, however, that UWR's rights and remedies with respect to a failure by
- --------  -------
the Company to perform its obligations pursuant to paragraph (e) or (f) of this
Section 6.1 shall be limited to a right to seek injunctive relief, and expressly shall not include (without limitation) the right to assert the failure of any closing condition or terminate this Agreement as a result thereof.

        SECTION 6.2  Conduct of Business by UWR Pending the Merger.  Except as
                     ---------------------------------------------
set forth in Schedule 6.2 or as otherwise contemplated hereby, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless the Company shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement, UWR shall, and shall cause each of its subsidiaries, to:

          (a) conduct its business in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend its charter or by-laws or (ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for (A) regular quarterly cash dividends on UWR Common Stock of no more than $0.23 per share (subject to the provisions of Section 6.4) and (B) the payment of dividends or distributions by direct or indirect wholly owned subsidiaries of UWR solely to UWR or to another direct or indirect wholly owned subsidiary of UWR;

          (c) not (i) authorize the issuance of, or issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock; (ii) sell (including, without limitation, by sale-leaseback), pledge, dispose of or encumber any material assets or interests therein, other than the ordinary course of business and consistent with past practice; (iii) incur or become contingently liable with respect to any material indebtedness for borrowed money or issue any debt securities or otherwise incur any material obligation or liability (absolute or contingent) other than short-term indebtedness incurred in the ordinary course of business and consistent with past practice; (iv) redeem, purchase, acquire or offer to purchase or acquire (A) any shares of its capital stock, other than (x) in the ordinary course of business or (y) to redeem the Rights, or (B) any long-term debt, other than in connection with its real estate business or as required by the governing instruments relating thereto; (v) take or fail to take any action which action or failure to act would (A) cause UWR, the Company or their respective shareholders (except to the extent that any shareholders receive cash in the Merger) to recognize gain or loss for Federal income tax purposes as a result of the consummation of the Merger or (B) jeopardize the qualification of the outstanding revenue bonds issued for the benefit of any subsidiary of UWR which qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under
     Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986; or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; provided
                                                                     --------
     that UWR or any of its subsidiaries, after consulting with the Company, may take any of the actions otherwise prohibited by this Section 6.2(c) (other than those actions set forth in subsections (i), (v) and (vi) to the extent
     (vi) is applicable to actions of the type specified in subsections (i) and
     (v) of this Section 6.2(c), which actions may not be taken under any circumstances except after receipt of the written consent of the Chief Executive Officer of the Company) if counsel to UWR advises the Board of Directors of UWR or any of its subsidiaries that the failure to take any of such actions would subject the directors of UWR or any of its subsidiaries to liability for breach of their fiduciary duties or might result in a breach by UWR of any of its other obligations under Section 6.2;

          (d) use its best efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with it;

          (e) make reasonable efforts to confer on a reasonably regular basis with one or more representatives of the Company to discuss operational matters of a material nature and the general status of ongoing operations;

          (f) make reasonable efforts to promptly notify the Company of any significant changes in the business, properties, assets, condition (financial or other), results of operations or prospects of UWR or any of its subsidiaries;

          (g) not acquire, or publicly propose to acquire, all or any substantial part of the business and properties or capital stock of any person not a party to this Agreement, whether by merger, purchase of assets, tender offer or otherwise;

          (h) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except as set forth in Schedule 6.2(h);

          (i) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as set forth in Schedule 6.2(i) and as required to comply with changes in applicable law occurring after the date hereof;

          (j) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice and customary for companies engaged in the business of public water supply;

          (k) subject to Section 6.4, maintain its current practice with respect to the timing of payment of UWR's regular quarterly cash dividend on UWR Common Stock on January 1, April 1, July 1 and October 1 and setting of a record date as of the close of business on the Friday preceding the sixteenth day of the calendar month immediately prior to each such payment date; and

          (l) not agree in writing, or otherwise, to take any of the foregoing actions;

provided, however, that the Company's rights and remedies with respect to a
- --------  -------
failure by UWR to perform its obligations pursuant to paragraph (e) or (f) of this Section 6.2 shall be limited to a right to seek injunctive relief, and expressly shall not include (without limitation) the right to assert the failure of any closing condition or terminate this Agreement as a result thereof.

        SECTION 6.3  No Solicitation.  (a)  Except as expressly permitted by
                     ---------------
this Agreement, the Company and its subsidiaries will not, and will use their best efforts to cause their respective directors, officers, employees, representatives, investment bankers, agents or affiliates not to, directly or indirectly, (a) initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, or (b) participate in any discussions or negotiations with, or disclose any information concerning the Company or any of its subsidiaries to, or afford any access to the properties, books or records of the Company or any of its subsidiaries to, or otherwise facilitate or enter into any agreement or understanding with, any person (other than UWR, its affiliates, agents and representatives) in connection with any possible proposal (a "Company Proposal") regarding a sale or acquisition of any of the capital stock or any other equity interest in the Company or any of its subsidiaries (other than in the ordinary course of business), or a merger or consolidation of the Company or any of its subsidiaries, or the liquidation or reorganization of the Company or its subsidiaries, or a sale of all or (other than in the ordinary course of business) any material portion of the assets of the Company or any of its subsidiaries or any similar transaction; provided that nothing contained in this
Section 6.3(a) shall restrict the taking of any action which would not (i) have a Company Material Adverse Effect or (ii) adversely affect (including by adversely affecting the regulatory approval process) the ability of the Company to consummate this Agreement and the transactions contemplated hereby as promptly as practicable. The Company shall notify UWR orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making
it) within 24 hours of the receipt thereof and shall give UWR five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing restricted activities. Notwithstanding the foregoing, prior to the obtaining of the UWR Shareholders' Approval and the Company Shareholders' Approval, the Company may, to the extent required by its fiduciary duties under applicable law (as determined in good faith by the Board of Directors of the Company based on the advice of outside counsel), participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of the Company and its subsidiaries to, any person in connection with a possible Company Proposal by such person.

        (b) Except as expressly permitted by this Agreement, UWR and its subsidiaries will not, and will use their best efforts to cause their respective directors, officers, employees, representatives, investment bankers, agents or affiliates not to, directly or indirectly, (a) initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, or (b) participate in any discussions or negotiations with, or disclose any information concerning UWR or any of its subsidiaries to, or afford any access to the properties, books or records of UWR or any of its subsidiaries to, or otherwise facilitate or enter into any agreement or understanding with, any person (other than the Company, its affiliates, agents and representatives) in connection with any possible proposal (a "UWR Proposal") regarding a sale or acquisition of any of the capital stock or any other equity interest in UWR or any of its subsidiaries (other than in the ordinary course of business), or a merger or consolidation of UWR or any of its subsidiaries, or the liquidation or reorganization of UWR or its subsidiaries, or a sale of all or (other than in the ordinary course of business) any material portion of the assets of UWR or any of its subsidiaries or any similar transaction; provided that nothing contained in this Section 6.3(b) shall restrict the taking of any action which would not have (i) have a UWR Material Adverse Effect or (ii) adversely affect (including by adversely affecting the regulatory approval process) the ability of UWR to consummate this Agreement and the transactions contemplated hereby as promptly as practicable. UWR shall notify the Company orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making
it) within 24 hours of the receipt thereof and shall give the Company five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. UWR will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing restricted activities. Notwithstanding the foregoing, prior to the obtaining of the Company Shareholders' Approval and the UWR

Shareholders' Approval, UWR may, to the extent required by its fiduciary duties under applicable law (as determined in good faith by the Board of Directors of UWR based on the advice of outside counsel), participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of UWR and its subsidiaries to, any person in connection with a possible UWR Proposal by such person.

        SECTION 6.4  Dividends.  UWR and the Company shall coordinate the timing
                     ---------
and payment of their regular quarterly cash dividends to ensure that the shareholders of the Company receive at least one, but no more than one, dividend payment for the quarter in which the Effective Date occurs.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS


        SECTION 7.1  Access to Information.  (a)  The Company and its
                     ---------------------
subsidiaries shall afford to UWR and its accountants, counsel and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall make available to UWR and furnish copies at UWR's request (i) a copy of each report, schedule and other document filed with or received from any of them pursuant to the requirements of federal or state securities laws or the HSR Act or filed with or received from any of them with the SEC, Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any state utility regulatory authority and (ii) such other information concerning their respective businesses, properties and personnel as UWR may reasonably request; provided that no investigation pursuant to this Section
                    --------
7.1(a) shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. The Company and its subsidiaries shall make reasonable efforts to promptly advise UWR in writing of any significant change or occurrence of any significant event occurring after the date of this Agreement relating to the Company and its subsidiaries, taken as a whole.

        (b) UWR and its subsidiaries shall afford to the Company and its accountants, counsel and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall make available to the Company and furnish copies at the Company's request (i) a copy of each report, schedule and other document filed with or received from any of them pursuant to the requirements of federal or state securities laws or the HSR Act or filed with or received from any of them with the SEC, the DOJ, the FTC or any state utility regulatory authority and (ii) such other information concerning their respective businesses, properties and personnel as the Company may reasonably request; provided that no investigation pursuant to this Section
                    --------
7.1(b) shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. UWR and its subsidiaries shall make reasonable efforts to promptly advise the Company in writing of any significant change or occurrence of any significant event occurring after the date of this Agreement relating to the Company and its subsidiaries, taken as a whole.

        (c) Any information received pursuant to Sections 7.1(a) and 7.1(b) above will be used solely for the purpose of evaluating the transaction involving the parties hereto and such information will be kept confidential by UWR and the Company; provided, however, that (i) any of such information may be
                     --------  -------
disclosed to representatives of UWR and the Company who need to know such information for the purpose of evaluating the transaction involving the parties hereto (it being understood that such representatives shall be informed of the confidential nature of such information and shall be directed to treat such information confidentially), (ii) any disclosure of such information may be made to which the party disclosing such information consents in writing, (iii) any of such information may be disclosed by the party receiving such information for the purpose of enforcing its rights under this Agreement and (iv) any disclosure of such information may be made as otherwise required by law in the opinion of counsel to the party receiving such information (including, without limitation, pursuant to any

Federal or state securities laws or pursuant to any legal, regulatory or legislative proceeding) or as contemplated by the following sentence. In the event that a party receiving such information or anyone to whom the party receiving such information supplies the confidential material receives a request to disclose all or any part of the information contained therein under the terms of a subpoena, order, civil investigative demand or similar process or other oral or written request issued by a court of competent jurisdiction or by a federal, state or local, foreign or domestic, governmental or regulatory body or agency, the party receiving such information agrees to the extent practicable to
(A) immediately notify the party disclosing such information of the existence, terms and circumstances surrounding such a request, (B) consult with the party disclosing such information on the advisability of taking legally available steps to resist or narrow such request, and (C) only disclose such information after complying with clauses (A) and (B) and exercising reasonable efforts to obtain, to the extent practical, an order or other reliable assurance that confidential treatment will be accorded to such portion of any disclosed information which the party disclosing such information so designates. Each party receiving such information agrees to be responsible for any breach of this
Section 7.1(c) by any of its representatives.

        SECTION 7.2  Registration Statement and Proxy Statement.  (a)  UWR and
                     ------------------------------------------
the Company shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the Joint Proxy Statement/Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. UWR shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of UWR Common Stock, UWR Series B Preferred Stock and UWR Preference Stock in the Merger; provided, however, that with respect to such
                                --------  -------
blue sky qualifications neither UWR nor the Company shall be required to register or qualify as a foreign corporation or to take any action which would subject it to service of process in any jurisdiction (other than New Jersey) where it is not now so subject, except as to matters and transactions relating to or arising solely from the offer and sale of UWR Common Stock, UWR Series B Preferred Stock or UWR Preference Stock. UWR and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentence.

        (b) It shall be a condition to the mailing of the Joint Proxy Statement/Prospectus to the shareholders of UWR and the Company that (i) UWR shall have received an opinion of The First Boston Corporation, dated the mailing date of the Joint Proxy Statement/Prospectus, to the effect that, as of the date thereof, the consideration to be paid by UWR to the shareholders of the Company is fair from a financial point of view to the shareholders of UWR and
(ii) the Company shall have received a joint opinion of Lazard Freres & Co. and Financiere Indosuez, dated the mailing date of the Joint Proxy Statement/Prospectus, to the effect that, as of the date thereof, the consideration to be paid by UWR to the shareholders of the Company is fair from a financial point of view to the shareholders of the Company.

        SECTION 7.3  Shareholders' Approval.  (a)  The Company shall promptly
                     ----------------------
submit this Agreement and the transactions contemplated hereby for the approval of its shareholders at a meeting of shareholders to be held as soon as practicable after the Registration Statement is declared effective by the SEC and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law, shall use its best efforts to obtain shareholder approval (the "Company Shareholders' Approval") of this Agreement and the transactions contemplated hereby. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, the Company shall, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated by this Agreement.

        (b) UWR shall promptly submit this Agreement and the transactions contemplated hereby for the approval of its shareholders at a meeting of shareholders to be held as soon as practicable after the Registration Statement is declared effective by the SEC and, subject to the fiduciary duties of the Board of Directors of UWR under applicable law, shall use its best efforts to obtain shareholder approval (the "UWR Shareholders' Approval") of this Agreement and the transactions contemplated hereby. Subject to the fiduciary duties of the Board of Directors of UWR under applicable law, UWR shall, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated by this Agreement.

        SECTION 7.4  Compliance with the Securities Act.  UWR and the Company
                     ----------------------------------
shall each use its best efforts to cause each principal executive officer, each director and each other person who is an "affiliate", as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (an "Affiliate"), of UWR or the Company, respectively, to deliver to UWR and the Company on or prior to the Effective Time a written agreement (an "Affiliate Agreement") to the effect that such person will not offer to sell or otherwise dispose of any shares of UWR Common Stock, UWR Series B Preferred Stock or UWR Preference Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel reasonably satisfactory to UWR, is exempt from the registration requirements of the Securities Act and, in any case, until after the results covering 30 days of post-merger combined operations of UWR and the Company have been filed with the SEC, sent to shareholders of UWR or otherwise publicly issued.

        SECTION 7.5  Exchange Listing.  UWR shall use its best efforts to
                     ----------------
effect, at or before the Effective Time, authorization for listing on the NYSE, upon official notice of issuance, of the additional shares of UWR Common Stock to be issued pursuant to the Merger.

        SECTION 7.6  Expenses.  All costs and expenses incurred in connection
                     --------
with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (a) those expenses incurred in connection with printing the Joint Proxy Statement/Prospectus, as well as the filing fee relating thereto, shall be shared equally by UWR and the Company and
(b) the costs and expenses incurred by a party may be recoverable as provided in
Article IX.

        SECTION 7.7  Regulatory Matters.  (a)  UWR and the Company shall each
                     ------------------
file or cause to be filed with the FTC and the DOJ any notifications required to be filed by their respective "ultimate parent" companies under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use their best efforts to make such filings promptly, to respond promptly to any requests for additional information made by either of such agencies, to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date.

        (b) UWR and the Company shall cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions, filings and other documents and (iii) use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the UWR Required Statutory Approvals and the Company Required Statutory Approvals) or required by the terms of any note, bond, mortgage indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which UWR, the Company or any of their respective subsidiaries is a party or by which any of them is bound. UWR shall have the right to review and approve in advance all characterizations of the information relating to UWR and the Company shall have the right to review and approve in advance all characterizations of the information relating to the Company, as the case may be, or relating to the transactions contemplated by this Agreement or the Merger which appear in any filing made in connection with the transactions contemplated by this Agreement or the Merger. UWR and the Company agree that they will consult with each other with respect to the obtaining of all such necessary permits, consents, approvals and authorizations of all third parties and governmental bodies. UWR shall designate lead counsel with respect to all applications, notices, petitions and filings (joint or otherwise) relating to this Agreement and the transactions contemplated hereby (including but not limited to the Company Required Statutory Approvals) on behalf of UWR and the Company with all governmental bodies.

        (c) UWR and the Company shall consult with each other prior to proposing or entering into any stipulation or agreement with any Federal, state or local governmental authority or agency or any third party in connection with any Federal, state or local governmental consents and approvals legally required for the consummation of the Merger and shall not propose or enter into any significant stipulation or agreement without the other party's prior written consent, which consent shall not be unreasonably withheld.

        SECTION 7.8  Public Statements.  The parties shall consult with each
                     -----------------
other prior to issuing any public announcement or statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such public announcement or statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the National Association of Securities Dealers, Inc.

        SECTION 7.9  Directors' and Officers' Indemnification.  (a)  To the
                     ----------------------------------------
extent, if any, any Indemnified Party (as hereinafter defined) is not actually reimbursed pursuant to an existing right of indemnification or other agreement or policy, from and after the Effective Time, UWR shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless the present and former officers and directors of the Company and its subsidiaries (the "Indemnified Parties") against all losses, expenses (including reasonable attorney's fees), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions, except for intentional misconduct, occurring at or prior to the Effective Time that are in whole or in part based on, or arising out of the fact that such person is or was a director or officer of the Company or a subsidiary of the Company or arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether arising before or after the Effective Time), (i) UWR shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to UWR, promptly after statements therefor are received and (ii) UWR will cooperate in the defense of any such matter; provided, however, that UWR shall not be liable for any
                 --------  -------
settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

        (b) For six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and UWR (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms that are no less advantageous) with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Surviving Corporation not greater than 150 percent of UWR's and the Company's current combined annual premium for their directors' and officers' liability insurance;

provided, however, that if such insurance cannot be so maintained or obtained at
- --------  -------
such cost, the Surviving Corporation shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 150 percent of UWR's and the Company's current combined annual premium for their directors' and officers' liability insurance.

        (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.9.

        SECTION 7.10  Accountants' Letters.  UWR agrees to use its best efforts
                      --------------------
to cause to be delivered to the Company letters of Price Waterhouse, independent auditors for UWR, and the Company agrees to use its best efforts to cause to be delivered to UWR letters of KPMG Peat Marwick, independent auditors for the Company, with respect to certain financial statements and other financial information included in the Registration Statement, which letters shall be in form and substance reasonably satisfactory to the addressee and which letters shall be dated (i) the date of the Joint Proxy Statement/Prospectus, (ii) the effective date of the Registration Statement (if different from the date of the Joint Proxy Statement/Prospectus) and (iii) the Effective Time (or such other dates reasonably acceptable to the parties).

        SECTION 7.11  Due Diligence Investigations.  Within 25 days following
                      ----------------------------
the date of the execution of this Agreement, each of the Company and UWR shall provide all Schedules required to be delivered in connection with this Agreement and for a period of 50 days following the date of the execution of this Agreement (the "Due Diligence Period"), each of the Company and UWR shall provide the other party and its representatives access pursuant to Section 7.1 in order for the other party to complete its due diligence investigation of the party providing access pursuant to Section 7.1. Upon the expiration of the Due Diligence Period, either the Company or UWR may terminate this Agreement within ten days following the expiration of the Due Diligence Period in the manner contemplated by Section 9.1(e) (in the case of a termination by UWR) or Section 9.1(f) (in the case of a termination by the Company); provided, however, that it is expressly understood and agreed that if
          -----------------
neither UWR nor the Company terminates this Agreement pursuant to and in accordance with the provisions of Section 9.1(e) or Section 9.1(f), as the case may be, then the Company may not thereafter assert a failure of the condition set forth in Section 9.2(a), and UWR may not thereafter assert a failure of the condition set forth in Section 9.3(a), based on any information provided to it during the Due Diligence Period.

                                 ARTICLE VIII

                                   CONDITIONS


        SECTION 8.1  Conditions to Each Party's Obligation to Effect the Merger.
                     ----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by (i) the requisite vote of the shareholders of each of the Company and UWR under applicable law and applicable listing requirements, and (ii) holders of a majority of the outstanding shares of Company Common Stock (other than any shares of Company Common Stock beneficially owned by the Company Majority Stockholder and its affiliates);

          (b) UWR Common Stock issuable in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

          (c) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (d) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

          (e) No preliminary or permanent injunction or other order or decree by any Federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use all reasonable efforts to have any such injunction, order or decree lifted);

          (f) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or Federal government or governmental agency in the United States which would prevent the consummation of the Merger or that would have a material adverse effect on the prospects of the Surviving Corporation; and

          (g) (i) All Federal, state and local governmental consents and approvals required for the consummation of the Merger including, without limitation, the Company Required Statutory Approvals and the UWR Required Statutory Approvals, shall have been obtained and be in effect at the Effective Time (other than any such consents and approvals the failure of which to obtain (a) would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of UWR or the Company and their respective subsidiaries taken as a whole and (b) in the case of the state and local government approvals, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of UWR's and the Company's water supply divisions, subsidiaries and affiliates operating in the states where such state and local governmental approvals are required (taking into account the actual consent or order of such regulatory authority as compared to the desired regulatory treatment (either (a) or (b), a "Regulatory Material Adverse Effect"))) and (ii) the Company Required Statutory Approvals and UWR Required Statutory Approvals shall have become Final Orders (as hereinafter defined) and shall not be subject to terms and conditions which, in the aggregate, would result in a Regulatory Material Adverse Effect. A "Final Order" means action by the relevant governmental or regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

        SECTION 8.2  Conditions to the Obligation of the Company to Effect the
                     ---------------------------------------------------------
Merger.  The obligation of the Company to effect the Merger shall be subject to
- ------
the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) UWR shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of UWR contained in this Agreement shall be true and correct on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except (i) as contemplated or permitted by this Agreement and (ii) for such breaches or inaccuracies which, individually or in the aggregate, are not reasonably likely to have a UWR Material Adverse Effect, and the Company shall have received a certificate of the Chairman of the Board, the President and Chief Executive Officer or a Vice President of UWR to that effect;

          (b) The Company shall have received the letters of Price Waterhouse contemplated by Section 7.10 hereof;

          (c) Since the date hereof, no UWR Material Adverse Effect shall have occurred; and

          (d) The Company shall have received an opinion of its special tax counsel, Sullivan & Cromwell, in form and substance satisfactory to the Company, dated the Effective Time, or a ruling from the IRS, in form and substance satisfactory to the Company, to the effect that UWR and the Company and their respective shareholders (except to the extent any Company shareholders receive cash in the Merger) will recognize no gain or loss for Federal income tax purposes as a result of consummation of the Merger and in connection with the delivery of its opinion pursuant to this Section 8.2(d), Sullivan & Cromwell may request certificates of officers of the Company, UWR and the Company Majority Stockholder.

        SECTION 8.3  Conditions to the Obligation of UWR to Effect the Merger.
                     --------------------------------------------------------
The obligation of UWR to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except (i) as contemplated or permitted by this Agreement and
     (ii) for such breaches or inaccuracies which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, and UWR shall have received a Certificate of the Chairman of the Board, President and Chief Executive Officer or of a Vice President of the Company to that effect;

          (b) UWR shall have received the letters of KPMG Peat Marwick contemplated by Section 7.10 hereof;

          (c) Since the date hereof, no Company Material Adverse Effect shall have occurred;

          (d) UWR shall have received an opinion of its special tax counsel, LeBoeuf, Lamb, Leiby & MacRae, in form and substance satisfactory to UWR, dated the Effective Time, or a ruling from the IRS, in form and substance satisfactory to UWR, to the effect that UWR and the Company and their respective shareholders (except to the extent any Company shareholders receive cash in the Merger) will recognize no gain or loss for Federal income tax purposes as a result of consummation of the Merger and in connection with the delivery of its opinion pursuant to this Section 8.3(d), LeBoeuf, Lamb, Leiby & MacRae may request certificates of officers of the Company, UWR and the Company Majority Stockholder; and

          (e) The Company Majority Stockholder shall have duly and validly executed the Governance Agreement prior to the Effective Time and the Letter Agreement, between the Company Majority Stockholder and UWR, in the form attached hereto as Exhibit VI, on the date hereof and complied with all agreements, obligations and conditions required to be performed or complied with by the Company Majority Stockholder pursuant to each of such agreements at or before the Effective Time.



                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER


        SECTION 9.1  Termination.  This Agreement may be terminated at any time
                     -----------
prior to the Effective Time, whether before or after approval by the shareholders of the Company or UWR:

          (a)  by mutual consent of UWR and the Company;

          (b) by either UWR or the Company if (i) the Merger shall not have been consummated on or before June 30, 1994 (the "Termination Date"); (ii) the requisite vote of the shareholders of UWR or the Company to approve this Agreement and the transactions contemplated hereby shall not be obtained, or the vote of the holders of a majority of the outstanding shares of Common Stock (other than any shares of Company Common Stock beneficially owned by the Company Majority Stockholder and its affiliates) shall not be obtained at the meetings, or any adjournments thereof, called therefor; (iii) any governmental or regulatory body, the consent of which is a condition to the obligations of UWR and the Company to consummate the transactions contemplated hereby, shall have determined not to grant its consent and any appeals of such determination shall have been taken and have been unsuccessful or such body shall have imposed conditions or limitations on its consent that would have a material adverse effect on the prospects of the Surviving Corporation and any appeals from such imposition shall have been taken and have been unsuccessful; or (iv) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable; provided,
                                                                   --------
     however, that the right to terminate this Agreement under clause (i) of
     -------
     this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) by UWR (i) if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to UWR its approval or recommendation of the Merger or this Agreement or shall fail to reaffirm such approval or recommendation prior to the meeting of the Company's shareholders called for the purpose of voting on this Agreement, upon UWR's request (provided that UWR may not make more than two such requests), or shall have resolved to do any of the foregoing; (ii) if there has been (A) a breach of any covenant or agreement herein on the part of the Company that would result in a failure of the condition set forth in Section 8.3(a) and which has not been cured or adequate assurance of cure given, in either case within 30 business days following receipt of notice of such breach or (B) a breach of a representation or warranty of the Company herein that would result in a failure of the condition set forth in Section 8.3(a) which breach by its nature cannot be cured prior to the Termination Date; or (iii) if (A) the Company enters into an agreement with any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than UWR or one of its affiliates whereby such entity or group would directly or indirectly acquire all or any substantial part of the assets or capital stock of the Company or any of its subsidiaries (or any successor to any of them), whether by merger, share exchange, purchase of assets, consolidation, tender offer or otherwise, or (B) any third party commences a tender or exchange offer for 25% or more of the Company Common Stock and the Company's Board of Directors does not recommend, or ceases to recommend, to Company shareholders that they reject such offer;

          (d) by the Company if (i) the Board of Directors of UWR shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of the Merger or this Agreement or shall fail to reaffirm such approval or recommendation prior to the meeting of UWR's shareholders called for the purpose of voting on this Agreement, upon the Company's request (provided that the Company may not make more than two such requests), or shall have resolved to do any of the foregoing; (ii) if there has been (A) a breach of any covenant or agreement herein on the part of UWR that would result in a failure of the condition set forth in Section 8.2(a) and which has not been cured or adequate assurance of cure given, in either case within 30 business days following receipt of notice of such breach or (B) a material breach of a representation or warranty of UWR herein that would result in a failure of the condition set forth in Section 8.2(a) which breach by its nature cannot be cured prior to the Termination Date; or (iii) if (A) UWR enters into an agreement with any corporation, partnership, person, other entity or group (as defined in Section 13(d) (3) of the Exchange Act) other than the Company or one of its affiliates whereby such entity or group would directly or indirectly acquire all or any substantial part of the assets or capital stock of UWR or any of its subsidiaries (or any successor to any of them), whether by merger, share exchange, purchase of assets, consolidation, tender offer or otherwise, or
     (B) any third party commences a tender or exchange offer for 25% or more of the UWR Common Stock and UWR's Board of Directors does not recommend, or ceases to recommend, to UWR shareholders that they reject such offer;

          (e) by UWR by written notice delivered to the Company prior to 5:00 p.m. on November 24, 1993, if UWR reasonably determines, in its sole discretion, that the due diligence investigation uncovered information which is reasonably likely to have a material adverse effect on the benefits of the Merger to UWR or its shareholders; or

          (f) by the Company, by written notice delivered to UWR prior to 5:00 p.m. on November 24, 1993, if the Company reasonably determines, in its sole discretion, that the due diligence investigation uncovered information which is reasonably likely to have a material adverse effect on the benefits of the Merger to the Company or its shareholders.

        SECTION 9.2  Effect of Termination.  (a)  In the event of termination of
                     ---------------------
this Agreement by either UWR or the Company, as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of either the Company or UWR or their respective officers or directors (except as set forth in this Section 9.2 and in Sections 7.1 and 7.6 which shall survive the termination). Nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

        (b) If this Agreement is terminated by UWR pursuant to Section 9.1(c) (other than a termination pursuant to 9.1(c)(ii)(B) caused by a breach that is not willful), then the Company, promptly upon request of UWR, and in no event later than two business days after such request, shall pay UWR up to $2.0 million for fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, provided that no fee or expenses shall be payable to UWR pursuant to this Section 9.2(b) if UWR shall be in material breach of its obligations under the Agreement. If this Agreement is terminated by the Company pursuant to Section 9.1(d) (other than a termination pursuant to 9.1(d)(ii)(B) caused by a breach that is not willful), then UWR, promptly upon request of the Company, and in no event later than two business days after such request, shall pay the Company up to $2.0 million for fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, provided that no fee or expenses shall be payable to the Company pursuant to this Section 9.2(b) if the Company shall be in material breach of its obligations under this Agreement.

        (c) If UWR terminates the Agreement pursuant to Section 9.1(c) and the Company takes or agrees to take any of the actions specified in Section 9.1(c)(iii) within 12 months after such termination, and thereafter either the agreement contemplated by Section 9.1(c)(iii)(A) or the tender or exchange offer contemplated by Section 9.1(c)(iii)(B) is consummated, then the Company, promptly upon request of UWR, and in no event later than two business days after such request, shall pay UWR a fee of $5.0 million (against which any amounts paid by the Company pursuant to Section 9.2(b) above shall be credited). If the Company terminates the Agreement pursuant to Section 9.1(d) and UWR takes or agrees to take any of the actions specified in Section 9.1(d)(iii) within 12 months after such termination, and thereafter either the agreement contemplated by Section 9.1(d)(iii)(A) or the tender or exchange offer contemplated by
Section 9.1(d)(iii)(B) is consummated, then UWR, promptly upon request of the Company, and in no event later than two business days after such request, shall pay the Company a fee of $5.0 million (against which any amounts paid by UWR pursuant to Section 9.2(b) above shall be credited).

        (d) The parties agree that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the prime rate on the date such fee was required to be paid then in effect at the United Jersey Bank plus 4%.

        SECTION 9.3  Amendment.  This Agreement may be amended by the parties
                     ---------
hereto, at any time before or after approval hereof by the shareholders of the Company or UWR, but, after any such approval, no amendment shall be made that changes the ratio at which Company Common Stock is to be converted into UWR Common Stock, UWR Preference Stock or cash pursuant to Section 3.1 or changes the ratio at which the Company Series A Preferred Stock is to be converted into UWR Series B Preferred Stock pursuant to Section 3.1 in each case, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 9.4  Waiver.  At any time prior to the Effective Time, the
                     ------
parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that waiver of
                                           -----------------
compliance with any agreements or conditions herein shall not limit the parties' obligations to comply with all other agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE X

                               GENERAL PROVISIONS

        SECTION 10.1  Non-Survival of Representations, Warranties and
                      -----------------------------------------------
Agreements. All representations, warranties and agreements in this Agreement shall not survive the Merger, except for the agreements contained in this
Section 10.1 and in Sections 7.9 and 9.2.

        SECTION 10.2  Brokers.  The Company represents and warrants that, except
                      -------
for its investment banking firm, Lazard Freres & Co., whose fees have been disclosed to UWR prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the

Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. UWR represents and warrants that, except for its investment banking firm, The First Boston Corporation, whose fees have been disclosed to the Company prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of UWR.

        SECTION 10.3  Notices.  All notices and other communications hereunder
                      -------
shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  If to United Water Resources Inc., to:

          United Water Resources Inc.
          200 Old Hook Road
          Harrington Park, New Jersey  07640
          Facsimile:  (201) 784-8119

          Attention:  Donald L. Correll

     with a copy to:

          LeBoeuf, Lamb, Leiby & MacRae
          125 West 55th Street
          New York, New York  10019
          Facsimile:  (212) 424-8500

          Attention:  Douglas W. Hawes, Esq.

     (b)  If to the Company, to:

          GWC Corporation
          2000 First State Boulevard
          P.O. Box 6508
          Wilmington, Delaware  19804-0508
          Facsimile:  (215) 278-2993

          Attention:  Ronald S. Dungan

     with a copy to:

          Sullivan & Cromwell
          250 Park Avenue
          New York, New York  10177
          Facsimile:  (212) 558-3792

          Attention:  Allan M. Chapin, Esq.

        SECTION 10.4  Interpretation.  The headings contained in this Agreement
                      --------------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 10.5  Miscellaneous.  This Agreement (including the documents
                      -------------
and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof;
(b) is not
intended to confer upon any other person any rights or remedies hereunder, except for the right of the Company Majority Stockholder to nominate directors to UWR's Board of Directors under Section 2.3 and rights of Indemnified Parties under Section 7.9; (c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New Jersey (without giving effect to the provisions thereof relating to conflicts of law). The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        SECTION 10.6  Counterparts.  This Agreement may be executed in two or
                      ------------
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        SECTION 10.7  Parties in Interest.  This Agreement shall be binding upon
                      -------------------
and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under this Agreement.

        IN WITNESS WHEREOF, UWR and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                    UNITED WATER RESOURCES INC.



                    By:  /s/ Donald L. Correll
                         --------------------
                         Donald L. Correll,
                         President and Chief
                           Executive Officer

                    GWC CORPORATION



                    By:  /s/ Ronald S. Dungan
                         --------------------
                         Ronald S. Dungan,
                         Executive Vice President

                                                                       Exhibit I

                         Form of Certificate of Merger
                                       of
                          United Water Resources Inc.
                           (a New Jersey corporation)

                                      and

                                GWC Corporation
                            (a Delaware corporation)

        Pursuant to the provisions of Section 14A:10-7 of the New Jersey Business Corporation Act, the undersigned corporations adopt the following Certificate of Merger for the purpose of merging GWC Corporation, a Delaware corporation (the "Company") with and into United Water Resources Inc., a New Jersey corporation ("UWR") which shall be the surviving corporation. The applicable provisions and filing and recording requirements of Section 252 of the Delaware General Corporation Law have been complied with.

        The Agreement and Plan of Merger, a copy of which is attached and incorporated herein by reference, was approved by the stockholders of UWR at a special meeting of its stockholders on ________, 1993, and by the stockholders of the Company at a special meeting of its stockholders on __________, 1993. The number of shares of capital stock of UWR and the Company which on the date of the aforementioned stockholder actions (a) were outstanding and entitled to vote and (b) did vote on the Agreement and Plan of Merger contained herein are as follows:

                                                Number of Shares
                               -----------------------------------------------
Name of                           Of Capital        Voted for    Voted Against
Corporation                    Stock Outstanding     Merger         Merger
- -----------------------------  -----------------  -------------  -------------

United Water Resource Inc.     Common Stock

                               ---------- shares   ----- shares   ----- shares

GWC Corporation                All Common Stock

                               ---------- shares   ----- shares   ----- shares


                               Minority Stockholders

                               ---------- shares   ----- shares   ----- shares


                               Series A 7 5/8% Cumulative Preferred Stock

                               ---------- shares   ----- shares   ----- shares

Dated:    ____________, 1993


WITNESS:                                            UNITED WATER RESOURCES INC.


                                                By:
- -----------------------------                       ----------------------------


WITNESS:                                            GWC CORPORATION



                                                By:
- -----------------------------                       ----------------------------

                                                                      Exhibit II

               Form of Amendments to Certificate of Incorporation


          Articles 5, 6 and 7 shall be amended as of and from the Effective Time to read in their entirety as follows:

          "5. The shares of capital stock which the Corporation has authority to issue shall consist of the following:

          (a)  Common Stock divided into 50,000,000 shares, without par value,

          (b) Preferred Stock divided into 1,000,000 shares, without par value, and

          (c) Preference Stock divided into 5,000,000 shares, without par value.

          6. No stock of any class shall entitle any holder thereof as a matter of right to subscribe for, purchase or receive, or to have any other preemptive rights in respect of, any part of the Corporation's capital stock. All shares of Preference Stock shall be subordinate to the Preferred Stock of the Corporation with respect to the payment of dividends, distributions, redemptions and in the distribution of assets upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary. All shares of Common Stock will participate equally with respect to dividends and will rank equally upon liquidation. The holders of Common Stock will be entitled to one vote per share in the election of Directors and other matters.

          7. Subject to Article 6 above, the Board of Directors is hereby empowered with respect to the Corporation's shares of Preferred Stock and Preference Stock to determine or change for any class or series its designation, number of shares and relative, participating, optional and other special rights, preferences and limitations. The Board of Directors is further empowered to cause the Preferred Stock and Preference Stock to be issued in series with variations as to (a) the rates of dividend payable thereon, (b) the terms on which the same may be redeemed, (c) the amount which shall be paid to the holders thereof in case of dissolution or any distribution of assets, (d) the terms or amount of any sinking fund provided for the purchase or redemption thereof and (e) the terms upon which the holders thereof may convert the same into stock of any other class or classes or of any one or more series of the same class or of another class or classes."

          Sections 9.1 and 9.2 of Article 9 shall be amended as of and from the Effective Time to read in its entirety as follows:

        "9.1 The number of Directors of the Corporation shall not be less than three (3) nor more than fifteen (15) subject to the right of the holders of any series of Preferred Stock or Preference Stock then outstanding to elect additional Directors under specified circumstances, as may be specified from time to time in the By-Laws of the Corporation. The Board of Directors shall be divided into three classes, Class I, Class II and Class III. The By-Laws shall provide for the number of Directors in each of the respective classes, which shall be as nearly equal in number as possible. The initial term of office of the Directors in each class shall commence with election at the 1984 annual meeting of shareholders. Each Director elected at an annual meeting of shareholders shall hold office until the date and the time of the third annual meeting of shareholders following the annual meeting of shareholders at which such Director was elected (and until his successor shall have been elected and qualified), except as provided in Section 9.3 of this Article and except that the term of office of the initial Directors in Class I shall expire on the date and at the time of the 1985 annual meeting of shareholders (and until their respective successors shall have been elected and qualified) and the term of office of the initial Directors in Class II shall expire on the date and at the time of the 1986 annual meeting of shareholders (and until their respective successors shall have been elected and qualified).

        9.2 Subject to the rights of the holders of any series of Preferred Stock or Preference Stock then outstanding, any Director may be removed from office at any time by the shareholders of the Corporation, but only for cause, by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of Directors. No removal shall be effective until a final determination by a court of competent jurisdiction that cause exists for such removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

        Subject to the rights of the holders of any series of Preferred Stock or Preference Stock then outstanding, any Director may be removed from office at any time but only for cause by the affirmative vote of a majority of all Directors."

                                                                     EXHIBIT III











                             GOVERNANCE AGREEMENT

                                    between


                         United Water Resources Inc.,
                           a New Jersey corporation


                                      and

                       Lyonnaise American Holding, Inc.,
                            a Delaware corporation




                         Dated as of ___________, 1994

                      TABLE OF CONTENTS

                                                        Page
                                                        ----
ARTICLE I    DEFINITIONS

   Section 1.1.   Definitions.......................... III-1

ARTICLE II   REPRESENTATIONS AND WARRANTIES

   Section 2.1.   Representations and Warranties
                    of UWR............................. III-5
   Section 2.2.   Representations and Warranties
                    of the Stockholder................. III-5

ARTICLE III  STOCKHOLDER AND UWR CONDUCT

   Section 3.1.   Acquisition of UWR Securities........ III-6
   Section 3.2.   Restrictions on Transfer............. III-7
   Section 3.3.   Further Restrictions on
                    Stockholder Conduct................ III-8
   Section 3.4.   Rights Agreement..................... III-9
   Section 3.5.   Business of UWR...................... III-9
   Section 3.6.   Publicity............................ III-10
   Section 3.7.   Conversion of Preference Stock....... III-10

ARTICLE IV   VOTING AND BOARD REPRESENTATION

   Section 4.1.   Voting............................... III-11
   Section 4.2.   Directors Designated by the
                    Stockholder........................ III-11
   Section 4.3.   Resignation of Stockholder
                    Nominees and Stockholder
                    Advisory Director.................. III-13

ARTICLE V    FUTURE PURCHASE RIGHTS

   Section 5.1.   UWR Right of First Refusal........... III-13
   Section 5.2.   Notice of Future Issuances........... III-14
   Section 5.3.   Stockholder Purchase Right........... III-14

ARTICLE VI   RELEASE EVENTS

   Section 6.1.   Release Events....................... III-15
   Section 6.2.   Release of Stockholder .............. III-16

ARTICLE VII  TERMINATION

   Section 7.1.   Termination.......................... III-17

ARTICLE VIII MISCELLANEOUS

   Section 8.1.   Entire Agreement; Amendments......... III-17
   Section 8.2.   Severability......................... III-17
   Section 8.3.   Specific Performance................. III-18
   Section 8.4.   Counterparts......................... III-18
   Section 8.5.   Notices and Service of Process....... III-18
   Section 8.6.   Waivers.............................. III-19

                                                        Page
                                                        ----
   Section 8.7.   Submission to Jurisdiction;
                    Consent to Service of Process...... III-19
   Section 8.8.   Headings............................. III-19
   Section 8.9.   Successors and Assigns............... III-19
   Section 8.10.  Governing Law........................ III-19


        GOVERNANCE AGREEMENT dated as of __________, 1994 (this "Agreement"), between United Water Resources Inc., a New Jersey corporation ("UWR"), and Lyonnaise American Holding, Inc., a Delaware corporation (the "Stockholder").

                             W I T N E S S E T H :
                             - - - - - - - - - -

        WHEREAS, the respective Boards of Directors of UWR and GWC Corporation, a Delaware corporation ("GWC"), have approved the merger (the "Merger") of GWC with and into UWR;

        WHEREAS, UWR and GWC have entered into a Merger Agreement, dated as of September 15, 1993 (the "Merger Agreement"), pursuant to which the Stockholder will acquire in the Merger Beneficial Ownership (as defined in Article I hereof) of up to ________ shares of Common Stock, without par value, of UWR and up to ________ shares of 5% Cumulative Convertible Preference Stock, without par value, of UWR, in exchange for all of the common stock, par value $.01 per share, of GWC (the "GWC Common Stock") owned by the Stockholder;

        WHEREAS, Lyonnaise des Eaux-Dumez ("Lyonnaise"), the parent company of the Stockholder, is one of the largest water companies in France and has pursued a policy of strategic investment in water companies throughout the world, and in particular in its investment in GWC;

        WHEREAS, UWR is one of the largest water companies in the United States and, after the Merger, the combined company would be the second largest investor owned water company in the United States based on market capitalization;

        WHEREAS, Lyonnaise supports the Merger and desires to preserve its investment in UWR after the consummation of the Merger; and

        WHEREAS, UWR and the Stockholder desire, and Lyonnaise desires the Stockholder, to establish in this Agreement certain terms and conditions concerning the acquisition and disposition of securities of UWR by the Stockholder, and related provisions concerning the Stockholder's relationship with and investment in UWR.

        NOW, THEREFORE, in consideration of the premises representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         Section 1.1.  Definitions.  For purposes of this Agreement, the
                       -----------
following terms shall have the following meanings:

        "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities, (as determined pursuant to Rule 13d-3 under the Exchange Act).

        "Clearly Credible Tender Offer" shall mean any offer, tender offer or exchange offer that is subject to Section 14 of the Exchange Act, other than any such offer, tender offer or exchange offer with respect to which (i) the Board of Directors of UWR is advised in writing by outside counsel of recognized standing that the consummation of such offer, tender offer or exchange offer would be in violation of

                                     III-1
applicable United States law, or (ii) the Board of Directors of UWR is advised in writing by an independent investment banking firm of national standing that the offeror does not have the financial capacity (including without limitation the financial capacity to borrow) to consummate such offer, tender offer or exchange offer.

        "Closing" shall have the meaning specified in the Merger Agreement.

        "Commission" shall mean the United States Securities and Exchange Commission.

        "Common Stock" shall mean the Common Stock, without par value, of UWR, or any successor thereof.

        "Common Stock Equivalent" shall mean (a) shares of any class of capital stock, other than Common Stock, of UWR which are then entitled to vote generally in the election of directors and (b) any warrant, option, convertible security or other similar right to acquire the Common Stock or shares of any other class of capital stock of UWR which are then entitled to vote generally in the election of directors.

        "Compliance Certificate" shall have the meaning set forth in Section 3.5(b) of this Agreement.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" for the Common Stock or any Common Stock Equivalent (other than the Preference Stock), as the case may be, shall mean the average of the daily closing prices per share of such security for the 30 Trading Days immediately prior to the date on which such value is being determined; provided,however, that in the event that the current per share market
- -------- -------
price of such security is determined during a period following the announcement by UWR of (a) a dividend or distribution on such security payable in shares of such security or securities convertible into such shares, or (b) any subdivision, combination or reclassification of such security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to take into account ex- dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by a majority of the Board of Directors of UWR or, if on any such date no market maker is making a market in such security, the fair value as determined in good faith by a majority of the Board of Directors of UWR based upon the opinion of an independent investment banking firm of recognized standing.

        "GWC Common Stock" shall have the meaning set forth in the second recital of this Agreement.

                                     III-2

        "Independent Director" shall mean any person who is not a Stockholder Nominee and is independent of and otherwise unaffiliated with any member of the Stockholder Group, and shall not be an officer, employee, consultant or advisor (financial, legal or other) of any member of the Stockholder Group or have served in any such capacity in the previous five (5) years.

        "Lyonnaise Affiliate" shall mean any Person (a) more than 50% of any class of the outstanding voting securities of which is owned, directly or indirectly, by Lyonnaise and/or one or more Affiliates of Lyonnaise, or (b) over which Lyonnaise is otherwise able to exert actual control; provided, however,
                                                           --------  -------
that, for purposes of clause (b) of this definition, actual control shall be determined solely based on whether Lyonnaise has in fact the ability to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, but shall not be presumed based on any level or ownership of assets or securities of the other Person or from the fact that Lyonnaise has representation on the board of directors of such Person (unless Lyonnaise has sufficient board representation, directly or indirectly, to actually control the outcome of any vote of such board of directors solely as a result of Lyonnaise's representation thereon).

        "Maximum Stockholder Investment Percentage" shall mean the greater of
(i) Stockholder Investment Percentage at the time immediately succeeding the Closing, or (ii) 33%, subject to adjustment upward pursuant to Section 3.1(c), provided, however, if at any time the Stockholder Investment Percentage shall be
- --------  -------
decreased by reason of (a) any Transfer by any member of the Stockholder Group of Common Stock Beneficially Owned by any member of the Stockholder Group or (b) any failure of the Stockholder to purchase Common Stock or a Common Stock Equivalent pursuant to Section 5.3 (a) or (b) of this Agreement, then the Maximum Stockholder Investment Percentage shall be reduced by an amount equal to the amount the Stockholder Investment Percentage is reduced as a result of such Transfer or failure of the Stockholder to purchase Common Stock or a Common Stock Equivalent pursuant to Section 5.3(a) or (b) of this Agreement.

        "Merger" shall have the meaning set forth in the first recital of this Agreement.

        "Merger Agreement" shall have the meaning set forth in the second recital of this Agreement.

        "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

        "Preference Stock" shall mean the 5.0% Cumulative Convertible Preference Stock, without par value, of UWR.

        "Registration Rights" shall mean the rights and obligations of the Stockholder Group and the corresponding rights and obligations of UWR set forth in Exhibit A to this Agreement.

        "Release Event" shall have the meaning set forth in Section 6.1 of this Agreement.

        "Rights Agreement" shall mean the Rights Agreement, dated as of July 12, 1989, as amended as of September 15, 1993, and as such agreement may be further amended from time to time, between UWR and First Interstate Bank, Ltd., as Rights Agent.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

                                     III-3

        "Standstill Termination Date" shall mean the date specified by the Stockholder in its notice to UWR pursuant to Section 6.2(c) of this Agreement or the date fixed by operation of Section 6.2(e) of this Agreement.

        "Stockholder Affiliate" shall mean any Person (a) more than 50% of any class of the outstanding voting securities of which is owned, directly or indirectly, by the Stockholder and/or one or more Stockholder Affiliates, or (b) over which the Stockholder is otherwise able to exert actual control; provided,
                                                                      --------
however, that, for purposes of clause (b) of this definition, actual control
- -------
shall be determined solely based on whether the Stockholder has in fact the ability to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, but shall not be presumed based on any level of ownership of assets or securities of the other Person or from the fact that the Stockholder has representation on the board of directors of such Person (unless the Stockholder has sufficient board representation, directly or indirectly, to actually control the outcome of any vote of such board of directors solely as a result of the Stockholder's representation thereon).

        "Stockholder Group" shall mean Lyonnaise, the Stockholder, any Stockholder Affiliate and any Lyonnaise Affiliate.

        "Stockholder Investment Percentage" shall refer to the holdings of the Stockholder Group and shall mean, calculated at a given point in time, the ratio of (i) the sum of (a) the shares of Common Stock Beneficially Owned by the Stockholder Group and (b) the shares of Common Stock into which the Common Stock Equivalents Beneficially Owned by the Stockholder Group would then be convertible or exchangeable, assuming all such Common Stock Equivalents were immediately convertible or exchangeable, to (ii) the sum of (a) all shares of Common Stock then outstanding and (b) the shares of Common Stock into which all Common Stock Equivalents then outstanding would then be convertible or exchangeable, assuming all such Common Stock Equivalents were immediately convertible or exchangeable, expressed as a percentage.

        "Stockholder Nominee" shall have the meaning set forth in Section 4.2(b) of this Agreement.

        "Third Party Offer" shall have the meaning set forth in Section 3.1 of this Agreement.

        "13D Group" shall mean any group of Persons acquiring, holding, voting or disposing of any Common Stock or Common Stock Equivalent which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act.

        "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock or any Common Stock Equivalent, as the case may be, is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday or a day on which banking institutions in New York or New Jersey are authorized or obligated to close.

        "Transfer" shall mean any sale, transfer, pledge, encumbrance or other disposition to any Person other than any member of the Stockholder Group, and to "Transfer" shall mean to sell, transfer, pledge, encumber or otherwise dispose of to any Person other than any member of the Stockholder Group.

        "Unrelated Business" shall have the meaning set forth in Section 3.5(a) of this Agreement.

                                     III-4

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

        Section 2.1.  Representations and Warranties of UWR.   UWR represents
                      -------------------------------------
and warrants to the Stockholder as of the date hereof as follows:

        (a) UWR has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey and has corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

        (b) This Agreement has been duly and validly authorized by UWR and all necessary and appropriate action has been taken by UWR to execute and deliver this Agreement and to perform its obligations hereunder.

        (c) This Agreement has been duly executed and delivered by UWR and assuming due authorization and valid execution and delivery by the Stockholder, this Agreement is a valid and binding obligation of UWR, enforceable in accordance with its terms.

        Section 2.2.  Representations and Warranties of the Stockholder.  The
                      -------------------------------------------------
Stockholder represents and warrants to UWR as of the date hereof as follows:

        (a) The Stockholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

        (b) This Agreement has been duly and validly authorized by the Stockholder and all necessary and appropriate action has been taken by the Stockholder to execute and deliver this Agreement and to perform its obligations hereunder.

        (c) This Agreement has been duly executed and delivered by the Stockholder and assuming due authorization and valid execution and delivery by UWR, this Agreement is a valid and binding obligation of the Stockholder, enforceable in accordance with its terms.

        (d)  As of the date of this Agreement, the Stockholder Group
Beneficially Owns          * shares of GWC Common Stock and does not
Beneficially Own any warrant, option, convertible security or other similar right to acquire GWC Common Stock or shares of any other class of capital stock of GWC which are then entitled to vote generally in the election of directors.

        (e) As of the date of this Agreement, the Stockholder Group does not Beneficially Own any shares of Common Stock or Common Stock Equivalents (other than shares of Common Stock or Common Stock Equivalents that were acquired by the Stockholder in the Merger).

- ----------
* To insert number of shares owned by the Stockholder Group as of the date of execution of this Agreement.

                                     III-5

                                  ARTICLE III

                          STOCKHOLDER AND UWR CONDUCT

        Section 3.1.  Acquisition of UWR Securities. (a) Subject to the
                      -----------------------------
provisions of this Section 3.1(a) and Sections 3.1(b) and (c), prior to the Standstill Termination Date the Stockholder agrees with UWR that, without the prior approval of a majority of the Board of Directors of UWR at a duly convened meeting thereof or of all of UWR's directors by written consent thereto, the Stockholder will not, and will cause each Stockholder Affiliate not to, singly or as part of a partnership, limited partnership, syndicate or other 13D Group, directly or indirectly, (i) acquire Beneficial Ownership of any Common Stock or Common Stock Equivalent (other than pursuant to (A) the Merger Agreement, (B) the conversion of the Preference Stock into Common Stock, (C) the acquisition of Common Stock pursuant to Section 5.3 hereof or (D) the receipt of any dividends payable in Common Stock or Common Stock Equivalents) or (ii) commence an unsolicited offer, tender offer or exchange offer for all or any portion of the Common Stock or any class of Common Stock Equivalent not owned by the Stockholder Group or any portion or all of the assets of UWR; provided, however,
                                                              --------  -------
that if (A) an offer, tender offer or exchange offer is made by any Person (other than UWR, any member of the Stockholder Group, or any Person acting in concert with any member of the Stockholder Group) to purchase outstanding shares of Common Stock or any Common Stock Equivalent representing 25% or more of the Common Stock or any class of Common Stock Equivalent, as the case may be, or 25% or more of the consolidated assets of UWR (a "Third Party Offer") and such Third Party Offer is not withdrawn or terminated prior to the time any member of the Stockholder Group seeks to acquire the Beneficial Ownership of additional Common Stock or any Common Stock Equivalent or commence an unsolicited offer, tender offer or exchange offer for all or any portion of the Common Stock or any class of Common Stock Equivalent not owned by the Stockholder Group or all or any portion of the assets of UWR and (B) such member of the Stockholder Group shall make a written request to the Board of Directors to waive the prohibitions contained in this Section 3.1, then UWR may not agree to such Third Party Offer without first waiving the prohibitions contained in this Section 3.1 at least 30 days prior to the date of any agreement by UWR to such Third Party Offer.

        (b) If any such Third Party Offer is a Clearly Credible Tender Offer, then the prohibitions contained in subsections (i) and (ii) of Section 3.1(a) shall not apply from and after the 120th day following the date on which the Clearly Credible Tender Offer is commenced (the "Initial 120-day Period"), if and only if such Clearly Credible Tender Offer is not withdrawn within the Initial 120-day Period (the "Standstill Exception"). If such Clearly Credible Tender Offer is not withdrawn within the Initial 120-day Period, then any member of the Stockholder Group may commence an offer, tender offer or exchange offer for Common Stock within 120 days after the Initial 120-day Period (the "Second 120-day Period") (a "Stockholder Offer"), and/or acquire Beneficial Ownership of any Common Stock or Common Stock Equivalent if such member of the Stockholder Group has a good faith intention to commence a Stockholder Offer within the Second 120-day Period for such number of shares of Common Stock which, when added together with any shares of Common Stock owned by the Stockholder Group, would at least equal the minimum number of shares of Common Stock required to be tendered into such Clearly Credible Tender Offer. If no member of the Stockholder Group has commenced a Stockholder Offer by the end of the Second 120-day Period, then the Standstill Exception shall thereafter cease to be applicable and any Common Stock or Common Stock Equivalents acquired by any member of the Stockholder Group pursuant to the Standstill Exception shall be subject to the provisions of Section 3.1(c). If any member of the Stockholder Group commences a Stockholder Offer within the Second 120-day Period, then (i) if the Clearly Credible Tender Offer is withdrawn within the Second 120-day Period, the Stockholder Offer shall be withdrawn, the Standstill Exception shall thereafter cease to be applicable and any Common Stock or Common Stock Equivalents acquired by any member of the Stockholder Group pursuant to the Standstill Exception shall be subject to the provisions of Section 3.1(c) and UWR promptly shall reimburse the members of the Stockholder Group for any and all costs and/or expenses of the members of the Stockholder

                                     III-6

Group incurred in commencing, pursuing and withdrawing the Stockholder Offer, and (ii) if the Clearly Credible Tender Offer is not withdrawn within the Second 120-day Period, from and after the date on which the Stockholder Offer has been outstanding for at least 120 days the Standstill Exception shall thereafter apply to all members of the Stockholder Group for all purposes.

        (c) If any member of the Stockholder Group has acquired Common Stock or Common Stock Equivalents in accordance with Section 3.1(a) or (b) and the Standstill Exception thereafter ceases to apply, then, only upon written notification by UWR that is received by the Stockholder within thirty (30) days after the date on which the Standstill Exception ceases to apply, the Maximum Stockholder Investment Percentage shall be the Maximum Stockholder Investment Percentage in effect at the close of business on the day before the first public announcement of the Clearly Credible Tender Offer and the Stockholder shall, after consultation with UWR, take any action consistent with subsection (d) below; provided, however, that UWR hereby agrees that, upon any such
       -----------------
notification, UWR shall indemnify and hold harmless each member of the Stockholder Group from any and all costs, damages, losses, liabilities and expenses incurred by such member of the Stockholder Group as a result of taking the actions permitted by Section 3.1(a) or 3.1(b) (including without limitation any loss on the sale of the Common Stock or Common Stock Equivalents and any liabilities incurred as a result of the timing of such sale and/or the indemnification or reimbursement by UWR pursuant to this Section 3.1). In the event UWR does not so notify the Stockholder pursuant to the preceding sentence, the members of the Stockholder Group shall be permitted to retain any Common Stock or Common Stock Equivalents acquired in accordance with Section 3.1(a) or 3.1(b), the Maximum Stockholder Investment Percentage shall be increased in order to reflect the ownership by the Stockholder Group of such Common Stock and Common Stock Equivalents, and such Common Stock and Common Stock Equivalents shall be subject to the terms of this Agreement (including without limitation
Section 3.2 and 5.1), and UWR shall have no obligation to any member of the Stockholder Group for any costs, damages, losses, liabilities and expenses incurred by such member of the Stockholder Group as a result of taking the actions permitted by Section 3.1(a) or 3.1(b) (including without limitation any loss on the sale of the Common Stock or Common Stock Equivalents and any liabilities incurred as a result of the timing of such sale and/or the indemnification or reimbursement by UWR pursuant to this Section 3.1), other than to the extent provided in Section 3.1(b) above.

        (d) If at any time the Stockholder becomes aware that the Stockholder Investment Percentage exceeds the Maximum Stockholder Investment Percentage other than as permitted pursuant to the terms of this Agreement, then the Stockholder shall, or shall cause the Stockholder Affiliates to, consistent with the provisions of Section 3.2 of this Agreement, promptly take all action necessary to reduce the amount of Common Stock Beneficially Owned by the Stockholder Group to an amount yielding a Stockholder Investment Percentage not greater than the Maximum Stockholder Investment Percentage.

        Section 3.2. Restrictions on Transfer.  The Stockholder shall not
                     ------------------------
Transfer, and shall cause each Stockholder Affiliate not to Transfer, any Common Stock or Common Stock Equivalent except for:

        (a) Transfers of Common Stock or any Common Stock Equivalents in an underwritten public offering where the member of the Stockholder Group and the representative or representatives of the underwriters previously agree in writing with UWR that all reasonable efforts to achieve a wide distribution of the Common Stock or Common Stock Equivalents offered will be made.

        (b) Transfers of Common Stock or any Common Stock Equivalent pursuant to Rule 144 or Rule 144A made to Persons from whom a certificate executed by an executive officer of each such Person that such Person will not own or be part of a 13D Group that will own 5% or more of the Common Stock or any class of Common Stock Equivalent following such sale is obtained or, where in the reasonable judgment of the member of the Stockholder Group or the underwriters or placement agents it is impracticable to obtain such a certificate prior to each of such Transfers from such a Person, obtaining a

                                     III-7
certificate from an executive officer of the member of the Stockholder Group or the underwriters or placement agents that, to the best of its knowledge, such sales will not be made to any 13D Group that will own 5% or more of the Common Stock or any class of Common Stock Equivalent following such sale.

        (c) Transfers of Common Stock or any Common Stock Equivalents to Persons from whom a certificate executed by an executive officer of such Person is obtained prior to each such Transfer that each such Person will not own, or be part of a 13D Group that will own, 5% or more of the Common Stock or any class of Common Stock Equivalent following such sale.

        (d) Transfers of Common Stock or any Common Stock Equivalent pursuant to (i) any offer made by any member of the Stockholder Group that is permitted under Section 3.1(a) of this Agreement, (ii) any offer made by UWR or any of its affiliates, or (iii) any Clearly Credible Tender Offer to acquire shares of Common Stock or any Common Stock Equivalent; provided, however, that members of
                                             --------  -------
the Stockholder Group may only Transfer Common Stock or Common Stock Equivalents pursuant to clause (iii) of this subsection (d) from and after the time that the regulatory and shareholder approvals and other similar principal conditions to such Clearly Credible Tender Offer are reasonably likely to be satisfied in the near future.

        (e) Transfers of Common Stock or any Common Stock Equivalent to members of the Stockholder Group; provided, however, that any such transferee shall
                          --------  -------
agree with UWR in writing prior to each such Transfer to be bound by the terms of this Agreement as if such transferee were a Stockholder Affiliate for the rest of its duration.

        (f) Transfers pursuant to the exercise by any member of the Stockholder Group of the Registration Rights as set forth in Exhibit A to this Agreement; provided, however, each of such Transfers shall be made either, (i) in an
- --------  -------
underwritten public offering where the member of the Stockholder Group and the representative or representatives of the underwriters previously agree in writing with UWR that all reasonable efforts to receive a wide distribution of the Common Stock or Common Stock Equivalents offered will be made or (ii) to Persons from whom a certificate executed by an executive officer of each such Person that such Person will not own or be part of a 13D Group that will own 5% or more of the Common Stock or any class of Common Stock Equivalent following such sale is obtained or, where in the reasonable judgment of the member of the Stockholder Group or the underwriters or placement agents it is impracticable to obtain such a certificate prior to each of such Transfers, from such a Person, obtaining a certificate from an executive officer of the member of the Stockholder Group or the underwriters or placement agents that, to the best of its knowledge, such sales will not be made to any 13D Group that will own 5% or more of the Common Stock or any class of Common Stock Equivalent following such sale.

        (g) Any other Transfers of Common Stock or any Common Stock Equivalent after a refusal by UWR to purchase such Common Stock or Common Stock Equivalent (by either lapse of time or written notice) in accordance with Section 5.1 of this Agreement.

        Section 3.3.  Further Restrictions on Stockholder Conduct.  Prior to the
                      -------------------------------------------
Standstill Termination Date, the Stockholder agrees that it shall not, and it shall cause each Stockholder Affiliate not to:

        (a) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or property of UWR or any of its subsidiaries other than in a manner consistent with the terms of this Agreement;

                                     III-8

        (b) deposit (either before or after the date of the execution of this Agreement) any Common Stock or Common Stock Equivalent in a voting trust or subject any Common Stock or Common Stock Equivalent to any similar arrangement or proxy with respect to the voting of such Common Stock or Common Stock Equivalent if the effect of any such arrangement or proxy would result in a violation by the Stockholder of the terms of this Agreement;

        (c) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies", or become a "Participant" in a "solicitation" (as such terms are used in Regulation 14A under the Exchange Act) to vote, or to seek to advise or influence any person to vote against any proposal or director nominee recommended to the stockholders of UWR or any of its subsidiaries by at least a majority of the Board of Directors; provided, however, that the
                                            --------  -------
restriction of this Section 3.3(c) shall not apply: (i) (A) during any proxy solicitation from a Person other than UWR pursuant to which such person seeks to take any action which, if successful, and when combined with all other actions previously taken by such Person, would result in a change in control of UWR (including without limitation by means of electing or replacing directors of UWR), (B) during any offer, tender offer or exchange offer that is a Clearly Credible Tender Offer for 25% or more of the Common Stock or any class of Common Stock Equivalents or 25% or more of the consolidated assets of UWR, and (C) with respect to any proposal by UWR which would result in any other Person or 13D Group Beneficially Owning 25% or more of the Common Stock or any class of Common Stock Equivalent or 25% or more of the consolidated assets of UWR; and (ii) regarding any matter with respect to which the Stockholder or any Stockholder Affiliate is not bound by the terms of this Agreement to vote in accordance with the recommendation of UWR's Board of Directors;

        (d) form, join or in any way participate in a 13D Group with respect to any Common Stock or Common Stock Equivalent of UWR or any securities of its subsidiaries other than in a manner consistent with the terms of this Agreement;

        (e) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of UWR other than in a manner consistent with the terms of Section 3.1 hereof and other than pursuant to the Stockholder's representation on the Board of Directors of UWR pursuant to
Section 4.2;

        (f) fail to disclose promptly to UWR the name of any third party who has contacted the Stockholder or, to the Stockholder's knowledge, any Stockholder Affiliate in connection with any of the foregoing, and any intention, plan or arrangement communicated to the Stockholder or, to the Stockholder's knowledge, any Stockholder Affiliate by such third party, in either case unless the Stockholder or the Stockholder Affiliate is prohibited by any statute, law or governmental regulation from disclosing such to the Company.

        Section 3.4.  Rights Agreement.  The Stockholder shall support, and
                      ----------------
shall cause each Stockholder Affiliate to support, any proposal of UWR during the term hereof to extend or renew the current Rights Agreement to a date not later than the date on which this Agreement terminates in accordance with its terms; provided, however, that the proposed extension or renewal is otherwise in
       --------  -------
form and substance substantially the same as the Rights Agreement in effect on the date hereof.

        Section 3.5.  Business of UWR.  (a)  Prior to the date of termination of
                      ---------------
this Agreement, UWR agrees that it shall limit its investments in any business other than the public water or waste water utility business or a water or waste water services-related business (such other business being hereinafter referred to as "Unrelated Business") to 25% of UWR's consolidated assets all as provided in subsections (b) and (c) of this Section 3.5.

                                     III-9

        (b) Prior to any investment in an Unrelated Business in excess of $10 million in any one instance or if such investment when cumulated with other such investments since either (A) the Closing or, thereafter, (B) the date of the last Compliance Certificate (as defined below), as the case may be, the Chief Financial Officer of UWR shall prepare a certificate of compliance ("Compliance Certificate") showing that the aggregate of such investments to the date of such Compliance Certificate, plus the new proposed investment do not exceed 25% of consolidated assets of UWR as of the most recent quarterly balance sheet. An investment in an Unrelated Business shall equal (i) the amount of any consideration paid by UWR for any interest in any such business, plus (ii) any other amount for which UWR agrees to be liable, less (iii) any investment made through an exchange of Unrelated Business property for other property (including, without limitation, like kind exchanges for tax deferral purposes), but only to the value of such property exchanged, with any additional investment being treated as a new investment. The amount of any investment will be calculated as of the time such investment is made or agreed to.

        (c) Such Compliance Certificate shall be provided to the Stockholder not less than 10 days prior to the making of any investment in an Unrelated Business.

        Section 3.6.  Publicity.  UWR and the Stockholder shall, and the
                      ---------
Stockholder shall cause each Stockholder Affiliate to, prior to the issuance of any press release or other public announcement or communication relating to the execution or performance of this Agreement or to the transactions contemplated hereby, consult with each other and use their best efforts to coordinate the issuance of such press release, public announcement or communication.

        Section 3.7.  Conversion of Preference Stock.  (a)  Prior to the
                      ------------------------------
termination of this Agreement pursuant to and in accordance with Section 7.1 and subject to the provisions of Section 3.7(b), the Stockholder agrees, and agrees to cause the Stockholder Affiliates, to convert into Common Stock only that number of shares of Preference Stock Beneficially Owned by the Stockholder Group which, when added to all shares of Preference Stock previously converted by the Stockholder Group, does not exceed the sum of the Conversion Allowance plus the Bonus Shares. The "Conversion Allowance" for each twelve month period during the term of this Agreement, beginning on the date of this Agreement, shall be calculated by multiplying (i) the number of shares of Preference Stock Beneficially Owned by the Stockholder Group immediately following the Closing by
(ii) the applicable percentage (expressed as a decimal) during such twelve-month period indicated below:

                              Commencing     Applicable
                              [       ]*     Percentage
                              ----------     ----------
                              1996           10%
                              1997           20%
                              1998           30%
                              1999           40%
                              2000           50%
                              2001           60%
                              2002           70%
                              2003          100%

The "Bonus Shares" shall be equal to that number of shares of Preference Stock previously converted by all holders thereof other than the Stockholder Group.

- ----------
*  Insert month and day of closing of Merger.

                                     III-10

        (b)  The limitations on conversion of Preference Stock contained in
Section 3.7(a) do not limit the right of the holders of Preference Stock set forth in Section 8(c) of the Certificate of Amendment of the Certificate of Incorporation of UWR establishing the terms of the Preference Stock (the "Certificate of Amendment"), and such Preference Stock remains subject to all other provisions set forth in the Certificate of Amendment.

                                  ARTICLE IV

                        VOTING AND BOARD REPRESENTATION

        Section 4.1.  Voting.  Until the Standstill Termination Date, the
                      ------
Stockholder, as a holder of shares of Common Stock and Common Stock Equivalents, agrees that:

        (a) The Stockholder shall, and shall cause each Stockholder Affiliate to, be present, in person or by proxy, at all meetings of shareholders of UWR so that all Common Stock and Common Stock Equivalents having voting rights directly or indirectly owned by the Stockholder and the Stockholder Affiliates may be counted for the purpose of determining the presence of a quorum at such meetings.

        (b) The Stockholder shall, and shall cause each Stockholder Affiliate to, on any matter submitted to a vote of UWR's stockholders, vote all Common Stock and Common Stock Equivalents having voting rights with respect to such matter directly or indirectly owned by the Stockholder and the Stockholder Affiliates as recommended by a majority of UWR's Board of Directors if (i) 75% of the votes cast by all other holders of Common Stock and Common Stock Equivalents having voting rights with respect to such matter are in favor of the recommendation of UWR's Board of Directors and (ii) the Common Stock and Common Stock Equivalents having voting rights with respect to such matter directly or indirectly owned by the Stockholder Group are required for the approval of the actions recommended by UWR's Board of Directors; provided, however, that the
                                                 --------  -------
Stockholder Group shall not be obligated to vote: (A) against the Stockholder Nominees (as defined in Section 4.2 hereof) in any election of directors of UWR;
(B) for any proposal to increase the authorized maximum number of directors of UWR, other than pursuant to any merger or consolidation of UWR with, or acquisition by UWR of, any other Person, provided, however, that, in the case of any such merger, consolidation or acquisition in which the authorized number of directors of UWR is increased, UWR shall increase the number of Stockholder Nominees pursuant to this Agreement to the extent UWR determines in good faith, after discussions with the Stockholder, that it is reasonably necessary for Stockholder to protect its interests under this Agreement; (C) for any proposal that would adversely alter or change the powers, preferences or rights of any outstanding Preference Stock; or (D) for any other proposal which would, in the opinion of an independent investment banking firm of recognized standing agreed upon by UWR and the Stockholder, be reasonably likely to have a material adverse effect on the fair market value of the Common Stock or the Preference Stock.

        (c) The Stockholder shall, and shall cause each Stockholder Affiliate to, vote all Common Stock and Common Stock Equivalents having voting rights directly or indirectly owned by the Stockholder or the Stockholder Affiliates, as the case may be, for the Stockholder Nominees.

        Section 4.2.  Directors Designated by the Stockholder.  For the
                      ---------------------------------------
duration of this Agreement:

        (a) The Board of Directors of UWR shall elect as directors of UWR (to serve until the immediately succeeding annual meeting of stockholders of UWR) on the date of the Closing, the following four persons, who shall be the initial Stockholder Nominees: Edward E. Barr, Allan R. Dragone, and two officers of any member of the Stockholder Group designated by the Stockholder in

                                     III-11
writing to UWR at least seven days prior to the date of the Closing. In the event of a vacancy caused by the disqualification, removal, resignation or other cessation of service of any Stockholder Nominee from the Board of Directors, the Board of Directors shall elect as a director of UWR (to serve until UWR's immediately succeeding annual meeting of stockholders) a new Stockholder Nominee designated by the Stockholder in writing to UWR at least seven days prior to the date of a regular meeting of the Board of Directors.

        (b) At the first annual meeting of stockholders of UWR following the Closing and at each subsequent annual meeting of stockholders of UWR at which
(i) the term of any Stockholder Nominee is to expire or (ii) a vacancy caused by the disqualification, removal, resignation or other cessation of service of a Stockholder Nominee of the Board of Directors of UWR is to be filled, UWR shall cause up to a maximum of four (4) persons designated by the Stockholder (the "Stockholder Nominees", which initially includes the four directors designated pursuant to paragraph (a) of this Section 4.2) to be included in the slate of nominees recommended by the Board of Directors of UWR to UWR's stockholders for election as directors and shall use all reasonable efforts to cause the election of each such Stockholder Nominee to the Board of Directors of UWR, including soliciting proxies in favor of the election of such persons. No more than four Stockholder Nominees shall serve on the Board of Directors of UWR at any time and no more than two Stockholder Nominees shall serve on each class of the Board of Directors of UWR at any time. At any time that UWR has a classified Board of Directors, the Stockholder Nominees shall be divided as nearly equal as possible among all the classes.

        (c) The Board of Directors of UWR shall appoint at the Closing Frank J. Pizzitola as a non-voting advisory director (the "Stockholder Advisory Director") to the Board of Directors of UWR. The Stockholder Advisory Director shall serve until the earlier of May 8, 1995 or his disqualification, removal, resignation or other cessation of service. Any disqualification or removal of a Stockholder Advisory Director must be approved by the Stockholder. The Stockholder Advisory Director shall be entitled to the same compensation and perquisites as non-employee directors of UWR and will be furnished with all information generally provided to UWR's Board of Directors.

        (d) The Stockholder shall provide notice in writing at least 60 days prior to each Company's annual meeting of stockholders indicating the name of each Stockholder Nominee, if any, and all information required by Regulation 14A and Schedule 14A under the Exchange Act with respect to such Stockholder Nominee.

        (e) Each of the Stockholder Nominees shall be a bona fide holder of one or more shares of Common Stock at all times during which such Stockholder Nominee is serving as director of UWR.

        (f) The Stockholder shall be entitled to designate annually at least one Stockholder Nominee to be a member of each committee of the Board of Directors (including without limitation the Executive Committee, the Audit Committee and the Compensation Committee), and to fill any vacancy caused by the departure of a Stockholder Nominee from any such committee when no other Stockholder Nominee is a member of such committee.

        (g) In the event that one or more of the Stockholder Nominees cannot attend any meeting of UWR's Board of Directors or any Committee thereof, the Stockholder shall be entitled to designate a non-voting replacement for each Stockholder Nominee unable to attend such meeting of UWR's Board of Directors at the Board of Directors' invitation. The Company shall give the Stockholder no less than seven days' notice of any such meeting; provided, however, that if UWR
                                                  --------  -------
is unable, for good cause, to give seven (7) days' notice with respect to any meeting of its Board of Directors at which the Board considers and/or acts upon any important corporate action, then UWR may give such lesser notice as is

                                     III-12
reasonably practicable, except that such notice shall in all circumstances be at least two (2) full business days. Any Stockholder Nominee may participate telephonically in any meeting of UWR's Board of Directors.

        (h) The Stockholder shall consult with UWR in connection with the identity of any proposed Stockholder Nominee. In the event UWR is advised in writing by its outside counsel that a proposed Stockholder Nominee would not be qualified under UWR's Restated Certificate of Incorporation or By-Laws or any applicable statutory or regulatory standards to serve as a director of UWR, or if UWR otherwise reasonably objects to a proposed Stockholder Nominee because such Stockholder Nominee either (i) is a director or officer of a direct competitor of UWR or (ii) has engaged in any adverse conduct that would require disclosure under Item 7 of Schedule 14A promulgated under the Exchange Act, the Stockholder agrees to withdraw such proposed Stockholder Nominee and nominate a replacement therefor (which replacement would be subject to the requirements of this Section 4.2(h)). Any such objection by UWR must be made no later than one month after the Stockholder first informs UWR of the identity of the proposed Stockholder Nominee; provided, however, that UWR shall in all cases notify the
                     --------  -------
Stockholder of any such objection sufficiently in advance of the date on which proxy materials are mailed by UWR in connection with such election of directors to enable the Stockholder to propose an alternate Stockholder Nominee pursuant to and in accordance with the terms of this Agreement.

        Section 4.3.  Resignation of Stockholder Nominees and Stockholder
                      ---------------------------------------------------
Advisory Director.  Upon termination of this Agreement pursuant to and in
- -----------------
accordance with Section 7.1(d) hereof, the Stockholder shall, at the request of UWR, cause each of the Stockholder Nominees then serving on UWR's Board of Directors and the Stockholder Advisory Director to resign from UWR's Board of Directors upon the termination of this Agreement pursuant to and in accordance with Section 7.1(d) hereof.


                                   ARTICLE V

                             FUTURE PURCHASE RIGHTS

        Section 5.1.  UWR Right of First Refusal.  In the event that, during the
                      --------------------------
existence of this Agreement, any member of the Stockholder Group shall desire to Transfer any Common Stock or Common Stock Equivalent under circumstances other than those referred to in Section 3.2(a), (b), (c), (d), (e) and (f) of this
Agreement:

        (a) Such member of the Stockholder Group shall give UWR notice in writing of its bona fide intent to sell such Common Stock or Common Stock Equivalent, specifying the number of shares of Common Stock or Common Stock Equivalents to be sold, the prospective purchasers thereof and the price and terms and conditions of such sale, and offering to sell such Common Stock or Common Stock Equivalent to UWR (or its designee) at such price and on like terms and conditions. No member of the Stockholder Group may submit another notice to UWR pursuant to this subsection (a) until all the actions to be taken and all applicable waiting periods contemplated by this Section 5.1 have been taken or have expired.

                                     III-13

        (b) UWR shall have the right to accept or reject any offer pursuant to subsection (a) as promptly as practicable but in all events within the time period specified below:

         Offer Price                           Time Period
         -----------                           -----------
Up to $25,000,000                                30 days
$25,000,001 to $50,000,000                       60 days
$50,000,001 to $75,000,000                       90 days
$75,000,001 and above                           120 days

The time periods set forth above shall run from, and not include, the date of delivery of the notice of such offer pursuant to subsection (a) above. If UWR shall accept such offer within the applicable time period specified above, then UWR shall purchase the Common Stock or Common Stock Equivalents specified in the notice given pursuant to subsection (a) above as promptly as is reasonably practicable, but in no event after the later of (i) the 60th day following such acceptance and (ii) the 10th day following receipt of all required governmental approvals.

        (c) If UWR (i) shall reject such offer in writing, (ii) shall not within the applicable time period after receipt of the notice given by such member of the Stockholder Group pursuant to subsection (a) above, accept such offer in writing with respect to all the Common Stock or Common Stock Equivalents specified in such notice or (iii) shall fail to purchase such Common Stock or Common Stock Equivalents within the time period specified in subsection
(b) above, then such member of the Stockholder Group shall be free to enter into any agreement to sell such Common Stock or Common Stock Equivalents to the prospective purchaser, at a price equal to or above the minimum price and on the terms and conditions specified in the notice delivered to UWR pursuant to subsection (a) above.

        (d) Any sale of Common Stock or Common Stock Equivalents by any member of the Stockholder Group pursuant to subsection (c) above must be consummated within 30 days of the earlier of receipt of a written rejection from UWR or the expiration of the applicable time period allotted UWR for the rejection or consummation of offer to sell such Common Stock or Common Stock Equivalents by such member of the Stockholder Group.

        Section 5.2.  Notice of Future Issuances.  In the case of any issuance
                      --------------------------
of any Common Stock or Common Stock Equivalent, other than (a) upon the exercise or conversion of Preference Stock or any other Common Stock Equivalent, (b) pursuant to any dividend reinvestment plan of UWR or (c) pursuant to any employee stock ownership or benefit plan maintained for the benefit of employees of UWR or its subsidiaries, UWR shall provide prior written notice to the Stockholder of such issuance except in the case of stock options, notice of the aggregate exercise of which shall be provided quarterly. Each such prior written notice shall describe the securities proposed to be issued, the estimated date of issuance, the proposed terms and conditions thereof and the estimated purchase price.

        Section 5.3.  Stockholder Group Purchase Right.  (a) In the case of any
                      --------------------------------
public offering of any Common Stock or Common Stock Equivalent registered under the Securities Act on Form S-1, S-2 or S-3 (or any applicable successor Form under the Securities Act), any member of the Stockholder Group shall be permitted to acquire, at the time of issuance of such shares of Common Stock or Common Stock Equivalents, up to a portion of such issuance equal to the lesser of (x) the Maximum Stockholder Investment Percentage and (y) the maximum number of shares of Common Stock or Common Stock Equivalents so that the Stockholder Investment Percentage shall equal (but not exceed) the Maximum Stockholder Investment Percentage. Any member of the Stockholder Group shall be entitled to purchase any shares of Common Stock or Common Stock Equivalents pursuant to this subsection (a) at a purchase price equal to (1) the cash price per share (less any applicable underwriters' discounts or commissions,

                                     III-14
based on full discussion and consideration by the Board of Directors of UWR) of Common Stock or Common Stock Equivalent being issued or (2) the Fair Market Value of any Common Stock or Common Stock Equivalent (or portion thereof) delivered in exchange for any non-cash consideration. The member of the Stockholder Group shall notify UWR in writing of its intent to exercise its rights pursuant to this subsection (a) as soon as practicable after delivery of notice by UWR pursuant to Section 5.2 and shall use its best efforts to facilitate any issuance of shares of Common Stock or Common Stock Equivalents in which such member of the Stockholder Group intends to participate.

        (b) In addition to its rights under subsection (a) above, in the case of any issuance of any Common Stock or Common Stock Equivalent, other than upon the exercise or conversion of Preference Stock or any other Common Stock Equivalent, any member of the Stockholder Group shall be permitted for a period of 180 days thereafter (or 180 days from the date notice is given by UWR pursuant to Section 5.2, whichever is later) to acquire shares of Common Stock of UWR through purchases effected in the open market or through any dividend reinvestment plan of UWR so that the Stockholder Investment Percentage shall equal (but not exceed) the Maximum Stockholder Investment Percentage. Such member of the Stockholder Group shall notify UWR in writing of the date, number of shares of Common Stock and purchase price paid of any such acquisition within 10 days of such acquisition.

        (c) Notwithstanding any other provision of this Agreement, and in addition to any other right to acquire Common Stock pursuant to any other provision of this Agreement, any member of the Stockholder Group shall be permitted at any time during the term of this Agreement to acquire shares of Common Stock through purchases effected in the open market or otherwise in an aggregate amount equal to the number of shares of Common Stock represented by the percentage difference between 33% and, if lower, the Stockholder Investment Percentage immediately succeeding the Closing. Such member of the Stockholder Group shall notify UWR in writing of the date and number of shares of Common Stock for any shares so acquired, as well as the fact that such acquisition is being made pursuant to this Section 5.3(c), within 10 days of such acquisition.


                                   ARTICLE VI

                                 RELEASE EVENTS

        Section 6.1.  Release Events.  Any one or more of the following shall
                      --------------
constitute a "Release Event" as the term is used herein:

        (a) The entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of UWR in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging UWR a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of UWR under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of UWR or of any substantial part of UWR's property, or ordering the winding up or liquidation of UWR's affairs; and the continuance of any such decree or order for relief of any such other decree or order unstayed and in effect for a period of 60 consecutive days.

        (b) The commencement by UWR of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by UWR to the entry of a decree or order for relief in respect of UWR in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any

                                     III-15
bankruptcy or insolvency case or proceeding against UWR, or the filing by UWR of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by UWR to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of UWR or of any substantial part of UWR's property, or the making by UWR of an assignment for the benefit of creditors, or the admission by UWR in writing of UWR's inability to pay its debts generally as they become due, or the taking of corporate action by UWR in furtherance of any such action.

        (c) The dividends payable on the Preference Stock by UWR shall be in arrears for six or more consecutive quarterly dividend payment periods.

        (d) UWR reports a net loss per share of Common Stock in its Annual Report on Form 10-K (or such successor report as shall be required from UWR by the Commission) for two or more consecutive fiscal years, except if such net
                                                          ------ --
losses would not have occurred but for (i) any aspect of GWC's business, operations, financial condition or prospects which should have been disclosed by GWC to UWR at the Closing which was not disclosed in writing to UWR at the Closing or (ii) any event of force majeure, including acts of God, war, public disorders, insurrection, rebellion, floods, hurricanes, tornadoes, earthquakes, lightning, other natural calamities or unusually severe weather, explosions or fires, strikes, boycotts, or lockouts, which could not have reasonably been anticipated by the management or Board of Directors of UWR.

        (e) (i) UWR's Board of Directors fails to include any Stockholder Nominee in the slate of nominees recommended by the Board to UWR's stockholders for election as directors or (ii) the stockholders of UWR fail to elect any of the Stockholder Nominees to UWR's Board of Directors.

        (f)  The acquisition by any 13D Group of 20% or more of UWR's Common
Stock.

        (g) The occurrence of any material breach by UWR in performing its obligations with respect to the Preference Stock or this Agreement, which material breach has not been cured by UWR within 30 days of receipt of written notice of such breach from the Stockholder.

        (h) A breach by UWR of its obligations set forth in Section 3.5, which breach has not been cured by UWR within 30 days of receipt of written notice of such breach from the Stockholder.

        Section 6.2.  Release of Stockholder.
                      ----------------------

        (a) UWR shall give the Stockholder written notice of the occurrence of any Release Event (other than any Release Event described in Section 6.1(g) or
(h)) within 10 days of the occurrence of such Release Event.

        (b) Upon the occurrence of any Release Event described in Section 6.1(g) or (h), the Stockholder shall deliver to UWR written notice of the occurrence of any such Release Event within 10 days of discovery of such Release Event or receipt of notice from UWR of the occurrence of such Release Event.

        (c) Within 60 days after the occurrence of any Release Event (or, if proper notice of the Release Event has not been given to the Stockholder pursuant to Section 6.2(a), within 60 days after either the date on which the Stockholder receives notice of the Release Event pursuant to and in accordance with either Section 6.2(a) or the date on which the Stockholder first has actual knowledge of the occurrence of the Release Event, whichever date is later), the Stockholder may, by delivering written notice to UWR, declare a Standstill Termination Date.

                                     III-16

        (d) Upon the occurrence of any Release Event described in Section 6.1(g) or (h), the 60-day period referred to in paragraph (c) of this Section
6.2 shall commence after the expiration of the period during which UWR may cure any material breach pursuant to Section 6.1(g) or (h).

        (e) The Standstill Termination Date may not be prior to the date of notice to UWR pursuant to subsection (c) above and in the absence of any date specified in such notice, the Standstill Termination Date shall be the date such notice is received by UWR. Failure by the Stockholder to deliver written notice to UWR of the Standstill Termination Date pursuant to subsection (c) above within the allotted 60 days shall be deemed a waiver by the Stockholder of any right to declare the Standstill Termination Date based upon the Release Event which originally gave rise to the Stockholder's opportunity to declare the Standstill Termination Date.


                                  ARTICLE VII

                                  TERMINATION

        Section 7.1.  Termination.  This Agreement may terminate in any of the
                      -----------
following manners:

        (a) Upon the mutual agreement of UWR and the Stockholder at any time, this Agreement shall terminate at the time fixed by such agreement. Any approval of termination of this Agreement upon the part of UWR shall require the approval of a majority of UWR's Independent Directors at a duly convened meeting thereof or all of UWR's directors by written consent thereto.

        (b) On the twelfth anniversary of the date of the Closing, this Agreement shall terminate unless it has been earlier terminated in accordance with its terms.

        (c) This Agreement shall terminate either (i) on the Standstill Termination Date following declaration thereof by the Stockholder pursuant to
Section 6.2(c) or (ii) on the Standstill Termination Date as fixed by Section 6.2(e), upon delivery of written notice to UWR not specifying the Standstill Termination Date.

        (d) This Agreement shall terminate on the date upon which the Stockholder Investment Percentage falls below 5%. Should the Stockholder so request, UWR shall deliver written confirmation of such decrease in the Stockholder Investment percentage below 5%.


                                 ARTICLE VIII

                                 MISCELLANEOUS

        Section 8.1.  Entire Agreement; Amendments.  This Agreement contains the
                      ----------------------------
entire understanding of the parties with respect to the matters covered hereby and this Agreement may be amended only by an agreement in writing executed by the parties hereto. Any approval of amendment of this Agreement upon the part of UWR shall require the approval of a majority of the Independent Directors at a duly convened meeting thereof or all of UWR's directors by written consent thereto.

        Section 8.2.  Severability.  If any term, provision, covenant,
                      ------------
restriction, part or portion of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, or is

                                     III-17
otherwise legally impossible to perform, the remainder of the terms, provisions, covenants, restrictions, parts and portions of this Agreement shall remain in full force and effect.

        Section 8.3.  Specific Performance.  UWR and the Stockholder each
                      --------------------
acknowledges and agrees that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by UWR or the Stockholder of the provisions of this Agreement, in addition to any remedies at law, the Stockholder and UWR, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

        Section 8.4.  Counterparts.  This Agreement may be executed by the
                      ------------
parties hereto in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 8.5.  Notices and Service of Process.  All notices and service
                      ------------------------------
of process provided for herein shall be validly given or served, as the case may be, if in writing and delivered personally, or by facsimile transmission promptly followed by a copy by registered or certified mail postage prepaid, return receipt requested, if to

          UWR:

               United Water Resources Inc.
               200 Old Hook Road
               Harrington Park, New Jersey 07640
               Fax:  (201) 784-8119
               Attention:  Donald L. Correll

          with a copy to:

               LeBoeuf, Lamb, Leiby & MacRae
               125 West 55th Street
               New York, New York 10019
               Fax:  (212) 424-8500
               Attention: Douglas W. Hawes

          the Stockholder:

               Lyonnaise American Holding, Inc.
               2000 First State Boulevard
               Wilmington, Delaware 19804-0508
               Fax:  (215) 278-2993
               Attention:  Joseph V. Boyle

                                     III-18
          with a copy to:

               Sullivan & Cromwell
               250 Park Avenue
               New York, New York 10177
               Fax:  (212) 558-3792
               Attention:  Allan M. Chapin

or to such other address or facsimile number as either party may, from time to time, designate in a written notice given in a like manner.

        Section 8.6.  Waivers.  Either party may waive in whole or in part any
                      -------
benefit or right provided to it under this Agreement. No waiver by either party of any default with respect to any provision, condition, requirement, or of any benefit or right hereof shall be deemed to be a waiver of any other provision, condition, requirement, benefit or right hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Any waiver of any benefit or right provided to UWR under this Agreement shall require the approval of a majority of the Independent Directors at a duly convened meeting thereof or all of UWR's directors by written consent thereto.

        Section 8.7.  Submission to Jurisdiction; Consent to Service of Process.
                      ---------------------------------------------------------
With respect to any claim arising out of this Agreement including any claim for specific performance arising under Section 8.3 hereof (a) UWR and the Stockholder each irrevocably consents and submits to the exclusive jurisdiction of the courts of the State of New Jersey and the United States District Court located in New Jersey and (b) UWR and the Stockholder each irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. UWR and the Stockholder each consents that service of process upon it in any such suit, action or proceeding may be made in the manner set forth in Section 8.5 hereof.

        Section 8.8.  Headings.  The headings herein are for convenience only,
                      --------
do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

        Section 8.9.  Successors and Assigns.  This Agreement shall be binding
                      ----------------------
upon and inure to the benefit of UWR and the Stockholder and their successors and legal representatives. Neither UWR nor the Stockholder may assign this Agreement or any rights hereunder.

        Section 8.10.  Governing Law.  This Agreement shall be governed by and
                       -------------
construed and enforced in accordance with the internal laws of the State of New Jersey.

                                     III-19

        IN WITNESS WHEREOF, UWR and the Stockholder have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

                         United Water Resources Inc.



                         By:____________________________
                            Name:
                            Title:


                         Lyonnaise American Holding, Inc.



                         By:____________________________
                            Name:
                            Title:

Lyonnaise represents and warrants that the agreement of Lyonnaise set forth below has been duly executed and delivered by Lyonnaise and, assuming due authorization and valid execution and delivery of this Agreement by UWR and the Stockholder, such agreement is a valid and binding obligation of Lyonnaise, enforceable in accordance with its terms. Lyonnaise agrees, and agrees to cause each Lyonnaise Affiliate, to be bound by those provisions of this Governance Agreement binding, or applying to the Stockholder or the Stockholder Affiliates.

                         Lyonnaise des Eaux-Dumez



                         By:____________________________
                            Name:
                            Title

                                     III-20

                                   EXHIBIT A

                              Registration Rights
                              -------------------


        Capitalized terms used herein and not defined herein shall have the meanings set forth in the Governance Agreement (the "Agreement") between UWR and the Stockholder, to which this Exhibit A is a part.

          1.   Registration Rights.
               -------------------

        (a) At any time prior to the termination of the Agreement, the Stockholder shall have the right on no more than three occasions to require UWR to register for resale the shares of Common Stock or Preference Stock held by any member of the Stockholder Group (collectively, the "Shares"), in accordance with the procedures set forth below; provided, however, that in no event shall
                                     --------  -------
UWR be required pursuant to this paragraph 1(a) to effect the registration of Shares on more than two occasions within any twelve-month period.

        (b) UWR shall be entitled to postpone the filing of any registration statement required pursuant to paragraph 1(a) hereof for a period not to exceed 90 days if, in the reasonable judgment of the Board of Directors of UWR, any such filing or the offering of any Shares would impede, delay or otherwise interfere with any financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving UWR or require premature disclosure of any material information which, if disclosed at that time, would be harmful to the interests of UWR and its stockholders.

        (c) If, at any time prior to the termination of the Agreement, UWR shall file on its own behalf or on behalf of any of its stockholders other than the Stockholder a registration statement under the Securities Act in connection with the public offering of any equity securities of UWR (other than a registration statement on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto, or a registration statement filed with respect to UWR's Dividend Reinvestment Plan), UWR shall in each case, prior to such filing, give written notice of such registration to the Stockholder at least 60 days before the anticipated filing date. The Stockholder Group shall be entitled to have included in such registration statement such number of Shares as the Stockholder shall indicate by written notification to UWR (which notice shall set forth the number of shares of Common Stock and/or the number of shares of Preference Stock to be included in such registration statement) within 30 days after its receipt of the notice of registration.

        2.  Registration Procedures.  If and whenever UWR is required by the
            -----------------------
provisions of Section 1 above to effect the registration of any Shares under the Securities Act, UWR will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become and remain effective to the extent necessary to permit the sale or other disposition of the Shares to be so registered and as provided herein;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary in its opinion to keep such registration statement effective and to comply with the provisions of the Securities Act applicable to it with respect to the sale or other disposition of all Shares covered by such registration statement, but only to the extent provided herein;

                                     III-21

          (c) furnish to the Stockholder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Stockholder may reasonably request in order to facilitate the public sale or other disposition of such Shares;

          (d) use its best efforts to register or qualify the Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Stockholder shall request on at least ten business days written notice, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable the Stockholder to consummate the public sale or other disposition in such jurisdiction of the Shares owned by the Stockholder; provided, however, that UWR will not
                                          --------  -------
     be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (d);

          (e) before filing the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish the Stockholder and its counsel with a reasonable opportunity to meet with responsible officers of UWR for a "due diligence" review of the filing and with copies of all such documents proposed to be filed which, insofar as they relate to any member of the Stockholder Group, shall be subject to the reasonable approval of the Stockholder's counsel; and

          (f) UWR shall not in any event be required to maintain the effectiveness of any such registration statement for a period in excess of 180 days or until all of the Shares registered thereunder have been sold, whichever is earlier.

        3.     Cooperation.  The Stockholder shall cooperate with UWR in
               -----------
connection with any registration hereunder and furnish UWR with such information in connection therewith in writing as UWR or its counsel may reasonably request. In connection with any such registration, if applicable, UWR will enter into an underwriting agreement in customary form relating to the sale.

        4.     Expenses.  All expenses incurred in effecting the registrations
               --------
provided for herein, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for UWR, fees and disbursements of counsel for the Stockholder Group, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to paragraph 2(d) hereof shall be paid by UWR; provided, however, that UWR shall not be required
                             --------  -------
to pay stock transfer taxes or underwriters' fees, discounts or commissions relating to the Shares sold.

          5.   Indemnification.
               ---------------

        (a) In the event of any registration hereunder, UWR shall indemnify and hold harmless each member of the Stockholder Group, its directors and officers, each underwriter (as defined in the Securities Act) and each person, if any, who controls, is controlled by or is under common control with (within the meaning of the Securities Act) the Stockholder or such underwriter against any losses, claims, damages or liabilities, joint or several, to which any member of the Stockholder Group or any such director or officer, underwriter or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, in any registration statement under which any Shares were registered under the Securities Act pursuant to the terms hereof, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any such Shares being registered, or any amendment or supplement thereto, or

                                     III-22

(ii) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the members of the Stockholder Group or such director, officer underwriter or controlling person of any legal or other expenses reasonably incurred by the members of the Stockholder Group, or such director, officer, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that UWR shall not be liable to the members of the
- --------  -------
Stockholder Group, or any director, officer, underwriter or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any alleged untrue statements or alleged omissions made in such registration statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto that is made in reliance upon and in conformity with written information furnished to UWR by the members of the Stockholder Group or such director, officer, underwriter or controlling person, as the case may be, specifically for use therein, or (ii) any alleged untrue statement or alleged omission in a preliminary prospectus if the final prospectus (or the final prospectus as amended or supplemented before confirmation of sale) corrects such alleged untrue statement or omission and a copy of the final prospectus (as so amended or supplemented) was not sent or given to the person or persons alleging such untrue statement or omission at or before the confirmation of any sale thereto in any case where such delivery is required by the Securities Act, unless the failure to deliver the final prospectus (as so amended or supplemented) was the result of non-compliance by UWR with paragraph 2(c) hereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the members of the Stockholder Group or such director, officer, underwriter or controlling person, and shall survive transfer of the Shares by any member of the Stockholder Group.

        (b) In the event of any registration hereunder, each member of the Stockholder Group, severally but not jointly, shall indemnify and hold harmless, UWR, its directors and officers and each other person, if any, who controls, is controlled by or is under common control with UWR, against any losses, claims, damages or liabilities, joint or several, to which UWR or any such director or officer or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained in any registration statement under which any Shares were registered under the Securities Act at the request of such member of the Stockholder Group pursuant to the terms hereof, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any such Shares being registered, or any amendment or supplement thereto, or (ii) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) or (ii) to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such registration statement, preliminary prospectus, summary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to UWR by such member of the Stockholder Group specifically for use therein, and then only to the extent that such alleged untrue statements or alleged omissions by such member of the Stockholder Group were not based on the authority of an expert as to which such member of the Stockholder Group had no reasonable ground to believe, and did not believe, that the statements made on the authority of such expert were untrue or that there was an omission to state a material fact, and shall reimburse UWR or such director, officer, or controlling person of UWR for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the provisions of this paragraph 5(b), the aggregate liability of any member of the Stockholder Group pursuant to the foregoing indemnity provisions shall not exceed the net proceeds (before deducting expenses) received by such member of the Stockholder Group from the Shares sold by it pursuant to such registration.

        (c) Indemnification similar to that specified in subparagraphs (a) and (b) of this paragraph 5 shall be given by UWR and the members of the Stockholder Group (with such modifications

                                     III-23
as shall be appropriate) covered by any registration or other qualification of securities under any federal or state securities law or regulation other than the Securities Act with respect to any such registration or other qualification effected pursuant to the provisions of the Agreement.

        (d) In the event UWR or any member of the Stockholder Group receives a complaint, claim or other notice of any loss, claim or damage, liability or act, giving rise to a claim for indemnification under subparagraphs (a), (b), or
(c) of this paragraph 5, the person claiming indemnification under any such subparagraph shall promptly notify the person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying person shall have the right to investigate and defend any such loss, claim, damage, liability or action. The person claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the person against whom indemnification is sought. In no event shall a person against whom indemnification is sought be obligated to indemnify any person for any settlement of any claim or action effected without the indemnifying person's written consent.

                                     III-24

                                                            Exhibit IV




                            CERTIFICATE OF AMENDMENT

                                     of the

                     RESTATED CERTIFICATE OF INCORPORATION

                                       of

                          UNITED WATER RESOURCES INC.


        It is hereby certified that:

        1. The name of the corporation is United Water Resources Inc. (hereinafter called the "Corporation").

        2. The following resolution has been adopted by the Board of Directors of the Corporation as required by Subsection 14A:7-2(3) of the New Jersey Business Corporation Act:

               RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors") in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby amends the Restated Certificate of Incorporation by the addition of the following provision stating the number, designations, relative rights, preferences and limitations of a series of Preference
               Stock of the Corporation, designated as
               Series A Cumulative Convertible Preference
               Stock:

        Series A Cumulative Convertible Preference Stock:

        Section 1.  Designation and Amount.  (a)  The shares of such series
                    ----------------------
shall be designated as the "Series A Cumulative Convertible Preference Stock" (the "Series A Preference Stock") and the number of shares constituting such series shall be _______, which number may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that such number
                                             --------  -------
may not be decreased below the number of then currently outstanding shares of Series A Preference Stock plus the number of shares of Series A Preference Stock reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preference Stock.

        (b) The Series A Preference Stock shall rank, with respect to voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof, including, without limitation, with respect to the payment of dividends and the distribution of assets, whether upon liquidation or otherwise, (i) equally with respect to all other series of Parity Stock (as defined in Section 10), (ii) after all shares of any class or series of the Senior Stock (as defined in Section 10), and (iii) prior to all shares of Junior Stock (as defined in Section 10).

        Section 2.  Dividends and Distributions.  (a)  Subject to the rights of
                    ---------------------------
the holders of any shares of Senior Stock, the holders of shares of Series A Preference Stock, in preference to the holders of any shares of

Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends at the annual rate of $___* per share, and no more, in equal quarterly payments on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date which is at least 10 days after the Issue Date (as defined in Section 10) of the Series A Preference Stock; provided, however, that with respect to such first Quarterly
                  -----------------
Dividend Payment Date, the holders of shares of Series A Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, a cumulative cash dividend in respect of each share of Series A Preference Stock in an amount equal to the product of (i) $___* and (ii) a fraction equal to the number of days from (and including) the Issue Date to (but excluding) such Quarterly Dividend Payment Date divided by 90, and no more.

        (b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the Issue Date. The amount of dividends so payable shall be determined on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preference Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

        (c) In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any subsidiary of the Corporation) on its Common Stock, without par value (the "Common Stock"), other than (i) dividends payable in cash from retained earnings of the Corporation, as determined in accordance with generally accepted accounting principles consistently applied in accordance with past practice, (ii) any dividend or distribution of shares of Common Stock or (iii) any distribution pursuant to any employee benefit plan or program of the Corporation, then, and in each such case, the holders of shares of Series A Preference Stock shall be entitled to receive from the Corporation, with respect to each share of Series A Preference Stock held, the same dividend or distribution received by a holder of the number of shares of Common Stock into which such share of Series A Preference Stock is convertible on the record date for such dividend or distribution (which amount shall be determined without regard to whether the shares of Series A Preference Stock are then actually convertible pursuant to
Section 8). Any such dividend or distribution shall be declared, ordered, paid or made on the Series A Preference Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock and the record date for such dividend or distribution on the Series A Preference Stock shall be the same record date for such dividend or distribution on the Common Stock.

        (d) The holders of shares of Series A Preference Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

        Section 3.  Voting Rights.  In addition to any voting rights provided by
                    -------------
law, the holders of shares of Series A Preference Stock shall have the following voting rights:

        (a) If on any date a total of six consecutive quarterly dividends on the Series A Preference Stock have fully accrued but have not been paid in full (a "Dividend Default"), the holders of shares of Series A Preference Stock shall have the right, voting together as a single class, to elect one director, which director may but need not be an officer of the Corporation, to the Board of Directors. For the taking of any action as provided in this Section 3 by the holders of shares of the Series A Preference Stock, each such holder shall have one vote for each share of such stock standing in his or her name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Trading Day (as defined in

- ----------
*  To insert a number reflecting 5% dividend rate.

Section 10) next preceding the day on which notice is given, or if notice is waived, at the close of business on the Trading Day next preceding the day on which the meeting is held. Such right of the holders of shares of Series A Preference Stock to vote for the election of such director to the Board of Directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders called for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of a majority of all outstanding shares of Series A Preference Stock, until dividends in default on the outstanding shares of Series A Preference Stock shall have been paid in full, at which time the term of office of the director so elected shall terminate automatically. So long as such right to vote continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Series A Preference Stock as hereinabove authorized), the Secretary of the Corporation may call, and upon the written request of the holders of record of a majority of the outstanding shares of Series A Preference Stock addressed to him at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such director as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Corporation's By-laws for the holding of meetings of stockholders of the Corporation. No such special meeting or adjournment thereof shall be held on a date less then 30 days before an annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Series A Preference Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of a majority of the outstanding shares of Series A Preference Stock shall have acted by written consent in lieu of a meeting with respect thereto, then the authorized number of directors shall be increased by one, and the holders of the Series A Preference Stock shall be entitled to elect the additional director. The absence of a quorum of the holders of any other class or series of capital stock of the Corporation at any such annual or special meeting shall not affect the exercise by the holders of the Series A Preference Stock of such voting rights. A director so elected shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the term of office of the person so elected as director shall have terminated under the circumstances set forth in the second sentence of this paragraph (a). If the director so elected by the holders of the Series A Preference Stock as a class shall cease to serve as a member of the Board of Directors before his or her term shall expire, the holders of the Series A Preference Stock then outstanding and entitled to vote for such director may, by written consent as hereinabove provided, or at a special meeting of such holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.
After the holders of the Series A Preference Stock shall have exercised their right to elect the director pursuant to the terms of this paragraph (a), the authorized number of directors shall not be increased or decreased, regardless of the terms of any shares of Junior Stock, or decreased, regardless of the terms of any other stock of the Corporation, except by a class vote of the holders of the Series A Preference Stock as provided above. The rights of the holders of the Series A Preference Stock to elect the director pursuant to the terms of this paragraph (a) shall not be adversely affected by the voting or other rights applicable to any other security of the Corporation. Notwithstanding anything to the contrary in this paragraph (a), the director elected or appointed pursuant to this paragraph (a) as a result of a Dividend Default shall not be elected or appointed if the Corporation is advised in writing by its outside counsel that such director would not be qualified under the Corporation's Restated Certificate of Incorporation or By-Laws or any applicable statutory or regulatory standards to serve as a director of the Corporation or if the Corporation otherwise reasonably objects to such director because such director either (i) is a director or officer of a direct competitor of the Corporation or (ii) has engaged in any adverse conduct that would require disclosure under Item 7 of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in which case the holders of the Series A Preference Stock shall withdraw such director and elect or nominate a replacement therefor (which replacement would be subject to the requirements of this sentence). Any such objection by the Corporation must be made no later than fourteen (14) days after the holders of the Series A Preference Stock identify such director to the Corporation.

        (b) Except as provided herein or as required by law, the holders of shares of Series A Preference Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

        Section 4.  Certain Restrictions.  (a)  Whenever quarterly dividends
                    --------------------
payable on shares of Series A Preference Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of Series A Preference Stock shall have been paid in full or declared and set apart for payment, the Corporation shall not: (i) declare or pay dividends, or make any other distributions, on any shares of Junior Stock other than dividends or distributions payable in Junior Stock; or (ii) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except (1) dividends or distributions payable in Junior Stock and (2) dividends or distributions paid ratably on the Series A Preference Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series A Preference Stock and such Parity Stock are then entitled.

        (b) Whenever quarterly dividends payable on shares of Series A Preference Stock provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of Series A Preference Stock shall have been paid in full or declared and set apart for payment, the Corporation shall not: (i) redeem or purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; or (ii) purchase or otherwise acquire for consideration any shares of Series A Preference Stock.

        (c) Notwithstanding the foregoing, nothing herein shall prevent the Corporation from declaring or effecting any dividend, distribution or redemption pursuant to the Rights Agreement (as defined in Section 10).

        (d) The Corporation shall not permit any majority-owned direct or indirect subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (b) of this Section 4, purchase such shares at such time and in such manner.

        Section 5.  Redemption.  (a)  On the tenth anniversary of the Issue Date
                    ----------
(the "Redemption Date"), and subject to the rights of the holders of any shares of Senior Stock, the Corporation shall, at a redemption price per share equal to the sum of $______* per share (the "Liquidation Preference") plus an amount equal to all dividends per share accrued and unpaid on the Redemption Date (including a per share dividend in an amount equal to the product of (i) the Liquidation Preference and (ii) a fraction equal to the number of days from (and including) the last Quarterly Dividend Payment Date to (but excluding) the Redemption Date divided by 90) (the "Redemption Price"), redeem out of funds legally available therefor, all shares of Series A Preference Stock outstanding on the Redemption Date; provided, however, that if there are insufficient
                        --------  -------
legally available funds for redemption under this paragraph (a), the Corporation shall redeem such lesser number of shares of Series A Preference Stock, to the extent there are funds legally available therefor, and shall redeem all or part of the remainder of the shares of Series A Preference Stock subject to redemption as soon as the Corporation has sufficient funds which are legally available therefor, until all such shares of Series A Preference Stock have been redeemed.

        (b) In the event of a redemption of only a portion of the then outstanding shares of Series A Preference Stock, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder of Series A Preference Stock.

        (c) Notice of the redemption of shares of Series A Preference Stock (the "Redemption Notice") shall be mailed not less than 20, but not more than 60 days prior to the Redemption Date to each holder of shares of Series A Preference Stock to be redeemed, at such holder's address as it appears, on the transfer books of the Corporation.

        (d) On or before the Redemption Date each holder of Series A Preference Stock shall surrender the certificate or certificates representing such shares of Series A Preference Stock to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable in cash on the Redemption Date to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. The Corporation shall not be obligated to make any redemption payment unless or until the certificates representing the shares to be

- ----------
* Insert a number equal to the Average Trading Price (as defined in the Merger Agreement).

redeemed have been surrendered in accordance with this paragraph (d). In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

        (e) Unless the Corporation defaults in the payment in full of the Redemption Price, dividends on the Series A Preference Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of such shares redeemed shall cease to have any further rights with respect thereto on the Redemption Date, other than to receive the Redemption Price without interest.

        Section 6.  Reacquired Shares.  Any shares of Series A Preference Stock
                    -----------------
converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preference stock, without par value, of the Corporation and may be reissued as part of another series of preference stock, without par value, of the Corporation subject to the conditions or restrictions on authorizing or creating any class or series, or any shares of any class or series as set forth herein.

        Section 7.  Liquidation, Dissolution or Winding Up.  (a)  Upon any
                    --------------------------------------
liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, no distribution shall be made (i) to the holders of shares of Junior Stock, unless, prior thereto, the holders of shares of Series A Preference Stock shall have received the Liquidation Preference per share of Preference Stock, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date of such payment or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series A Preference Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the net assets of the Corporation distributable among the holders of all outstanding shares of Series A Preference Stock and any other series of Parity Stock upon liquidation, dissolution or winding up shall be insufficient to permit the payment in full to all such holders of the preferential amounts to which they are entitled, then, the net assets so distributable shall be distributed among such holders ratably in proportion to the full amounts to which they would otherwise be entitled.

        (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined in Section 10) or Persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation to a Person or Persons other than the holders of the Junior Stock, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

        Section 8.  Conversion.  Any conversion of shares of the Series A
                    ----------
Preference Stock or any portion thereof shall be subject to the terms and conditions set forth in this Section 8.

        (a) Each share of Series A Preference Stock shall be convertible at the option of the holder thereof into .83333 fully paid and nonassessable share of Common Stock (subject to adjustment from time to time pursuant to paragraphs
(b) through (f) of this Section 8) at any time from (and including) the second anniversary of the Issue Date to (and including) the Redemption Date.

        (b) The number of shares of Common Stock into which each share of Series A Preference Stock is convertible shall be subject to adjustment from time to time as follows:

               (i) In case the Corporation shall at any time or from time to time pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case,

                    (A) the number of shares of Common Stock into which each
               share of Series A Preference Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of Series A Preference Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier; and

                    (B) any adjustment made pursuant to this subparagraph (i)
               shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

              (ii) In case the Corporation shall issue shares of Common Stock (or other securities convertible into or exchangeable for shares of Common Stock) after the Issue Date (the "Issued Securities") at a price per share of Common Stock (or having a conversion or exchange price per share of Common Stock) less than the Closing Price per share of Common Stock on the Trading Day (as defined in Section 10) immediately preceding the date of issuance of such Issued Securities other than (w) in a transaction to which paragraph (c) of Section 2 or subparagraph (i) of this paragraph (b) is applicable, (x) pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation, and the investment of additional option amounts, in shares of Common Stock, in any such case at a price per share of not less than 95% of the current market price (determined as provided in such plans) per share of Common Stock, or pursuant to any employee benefit plan or program of the Corporation or pursuant to the Rights Agreement, (y) pursuant to any underwritten public offering where the price to public per share of Common Stock (or the conversion or exchange price per share of Common Stock based upon the price to public) is at or above the Closing Price on the Trading Day immediately preceding the date of pricing of such offering, or (z) as consideration for the acquisition of all or a portion of the stock or assets of any Person which is not a subsidiary of the Corporation, then, and in each such case,

                    (A) the number of shares of Common Stock into which each
               share of Series A Preference Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock into which each share of Series A Preference Stock was convertible at the close of business on the Trading Day immediately preceding the date of issuance of such Issued Securities by a fraction (I) the numerator of which is the sum of (1) the number of shares of Common Stock outstanding at the close of business on the Trading Day immediately preceding the date of issuance of such Issued Securities and (2) the number of additional shares of Common Stock issued (or issuable upon the conversion or exchange of such Issued Securities into Common Stock) and (II) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding at the close of business on the Trading Day immediately preceding the date of issuance of such Issued Securities and (2) the number of shares of Common Stock which the aggregate consideration paid for such Issued Securities would purchase at the Closing Price per share of Common Stock on the Trading Day immediately preceding the date of issuance of such Issued Securities. For purposes of this subparagraph (ii), the aggregate consideration paid for the Issued Securities shall be deemed to be equal to the sum of the aggregate subscription or purchase price paid by the purchasers of the Issued Securities from any underwriter or placement agent thereof plus the aggregate amount, if any, payable upon the conversion or exchange of the Issued Securities into shares of Common Stock; and

                    (B) any adjustment made pursuant to this subparagraph (ii)
               shall become effective immediately after the date of issuance of such Issued Securities.

               (iii) In case at any time the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Common Stock and excluding any transaction to which subparagraph (i) or (ii) of this paragraph (b) applies) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Corporation is a party, exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that the holder of each share of Series A Preference Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which a share of Series A Preference Stock is convertible immediately prior to the consummation of such transaction.

        (c) In case the Corporation shall be a party to a transaction described in subparagraph (b)(iii) above resulting in the change or exchange of the Corporation's Common Stock then, from and after the date of announcement of the pendency of such subparagraph (b)(iii) transaction until the effective date thereof, each share of Series A Preference Stock may be converted, at the option of the holder thereof, into shares of Common Stock on the terms and conditions set forth in this Section 8, and if so converted during such period, such holder shall be entitled to receive such consideration in exchange for such holder's shares of Common Stock as if such holder had been the holder of such shares of Common Stock as of the record date for such change or exchange of the Common Stock.

        (d) If any adjustment in the number of shares of Common Stock into which each share of Series A Preference Stock may be converted required pursuant to this Section 8 would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of Series A Preference Stock is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment, which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each share of Series A Preference Stock is then convertible.

        (e) The Board of Directors may increase the number of shares of Common Stock into which each share of Series A Preference Stock may be converted, in addition to the adjustments required by this Section 8, as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder for federal income tax purposes of shares of Common Stock or Series A Preference Stock resulting from any events or occurrences giving rise to adjustments pursuant to this Section 8 or from any other similar event.

        (f) The holder of any shares of Series A Preference Stock may exercise his right to convert such shares into shares of Common Stock, subject to the limitations in this Section 8, by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series A Preference Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this
Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preference Stock pursuant hereto. Within 15 days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series A Preference Stock so converted, shall be entitled and (ii) if less than the full number of shares of Series A Preference Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Series A Preference Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

        (g) Upon conversion of any shares of Series A Preference Stock, the holder thereof shall not thereafter be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares of Series A Preference Stock so converted; provided, however, that such holder shall be entitled to
                    --------  -------
receive any dividends on such shares of Series A Preference Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of shares of Series A Preference Stock entitled to receive payment of such dividend.

        (h) In connection with the conversion of any shares of Series A Preference Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price per share of Common Stock on the day on which such shares of Series A Preference Stock are deemed to have been converted.

        (i) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Shares of the Series A Preference Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series A Preference Stock. The Corporation shall from time to time, subject to and in accordance with the laws of the State of New Jersey, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Series A Preference Stock.

        (j) In computing the adjustment which a holder of Series A Preference Stock shall receive pursuant to paragraph (b) of this Section 8, the fact that shares of Series A Preference Stock may not be presently convertible shall be ignored and such computation shall be made as if such shares were presently convertible.

        Section 9.  Reports as to Adjustments.  Whenever the number of shares of
                    -------------------------
Common Stock into which each share of Series A Preference Stock is convertible is adjusted as provided in Section 8, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series A Preference Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock into which the shares of Series A Preference Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A Preference Stock is convertible (and the new number of votes to which each share of Series A Preference Stock is entitled), as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

        Section 10.  Definitions.  For the purposes of this Certificate of
                     -----------
Amendment relating to the Series A Preference Stock which embodies this resolution:

        "Closing Price" per share of Common Stock on any date shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If the Common Stock is not publicly held or so listed or publicly traded, "Closing Price" shall mean the per share amount which a willing buyer would pay a willing seller in an arms-length transaction as determined in good faith by the Board of Directors of the Corporation.

          "Issue Date" shall mean the first date on which shares of Series A Preference Stock are issued.

        "Junior Stock" shall mean the Common Stock and any other capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary) to the Series A Preference Stock.

        "Parity Stock" shall mean any capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary) with the Series A Preference Stock.

        "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity.

        "Rights Agreement" shall mean the Rights Agreement dated as of July 12, 1989, as amended September 15, 1993 and as such agreement may be further amended, extended, renewed or replaced from time to time, between the Corporation and First Interstate Bank, Ltd., as Rights Agent, or any successor Rights Agent.

        "Senior Stock" shall mean the Corporation's Series A Participating Preferred Stock, without par value, the Corporation's Series B 7-5/8% Cumulative Preferred Stock without par value, and any other capital stock of the Corporation ranking senior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary) to the Series A Preference Stock.

        "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York or New Jersey are authorized or obligated to close.

        Section 11.  Amendment.  The Restated Certificate of Incorporation of
                     ---------
the Corporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the Series A Preference Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preference Stock, voting together as a single class.

        3. The resolution set forth in the preceding paragraph was duly adopted by the Board of Directors of the Corporation on ______________, 1993.

        4. The Restated Certificate of Incorporation of the Corporation is amended so that the number, designations, relative rights, preferences and limitations of Series A Preference Stock are as stated in the resolution set forth in paragraph 2 of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation.

                                    UNITED WATER RESOURCES INC.


                                    By:  _________________________
                                         [Name]
                                         [Title]


ATTEST:


__________________________
[Name]
[Assistant] Secretary

                                                            Exhibit V



                            CERTIFICATE OF AMENDMENT

                                     of the

                     RESTATED CERTIFICATE OF INCORPORATION

                                       of

                          UNITED WATER RESOURCES INC.


        It is hereby certified that:

        1. The name of the corporation is United Water Resources Inc. (hereinafter called the "Corporation").

        2. The following resolution has been adopted by the Board of Directors of the Corporation as required by Subsection 14A:7-2(3) of the New Jersey Business Corporation Act:

               RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors") in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby amends the Restated Certifi-cate of Incorporation by the addition of the following provision stating the number, designations, relative rights, preferences and limitations of a series of Preferred
               Stock of the Corporation, designated as
               Series B 7 5/8% Cumulative Preferred Stock:

        Series B 7 5/8% Cumulative Preferred Stock:

        Section 1.  Number of shares and designation.   Three hundred thousand
                      --------------------------------
     (300,000) shares of the Preferred Stock (without par value) of the Corporation are hereby constituted as a series of such Preferred Stock designated as "Series B 7 5/8% Cumulative Preferred Stock" and each share of which shall have a stated value of $100 (hereinafter called the "Series B Preferred Stock").

          Section 2.  Dividends.  (a)  The holders of shares of the Series B
                      ---------
     Preferred Stock shall be entitled to receive cash dividends, when and as declared by the Board of Directors of the Corporation or by a duly authorized committee of said Board of Directors, out of assets legally available for the purpose, at the rate set forth below in this Section (2) applied to the stated value of $100 per share. Such dividends shall be cumulative from the date of original issue of such shares (whether or not there shall have been net profits or net assets of the Corporation legally available for the payment of dividends at the time such dividends were payable) and shall be payable quarterly, when and as declared by the Board of Directors of the Corporation or by a duly authorized committee of said Board of Directors, on December 1, March 1, June 1 and September 1 of each year, commencing on December 1, 1992. Each such dividend shall be payable to the holders of record of shares of the Series B Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by a duly authorized committee of said Board of Directors, provided that such record date shall not precede the date upon which the resolution fixing the record date is adopted. Dividends on account of arrears for any past dividend periods (as defined in Subsection (b) of this Section (2)) may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such record date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or a duly authorized committee of said Board of Directors.

             (b) Dividend periods (hereinafter called "Dividend Periods") shall commence on March 2, June 2, September 2 and December 2 of each year (other than the initial Dividend Period which shall commence on the date of original issue of the Series B Preferred Stock) and shall end on and include the calendar day next preceding the first day of the next Dividend Period. The dividend rate on the shares of Series B Preferred Stock for the period from the date of original issue thereof to and including December 1, 1992 and for each Dividend Period thereafter shall be 7 5/8% per annum. The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the dividend rate of 7 5/8% per annum by four and applying the resulting rate of 1.90625% to the stated valued of $100 per share. The amount of dividends payable for the initial Dividend Period on the Series B Preferred Stock or any other Dividend Period shorter or longer than a full Dividend Period shall be computed on the basis of 30-day months and a 360-day year. The dividend payable to each holder of Series B Preferred Stock shall be rounded to the nearest one cent with $.005 being rounded upward.

             (c) So long as any shares of the Series B Preferred Stock are outstanding, no full dividends shall be declared on the Preferred Stock of the Corporation of any series ranking, as to dividends, on a parity with the Series B Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not declared to be paid in full, as described above, upon the shares of the Series B Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon shares of the Series B Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series B Preferred Stock and such other Preferred Stock bear to each other.

             (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Corporation or another stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends or upon liquidation, or upon any other stock of the Corporation ranking on a parity with the Series B Preferred Stock as to dividends except as provided in Subsection (c) of this Section 2, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of the Series B Preferred Stock shall have been paid for all past Dividend Periods and any sums then or theretofore required to be applied to a sinking fund for the Series B Preferred Stock pursuant to Section (5)(c) shall have been applied to such sinking fund.

             (e) Holders of shares of the Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect to any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

          Section 3.  Voting Rights.  (a)  No shares of the Series B Preferred
                      -------------
     Stock shall have any voting rights or rights to receive notice of meetings except as hereinafter set forth in this Section (3) or as otherwise from time to time required by law. Whenever, at any time, dividends payable on the Series B Preferred Stock shall be in arrears for six or more Dividend Periods, that is, not paid in full for six or more past Dividend Periods, whether or not consecutive, the holders of the outstanding shares of Series B Preferred Stock shall have the exclusive right, voting separately as a class (together with the holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of Series B Preferred Stock as to dividends or upon distribution and upon which like voting rights have been conferred and are exercisable) to elect two directors of the Corporation at the Corporation's next Annual Meeting of Stockholders and at each subsequent Annual Meeting of Stockholders, each to hold office in accordance with the By-laws (subject to the provisions hereof) until the next Annual Meeting of stockholders and the election of his successor. At elections for such directors, each holder of shares of Series B Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may have been granted to them). The presence in person or by proxy of stockholders entitled to cast 25% of the total votes of such separate class shall constitute a quorum of such class and election of directors shall be by plurality vote. The holders of Series B Preferred Stock shall have the right to receive notice of any Annual Meeting of Stockholders of the Corporation at which they have the right to elect such directors. Upon the vesting of such right of the holders of shares of Series B Preferred Stock, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by a vote of the holders of shares of Series B Preferred Stock (either alone or together with the holders of shares of any one or more other series of Preferred Stock referred to above) as herein set forth. The right of such holders of shares of Series B Preferred Stock voting separately as a class, to elect (together with the holders of shares of any one or more other series of Preferred Stock referred to above) members of the Board as aforesaid shall continue until such time as all dividends accumulated on Series B Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to the revesting of such right in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of all shares of Preferred Stock to vote as a class for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by holders of Preferred Stock voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by holders of Preferred Stock voting as a class shall end and the special voting powers vested in such holders as provided in this Section (3) shall have expired, the number of directors of the full Board shall be reduced by two, to such number as may then be provided for in accordance with the By-laws of the Corporation.

             (b) So long as any shares of Series B Preferred Stock remain outstanding, the consent of the holders of at least two thirds of the shares of the Series B Preferred Stock outstanding at the time, voting separately as a class (together with all other series of Preferred Stock ranking on a parity with the Series B Preferred Stock either as to dividends or upon distribution and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either by consent in writing or by vote at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions:

             (i) The authorization, creation or issuance, or any increase in the authorization or issued amount, of any class or series of stock ranking prior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or the authorization, creation or issuance of any obligation or security convertible into or exchangeable for shares of any class or series having such preference over the Series B Preferred Stock, or

             (ii) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in the Certificate of Amendment for the Series B Preferred Stock or any other series of Preferred Stock, or any prior amendment thereto, which would materially and adversely affect the rights, preferences, privileges or voting power of the Series B Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock of the Corporation or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers so as to require such two-thirds consent.

             (c) So long as any shares of Series B Preferred Stock remain outstanding, the consent of the holders of at least a majority of the shares of the Series B Preferred Stock outstanding at the time, voting separately as a class (together with all other series of Preferred Stock ranking on a parity with the Series B Preferred Stock either as to dividends or upon distribution and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either by consent in writing or by vote at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate the authorization or any increase in the authorization (over and above the one million (1,000,000) shares of Preferred Stock of the Corporation authorized at the date of filing hereof) of any class or series of stock ranking on a parity with the Series B Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or the authorization, creation or issuance of any obligation or security convertible into or exchangeable for shares (over and above such existing authorized shares) of any class or series having such parity with the Series B Preferred Stock.

          The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required, all outstanding shares of Series B Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.


        Section 4.  Liquidation Preference.  (a)  In the event of any
                      ----------------------
     liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Series B Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of the Series B Preferred Stock shall be entitled to receive the stated value of $100 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payment on any other Preferred Stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series B Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any other such Preferred Stock ratably in accordance with respective amounts which would be payable on such shares of Series B Preferred Stock and any other Preferred Stock if all amounts payable thereon were paid in full.
     For the purposes of this Section (4), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

        (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series B Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been in full to the holders of the Series B Preferred Stock as provided in this Section (4), but not prior thereto, any other series or class or classes of stock ranking junior to the Series B Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

       Section 5. Redemption.  (a)  The Series B Preferred Stock may
                  ----------
not be redeemed prior to September 1, 1997. At any time or from time to time on and after September 1, 1997, the Corporation, at its option, may redeem shares of the Series B Preferred Stock, as a whole or in part, together in each case with accrued and unpaid dividends, if any, to the date fixed for redemption, at the redemption prices set forth below:

    Redemption dates                                      Redemption Price
  (both dates inclusive)                                     (per share)
- ----------------------------                            ----------------------

September 1, 1997 through
August 31, 1998                                                 $105.08

September 1, 1998 through
August 31, 1999                                                 $104.58

September 1, 1999 through
August 31, 2000                                                 $104.07

September 1, 2000 through
August 31, 2001                                                 $103.56

September 1, 2001 through
August 31, 2002                                                 $103.05

September 1, 2002 through
August 31, 2003                                                 $102.54

September 1, 2003 through
August 31, 2004                                                 $102.03

September 1, 2004 through
August 31, 2005                                                 $101.53

September 1, 2005 through
August 31, 2006                                                 $101.02

September 1, 2006 through
August 31, 2007                                                 $100.51

September 1, 2007 and
 thereafter                                                     $100.00


             (b) As a sinking fund for the Series B Preferred Stock, the Corporation shall, so long as any shares of the Series B Preferred Stock shall be outstanding, redeem on September 1, 1998 and on each September 1 thereafter, at a redemption price at the stated value of $100 per share, together with accrued and unpaid dividends, if any, to the date fixed for redemption pursuant to such sinking fund, fifteen thousand (15,000) shares of the Series B Preferred Stock. However the Corporation shall be entitled to receive a credit against the foregoing mandatory redemption obligation for the aggregate number of shares of the Series B Preferred Stock which shall be owned by the Corporation, credited to such sinking fund and retired and which shall have not been previously so credited. In the event the number of shares constituting the Series B Preferred Stock shall be increased at any time by action of the Board of Directors pursuant to the provisions hereof, the number of shares of Series B Preferred Stock to be redeemed annually by operation of such sinking fund following the date of such increase shall be increased to 5% of the increased number of shares (adjusted to the nearest full share). On September 1, 2017, all shares of Series B Preferred Stock then remaining outstanding shall be redeemed by the Corporation at a redemption price at the stated value of $100 per share, together with accrued and unpaid dividends, if any, to such redemption date.

             (c) In the event the Corporation shall redeem shares of Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation at the record date for such redemption, which record date shall be no more than 60 days prior to the date of the mailing of such notice, provided that such record date shall not precede the date upon which the resolution fixing the record date is adopted. Each such notice shall state (i) the redemption date, (ii) the total number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price,
     (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in making available money for the payment of the redemption price) dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease, whether or not the certificate representing such shares shall have been surrendered to the Corporation. The Corporation's obligation to make money available in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company having a paying office in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Series B Preferred Stock so called for redemption. Any interest accruing on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of unredeemed shares of Series B Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price. Upon surrender in accordance with said notice of the certificates representing any shares so called for redemption (and, if the Board of Directors of the Corporation shall so require and the notice shall so state, such certificates shall be properly endorsed or signed for transfer or accompanied by stock powers therefor properly signed), such shares shall be redeemed by the Corporation at the applicable redemption price.

             (d) If less than all the outstanding shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed may be selected by the Corporation from outstanding shares of Series B Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other method determined by the Corporation in its sole discretion to be equitable.

             (e) In no event shall the Corporation redeem less than all the outstanding shares of Series B Preferred Stock unless full cumulative dividends have been paid or declared and set apart for payment upon all outstanding shares of Series B Preferred Stock for all past Dividend Periods.

             (f) All shares of Series B Preferred Stock redeemed or purchased by the Corporation and credited against its sinking fund obligation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series B Preferred Stock.

             (g) Sums so set aside for the sinking fund for the Series B Preferred Stock shall be applied to the redemption of shares of Series B Preferred Stock on the applicable September 1 as provided herein.

          Section 6.  Exclusion of Other Rights.  The holders of shares of
                      -------------------------
     Series B Preferred Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes of capital stock (or any other security) of the Corporation. Unless otherwise required by law, shares of Series B Preferred Stock shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein.

        3. The resolution set forth in the preceding paragraph was duly adopted by the Board of Directors of the Corporation on ______________, 1993.

        4. The Restated Certificate of Incorporation of the Corporation is amended so that the number, designations, relative rights, preferences and limitations of Series A 7 5/8 Cumulative Preferred Stock are as stated in the resolution set forth in paragraph 2 of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation.

                                    WATER


                                    By:  _________________________
                                         [Name]
                                         [Title]

ATTEST:

__________________________
[Name]
[Assistant] Secretary

                                                                      Exhibit VI



                                                    STOCKHOLDER LETTER AGREEMENT



                                                              September 15, 1993



United Water Resources Inc.,
 200 Old Hook Road,
  Harrington Park, New Jersey  07640

Dear Sirs:

          Reference is made to that certain Amended and Restated Agreement and Plan of Merger, dated as of September 15, 1993 (the "Merger Agreement"), between United Water Resources Inc., a New Jersey corporation ("UWR"), and GWC Corporation, a Delaware corporation ("GWC"), pursuant to which GWC shall merge with and into UWR (the "Merger") and each holder of common stock, par value $0.01 per share, of GWC ("GWC Common Stock") shall receive in exchange therefor a combination of common stock, without par value, of UWR, Series A Cumulative Convertible Preference Stock, without par value, of UWR ("UWR Preference Stock") or cash. This letter will confirm our agreement set forth below:

          1. Lyonnaise American Holding, Inc., a Delaware corporation (the "Stockholder"), hereby represents and warrants that it is the Beneficial Owner, with full voting and dispositive rights, of 9,066,600 shares of GWC Common Stock (the "Stockholder Shares") and neither it nor any other member of the Stockholder Group Beneficially Owns any other security of GWC or any security of UWR.

          2. The Stockholder hereby agrees that it will elect to receive in exchange for its Stockholder Shares in the Merger an amount of UWR Preference Stock equal to 30% of the total consideration to be received by the Stockholder in exchange for the Stockholder Shares in the Merger.

          3. The Stockholder hereby agrees to cause all Stockholder Shares to be present, in person or by proxy, at all meetings of stockholders of GWC relating to the Merger and to vote all Stockholder Shares in proportion to the votes of those holders of GWC Common Stock other than members of the Stockholder Group.

          4. Immediately prior to the effective time of the Merger, the Stockholder agrees to execute a governance agreement with UWR in substantially the form attached to the Merger Agreement as Exhibit III (the "Governance Agreement").

          5. The Stockholder's obligations pursuant to paragraphs (3) and (4) above shall be subject to and conditioned upon the following:

          a. The Stockholder shall reasonably determine, in its sole discretion, that the due diligence investigation contemplated by Section
     7.11 of the Merger Agreement did not uncover information which is reasonably likely to have a material adverse effect on the benefits of the Merger to the Stockholder Group.

          6. The Stockholder's obligations pursuant to paragraph (4) above shall be subject to and conditioned upon the following:

          a. No preliminary or permanent injunction or other order or decree by any Federal or state court shall have been issued which prevents the Stockholder from exercising its rights as a stockholder of UWR or under the Governance Agreement (the Stockholder agreeing to use all reasonable efforts to have such injunction, order or decree lifted).

          b. No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or Federal government or governmental agency in the United States that would prevent the Stockholder from exercising its rights as a stockholder of UWR or under the Governance Agreement or that would otherwise materially adversely affect the value of the Stockholder's investment in UWR to the Stockholder Group.

          c. The Federal, state and local governmental consents and approvals obtained in satisfaction of the condition set forth in Section 8.1(g) of the Merger Agreement (which includes without limitation the Company Required Statutory Approvals and the UWR Required Statutory Approvals, as such terms are defined in the Merger Agreement) shall not be subject to terms and conditions which would prevent the Stockholder from exercising its rights as a stockholder of UWR or under the Governance Agreement or that would otherwise materially adversely affect the value of the Stockholder's investment in UWR to the Stockholder Group.

          d. All conditions to the Merger shall have been satisfied or waived and the Merger closes pursuant to and in accordance with the terms set forth in the Merger Agreement.

          7. If the Merger Agreement is terminated in accordance with its terms, this letter agreement shall automatically terminate and be of no further force and effect.

          8. Terms used but not defined herein shall have the meanings ascribed to them in the Governance Agreement.

          If the terms of this letter agreement are acceptable to you, please return an executed copy of this letter to the undersigned.

                         Very truly yours,

                         LYONNAISE AMERICAN HOLDING, INC.

                         By:___________________________________________________
                              Name:
                              Title:

Accepted and agreed to on
this 15th day of September, 1993

UNITED WATER RESOURCES INC.


By:______________________________
     Name:
     Title:

                                                                 APPENDIX B

                      [Letterhead of CS FIRST BOSTON]

                                                February 3, 1994

The Board of Directors

United Water Resources Inc.

200 Old Hook Road

Harrington Park, NJ 07640

Dear Sirs:

  You have asked us to advise you with respect to the fairness to United Water Resources Inc. (the "Company"), from a financial point of view, of the consideration to be paid by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of September 15, 1993 (the "Merger Agreement"), by and between the Company and GWC Corporation ("GWC"). As more fully described in the Merger Agreement, (i) GWC will be merged with and into the Company (the "Merger"), (ii) (A) 70% of the total number of shares of the Common Stock, par value $0.01 per share, of GWC (the "GWC Common Stock") owned by each holder thereof will be converted into the right to receive, on a per share basis, 1.2 shares of Common Stock, without par value, of the Company (the "Company Common Stock") and (B) the remaining 30% of the total number of shares of GWC Common Stock so owned will be converted into the right to receive, on a per share basis and at the election of the holder thereof, either (x) that number of shares of Series A Cumulative Convertible Preference Stock, without par value, of the Company (the "Company Preference Stock") having a liquidation preference equal to 1.2 times the average closing sales price, rounded to three decimal points, of one share of Company Common Stock as reported on The New York Stock Exchange, Inc. Composite Tape for the period of 20 consecutive trading days ending on (and including) the fifth business day prior to the Election Date (as defined in the Merger Agreement, and such average closing sales price, the "Average Trading Price") and/or (y) an amount of cash equal to 1.2 times the Average Trading Price; and (iii) each outstanding share of Series A 7 5/8% Cumulative Preferred Stock, par value $1.00 per share, of GWC (the "GWC Series A Preferred Stock") will be converted into the right to receive one share of Series A 7 5/8% Cumulative Preferred Stock, without par value, of the Company (the "Company Series A Preferred Stock").

  In arriving at our opinion, we have reviewed the Joint Proxy Statement and Prospectus of the Company and GWC, the financial terms of the Merger Agreement, the Governance Agreement to be entered into by the Company, Lyonnaise American Holding, Inc. ("Lyonnaise American") and Lyonnaise des Eaux-Dumez and the letter agreement dated September 15, 1993 between the Company and Lyonnaise American, and certain publicly available business and financial information relating to the Company and GWC. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and GWC, and have met with the managements of the Company and GWC to discuss the businesses and prospects of the Company and GWC. We also have relied upon the views of the Company's and GWC's management concerning certain strategic implications and operational benefits which might result from the Merger, as well as the treatment to be accorded to the Merger by certain regulatory bodies.

The Board of Directors

United Water Resources, Inc.

February 3, 1994

Page 2

  We have also considered certain financial and stock market data of the Company and GWC, and we have compared that data with similar data for other publicly held companies in businesses similar to those of the Company and GWC and we have considered, to the extent publicly available, the financial terms of certain other business combinations which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

  In connection with our review, we have not independently verified any of the foregoing information (including the information contained in the Joint Proxy Statement and Prospectus) and have relied upon its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and GWC as to the future financial performance of the Company and GWC. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or GWC, nor have we been furnished with any such appraisals. We were not requested to, and did not, participate in the negotiation or structuring of the Merger nor are we expressing any opinion as to what the value of the Company Common Stock, Company Preference Stock or Company Series A Preferred Stock actually will be when issued to GWC stockholders pursuant to the Merger or the price at which such securities will trade subsequent to the Merger. We have assumed that in the course of obtaining the necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. Our opinion is necessarily based solely on information available to us and financial, stock market and other conditions and circumstances existing on the date hereof.

  We have rendered certain financial advisory services to the Company in connection with the Merger and will receive a fee for our services, including a fee upon the delivery of this opinion. We also have provided financial advisory and investment banking services to the Company in the past, for which services we have received customary fees.

  In the ordinary course of our business, we may actively trade the debt and equity securities of both the Company and GWC for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  It is understood that this letter is for the information of the Company's Board of Directors only and is not on behalf of, and is not intended to confer rights or remedies upon, GWC, any stockholder of the Company or GWC, or any other persons. This letter is not to be quoted or referred to, in whole or in part, in any other proxy statement or in any registration statement, prospectus or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without CS First Boston's prior written consent.

The Board of Directors

United Water Resources, Inc.

February 3, 1994

Page 3

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid by the Company in the Merger is fair to the Company from a financial point of view.

                                          Very truly yours,

                                          CS FIRST BOSTON CORPORATION

                                                                     APPENDIX C

LAZARD FRERES & CO.                                          FINANCIERE INDOSUEZ
ONE ROCKEFELLER PLAZA                                       46 RUE DE COURCELLES
NEW YORK, NEW YORK 10020                                             75008 PARIS



                                                           February 3, 1994

The Board of Directors

GWC Corporation

2000 First State Boulevard

Wilmington, Delaware 19804

Dear Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of GWC Corporation ("GWC") other than Lyonnaise des Eaux-Dumez ("Lyonnaise") or its affiliates (the "Public Shareholders") in connection with the proposed merger transaction between United Water Resources Inc. ("UWR") and GWC. We understand that the proposed transaction is occurring pursuant to the Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of September 15, 1993, between UWR and GWC and the attached form of Governance Agreement to be executed at the time of the closing of the transaction between a Lyonnaise subsidiary and UWR, as the surviving corporation of the merger transaction. As provided in greater detail in the Agreement, the consideration to be received by the Public Shareholders (the "Merger Consideration") includes (i) common stock of UWR in exchange for 70% of their common shares of GWC on the basis of
1.2 shares of UWR common stock for each share of GWC common stock and (ii) the right to receive in exchange for the remaining 30% of their holdings of GWC common stock either cash or shares of a newly issued 5% convertible preferred stock of UWR with terms specified in the Agreement, or a combination of such cash and preferred stock, in each case in an amount equal to 1.2 times the average closing price of UWR common stock for a 20 trading day period ending shortly before the Election Date (as defined in the Agreement) for each share of GWC common stock.

We have acted as financial advisor to the Board of Directors of GWC in connection with the proposed transaction between UWR and GWC. As you know, Frank J. Pizzitola, the Chairman of GWC, is a general partner of Lazard Freres & Co. In connection with this engagement we have, among other things, (i) reviewed the Joint Proxy Statement and Prospectus, dated February 3, 1994, relating to the proposed merger transaction between UWR and GWC, (ii) reviewed the financial terms of the Agreement and the provisions thereof relating to approval of the transaction by a vote of the Public Shareholders, (iii) reviewed certain information concerning UWR and GWC, including their historical and projected financial statements, (iv) considered the public trading multiples of companies in similar lines of business to UWR and GWC,
(v) reviewed, to the extent publicly available, the terms of selected acquisitions of companies in similar lines of business to UWR and GWC, (vi) considered the pro forma financial statements of UWR and the impact to the public shareholders of GWC giving effect to the proposed transaction and the receipt of the proposed consideration, (vii) reviewed the historical stock prices and reported trading volumes of the common stock of UWR and GWC, and (viii) conducted such other financial studies, analyses and investigations as we deemed appropriate.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us by UWR and GWC, and have not undertaken any independent verification of such information or any independent evaluation of any of the assets of UWR or GWC.

Based on our analysis of the foregoing and upon such other factors as we deem relevant, including our assessment of the general economic, market and monetary conditions, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the Public Shareholders of GWC pursuant to the Agreement is fair to such shareholders from a financial point of view.

                                          Very truly yours,
                                          /s/ Lazard Freres & Co.
                                          -------------------------------------

                                          LAZARD FRERES & CO.

                                          /s/ Financiere Indousez
                                          -------------------------------------

                                          FINANCIERE INDOSUEZ

                                                                      APPENDIX D

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
                                APPRAISAL RIGHTS

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this Section, the word "stockholder" means a holder of record or stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant (S)251, 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant (S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation;

      b. Shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

      c. Cash in lieu of fractional shares of the corporations described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock and cash in lieu of fractional shares described in the foregoing subparagraphs a., b. and
    c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its Stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and address of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of

Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element or value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated Stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX E



                     GWC CORPORATION * 1992 ANNUAL REPORT


                           [GRAPHIC A  APPEARS HERE]

TABLE OF CONTENTS
- --------------------------------------------------------------------------------

  3  Chairman's Message                 9  Management's Discussion and Analysis

  4  Regulated Utility Operations      13  Market Price and Dividends

  6  Non-Regulated Operations          14  Financial Statements

  8  Selected Financial Data           25  Directors and Officers




1993 Annual Meeting of Stockholders
- ---------------------------------------
The 1993 Annual Meeting of Stockholders
of GWC Corporation will be held on
Tuesday, April 27, 1993 commencing at
11:00  a.m. at:

     The Corporate Trust Center
        1209 Orange Street
       Wilmington, DE 19804





Form 10-K
- ---------------------------------------
Upon written request, the Company will
be pleased to furnish each stockholder,
without charge, a copy of its 1992
Form 10-K Annual Report to the Securites and Exchange Commission. Please address request to:

          GWC Corporation
Vice President--Finance and Treasurer
     2000 First State Boulevard
        Wilmington, DE 19804




                  Stock Transfer & Dividend Disbursing Agent
                  ------------------------------------------
                        Mellon Securities Trust Company
                             Shareholder Relations
                                 P.O. Box 305
                             Pittsburgh, PA 15230

                                  OUR MISSION

GWC Corporation is committed to being the North American market leader in providing regulated and non-regulated water-related services.

Our company places customers first, providing them with quality services of superior value.

Our employees will have good working conditions, fair compensation and opportunities for career development.

Our shareholders will receive above-average long-term returns on their investment.

To carry out this mission, we will expand our vision to achieve the goals of operating excellence, efficient use of technology, training for the future, respect for the environment and the law and adherence to high principles of conduct.

THE COMPANY

GWC Corporation is one of the largest water utility holding companies in the United States, providing safe, clean water and dependable service in 14 states. In addition, two of our utilities also provide wastewater services, generally to their water customers. Besides its water and wastewater businesses, GWC Corporation has investments in several non-regulated affiliates, including a 40% equity investment in Infilco Degremont, Inc., a company that designs and supplies equipment for water and wastewater treatment facilities, and a 50% equity investment in JMM Operational Services, Inc. ("OSI"). OSI's principal business is contracting with municipalities to manage, operate, maintain and improve their water and wastewater facilites.

The Company is indirectly owned 81.9% by Lyonnaise des Eaux-Dumez, a world leader in providing environmental services and public works construction. The remaining 18.1% is publicly held and traded in the NASDAQ National Market System. Lyonnaise des Eaux-Dumez is headquartered near Paris, France.

- --------------------------------------------------------------------------------------
COMPARATIVE HIGHLIGHTS
- --------------------------------------------------------------------------------------
                                                1992         1991         1990
- --------------------------------------------------------------------------------------
Income Summary (In thousands):
  Total Revenues                                $116,671     $111,840     $ 97,306
  Total Operating Income                          36,018       35,308       30,408
  Net Income to Common Stockholders               11,582       12,425       15,151

Per Common Share:
  Net Income                                      $ 1.05       $ 1.12       $ 1.50
  Dividends                                         1.00         1.11         1.44
  Stockholders' Equity, at Year-end                13.85        13.80        13.79

Number of Utility Customers                      299,000      295,000      290,000

Total Water Produced (Millions of gallons)        57,919       58,575       53,101

Net Capital Expenditures (In thousands)         $ 38,753      $27,015     $ 25,663

  CHAIRMAN'S MESSAGE
- --------------------------------------------------------------------------------

To Our Stockholders:

Net income to common stockholders was $11,582,000 in 1992, as compared to net income to common stockholders of $12,425,000 in 1991. Net income in 1991 included an extraordinary non-cash charge of $1,118,000 related to an early repayment of debt.

There are three primary reasons for the decline in earnings in 1992. First, unusually cool and rainy weather conditions in much of the country caused a decline in the volume of water sold, reducing revenues by over $1 million. Second, income tax expense in 1992 included $640,000 related to the settlement of a Federal income tax audit of the years 1983 to 1986. Third, the Company had a loss in 1992 from the sale of non-utility assets, primarily as a result of an increase in the basis of those assets to estimated fair market value in 1985 due to the application of purchase accounting when the Company was acquired by Lyonnaise American Holding, Inc.

GWC's water and wastewater utility subsidiary, General Waterworks Corporation, was created in October 1942. In October 1992 we celebrated its fiftieth anniversary. While we commemorated our founding, we also took this opportunity to look to the future. We began a project titled "GWC Team 2000-We Can Make It Happen." This program will give all of the employees of the Company an opportunity to help shape our future for the year 2000. We are dedicated to being a leader in the industry, customer oriented with above average returns to our shareholders, through emphasis on our employees, the environment, technology and research. The statement on page 1 sets forth the mission of our Company.

In addition to starting the GWC Team 2000 project, there were a number of other major events in 1992 which helped position our Company for the future. First, in order to raise equity capital and reduce short-term debt, GWC issued and sold to the public 300,000 shares of Series A 7 5/8% Cumulative Preferred Stock in September 1992, for a total price of $30 million. Also, from December 1991 to September 1992 General Waterworks became a party to five tax-exempt financings, representing an aggregate of $81 million of new debt that bears interest at rates ranging from 6.4% to 7.07% and generally matures in 30 years. The proceeds of these tax-exempt financings are being drawn down as qualified capital expenditures are made through 1995. In addition, other issues of debt, both taxable and tax-exempt, were refinanced in 1992 in an effort to lower our cost of debt wherever possible. In December 1992 we sold our remaining three operating utilities in Maine. In recent years we have not earned a reasonable return on our investments in Maine.

Our net capital expenditures totaled $38,753,000 in 1992, the first of several years of unusually high capital expenditures that will enable us to meet the more stringent water quality requirements of recent environmental regulations and to add the capacity needed to meet customer growth in a number of our systems. These capital investments are spread over several years so as to mitigate the operational and financial impact on the Company and on our customers. The low cost financing discussed above will help to ease the financial burden of these capital investments.

In December we received our first rate increase at our Rio Rancho, New Mexico water and wastewater utility operation, which will enable us to achieve profitability in 1993. This utility, which was acquired in November 1990, was not operating profitably at the time of our purchase, nor was it profitable in 1991 or 1992. During the first two years of our ownership, significant improvements have been made in the operations, bringing the utility into compliance with all regulations.

During 1992 the Company completed the acquisitions of four small utility systems:two in Florida, one in Indiana and one in Connecticut. All four of these systems have been merged into other operating utility subsidiaries of the Company. We continue to selectively pursue other acquisition opportunities.

JMM Operational Services, Inc. ("OSI"), a 50% owned affiliate engaged in contract operations and maintenance, operational assistance, and training, continued its strong growth in 1992, with revenues increasing 45%. OSI has developed an excellent reputation in the contract operations industry that has enabled it to be successful on a high percentage of bids submitted. GWC acquired its ownership in OSI in October 1991. During 1992, OSI moved its corporate office from Los Angeles to Denver and added management strength to the organization. As a result of these many changes, we feel that OSI is positioned to continue to capitalize on the opportunites for growth and profitability in the rapidly-expanding O&M market.

We proudly look back on our first fifty years and look forward confidently to the ever changing challenges that lie ahead. We benefit from experienced and competent employees who are dedicated to customer service and operating excellence. This gives us confidence that we can fulfill our obligations to all constituents of the Company in the future.



/s/ Frank J. Pizzitola
Frank J. Pizzitola
Chairman and President

REGULATED UTILITY OPERATIONS
- --------------------------------------------------------------------------------

The Company's primary subsidiary is General Waterworks Corporation. General Waterworks, through its 28 regulated utilities, provides water services to approximately 299,000 customers in 14 states, representing a total population of over one million people. In addition, two of its utilities provide wastewater collection and treatment services to their water customers. The accompanying map shows the locations of the operations.


                                [Graphic B appears here]

UTILITY SYSTEMS

The Company owns, operates and maintains a number of individual water and wastewater systems of varying sizes and complexities. The water utilities obtain water, purify it using disinfection and other processes and deliver the treated water to customers through extensive distribution and storage networks. The utilities' facilities comprise a total of some 34 water treatment plants, 13 wastewater treatment plants, 220 wells, 182 storage tanks, 4,270 miles of water mains and 390 miles of sewer collection mains. Almost 55% of the Company's water supply is obtained by wells from ground water sources, while the remaining 45% is obtained from surface supplies, including lakes, ponds, rivers, streams and impounding reservoirs. Approximately 18% of that total water supply is purchased from adjoining water systems, generally municipalities. In particular, one of the major operations, in New Rochelle, New York, draws all of its water from the aqueduct system that is owned by and serves the City of New York.

Water is treated using a variety of processes and techniques, ranging from simple disinfection to full conventional treatment, which generally includes coagulation, clarification and filtration. Treated water is provided to customers through extensive piping networks consisting of various sized distribution mains, as well as a number of storage tanks and pumping facilities. The two wastewater systems collect and treat wastewater, producing an effluent that is either returned to surface water supplies or is used for irrigation and other conservation-related purposes. Residual solids are disposed of using approved land application procedures.


CONSTRUCTION PROGRAM

The Company is dedicated to providing high quality water services to its customers. To do so, the Company's capital improvement program has been developed to ensure that its utility operations meet all applicable Federal, state and other standards. This capital program is designed to replace and refurbish existing facilities, maintain a high level of customer service and water quality, as well as to extend services into additional areas where the Company is able to meet the water needs of others.

As can be seen in the accompanying graph, the Company's net capital expenditure program reflects significant levels from 1992 to 1997 to enable it to continue meeting its commitment of providing high quality service to customers under increasing regulatory constraints. Included are major construction projects in several communities to improve treatment or to increase existing treatment capacity. New treatment plants are planned or are underway in Boise, Idaho (8 million gallons per day "MGD"), Mechanicsburg, Pennsylvania (3 MGD) and Toms River, New Jersey (3 MGD). In addition, plant upgrades and expansions are currently in progress at its utililties in Wilmington, Delaware, Harrisburg, Pennsylvania and Rio Rancho, New Mexico. The Company's current estimate of net capital expenditures for the next five years excludes the impact of inflation and future events.


                           [Grahpic C appears here]

WATER QUALITY, ENVIRONMENTAL AND HEALTH REGULATION

The Company's utility operations are subject to numerous environmental and other regulations concerning water quality, public health and environmental protection. Water quality is closely monitored in all of the operations to ensure that the water delivered to customers is of a consistently high quality which meets all applicable Federal, state and other regulations. It is the Company's commit-ment that it will continue to deliver water that meets all applicable quality and health standards. In 1992 the Lead and Copper Rule of the 1986 Amendments to the Safe Drinking Water Act became effective. Compliance with this rule requires monitoring and certain treatment optimizations. Major improvements or new construction involving treatment plants at various locations are underway to comply with the Surface Water Treatment Rule which becomes effective in 1993. The capital expenditure program reflects these requirements.

MAJOR OPERATING UTILITIES

As shown in the accompanying table below, the Company's eight largest utilities constitute a major portion of the Company's total utility operations:

                              # of
                           Customers                                 Net Plant
                           at Dec. 31,            1992              at Dec. 31,
Location                     1992               Revenues              1992(1)
- --------------------------------------------------------------------------------
                                                    (In thousands)
- --------------------------------------------------------------------------------
1. Jacksonville, Florida        23,600           $  16,407           $  47,847
2. New Rochelle, New York       30,000              14,389              32,185
3. Boise, Idaho                 49,500              13,965              53,138
4. Wilmington, Delaware         29,600              12,173              30,704
5. Toms River, New Jersey       39,800              10,870              39,519
6. Harrisburg, Pennsylvania     26,700               9,065              26,600
7. Rio Rancho, New Mexico       13,100               7,534              44,473
8. Pine Bluff, Arkansas         19,900               5,141              11,554
- --------------------------------------------------------------------------------
Subtotal                       232,200              89,544             286,020
Other utility operations        66,800              26,095              72,717
Non-regulated operations           N/A               1,032               1,384
- --------------------------------------------------------------------------------
TOTAL                          299,000           $ 116,671           $ 360,121
- -------------------------------------------------------------------------------
(1) Represents property, plant and equipment less accumulated depreciation and customers' advances and contributions applied to construction.

RATE REGULATION

The Company and its utility subsidiaries are regulated by Federal, state and local regulatory agencies. One of the most important areas of regulation concerns the setting of rates to be charged to customers for the water services provided. To a large extent, the profitability of each operation is dependent upon the fair, timely and adequate setting of rates by those regulatory authorities. Accordingly, the Company maintains a centralized rate management staff which monitors expense increases, capital expenditures and other factors affecting the financial performance of its utilites and prepares, files, and litigates rate cases. In recent years, lower interest rates and lower levels of inflation have partially offset the need for higher water and wastewater rates created by increased capital expenditures.

RESEARCH AND DEVELOPMENT

During 1992, the Company continued to emphasize research and development by participating in six projects sponsored and funded by the American Water Works Association Research Foundation, one project sponsored and funded by the American Water Works Association and several projects with local universities. Also during 1992 the Company continued its program to evaluate treatment plant operations. These evaluations are aimed at optimizing treatment procedures and methods and at achieving economical compliance with increasingly complex water quality regulations.

The Company also benefits from the intensive research and development program conducted by Lyonnaise des Eaux-Dumez. Lyonnaise des Eaux-Dumez has more than 300 researchers and technicians devoted to research and development, and its central laboratory in Le Pecq, France represents one of the world's most advanced centers for water research. During 1992 Lyonnaise des Eaux-Dumez spent approximately $30 million evaluating water and wastewater treatment technologies. Among the technologies investigated or developed recently by Lyonnaise des Eaux-Dumez's research program, two in particular are of benefit here in the United States. First, the Company's water utility in Harrisburg, Pennsylvania has been involved in the development and use of "grid pad" technology which is a hand-held graphic computer with handwriting recognition capability. This equipment will be particularly useful in streamlining certain aspects of the Company's field operations. A second advance being applied in the U.S. involves the use of ultrafiltration membrane technology as a treatment alternative for improving water quality to meet ever stricter regulations. The Company's water utility in New Rochelle, New York has built a small membrane plant using this technology on one of its water supply sources.

The Company continually looks for ways to increase productivity in various areas of its operations. Automated system mapping is one area which has commanded a great deal of attention recently. Because of its many benefits, a program was started a few years ago to computerize the system maps in each of the major operating utilities. During 1992, that program continued with the linking of geographical information contained on system maps with certain non-geographical information relating to the physical components of the distribution system such as water mains and valves. This type of program, called a geographical information system, or GIS, will not only help to streamline and improve our system operations, but will facilitate development of other useful applications that can be integrated with GIS in such areas as customer service, energy management, operations and planning. The Company continues to develop GIS systems in Boise, Toms River, Dauphin, Wilmington, and Jacksonville and expects that the remainder of its major utilities will be using GIS within the next few years.

NON-REGULATED OPERATIONS
- --------------------------------------------------------------------------------

Although GWC's principal business is the operation of regulated water and wastewater utilities, it also is seeking opportunities to expand its basic business and offer similar, non-regulated water and wastewater services to municipalities and private industry. As a result of increasingly complex and expensive environmental regulations, more communities are seeking alternative ways to meet their water and wastewater needs, including private ownership, partial privatization and other types of "partnerships' between local government and private enterprise using a delegation of services approach. GWC Corporation is structured so that it can offer a wide range of flexible solutions to government and private industry. First, General Waterworks Corporation offers direct ownership of water and wastewater utilities, drawing from 50 years of experience, and now owning and operating its 28 regulated utilities in 14 states. Second, the Company has several investments in non-regulated businesses which offer water and waste-water equipment and services to government and private industry. These businesses include a 40% ownership in Infilco Degremont, Inc. and a 50% ownership in JMM Operational Services, Inc. Third, the Company has also offered turnkey and privatization services to government, one example of which is a sewer transmission line privatization contract that a subsidiary of the Company entered into in 1985 with the City of Pine Bluff, Arkansas.

JMM OPERATIONAL SERVICES, INC.

On October 1, 1991, the Company purchased a 50% investment in JMM Operational Services, Inc. ("OSI"), a firm primarily involved in the operations and maintenance ("O&M") industry, by acquiring newly-issued common stock from OSI. Previously, OSI was a wholly-owned subsidiary of James M. Montgomery Consulting Engineers, Inc., now named Montgomery Watson Americas, Inc., a privately-held environmental technology and engineering firm ("Montgomery Watson"). As a result of the purchase of stock by GWC, OSI is now jointly owned by GWC and Montgomery Watson. Headquartered in Denver, Colorado, OSI offers its customers, primarily municipalities in North America, a wide range of services for water and wastewater facilities, including facilites start-up, plant management, staff training, plant evaluation, operational problem solving, O&M manual preparation and maintenance management. OSI has established itself as one of the leading firms in the O&M industry, and has a reputation of providing quality services to water and wastewater facilities in North America.

INFILCO DEGREMONT, INC.

Infilco Degremont, Inc. ("IDI"), headquartered in Richmond, Virginia, is in the business of designing and supplying equipment for water and wastewater treatment facilities, and also provides supplies and services for that equipment. In 1987, the Company purchased 80% of IDI from affilaites of Lyonnaise des Eaux-Dumex, and in 1990 sold back one-half of its investment to Lyonnaise des Eaux-Dumez. At present, the Company owns 40% of IDI, and the remaining 60% of IDI's outstanding shares are owned indirectly by Degremont, S.A., an affiliate of Lyonnaise des Eaux-Dumez. Degremont is one of the world's leading water treatment, pollution control and purification engineering companies.

IDI, a leader in the water and wastewater industry serving customers in the U.S. and overseas, offers an extensive water and wastewater treatment equipment product line. IDI assists its customers in designing treatment processes to meet the cusotmers' water and wastewater treatment problems and, using its laboratory and pilot plants, gives customers the ability to gather actual operating data to verify process design effectiveness.

DELEGATED SERVICES AND PRIVATIZATION CONTRACTS

As the needs of municipal water and wastewater systems grow, due to a combination of budgetary constraints, higher expectations of citizens for quality water and increasingly complex quality and health regulations, private industry is offering a range of solutions to government's problems. Two of the ways private industry can help are by the selective delegation of services to private industry by government, with supervision and control being retained by government, or by privatization, a more comprehensive form of delegation. Under a privatization contract the private company will design, build, operate, finance and own the facility through a direct agreement with the municipality. Through OSI, GWC will expand its role in the delegated service market by offering municipalities O&M and privatization services. In 1985 a subsidiary of the Company entered into a privatization contract and a service agreement with the Utility Commission of the City of Pine Bluff, Arkansas for the construction, ownership and operation of a pumping station and a number of sewage transmission lines in the City of Pine Bluff.

RESTRUCTURING AND LAND RESOURCE ACTIVITIES

From time to time, the Company has purchased and sold operating utility companies. In general, the Company has sold smaller and less profitable water utility companies, usually to a local municipal government or agency. The Company seeks to buy operating utilities near or contiguous to one of the Company's existing service areas, or which offer opportunities for growth, or are of a sufficient size that justifies the purchase by the Company.

The Company has a current inventory of approximately 1,700 acres of land available for sale or development. In addition to sales of unimproved real estate, where practical the Company attempts to increase the value of its real property, usually by obtaining rezoning.

SELECTED FINANCIAL DATA
- --------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------
                                                                Year Ended December 31,
- -----------------------------------------------------------------------------------------------------------
                                               1992       1991*        1990*        1989*         1988*
- -----------------------------------------------------------------------------------------------------------
                                                         (In thousands, except per share data)
- -----------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
    Revenues                                $ 116,671       111,840      97,306        95,487        95,387
    Operating expenses                         80,653        76,532      66,898        67,693        65,165
- -----------------------------------------------------------------------------------------------------------
  Operating income                             36,018        35,308      30,408        27,794        30,222
  Other income (a)                                384           970       5,109         8,844         7,580
  Interest expense, net                        16,992        16,254      13,421        11,835        12,169
- -----------------------------------------------------------------------------------------------------------
  Income before income taxes, minority
    interest and extraordinary charge          19,410        20,024      22,096        24,803        25,633
  Income taxes                                  7,167         6,437       6,900         8,218         7,539
  Minority interest in income of
    subsidiaries                                   44            44          45            45            46
- -----------------------------------------------------------------------------------------------------------
  Net income before extraordinary charge       12,199        13,543      15,151        16,540        18,048
  Extraordinary charge, net of tax (b)             --        (1,118)         --            --            --
- -----------------------------------------------------------------------------------------------------------
  Net income                                   12,199        12,425      15,151        16,540        18,048
  Preferred dividends                             617            --          --            --            --
- -----------------------------------------------------------------------------------------------------------
  Net income to common stockholders         $  11,582        12,425      15,151        16,540        18,048

  Dividends paid to common stockholders     $  11,067        12,284      14,400        14,400        13,200

  Ratio of earnings to fixed charges (c)        2.00x         2.17x       2.59x         2.96x         3.04x

PER COMMON SHARE DATA
  Net income before extraordinary charge    $    1.05          1.22        1.50          1.65          1.80
  Extraordinary charge                             --          (.10)         --            --            --
  Net income                                     1.05          1.12        1.50          1.65          1.80
  Dividends paid                                 1.00          1.11        1.44          1.44          1.32
  Book value of common stock                    13.85         13.80       13.79         13.18         12.97

AVERAGE COMMON SHARES
  OUTSTANDING                                  11,067        11,067      10,089        10,000        10,000

NET CAPITAL EXPENDITURES                    $  38,753        27,015      25,663        24,714        25,946

BALANCE SHEET DATA (at end of period)
  Net property, plant and equipment         $ 433,665       392,790     364,875       282,624       264,492
  Total assets                                497,542       455,001     413,572       347,548       305,833
  Long-term debt (d)                          165,139       150,358     133,443       101,944        86,377
  Common stockholders' equity                 153,254       152,739     152,598       131,847       129,707
  Redeemable cumulative preferred stock        30,000            --          --            --            --
  Long-term debt (d) as a % of total
    capital (e)                                47.3%         49.5%       46.5%         43.4%         39.8%
- -----------------------------------------------------------------------------------------------------------

(a) Other income includes income from the sales of utility and non-utility assets, interest and dividend income and equity in earnings of affiliates, net of realized and unrealized losses on marketable securities and write-down of assets.
(b) The extraordinary charge of $1,118,000 in 1991 represents an after-tax non-cash charge from the write-off of a purchase accounting adjustment in connection with the early repayment by General Waterworks of its First Mortgage and Collateral Trust Bonds in 1991.
(c) In computing the ratio of earnings to fixed charges, earnings have been based on income before income taxes, extraordinary charges and fixed charges, and exclude equity in the earnings of less than 50% owned unconsolidated affiliates in excess of cash dividends received. Fixed charges consist of interest expense and amortization of debt discount and expense, before reduction for interest capitalized. Fixed charges in 1992 include preferred dividends, increased to an amount representing the estimated pretax earnings needed to cover such dividend requirement.
(d)  Long-term debt excludes the current portion of long-term debt.
(e) Total capital includes long-term debt, common stockholders' equity and preferred stock.
*Certain items have been reclassified to conform to current year classifications.

MANAGEMENT'S DISCUSSION AND ANALYSIS
- --------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following is management's discussion and analysis of the Company's earnings during the periods included in the accompanying statements of income, and of the Company's financial condition at December 31, 1992.

The following table details the decrease in income for 1992 and 1991 as compared to prior years:

- ---------------------------------------------------------------------------------------------------------
                                           1992 Net Income                          1991 Net Income
- ---------------------------------------------------------------------------------------------------------
                                        Higher (lower) than 1991                 Higher (lower) than 1990
- ---------------------------------------------------------------------------------------------------------
                                        (In thousands)                           (In thousands)
- ---------------------------------------------------------------------------------------------------------
Revenues                                   $ 4,831        4.3%                      $ 14,534        14.9%
Operating expenses                          (4,121)      (5.4)                        (9,634)      (14.4)
- ---------------------------------------------------------------------------------------------------------
Operating income                               710        2.0                          4,900        16.1
Other income                                  (586)     (60.4)                        (4,139)      (81.0)
Interest expense                              (738)      (4.5)                        (2,833)      (21.1)
- ---------------------------------------------------------------------------------------------------------
Income before income taxes, minority
  interest in and extraordinary charge        (614)      (3.1)                        (2,072)       (9.4)
Income taxes                                  (730)     (11.3)                           463         6.7
Minority interest in income of
subsidiaries                                    --         --                              1         2.2
- ---------------------------------------------------------------------------------------------------------
Net income before extraordinary charge      (1,344)      (9.9)                        (1,608)      (10.6)
Extraordinary charge, net of tax             1,118       N/M                          (1,118)       N/M
- ---------------------------------------------------------------------------------------------------------
Net Income                                    (226)      (1.8)                        (2,726)      (18.0)
Preferred dividends                           (617)      N/M                              --          --
- ---------------------------------------------------------------------------------------------------------
Net income to common stockholders          $  (843)      (6.8)%                     $ (2,726)      (18.0)%
- ---------------------------------------------------------------------------------------------------------
N/M--not meaningful.

REVENUES

The increases in revenues from the prior periods were attributable to the following factors:

- -----------------------------------------------------------------
                                                   Year Ended
                                                  December 31,
- -----------------------------------------------------------------
                                                1992      1991
- -----------------------------------------------------------------
                                                 (In thousands)
- -----------------------------------------------------------------
Current year effect of:
  Current year rate increases                   $ 1,535  $  1,377
  Prior year rate increases                       2,647     3,434
Growth in number of customers                     1,784     1,891
Volume of water sold and wastewater treated      (1,043)    1,530
Other, principally non-regulated activities         (92)     (967)
Net effect of acquisitions/divestments               --     7,269
- -----------------------------------------------------------------
Net increase                                    $ 4,831  $ 14,534
- -----------------------------------------------------------------

During 1992, unusually wet weather in many of the Company's utility locations reduced the volume of water sold as compared to 1991, while 1991 and 1990 volumes were at or above normal levels. The increase in revenues in 1991 due to acquisitions primarily relates to the Company's purchase in November 1990 of a water and wastewater utility in New Mexico. From 1988 to 1991, customer growth averaged approximately 2% per year, but in 1992 was only 1.6%. This growth primarily occurred in several of the Company's larger utility subsidiaries, especially those located in Jacksonville, Florida, Boise, Idaho and Rio Rancho, New Mexico. The Company's water business is seasonal, as sales tend to be higher during warm, dry periods. The Company has utility operations in 14 states, widely spread throughout the country, which makes the Company's revenue less sensitive to changes in local weather patterns and economic conditions than would be the case if all of its opertions were located in the same geographic area. The decrease in other revenues in 1991 was primarily due to the closing of the Company's digital mapping business.

COSTS AND EXPENSES

The changes in operating expenses from the prior years were due to the following:

- -----------------------------------------------------------------------------------------------------------

                                                        1992 Operating Expenses   1991 Operating Expenses
- -----------------------------------------------------------------------------------------------------------
                                                        Higher (lower) than 1991  Higher (lower) than 1990
- -----------------------------------------------------------------------------------------------------------
                                                        (In thousands)            (In thousands)
- -----------------------------------------------------------------------------------------------------------
Excluding effect of acquisitions and divestments:
  Operations and maintenance                              $ 2,313         4.4%       $ 2,878         6.2%
  Depreciation and amortization                             1,530        14.4          1,755        22.3
  Taxes, other than income taxes                            1,034         8.5          1,285        12.1
  Other expenses                                             (756)      (54.0)        (1,399)      (48.9)
Net effect of acquisitions and divestments                     --          --          5,115        N/M
- -----------------------------------------------------------------------------------------------------------
Total increase in operating expenses                      $ 4,121         5.4%       $ 9,634        14.4%
- -----------------------------------------------------------------------------------------------------------
N/M--not meaningful.

The increases in operations and maintenance expenses in 1992 and 1991 were generally due to inflation and higher insurance costs. The increases in depreciation and amortization primarily resulted from the increased level of capital expenditures in recent years, in part due to environmental regulations. The increases in taxes, other than income taxes, was caused by higher property taxes and gross receipt taxes. The net increase in expenses in 1991 attributable to acquisitions and divestments was principally due to the aforementioned acquisition of a utility operation in New Mexico in November 1990. The decreases in other expenses in 1992 and 1991 are primarily attributable to the closing of the Company's digital mapping business.

OTHER INCOME

Other income in 1992 and 1991 consists primarily of equity in the earnings of unconsolidated affiliates, including the Company's 40% investment in Infilco Degremont, Inc. ("IDI") and its 50% investment in JMM Operational Services, Inc. ("OSI"), both of which are accounted for using the equity method of accounting. Other income in 1992 also includes $233,000 of after tax losses from the sales of utility and non-utility assets. Other income in 1990 consists principally of $1,671,000 of income from the sales of utility assets and $3,415,000 of income from the sale of one half of the Company's 80% investment in IDI. Please see
Note 1 to the Consolidated Financial Statements. The Company does not expect that other income from the sales of utility and non-utility assets will be significant in the future.

INTEREST EXPENSE

Interest expense increased $738,000, or 4.5%, in 1992, with higher borrowing levels in 1992 due to capital expenditures in 1992 and 1991 offset in part by lower interest rates and the reduction in short-term debt in September 1992 as a result of the issuance of $30,000,000 of the Company's Series A Preferred Stock. During 1992 interest earned from the investment of the undisbursed proceeds of tax-exempt financings was approximately $1,400,000 less than the interest expense on the related undrawn debt. The Company deferred this arbitrage loss and is amortizing it to interest expense over the life of the related tax-exempt financings for recovery in the regulatory process. Interest expense increased $2,833,000, or 21.1%, in 1991 primarily as a result of the aforementioned acquisition in New Mexico in November 1990. Higher interest expense related to increased borrowings to fund other capital requirements in 1991 was in part offset by the favorable impact of lower interest rates in 1991. All of the Company's long-term debt is at fixed rates of interest, and therefore is not affected by changes in interest rates. The Company's short-term borrowings, of which there were $28,500,000 outstanding at December 31, 1992, generally mature within 30 days and are at current or recent short-term interest rates. The interest cost of these short-term borrowings would be affected by changes in short-term interest rates.

INCOME TAXES

The effective income tax rates on income before income taxes and minority interest were 36.9% in 1992, 32.1% in 1991 and 31.2% in 1990. The provision for income taxes increased $730,000 in 1992, in spite of a decrease in pre-tax income, primarily as a result of the Company recording $640,000 of income tax expense in 1992 in connection with the settlement of a Federal income tax audit of the years 1983 through 1986. Excluding the impact of this tax audit, the effective tax rate was 33.6% in 1992. Income tax expense decreased in 1991 primarily due to lower pre-tax income.

FOURTH QUARTER RESULTS OF OPERATIONS

Net income decreased $395,000, or 11.9%, in the fourth quarter of 1992 as compared to 1991. During the fourth quarter, a $685,000 increase in operating income and $131,000 decrease in interest expense were more than offset by a $961,000 decrease in other income and a $250,000 increase in income tax expense. The increase in operating income was largely a result of the impact of rate awards received in 1992, while the decrease in interest expense was largely attributable to the reduction in short-term debt using proceeds from the issuance of the Company's Series A Preferred Stock in September 1992. The decline in other income was a result of losses on the sales of utility and non-utility assets in the fourth quarter of 1992 and lower equity in the earnings of IDI. The increase in income tax expense as compared to 1991 was principally due to a low tax rate on other income in the fourth quarter of 1991. See page 13 for quarterly information.

EFFECTS OF INFLATION

Operating income from utility operations is normally not materially affected by inflation because cost increases generally lead to proportionate increases in revenues allowed through the regulatory process. However, there is a lag in the recovery of higher expenses through the regulatory process, and therefore high inflation could have a detrimental effect on the Company until such time as rate increases are received. Conversely, lower inflation and lower interest rates tend to result in reductions in the rates of return allowed by the utility commissions, as has happened over the last several years. Where permitted, the Company utilizes procedures established by the utility regulatory commissions to permit a more rapid recovery of certain expense increases.

LIQUIDITY AND CAPITAL RESOURCES

Internally generated funds from operations and the proceeds from financing activities have been used primarily to meet net capital expenditure requirements and to pay dividends to common stockholders. Proceeds from the sales of utility and non-utility assets have also helped to meet the Company's capital needs in prior years, but are not expected to contribute significantly to cash flows in the future.

During 1992, the Company's major cash uses included $38,753,000 for net capital expenditures, $19,507,000 for repayments of long-term debt (including $15,835,000 that was refinanced by newly issued long-term debt), $15,603,000 for repayment of short-term loans, $11,067,000 for dividends to common stockholders and $432,000 for dividends to preferred stockholders. The major sources of cash used to meet these needs included the issuance of $30,000,000 of new redeemable cumulative preferred stock, $8,402,000 of proceeds from the sales of utility and non-utility assets and $36,786,000 of increases in long-term debt, both as a result of the issuance of new long-term debt and the draw down of undisbursed proceeds from tax-exempt financings to which General Waterworks is a party. The net cash provided by operating activities in 1992 was $18,330,000, and is net of a payment of approximately $10,074,000 related to the settlement of a Federal income tax audit of the years 1983 to 1986. Cash flows in 1993 are not expected to include significant cash receipts from the sales of utility and non-utility assets, cash payments for non-recurring Federal income tax audits or receipts from the issuance of preferred stock. However, 1993 is expected to include a full year, or $2,287,500, of dividend payments on the preferred stock issued in 1992, as compared to the $432,000 actually paid in 1992. The Internal Revenue Service recently began its audit of the Company's Federal tax returns for the years 1987 to 1990. The results of this audit are not expected to be known by the Company for several years.

In October 1991, the Company acquired a 50% interest in OSI by purchasing from OSI newly issued shares of common stock for a combination of cash and a note due on demand within three years, secured by a bank letter of credit. On November 30, 1990, General Waterworks acquired all the operating assets and certain liabilities of a water and wastewater utility in New Mexico for a purchase price of approximately $42.1 million. This acquisition was funded primarily by the issuance of 1,066,600 shares of common stock of the Company to Lyonnaise American Holding, Inc. for $20 million and by General Waterworks assuming $15 million of existing long-term debt. See Note 1 to the Consolidated Financial Statements.

Capital expenditures are generally incurred in connection with the normal upgrading and expansion of existing water and wastewater facilities and to comply with environmental regulations. The Company considers its utility plants to be adequate and in good condition, but is projecting continued high levels of capital expenditures during the next several years due to the addition of new, or expansion of existing, water treatment and source of supply facilities to meet growth requirements or to comply with environmental laws. The Company's current estimate of net capital expenditures for the next five years, excluding the impact of inflation and future events, is as follows:

                                                   (In thousands)
1993                                               $ 39,800
1994                                                 38,500
1995                                                 37,100
1996                                                 31,100
1997                                                 26,900

Net capital expenditures represent gross capital expenditures less advances and contributions in aid of construction received from customers, primarily real estate developers, to fund capital expenditures to serve new customers. The expenditures related to environmental laws are estimated to be approximately 25% of the projected net capital expenditures in each of 1993 and 1994, 29% in 1995 and 22% in 1996. One of the Company's major water utilities, The New Rochelle Water Company ("New Rochelle"), purchases all of its water from the City of New York. This water, which is unfiltered surface water, is drawn from several aqueducts that supply the City of New York. Generally, surface water supplies are required to be filtered under the Surface Water Treatment Rule of the Safe Drinking Water Act, but filtration is not required provided the water supplier satisfies certain filtration avoidance criteria. The New York State Department of Health has approved New Rochelle's plan to avoid filtration (subject to annual evaluation). Consequently, the Company's net projected capital expenditures do not include costs related to filtration at New Rochelle, but do include approximately $7 million of aggregate expenditures in 1995 and 1996 to comply with filtration avoidance criteria. While the Company is confident it can continue to comply with those filtration avoidance criteria that are under its direct control, certain aspects, such as New York City's watershed protection program, are beyond New Rochelle's control.

As explained in Note 3 to the Consolidated Financial Statements, General Waterworks is a party to a number of tax-exempt financings for the purpose of funding expected capital expenditures in several of its larger utility operations. In the aggregate, these financings will provide $81 million of new tax-exempt funding to General Waterworks through September 1995, and generally mature 30 years from the date of issuance. At December 31, 1992, $58,087,000 of principal and $1,509,000 of earnings on undisbursed proceeds are available for draw down by General Waterworks as qualified capital expenditures are made. Please see Note 3 to the Consolidated Financial Statements for a discussion of the Company's financing activities during the years 1992, 1991 and 1990.

The above estimated future net capital expenditures are expected to be funded using (1) cash generated from operations, (2) short-term, uncommitted credit lines and (3) draw downs of undisbursed proceeds from the aforementioned tax-exempt financings. The Company's unused available short-term, uncommitted credit lines at December 31, 1992 were $82,375,000 and its unused short-term committed credit lines were $2,500,000. In management's judgment, cash flows from operations and unused credit lines currently available are sufficient to meet other anticipated operational and capital needs.

The profitability of the Company's regulated utilities is to a large extent dependent upon adequate and timely rate relief. The Company anticipates that the regulatory authorities that have jurisdiction over the Company's utility operations will allow a return on the net capital expenditures shown in the table above. In addition, the Company expects that the profitability of its regulated utility operations will improve modestly over the next several years, principally as a result of improved profitability in its underperforming utilities, including the water and wastewater utility in New Mexico acquired in 1990. This improvement is expected to result from an active rate filing program designed to seek the increased revenues necessary to enable those utilities to earn a reasonable and fair rate of return. However, there is no assurance that the Company will be successful in its efforts to improve the earnings of its utility operations by seeking rate relief from those regulatory authorities. The carry-over impact in 1993 of rate awards received in 1992 is expected to be approximately $4,100,000. At the end of February 1993, there are five rate cases currently pending, in which the Company expects to receive an aggregate annual revenue increase of approximately $4,600,000, only a portion of which will effect revenue in 1993. Although the Company expects to file additional rate cases in 1993, it does not expect that those rate awards, if received in 1993, will have a significant impact on revenues in 1993.

For a discussion of the Company's dividend policy, please see page 13 of this Annual Report to Stockholders.

The unrestricted retained earnings of General Waterworks at December 31, 1992 were $71,706,000. Please see Note 4 to the Consolidated Financial Statements for a discussion of restrictions on General Waterworks' ability to pay dividends. These restrictions have not had, and are not expected to have, an adverse impact on the Company's ability to meet its cash obligations. Prior to 1990, General Waterworks paid dividends to GWC in aggregate annual amounts equal to the dividends paid by GWC on its common stock, but this practice was discontinued after December 1989.

NEW ACCOUNTING STANDARDS

In February 1992, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". This statement requires that the Company adjust its deferred income tax balances to reflect its estimated future income tax liability by applying enacted tax rates to the differences between the book and tax bases of the Company's assets and liabilities. In the case of the Company's utility operations, the application of SFAS No. 109 is not expected to result in significant changes to income tax expense, either at the time of adoption or in the future. Excess deferred income taxes, representing deferred income taxes set up in prior years at tax rates higher than present rates, principally as a result of accelerated depreciation, are required to be returned to ratepayers as reductions in future income tax expense over the remaining lives of the assets. Since the Company will realize no benefit from these lower income tax rates, it will record an offsetting regulatory liability equal to the net reduction in deferred income taxes from the application of SFAS No. 109. In addition, SFAS No. 109 requires that deferred income taxes be recorded for temporary differences previously flowed through to ratepayers. When these deferred income taxes are recorded, the Company will also record an offsetting regulatory asset representing the anticipated recovery through the ratemaking process.

The ongoing annual effect of adopting SFAS 109 is not expected to have a material impact on the earnings of the Company in future years. The Company has not finished its analysis of the initial impact from the implementation of SFAS 109 and cannot yet quantify the effect of its adoption in the first quarter of 1993. There will be an effect on the balance sheet as a result of recording regulatory assets and liabilities as offsets to the changes in deferred income taxes.

In November 1992, the FASB issued SFAS No. 112, "Employers' Accounting for Postemployment Benefits". This statement establishes standards of financial accounting and reporting for the estimated cost of benefits provided by an employer to former or inactive employees after employment but before retirement. Generally, this statement requires that the cost of such benefits be recognized as expense and accrued as a liability over the service life of each employee. Although the Company is not required to adopt SFAS No. 112 until 1994, it does not expect that the adoption of this accounting pronouncement will cause a material change in the Company's accounting for postemployment benefits.

For discussion of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", see Note No. 6 to the consolidated financial statements.

MARKET PRICE AND DIVIDENDS
- --------------------------------------------------------------------------------

MARKET PRICE

The high and low sales prices for the Company's common stock in 1992 and 1991, as reported in the NASDAQ National Market System, and the dividends paid on the common and preferred stock each quarter were as follows:

- ------------------------------------------------------------
                                                Quarterly
                        Price per Share         Dividend
                        High       Low          per Share
- ------------------------------------------------------------
Common Stock:
1992--First Quarter     $ 17.00    $ 15.25       $   .25
      Second Quarter      16.25      13.75           .25
      Third Quarter       18.00      15.00           .25
      Fourth Quarter      17.25      13.25           .25

1991--First Quarter     $ 17.75      14.75        $  .36
      Second Quarter      16.00      14.50           .25
      Third Quarter       17.00      14.75           .25
      Fourth Quarter      16.00      14.00           .25

Preferred Stock:
1992--Fourth Quarter    $    *     $    *         $ 1.44
- ------------------------------------------------------------

*There was no activity during the  quarter.

DIVIDEND POLICY

The Company has paid quarterly cash dividends on its common stock since February 1983, and General Waterworks paid cash dividends on its common stock through 1989.

Under the Company's current common stock dividend policy, quarterly dividends of $.25 per share are paid each March 1, June 1, September 1, and December 1, for an annual rate of $1.00 per share, or approximately $11,067,000 on an annual basis if declared and paid in accordance with such dividend policy. The holders of the Series A Preferred Stock are entitled to cumulative cash dividends at an annual rate of 7 5/8%, payable quarterly on March 1, June 1, September 1, and December 1, aggregating $2,287,500 on an annual basis. Each future declaration of dividends, however, shall be made at the sole discretion of the Board of Directors and only out of earnings available therefor. The Company's undistributed retained earnings at December 31, 1992 were $20.1 million and were available for dividends.



                       SELECTED QUARTERLY FINANCIAL DATA
                  In thousands, except per share information
                                  (Unaudited)
- -------------------------------------------------------------------------------
                                              Three Months Ended,
- -------------------------------------------------------------------------------
                                  March 31    June 30    Sept. 30    Dec.31
- -------------------------------------------------------------------------------
1992:
  Revenues                        $ 25,880    30,309     32,085      28,397
  Operating income                   6,319     9,937     11,374       8,388
  Net income                         1,292     3,351      4,631       2,925
  Net income to common
    stockholders                     1,292     3,351      4,587       2,352
Earnings per common share              .12       .30        .41         .22
Dividends per common share             .25       .25        .25         .25

1991:
  Revenues                        $ 23,910    29,107     31,971      26,852
  Operating income                   5,604    10,122     11,879       7,703
  Net income, before
    extraordinary charge             1,182     4,094      4,947       3,320
  Net income to common
    stockholders                     1,182     4,094      3,829       3,320
Earnings per common share              .11       .37        .34         .30
Dividends per common share             .36       .25        .25         .25
- ------------------------------------------------------------------------------

FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

                                GWC CORPORATION
                                and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1992 and 1991
                      In thousands, except share information

- --------------------------------------------------------------------------------
                    Assets                                  1992      1991*
- --------------------------------------------------------------------------------
Property, plant and equipment                            $ 489,368   438,465
Less accumulated depreciation                               55,703    45,675
- --------------------------------------------------------------------------------
Net property, plant and equipment                          433,665   392,790
Investments, primarily real estate at cost
  and equity investments in affiliates                      20,975    21,803
Current assets:
Cash and cash equivalents                                    4,479     3,144
Customers' accounts receivable, including unbilled
  revenues (less allowances for doubtful accounts
  of $125 in   1992 and 1991)                               16,387    15,493
Other                                                        5,232     5,347
- --------------------------------------------------------------------------------
Total current assets                                        26,098    23,984
Deferred charges                                            16,804    16,424
- --------------------------------------------------------------------------------
Total Assets                                             $ 497,542   455,001
- --------------------------------------------------------------------------------
            Stockholders' Equity and Liabilities
- --------------------------------------------------------------------------------
Stockholders' equity:
Common stock (11,066,600 shares outstanding)             $     111       111
Additional paid-in capital                                 133,087   133,087
Retained earnings                                           20,056    19,541
- --------------------------------------------------------------------------------
Total common stockholders' equity                          153,254   152,739
Redeemable cumulative preferred stock (300,000 shares
  outstanding)                                              30,000        --
Long-term debt, net of current portion                     165,139   150,358
Minority interest in subsidiaries                              858       879
Current liabilities:
Current portion of long-term debt                            8,829     6,331
Loans payable                                               28,500    44,103
Accounts payable                                             5,354     3,130
Accrued interest                                             4,010     6,105
Federal and state income taxes                                 502     1,936
Other accrued taxes                                          2,440     2,267
Other                                                        7,467     5,541
- --------------------------------------------------------------------------------
Total current liabilities                                   57,102    69,413
Deferred credits:
Customers' advances for construction                        15,658    13,783
Deferred income taxes and investment tax credits            16,820    14,048
Other                                                          825       996
- --------------------------------------------------------------------------------
Total deferred credits                                      33,303    28,827
Contributions in aid of construction                        57,886    52,785
- --------------------------------------------------------------------------------
Total Stockholders' Equity and Liabilities               $ 497,542   455,001
- --------------------------------------------------------------------------------

See accompanying summary of significant accounting policies and notes to consolidated financial statements.
*Certain items have been reclassified to conform to current year classifications.

                                GWC CORPORATION
                               and Subsidiaries
            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                      Three Years Ended December 31, 1992
                  In thousands, except per share information

- -----------------------------------------------------------------------------
                                           1992          1991*          1990*
- -----------------------------------------------------------------------------
Revenues                               $116,671        111,840         97,306
Operating Expenses:
Operations and maintenance               54,618         52,305         45,691
Depreciation and amortization            12,150         10,620          7,869
Taxes, other than income taxes           13,240         12,206         10,598
Other expenses                              645          1,401          2,740
- -----------------------------------------------------------------------------
Total Operating Expenses                 80,653         76,532         66,898
- -----------------------------------------------------------------------------
Operating income                         36,018         35,308         30,408
Other income                                384            970          5,109
Interest expense, net of
 allowance for funds used
 during construction                     16,992         16,254         13,421
- -----------------------------------------------------------------------------
Income before income taxes,
 minority interest and
 extraordinary charge                    19,410         20,024         22,096
Income taxes                              7,167          6,437          6,900
Minority interest in income
 subsidiaries                                44             44             45
- -----------------------------------------------------------------------------
Net income before extraordinary
 charge                                  12,199         13,543         15,151
Extraordinary charge--early
 extinguishment of debt, net
 of tax                                      --         (1,118)            --
- -----------------------------------------------------------------------------
Net income                               12,199         12,425         15,151
Preferred dividends                         617             --             --
- -----------------------------------------------------------------------------
Net income to common stockholders        11,582         12,425         15,151
Retained earnings at January 1           19,541         19,400         18,649
Dividends to common stockholders         11,067         12,284         14,400
- -----------------------------------------------------------------------------
Retained earnings at December 31       $ 20,056         19,541         19,400
- -----------------------------------------------------------------------------
Earnings per common share:
Income before extraordinary charge     $   1.05           1.22           1.50
Extraordinary charge                         --          (0.10)            --
- -----------------------------------------------------------------------------
Net income                                 1.05           1.22           1.50
Dividends per common share             $   1.00           1.11           1.44
Average common shares outstanding
 during the period                       11,067         11,067         10,089
- -----------------------------------------------------------------------------

See accompanying summary of significant accounting policies and notes to consolidated financial statements.
*Certain items have been reclassified to conform to current year classification.

                                GWC CORPORATION
                               and Subsidiaries
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      Three Years Ended December 31, 1992
                                 In thousands

- ---------------------------------------------------------------------------------------------------------------------
                                                                            1992            1991*          1990*
- ---------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                               $ 12,199          12,425         15,151
Adjustments to reconcile net income to net cash provided by operating activites:
  Settlement of Federal income tax audit                                   (9,434)             --             --
  Depreciation and amortization                                            13,287          11,698          9,258
  Deferred income tax expense                                               3,896           3,352          2,469
  Extraordinary charge                                                         --           1,118             --
  Loss (gain) on sales of utility and non-utility assets                      233            (230)        (4,279)
Changes in assets and liabilities:
  Deferred charges                                                         (2,987)         (6,272)         (2,796)
  Customers' accounts receivable                                             (791)          1,256            (468)
  Other current assets                                                     (3,092)          2,662          (2,747)
  Accounts payable                                                          1,774             (16)         (3,633)
  Other deferred credits                                                     (171)            664           (1,362)
  Income taxes and interest payable                                         2,692            (944)             204
  Other current liabilities                                                 2,265          (6,802)           1,318
Other                                                                      (1,541)           (869)            (651)
- ---------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                  18,330          18,042           12,464

Cash flows from investing activities:
Gross capital expenditures                                                (44,478)        (36,455)         (33,004)
Advances and contributions applied to construction                          5,725           9,440            7,341
Refunds of advances and contributions and changes in advances and
  contributions not yet applied to construction                            (1,636)         (1,620)          (2,756)
Deferred income tax recoverable on taxation of advances
  and contributions                                                        (1,585)         (2,280)          (1,196)
Proceeds from sales of investments and assets                               8,402             878            8,871
Acquisition of subsidiaries and equity investments                         (2,625)         (9,000)         (21,145)
(Increase) decrease in long-term investments                                 (563)          1,532             (529)
- --------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                     (36,760)        (37,505)         (42,418)

Cash flows from financing activities:
Net (decrease) increase in loans payable                                  (15,603)         21,197           (8,103)
Increase in long-term debt                                                 36,786          36,962           20,000
Repayment of long-term debt                                               (19,507)        (25,542)          (4,715)
Dividends paid to common stockholders                                     (11,067)        (12,284)         (14,400)
Dividends paid to preferred stockholders                                     (432)             --               --
Proceeds from sale of common stock                                             --              --           20,000
Proceeds from sale of preferred stock, net of underwriter's discount       29,588              --               --
- --------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                  19,765          20,333           12,782
- --------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                        1,335             870          (17,172)

Cash and cash equivalents at the beginning of period                        3,144           2,274           19,446
- --------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at the end of period                          $   4,479           3,144            2,274
- --------------------------------------------------------------------------------------------------------------------

See accompanying summary of significant accounting policies and notes to consolidated financial statements.
*Certain items have been reclassified to conform to current year classifications.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principal Assets and Ownership of Company

GWC Corporation owns as its principal assets 100% of the stock of General Waterworks Corporation ("General Waterworks"), which owns 28 regulated utility subsidiaries operating in 14 states, a 40% equity investment in Infilco Degremont, Inc. ("IDI") and a 50% equity investment in JMM Operational Services, Inc. ("OSI"). As used hereinafter, the "Company refers to either GWC Corporation itself or to GWC Corporation and its consolidated subsidiaries,as the context may imply. The Company acquired 80% of IDI's common stock in January 1987 and reduced its investment from 80% to 40% in June 1990. IDI's principal activity is the designing and supplying of equipment for water and wastewater treatment facilities. OSI provides operations and maintenance services to government and industry for water and wastewater treatment facilities. The investments in IDI and OSI are accounted for using the equity method of accounting. The Company's investment in OSI exceeds the underlying equity in the net assets of OSI by approximately $6,000,000, which excess is being amortized to expense on a straight line basis over forty years. The Company also owns 100% of the stock of GWC Pine Bluff Service Company, a company formed in 1985 in connection with privatization and turnkey construction contracts and service agreements for wastewater facilities in Pine Bluff, Arkansas.

Since November 30, 1990, Lyonnaise American Holding, Inc. ("LAH"), a Delaware corporation wholly-owned by Lyonnaise des Eaux-Dumez, a French societe anonyme, has owned 81.9% of the outstanding shares of common stock of the Company, with the remaining 18.1% being held by the general public. Prior to November 30, 1990, LAH owned 80% of the outstanding common stock of the Company.

Principles of Presentation

The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All significant intercompany transactions have been eliminated. For the statements of cash flows, the Company considers all cash-type investments that are readily convertible to cash with little or no risk of loss of principal to be cash equivalents. In 1992, 1991 and 1990, the Company made cash payments for interest (net of capitalized amounts) and Federal and state income taxes as follows:

_______________________________________________________________________________
                                              1992       1991         1990
_______________________________________________________________________________
                                                         (In thousands)
_______________________________________________________________________________
Interest (net of capitalized amounts)       $18,700     16,600        13,200
Federal and state income taxes               12,000      7,500         6,300
_______________________________________________________________________________

The above payments for Federal and state income taxes include $10,074,000 related to the settlement of an income tax audit for the years 1983 to 1986 and taxes on customer advances and contributions in aid of construction ("CIAC") that became taxable as a result of the Tax Reform Act of 1986. These tax payments for advances and CIAC were approximately $2,300,000, $3,400,000 and $2,600,000 in 1992, 1991 and 1990, respectively. Taxable advances and CIAC are not considered income for financial reporting purposes; consequently, the tax effect of these items is not included in income tax expense.

During 1992 and 1991,the Company's non-cash investing activities were not significant. In 1990, the Company purchased $47,700,000 of assets by paying $21,145,000 in cash and incurring liabilities of $26,555,000.


Property, Plant and Equipment

Property, plant and equipment is stated generally at cost, which includes interest and other overhead costs incurred during construction. Utility plant acquisition adjustments arising from differences between the cost to the Company of utility plant of certain regulated subsidiaries and the original cost of such plant are included in property, plant and equipment. The original cost of such plant is being depreciated by applying varying rates on a straight-line basis to plant classification accounts or to groupings thereof, or by applying single composite rates to aggregate carrying values of depreciable plant. Property, plant and equipment for the non-regulated operations is depreciated on a straight-line basis over the estimated useful lives of the related assets.

When units of utility property are replaced, removed, or abandoned, the carrying value thereof is credited to the asset account and such value, together with the cost of removal, less salvage, is charged against accumulated depreciation.

The costs of maintenance, repairs and minor renewals are charged to operating expense when incurred.

Deferred Charges

Deferred charges include expenditures deferred by the Company's regulated utility subsidiaries as directed by regulatory bodies or pending recovery in future rate filings, deferred debt expenses, net pension assets recognized by the application of purchase accounting in July 1985 and expenditures related to land held for future development. Those deferred charges being amortized are being amortized over their estimated useful lives or as directed by regulatory bodies. Deferred debt expense includes arbitrage loss related to tax-exampt financings entered into in 1992 and 1991. During 1992, the interest earned from the investment of the undisbursed proceeds of the tax-exempt financings was approximately $1,400,000 less than the interest expense on the related undrawn debt. The Company has deferred this arbitrage loss and is amortizing it to interest expense over the life of the related tax-exempt financings for recovery in the regulatory process.

Contributions in Aid of Construction and Customers' Advances for Construction

Non-refundable contributions made by outside parties for utility construction are recorded as contributions in aid of construction. Amounts received as CIAC may not be trans-ferred on the books of a regulated subsidiary to other accounts without the approval of the respective public utility commission.

Advances received from customers for construction are refundable in accordance with the terms of the agreements under which the advances were received. Advances are recorded as liabilities by the Company at the time of receipt. The balances remaining, after reflecting all refunds to which customers are entitled, are generally transferred to CIAC.

Fair Value of Financial Instruments

The carrying amount of December 31, 1992 of those current assets and liabilities which are considered financial instruments approximates their fair value at that date because of the short maturity of those instruments. Such current assets and liabilities include cash and cash equivalents, customers' accounts receivable (including unbilled revenues), miscellaneous receivables and deposits, loans payable, accounts payable, accrued interest and other current liabilities. Investments consist primarily of real estate, investments in affiliates accounted for using the equity method of accounting and other assets, substantially all of which are not financial instruments. The Company understands that there are no quoted market prices for the Company's mandatorily redeemable Series A Preferred Stock or long-term debt. The fair value of the Company's Series A Preferred Stock is considered to be equal to its carrying amount because interest rates have not changed materially since the Series A Preferred Stock was issued in September 1992. The fair value of the Company's long-term debt and customers' advances for construction has been determined by discounting the future cash flows using approximate current market interest rates for debt of similar duration. The fair value of long-term debt issued within the past year is generally considered to be equal to the carrying amount of that debt.

- --------------------------------------------------------------------------------
                                                           At December 31, 1992
- --------------------------------------------------------------------------------
                                                           Carrying      Fair
                                                            Amount      Value
- --------------------------------------------------------------------------------
                                                              (In thousands)
Long-term debt, including current portion                  $173,968    $186,900
Customers' advances for construction                         15,658      12,700

- --------------------------------------------------------------------------------

The risk of default on customers' accounts receivable, including unbilled revenues, and other assets is not material.

Revenue

The Company recognizes utility revenue as charges are billed to customers, plus an estimate of consumption for the period from the date of the last billing to the balance sheet date. In cases where customers are billed in advance, the unearned billings are deferred and are recognized as revenue when earned.

Income Taxes

With the exception of a less than 80% owned subsidiary, the Federal income tax provision is computed on the basis of filing a consolidated Federal tax return with LAH. The Company has entered into a tax allocation agreement with LAH whereby participating companies compute Federal income tax provisions on a separate return basis and remit the resultant balance to or receive such balance from LAH. Each participating company is to receive benefits for tax credits or net operating losses only in the year in which the credit or loss is used by the LAH consolidated group.

Deferred taxes are provided for gains on involuntary conversions that are deferred for tax purposes and for timing differences between book and tax income, except where recognition of deferred taxes (normalization) is prohibited by regulatory authorities. Deferred taxes are primarily attributable to the difference between straight-line depreciation for book purposes and accelerated depreciation for tax purposes. Investment tax credits generated by regulated subsidiaries have been deferrred and are being amortized over the estimated service lives of the related utility property.

Pension Plan

General Waterworks has a trusteed, non-contributory, defined benefit pension plan that generally provides for normal retirement at age 65. It is the Company's policy to contribute amounts deductible for Federal income tax purposes. There are no past service costs.

Earnings Per Common Share

Earnings per share are based on the weighted average number of common shares outstanding during the period after considering the dividend requirements of the preferred stock.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Acquisitions and Sales of Utility and Non-Utility Assets

The following changes with respect to consolidated subsidiaries occurred during the three years ended December 31, 1992.

Acquisitions:

During 1992, the operating assets were purchased for an aggregate purchase price of approximately $2.6 million. These operations were merged into existing subsidiaries of the Company. The impact of these four acquisitions on the Company's 1992 results was not significant.

On October 1, 1992 a subsidiary of the Company purchased a 50% interest in JMM Operational Services, Inc. ("OSI") by acquiring newly issued shares of common stock for a combination of cash and a note due on demand within three years. The impact of the Company's investment in OSI on the Company's 1992 and 1991 results was not significant.

On November 30, 1990, General Waterworks acquired all the operating assets and certain liabilities of a water and wastewater utility in Rio Rancho, New Mexico. The purchase price of the net assets acquired was approximately $42.1 million, including $15 million of long-term debt assumed by General Waterworks. The excess of the consideration paid over the estimated fair value of net assets acquired has been recorded as utility plant acquisition adjustment, and is being amortized on a straight-line basis over forty years. The impact of the Rio Rancho acquisition on the Company's 1990 results was not significant. In 1992 and 1991, this acquisition produced revenues and operating income as follows:

- -----------------------------------------------------------------------
                                               1992               1991
- -----------------------------------------------------------------------
                                                    (In thousands)
- -----------------------------------------------------------------------
Revenues                                     $ 7,534              7,450
Operating income                               1,332              1,587
- -----------------------------------------------------------------------

Sales:

In 1992, the Company sold the operating assets of three small utility operations in Maine and sold a parcel of non-utility land in New York. The foregoing transactions, in addition to gas and timber royalties and the sales of sundry non-utility assets, resulted in a net gain of $84,000, after an income tax benefit of $317,000.

In 1991, the Company recorded gas, oil and coal royalties, and recognized gains from the sales of sundry non-utility assets that resulted in a net gain during 1991 of $285,000, after income tax expense of $55,000.

In 1990, the Company sold to Lyonnaise des Eaux-Dumez one half of the Company's investment in the common stock of IDI. This transaction resulted in a gain of $3,415,000 which was recognized in other income. Also during 1990, the Company sold the operating assets of a small water utility operation, earned additional income from the 1979 sale of the operating assets of a utility operation and wrote down to net realizable value the assets employed in its digital mapping operation. The foregoing transactions, in addition to gas, oil, coal and timber royalties and the sales of sundry non-utility assets, resulted in a net gain during 1990 of $3,243,000, net of income tax expense of $1,036,000.

The revenues and net income in 1992 and 1990 of the utility subsidiaries sold were not material.

(2) Property, Plant and Equipment

The depreciation rate applied to property, plant and equipment, including vehicles, ranges from 1% to 33 1/3%. The overall provision for depreciation stated as a percentage of average plant was approximately 2.15% in 1992, 1.94% in 1991 and 2.33% in 1990. Capitalized interest expense, which included the cost of both debt and equity capital, was not material in any of the years in the three year period ended December 31, 1992. The components of gross property, plant and equipment at December 31, 1992 and 1991 were as follows:

- -----------------------------------------------------------------------
                                             1992               1991
- -----------------------------------------------------------------------
                                                 (In thousands)
- -----------------------------------------------------------------------
Plant in service                           $ 475,453            433,313
Construction work in progress                 13,915              5,152
- -----------------------------------------------------------------------
Total gross property, plant and equipment  $ 489,368            438,465
- -----------------------------------------------------------------------

(3) Debt

The long-term debt outstanding at December 31, 1992 and 1991 is entirely the debt of the Company's subsidiaries and is summarized in the following table:

- ---------------------------------------------------------------------
                                             1992               1991
- ---------------------------------------------------------------------
                                                 (In thousands)
- ---------------------------------------------------------------------
GWC Pine Bluff Service Company, secured,
  due 1993 to 2005 at interest rates from
  8.40% to 9.75% (weighted average - 9.72%) $ 5,840              5,877

GWC Operational Services, Inc., due 1994
  at an interest rate of 8.0%                 5,000              5,000

General Waterworks Corporation and
  Subsidiaries:
  Secured, due 1996 at an interest rate of
    8.375%                                       --                300
  Unsecured, due 1993 to 2024 at interest
   rates from 1.0% to 10.2% (weighted
   average -- 8.98%)                       163,128            145,512
- ---------------------------------------------------------------------
Total long-term debt                       173,968            156,689
Less current maturities                      8,829              6,331
- ---------------------------------------------------------------------
Net long-term debt                       $ 165,139            150,358
- ---------------------------------------------------------------------

During 1992 and 1991, General Waterworks entered into a number of tax-exempt financing agreements for the purpose of funding capital expenditures in several of its larger utility operations and refunding two existing tax-exempt debt issues. These financings involved private activity bonds which were issued by municipalities or state authorities and are backed by loan agreements from General Waterworks. Except for those issues used to refund existing tax-exempt debt, funds are drawn down on these financings as qualified capital expenditures are made. The first such bonds, in an aggregate amount of $30,000,000, were issued in December 1991 and consist of $5,335,000 of serial bonds due from 1996 to 2004, at an average interest rate of 6.24%, and $24,665,000 of term bonds due in 2021 at an interest of 7.25%. During 1992, four additional new tax-exempt financings were completed, comprising an aggregate of $51,000,000 of term bonds at rates ranging from 6.4% to 6.9%, due from 2022 to 2024. During 1992 General Waterworks also entered into two refunding tax-exempt financing transactions which involved issuing term bonds in the amount of $4,650,000 and $4,185,000, due in 2007 and 2017 at rates of 6.45%
and 6.7%, respectively. The proceeds of the two refunding tax-exempt financings were used to repay existing tax-exempt financings that bore interest at 8.25% and were due to mature in 1995.

Except for the two refunding tax-exempt financing issues, the proceeds of which were used to repay existing tax-exempt debt, these tax-exempt financings are recorded on a net basis, with the Company including the proceeds in long-term debt on the balance sheet only as funds are drawn down. As of December 31, 1992 $22,913,000 of proceeds from the above mentioned $81,000,000 of aggregate new tax-exempt financings have been drawn down and are included in long-term debt on the balance sheet. The undisbursed proceeds of the financings are held by trustees, generally in money market accounts. The Company believes that credit risk is minimal.

During the first quarter of 1992, General Waterworks repaid $6,966,000 of debt outstanding which was due in 1995 and bore interest expense at an average rate of approximately 12.1%, incurring a $278,000 prepayment premium. General Waterworks simultaneously issued $7,000,000 of new debt, at an interest rate of 7.60%, also due in 1995, to replace the debt that was repaid early.
Because General Waterworks expects it will be allowed to recover this prepayment premium in the regulatory process, the premium was deferred and will be amortized over the life of the new debt.

During the third quarter of 1991, General Waterworks borrowed $15,000,000 under a long-term debt agreement, at a fixed interest rate of 9.57%, due in 2011.
Also in the third quarter of 1991, General Waterworks called all of its outstanding 8 3/4% First Mortgage and Collateral Trust Bonds, which were due to mature in 1996, and the $20,000,000 face amount of bonds was paid in full at the redemption price of 101.33%. The funds for this repayment were received from the issuance of $20,000,000 of unsecured notes due in 1996, bearing an interest rate of 8.55%. All costs related to the retirement of the First Mortgage and Collateral Trust Bonds and the issuance of the unsecured notes were deferred and are being amortized over the life of the unsecured notes for recovery in the regulatory process. The Company recorded as an extraordinary charge in the third quarter of 1991 an after-tax, non-cash charge of $1,118,000 related to the write-off of a purchase accounting adjustment on the First Mortgage and Collateral Trust Bonds. The adjustment arose in 1985 when the carrying values of certain of the Company's assets and liabilities were adjusted to reflect the allocation of the purchase price paid by Lyonnaise American Holding, Inc. ("LAH") to acquire control of the Company.

During 1991 the Company also entered into an agreement for an irrevocable letter of credit in the amount of $5,000,000 to secure the debt issued to OSI in connection with its acquisition of newly-issued stock from OSI.

The loans payable of $28,500,000 at December 31,1992 carry an interest rate of approximately 4.0% and are generally rolled over at maturity. Allowance for funds used during construction was not material during 1992 and 1991. The committed short-term credit facilities of General Waterworks were $2,500,000 at December 31, 1992 and $4,500,000 at December 31, 1991, none of which was used. General Waterworks paid fees of $10,000 in 1992 and $17,000 in 1991 for these committed credit facilities.

The consolidated repayment provisions aggregate approximately $8,829,000 in 1993, $8,354,000 in 1994, $9,385,000 in 1995, $11,562,000 in 1996 and
$16,594,000 in 1997.

(4) Dividend Information

Certain General Waterworks debt is subject to debt covenant restrictions that limit the payment of dividends (other than stock dividends) to consolidated net earnings after December 31, 1983. The unrestricted retained earnings of General Waterworks at December 31, 1992 were $71,706,000, The undistributed retained earnings of the Company at December 31, 1992 were $20,056,000 and are considered free of restriction.

(5) Income Taxes

The consolidated provision for income taxes was comprised of the following:

- --------------------------------------------------------------------------------
                                  1992        1991       1990
- --------------------------------------------------------------------------------
                                          (In thousands)
- --------------------------------------------------------------------------------
Current:
  Federal                         $2,636      2,284      3,487
  State                              516        685        736
- --------------------------------------------------------------------------------
                                   3,152      2,969      4,223
Deferred:
  Federal                          3,866      3,194      2,355
  State                               30        158        114
- --------------------------------------------------------------------------------
                                   3,896      3,352      2,469

Deferred investment tax credits,
  net of write-offs and
  amortization                       119        116        208
- --------------------------------------------------------------------------------
                                  $7,167      6,437      6,900
- --------------------------------------------------------------------------------

Deferred tax expense was attributable to the following:

- --------------------------------------------------------------------------------
                                             1992          1991           1990
- --------------------------------------------------------------------------------
                                                      (In thousands)
- --------------------------------------------------------------------------------
Excess of tax over book depreciation       $ 4,241       3,880          3,187
Sales of utility and non-utility assets       (817)       (410)           (55)
Write-down of assets                            --          --           (228)
Deferred arbitrage loss on tax-exempt debt     463          --             --
Tank painting                                  191         (12)             5
Federal income tax audit                      (225)         --             --
Other--principally amortization of
 purchase accounting adjustments                43        (106)          (440)
- --------------------------------------------------------------------------------
                                           $ 3,896       3,352           2,469
- --------------------------------------------------------------------------------

The following is a reconciliation of the statutory Federal income tax rate to the consolidated effective rate on income before income taxes, minority interest and extraordinary charge:

________________________________________________________________________________
                                             1992          1991           1990
- --------------------------------------------------------------------------------
Federal income tax rate                      34.0%         34.0           34.0
State taxes, net of Federal benefit           1.5           2.5            2.5
Federal income tax audit                      3.3           --             --
Contributions to pension plan higher than
 book expense                                (0.3)         (0.7)          (0.9)
Equity in earnings of affiliates             (0.9)         (0.8)          (0.3)
Basis adjustments on sales of utility
 and non-utility assets                       0.8           --            (2.6)
Deferred taxes and investment tax credits
 written-off on sales of utility assets      (1.5)          --            (0.2)
Amortization of investment tax credits       (1.1)         (1.1)          (1.0)
Deferred rate case expense                   (0.8)         (1.0)          (0.5)
Other                                         1.9          (0.8)           0.2
- --------------------------------------------------------------------------------
Effective rate                               36.9%         32.1%          31.2%
- --------------------------------------------------------------------------------

As of December 31, 1992, the Company had not recognized approximately $4.3 million of deferred Federal income tax expense on approximately $10.6 million of cumulative timing differences related to the excess of book income over tax income. These amounts are primarily attributable to certain differences between accelerated depreciation where the regulatory commissions have required certain of the Company's utility subsidiaries to flow through the benefit of certain accelerated tax depreciation to the ratepayers.

(6) Pension Plan and Other Postretirement Benefits

General Waterworks has a trusteed, non-contributory, defined benefit pension plan that covers substantially all its employees. Benefits under this plan generally are based on the employee's years of service, the highest average compensation for any 36 consecutive months within the last 10 years of service, and past compensation in excess of amounts subject to social security taxes. The Company's general funding policy is to contribute amounts deductible for Federal income tax purposes.

As a result of the application of purchase accounting in July 1985, the Company recorded an asset of $4,511,000, net of taxes of $3,842,000, representing the excess of the net assets available for benefits over the actuarial present value of accumulated plan benefits. This asset is being amortized to expense over 20 years. As of December 31, 1992 the unamortized balance was $2,829,000. Net pension expense includes $418,000 of amortization of this asset in each of the years 1992, 1991 and 1990.

The components of net periodic pension cost and net pension expense for 1992, 1991 and 1990 are as follows:

- --------------------------------------------------------------------------------
                                           1992          1991           1990
- --------------------------------------------------------------------------------
                                                      (In thousands)
- --------------------------------------------------------------------------------
Service cost                             $ 1,453          1,323         1,208
Interest cost                              2,837          2,752         2,526
Actual (return) loss on plan assets       (4,257)        (7,743)        1,791
Net amortization and deferral                652          4,308        (5,045)
- --------------------------------------------------------------------------------
Net periodic pension cost                    685            640           480
Adjustment to net periodic pension cost
  for regulatory purposes                    163            173             2
Application of purchase accounting           418            418           418
- --------------------------------------------------------------------------------
Net pension expense                        1,266          1,231           900
- --------------------------------------------------------------------------------

The Company has elected to use September 30 as the measurement date for its pension calculations. The funded status of the pension plan at September 30, 1992 and 1991 is as follows:

- --------------------------------------------------------------------------------
                                                               September 30,
- --------------------------------------------------------------------------------
                                                               1992        1991
- --------------------------------------------------------------------------------
                                                                 (In thousands)
- --------------------------------------------------------------------------------
Actuarial present value of benefit obligations:
  Vested benefits                                        $32,184         29,546
  Non-vested benefits                                        819            709
- --------------------------------------------------------------------------------
Accumulated benefit obligation                            33,003         30,255
Provision for future salary increases                      9,539          9,028
- --------------------------------------------------------------------------------
Projected benefit obligation                              42,542         39,283
Plan assets at fair value                                 45,806         41,985
- --------------------------------------------------------------------------------
Projected benefit obligation less than plan assets        (3,264)        (2,702)
Unrecognized net loss                                     (1,553)        (1,772)
Unrecognized prior service cost                             (203)          (250)
Unrecognized net transition asset                          3,350          3,723
Cumulative adjustment to net periodic pension
  cost for regulatory purposes                               340            177
Application of purchase accounting, net of taxes          (2,829)        (3,052)
- --------------------------------------------------------------------------------
Net pension asset                                        $(4,159)        (3,876)
- --------------------------------------------------------------------------------

Net periodic pension cost is determined using the assumptions as of the plan year, while the funded status of the plan is determined using the assumptions as of the end of the plan year. Those assemptions are as follows:

- --------------------------------------------------------------------------------
                                                                 September 30,
- --------------------------------------------------------------------------------
                                                                 1992      1991
- --------------------------------------------------------------------------------
Discount rate                                                    7.25%     7.25
Rate of increse in compensation levels                           5.00      5.00
Expected long-term rate of return on plan assets                 8.25      8.25
- --------------------------------------------------------------------------------

Plan assets are in the custody of the plan's trustees. Approximately 88% of the plan's asets are under the management of three professional money managers, while the remainder is invested in mutual funds. Approximately 55% of the plan's assets are invested in equity investments and 45% are in fixed income securities and cash type investments.

General Waterworks has two savings plans pursuant to the provisions of Section 401(k) of the Internal Revenue Code. These savings plans cover substantially all employees. The plans provide for elective employee contributions of up to 12% of compensation and Company matching contributions of 50% of the participant's contribution, up to a maximum Company contribution of 3% for salaried employees and 2% for hourly employees. Contributions to the plans amounted to $501,000, $416,000 and $412,000 during 1992, 1991 and 1990, respectively.

The Company also pays the following postretirement benefits: (i) minimal life insurance is provided to all retired employees; (ii) medical plan coverage is optional for all early retirees on a cost sharing basis to age 65; and (iii) one utility subsidiary provides medical plan supplemental coverage to all retirees. The cost to the Company for these plans is approximately $235,000 a year.

In December 1990, The Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions" ("OPEB"). This statement will require that the accrual method of accounting be used to account for postretirement benefits, as opposed to the Company's current cash basis of accounting. The Company has evaluated SFAS No. 106 and has determined that the new standard will not have a material effect on the Company's Financial Statements, and therefore will not adopt SFAS No. 106, except in those cases where regulatory commissions will allow rate recovery for OPEB costs under SFAS No. 106.

(7) Contingencies and Commitments

Total consolidated rental expense was approximately $1,321,000 in 1992, $1,475,000 in 1991 and $1,389,000 in 1990. The future minimum lease payments under all noncancellable operating leases are as follows:
- -------------------------------------------------------------
                                               (In thousands)
- -------------------------------------------------------------
1993                                             $ 1,203
1994                                               1,117
1995                                                 942
1996                                                 843
1997                                                 781
After 1997                                         1,770
- -------------------------------------------------------------
Total future minimum lease payments              $ 6,656
- -------------------------------------------------------------

The utility subsidiaries normally receive advances and contributions in aid of construction before funds are expended on the utility plant additions to which the advances and contributions apply. To the extent such funds have been received but not yet expended, the utility subsidiaries have an obligation to make the utility plant additions or to repay unexpended funds. At December 31, 1992 and 1991, $779,000 and $696,000, respectively, of advances and contributions in aid of construction had been received but not yet expended on the related utility plant additions.

As part of its business in the contract operations and maintenance industry, OSI furnishes to some municipalities performance, payment and bid bonds. The surety bonds are guaranteed equally by the Company and by OSI's other 50% stockholder, Montgomery Watson Americas, Inc. OSI had approximately $5,400,000 of performance and payment bonds and $500,000 of bid bonds outstanding as of December 31, 1992. To date, no claim has ever been made against a surety bond issued to OSI.

As part of its business, IDI issues warranties to customers with respect to equipment furnished by IDI and these warranties are occasionally backed by surety bonds. The sureties issuing such bonds in the past have required undertakings or agreements of indemnity from LAH and Degremont, S.A. ("DSA"). GWC agreed in March 1989 to provide such indemnities to one of IDI's sureties. In addition, GWC has agreed to indemnify DSA for losses arising after January 1, 1987 related to DSA's indemnifications and, until March 1989, DSA continued to issue such indemnifications for the benefit of IDI. It is anticipated that surety bonds issued to IDI's customers backed by GWC directly or indirectly by such agreements and indemnities will not exceed $15,000,000 of aggregate amount outstanding at any one time (approximately $5,500,000 outstanding as of December 31, 1992). To date, no claim has ever been made under a surety bond issued to support a warranty made by IDI.

(8) Stockholders' Equity

The Company currently has 15,000,000 shares of common stock authorized, par value $.01 per share, of which 11,066,600 are issued and outstanding. The Company also has 1,000,000 shares of preferred stock authorized, par value $1.00 per share. On September 24, 1992, the Company issued and sold to the public 300,000 shares of its Series A 7 5/8% Cumulative Preferred Stock, $100 stated value per share, for a total price of $30,000,000. The net proceeds of $29,588,000 after underwriting discount, but before expenses of issuance of approximately $120,000, were used to repay a portion of the Company's existing short-term loans payable.

The holders of the Series A Preferred Stock are entitled to cumulative cash dividends at a rate of 7 5/8% per annum, payable quarterly on March 1, June 1, September 1 and December 1 of each year, commencing December 1, 1992, but only as of and when declared by the Board of Directors of the Company out of funds legally available therefore.

Shares of the Series A Preferred Stock may not be redeemed by the Company prior to September 1, 1997. Beginning September 1, 1998 and on each September 1 thereafter, the Company shall, so long as any Series A Preferred Stock is outstanding, mandatorily redeem 15,000 shares at the stated value ($1,500,000 per year in the aggregate), together with accrued and unpaid dividends. At any time on or after September 1, 1997, the Company, at its option, may also redeem additional shares at the stated value plus a premium which declines ratably from $5.08 per share to zero by the year 2007, together with accrued and unpaid dividends.

All costs associated with issuing the preferred stock, including the underwriting discount, have been deferred and will be amortized over the 25-year life of the Series A Preferred Stock based on the weighted average number of shares outstanding each year. For purposes of amortizing these deferred charges, it has been assumed that the Company will not make any optional preferred stock redemptions.

(9) Affiliated Company Transactions

General Waterworks Management and Service Company ("GWM&S"), a wholly-owned subsidiary of General Waterworks which provides management services to the Company's subsidiaries, entered into a Service Agreement with LAH on October 4, 1985. The Service Agreement provides that GWM&S furnish to LAH, to the extent requested by LAH, administrative, accounting and other services at cost. The Service Agreement will remain in effect until terminated by either party. GWM&S has also provided these services to other affiliates of Lyonnaise des Eaux-Dumez when requested, and has charged those other affiliates for these services at cost. During 1992, 1991 and 1990 $170,000, $162,000 and $55,000, respectively, were billed to LAH and other Lyonnaise des Eaux-Dumez affiliates pursuant to this Service Agreement.

In 1992, the Company entered into an agreement with Lyonnaise des Eaux-Dumez in which various research and technical services are provided to the Company for an annual fee of $150,000. Also in 1992, the Company purchased network hydraulic modeling software from a Lyonnaise des Eaux-Dumez subsidiary, Safege, for $144,000. Safege will provide continuing maintenance and software upgrades to the Company for an annual fee of approximately $9,000.

On June 29, 1990 the Company sold to Lyonnaise des Eaux-Dumez 2,000 of the 4,000 shares of IDI common stock the Company had purchased in 1987. The sales price of $6 million was based on a fairness opinion issued by an independent investment banking firm. This transaction reduced the Company's ownership in IDI from 80% to 40%.

During 1992, the Company utilized the investment banking firm of Lazard Freres & Co. as the underwriter for tax-exempt bond and preferred stock issuances. The Chairman of the Company is a General Partner of Lazard Freres & Co.

________________________________________________________________________________
MANAGEMENT'S REPORT OF RESPONSIBILITY
________________________________________________________________________________

The Management of the Company acknowledges that it is responsible for the preparation of the accompanying financial statements and for the integrity and objectivity of the information contained therein. These financial statements have been prepared in conformity with general accepted accounting principles and include Mangement's best judgments and estimates where necessary. The other financial information included in this annual report is consistent with that in the consolidated financial statements.

The Company has a system of internal accounting controls designed to provide reasonable assurance that the Company's assets are safeguarded and that all transactions are properly authorized and recorded in accordance with established policies and procedures. The system of internal controls is supported with written policies and procedures, by careful selection and training of qualified personnel and by an internal audit function that independently evaluates and formally reports on the adequacy and effectiveness of the system.

The Audit Committee ofthe Board of Directors consists of four directors who meet at least twice a year with the Company's senior financial personnel, internal auditor and independent accounts. They report their findings to the Board of Directors and recommend the appointment of the Company's outside independent auditors.

The Company's financial statement have been audited by KPMG Peat Marwick, Independent Certified Public Accountants. Their Independent Auditors' Report, which is based on an audit made in accordance with generally accepted auditing standards, expresses an opinion as to the fair presentation of the financial statements. In performing their audit, KPMG Peat Marwick considers the Company's internal control system to the extent deemed necessary in order to issue their opinion on the Financial Statements.


Ronald S. Dungan                        Joseph V. Boyle
Executive Vice President                Vice President--Finance and Treasurer


_______________________________________________________________________________
INDEPENDENT AUDITORS' REPORT
_______________________________________________________________________________

The Board of Directors
GWC Corporation

We have audited the accompanying consolidated balance sheets of GWC Corporation and subsidiaries as of December 31,1992 and 1991, and the related consolidated statements of income and retained earnings, and cash flows for each of the years in the three-year period ended December 31, 1992. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GWC Corporation and subsidiaries as of December 31, 1992 and 1991, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1992, in conformity with generally accepted accounting principles.


Malvern, Pennsylvania                   KPMG PEAT MARWICK
January 29, 1993

- --------------------------------------------------------------------------------
Board of Directors                         Principal Occupation
- --------------------------------------------------------------------------------
Frank J. Pizzitola, Chairman (2,3,4)       General Partner, Lazard Freres & Co.;
                                             Chairman, President and Chief
                                             Executive Officer, GWC Corporation
Jerome Monod, Vice Chairman (2,3)          Chairman, Lyonnaise des Eaux-Dumez
Edward E. Barr (1)                         President, Sun Chemical Corporation
Rene Coulomb (1)                           Executive Vice President, Lyonnaise
                                             des Eaux-Dumez
Allan R. Dragone (1,2,3,4)                 Self-Employed
Ronald S. Dungan (3,4)                     Executive Vice President, GWC
                                             Corporation; President and Chief
                                             Executive Officer, General
                                             Waterworks Corporation
Christine Morin-Postel (2,3,4)             Senior Vice President, Lyonnaise des
                                             Eaux-Dumez
Jacques F. Petry (1,4)                     Director of International
                                             Development, Lyonnaise des Eaux-
                                             Dumez
- --------------------------------------------------------------------------------

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Pension Sub-Committee
(4) Member of the Executive Committee

- --------------------------------------------------------------------------------
Officers               GWC Corporation            General Waterworks Corporation
- --------------------------------------------------------------------------------
Frank J. Pizzitola     Chairman, President and    Chairman
                         Chief Executive Officer
Ronald S. Dungan       Executive Vice President   President and Chief Executive
                                                    Officer
James J. Kilsdonk      Senior Vice President,     Senior Vice President, General
                         General Counsel and        Counsel and Secretary
                         Secretary
Joseph V. Boyle        Vice President-Finance     Vice President-Finance and
                         and Treasurer              Treasurer
Patrick R. Cairo       Vice President-            Vice President-
                         Environmental              Environmental
Kenneth M. Witek       Controller                 Controller
Wayne L. Booe                                     Vice President-Western Region
Thomas F. Cleveland                               Vice President-Engineering
Joe A. Dysard II                                  Vice President-Central Region
Robert E. Johnstone                               Vice President-Operations
William C. Linam                                  Vice President-Atlantic Region
Kathy L. Pape                                     Vice President-Rates and
                                                    Corporate Counsel
James K. Robins                                   Vice President-Human Resources
                                                    and Administration
- --------------------------------------------------------------------------------

                           [LOGO OF GWC CORPORATION]


                                GWC Corporation
                          2000 First State Boulevard
                             Wilmington, DE 19804
                                (302) 633-5918

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  United Water Resources, Inc. ("UWR") is incorporated in New Jersey and is subject to New Jersey law covering indemnification of any officer or director who has been or is threatened to be made a party to any legal proceeding by reason of service to UWR. New Jersey law provides that indemnification will be made to any officer or director who has been successful "on the merits" or "otherwise" with respect to the defense of any such proceeding, but does not require indemnification in any other circumstance. New Jersey law permits the advancing of expenses incurred in defending such a proceeding upon the giving of an undertaking to repay such sums by the indemnified officer or director in the event it is later determined that such officer or director should not have been indemnified. New Jersey law also permits UWR to procure insurance on behalf of its officers and directors against any liability asserted against or incurred by the officer or director, even if UWR would not otherwise have the power under applicable law to indemnify the officer or the director for such expenses.

  In accordance with the New Jersey Business Corporation Act, a provision of the UWR Restated Certificate of Incorporation eliminates personal liability of directors and officers to UWR or its shareholders for damages for breach of any duty owed to UWR or its shareholders to the fullest extent permissible by law. However, this provision does not relieve a director or officer from liability for any breach of duty based upon an act or omission (1) in breach of such person's duty of loyalty to UWR or its shareholders, (2) not in good faith or involving a knowing violation of law, or (3) resulting in receipt by such person of an improper personal benefit.

  The By-laws of UWR and indemnification agreements between UWR and each of its directors and officers provide for indemnification of directors and officers against certain liabilities arising out of their service in such capacities to the fullest extent permissible by law. The indemnification agreements between UWR and each of its directors and officers are intended to provide a contractual right to indemnification notwithstanding any future amendment of the By-laws of UWR and provide for the indemnification of directors and officers for liabilities that may relate to acts or omissions that occurred prior to the date of such indemnification agreements. The By-laws of UWR presently authorize UWR to enter into indemnification agreements providing similar rights to any future director or officer of UWR or to any person who serves as an officer, director or key employee of other corporations or entities at the request of UWR.

  UWR also has policies of insurance which, among other things, provide officers' and directors' liability coverage, individually or collectively, up to an annual aggregate limit of $40,000,000.

ITEM 21. LIST OF EXHIBITS.

    2    --Amended and Restated Agreement and Plan of Merger (attached as
          Appendix A to the Joint Proxy Statement and Prospectus).
    3(a) --Restated Certificate of Incorporation of United Water Resources
          Inc., dated July 14, 1987 (filed as Exhibit 4(b) to Registration
          Statement No. 33-20067).
    3(b) --Certificate of Correction to Restated Certificate of Incorporation
          of United Water Resources Inc., dated August 13, 1987 (filed as
          Exhibit 4(c) to Registration Statement No. 33-20067).
    3(c) --By-laws of United Water Resources Inc. (filed as Exhibit 4(c) to
          Registration Statement No. 33-64674).
    4(a) --Form Certificate of Amendment of the Restated Certificate of
          Incorporation for Series A Cumulative Convertible Preference Stock of
          United Water Resources Inc. (included as Exhibit IV to Amended and
          Restated Agreement and Plan of Merger attached as Appendix A to the
          Joint Proxy Statement and Prospectus).

    4(b) --Form of Stock Certificate for Series A Cumulative Convertible
           Preference Stock of United Water Resources Inc.*
    4(c) --Form of Certificate of Amendment of the Restated Certificate of
           Incorporation for Series B 7 5/8% Cumulative Preferred Stock of
           United Water Resources Inc. (included as Exhibit V to Amended and
           Restated Agreement and Plan of Merger attached as Appendix A to the
           Joint Proxy Statement and Prospectus).
    4(d) --Form of Stock Certificate for Series B 7 5/8% Cumulative Preferred
           Stock of United Water Resources Inc.*
    4(e) --Rights Agreement, dated as of July 12, 1989, between United Water
           Resources Inc. and First Interstate Bank, Ltd. (filed as Exhibit 4(c)
           to Registration Statement No. 33-32672).
    4(f) --Note Agreements, dated as of September 1, 1989, between United Water
           Resources Inc. and First Colony Life Insurance Company and American
           Mayflower Life Insurance Company (filed as Exhibit 4(f) to Form 10-K for the year ended December 31, 1992).
    4(g) --First Mortgage of Hackensack Water Company to Hudson Trust Company
           dated March 1, 1946 (including all Supplemental Indentures) (filed as
           Exhibit 4(a) to Registration Statement No. 2-82274).
    4(h) --Loan Agreement, dated as of November 15, 1986, between the New
           Jersey Economic Development Authority and Hackensack Water Company
           (filed as Exhibit 4(g) to Form 10-K for year ended December 31,
           1986).
    4(i) --Loan Agreement, dated as of November 15, 1987, between the New
           Jersey Economic Development Authority and Hackensack Water Company
           (filed as Exhibit 4(g) to Form 10-K for year ended December 31,
           1987).
    4(j) --Loan Agreement, dated as of December 1, 1988, between the New York
           State Environmental Facilities Corporation and Spring Valley Water
           Company (filed as Exhibit 4(h) to Form 10-K for year ended December
           31, 1988).
    5    --Opinion of LeBoeuf, Lamb, Greene & MacRae.*

    8(a) --Tax Opinion of LeBoeuf, Lamb, Greene & MacRae.*
    8(b) --Tax Opinion of Sullivan & Cromwell.*
   10    --Form of Governance Agreement (included as Exhibit III to Amended and
           Restated Agreement and Plan of Merger attached as Appendix A to the
           Joint Proxy Statement and Prospectus).
   15    --Letter from KPMG Peat Marwick regarding unaudited interim financial information.*
   21    --List of Subsidiaries of United Water Resources Inc. (filed as
           Exhibit 22 to Form 10-K for the year ended December 31, 1992).
   23(a) --Consent of Price Waterhouse.*
   23(b) --Consent of KPMG Peat Marwick.*
   23(c) --Consents of LeBoeuf, Lamb, Greene & MacRae (included in Exhibits 5 and 8(a)).
   23(d) --Consent of Sullivan & Cromwell (included in Exhibit 8(b)).
   23(e) --Consents of persons named to become directors of United Water
           Resources Inc.*
   23(f) --Consent of CS First Boston Corporation.*
   23(g) --Consent of Lazard Freres & Co.*
   23(h) --Consent of Financiere Indosuez.*
   24(a) --Powers of Attorney (included in signature page of this registration statement).
   99(a) --Form of Proxy of UWR.*
   99(b) --Form of Proxy of GWC Corporation.*

- --------
* Filed herewith.

  Other than Exhibits 4(b) through 4(f), the principal amount of debt outstanding under each instrument defining the rights of holders of long-term debt of United Water Resources Inc. does not exceed 10% of the total assets of United Water Resources Inc. and its subsidiaries on a consolidated basis. Upon request by the Securities and Exchange Commission, United Water Resources Inc. agrees to file any instrument with respect to long-term debt which has not previously been filed because the total amount of securities authorized thereunder does not exceed 10% of the total assets of United Water Resources Inc. and its subsidiaries on a consolidated basis.

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  The undersigned registrant hereby undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the provisions referred to in Item 20 above, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Harrington Park, County of Bergen, State of New Jersey, on this 3rd day of February, 1994.

                                          United Water Resources Inc.

                                                   /s/ Donald L. Correll
                                          By: _________________________________
                                            Name: Donald L. Correll
                                            Title: President and Chief
                                            Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURES                         TITLE                DATE

        /s/ Robert A. Gerber            Chairman of the
- -------------------------------------    Board of Directors      February 3,
          ROBERT A. GERBER                                        1994

        /s/ Donald L. Correll           President and Chief
- -------------------------------------    Executive Officer       February 3,
          DONALD L. CORRELL                                       1994

         /s/ John J. Turner             Principal Financial
- -------------------------------------    Officer and             February 3,
           JOHN J. TURNER                Principal                1994
                                         Accounting Officer


               *                                                 February 3,
- -------------------------------------   Director                  1994
          FRANK J. BORELLI

             SIGNATURES                         TITLE                DATE

                                        Director
               *                                                 February 3,
- -------------------------------------                             1994
          LAWRENCE R. CODEY

                                        Director
               *                                                 February 3,
- -------------------------------------                             1994
            PETER DEL COL

                                        Director
               *                                                 February 3,
- -------------------------------------                             1994
        ROBERT L. DUNCAN, JR.

                                        Director
               *                                                 February 3,
- -------------------------------------                             1994
            JON F. HANSON

                                        Director
               *                                                 February 3,
- -------------------------------------                             1994
        GEORGE M. HASKEW, JR.

                                        Director
               *                                                 February 3,
- -------------------------------------                             1994
          DOUGLAS W. HAWES

                                        Director
               *                                                 February 3,
- -------------------------------------                             1994
          DENNIS M. NEWNHAM

                                        Director
               *                                                 February 3,
- -------------------------------------                             1994
         MARCIA L. WORTHING

       /s/ John J. Turner
*By:____________________________

        (Attorney-in-fact)

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
                                                                     NUMBERED
 EXHIBIT NO.                     DESCRIPTION                           PAGE
 -----------                     -----------                       ------------
       2     --Amended and Restated Agreement and Plan of Merger
              (attached as Appendix A to the Joint Proxy
              Statement and Prospectus).
       3(a)  --Restated Certificate of Incorporation of United
              Water Resources Inc., dated July 14, 1987 (filed
              as Exhibit 4(b) to Registration Statement No. 33-
              20067).
       3(b)  --Certificate of Correction to Restated Certificate
              of Incorporation of United Water Resources Inc.,
              dated August 13, 1987 (filed as Exhibit 4(c) to
              Registration Statement No. 33-20067).
       3(c)  --By-laws of United Water Resources Inc. (filed as
              Exhibit 4(c) to Registration Statement No. 33-
              64674).
       4(a)  --Form of Certificate of Amendment of the Restated
              Certificate of Incorporation for Series A
              Cumulative Convertible Preference Stock of United
              Water Resources Inc. (included as Exhibit IV to
              Amended and Restated Agreement and Plan of Merger
              attached as Appendix A to the Joint Proxy
              Statement and Prospectus).
       4(b)  --Form of Stock Certificate for Series A Cumulative
              Convertible Preference Stock of United Water
              Resources Inc.*
       4(c)  --Form of Certificate of Amendment of the Restated
              Certificate of Incorporation for Series B 7 5/8%
              Cumulative Preferred Stock of United Water
              Resources Inc. (included as Exhibit V to Amended
              and Restated Agreement and Restated Agreement and
              Plan of Merger attached as Appendix A to the Joint
              Proxy Statement and Prospectus).
       4(d)  --Form of Stock Certificate for Series B 7 5/8%
              Cumulative Preferred Stock of United Water
              Resources Inc.*
       4(e)  --Rights Agreement, dated as of July 12, 1989,
              between United Water Resources Inc. and First
              Interstate Bank, Ltd. (filed as Exhibit 4(c) to
              Registration Statement No. 33-32672).
       4(f)  --Note Agreements, dated as of September 1, 1989,
              between United Water Resources Inc. and First
              Colony Life Insurance Company and American
              Mayflower Life Insurance Company (filed as Exhibit
              4(f) to Form 10-K for the year ended December
              31,1992).
       4(g)  --First Mortgage of Hackensack Water Company to
              Hudson Trust Company dated March 1, 1946
              (including all Supplemental Indentures) (filed as
              Exhibit 4(a) to Registration Statement No. 2-
              82274).
       4(h)  --Loan Agreement, dated as of November 15, 1986,
              between the New Jersey Economic Development
              Authority and Hackensack Water Company (filed as
              Exhibit 4(g) to Form 10-K for year ended December
              31, 1986).
       4(i)  --Loan Agreement, dated as of November 15, 1987,
              between the New Jersey Economic Development
              Authority and Hackensack Water Company (filed as
              Exhibit 4(g) to Form 10-K for year ended December
              31, 1987).
       4(j)  --Loan Agreement, dated as of December 1, 1988,
              between the New York State Environmental
              Facilities Corporation and Spring Valley Water
              Company (filed as Exhibit 4(h) to Form 10-K for
              year ended December 31, 1988).
       5     --Opinion of LeBoeuf, Lamb, Greene & MacRae.*
       8(a)  --Tax Opinion of LeBoeuf, Lamb, Greene & MacRae.*
       8(b)  --Tax Opinion of Sullivan & Cromwell.*

                                                                   SEQUENTIALLY
                                                                     NUMBERED
 EXHIBIT NO.                     DESCRIPTION                           PAGE
 -----------                     -----------                       ------------
      10     --Form of Governance Agreement (included as Exhibit
               III to Amended and Restated Agreement and Plan of
               Merger attached as Appendix A to the Joint Proxy
               Statement and Prospectus).
      15     --Letter from KPMG Peat Marwick regarding unaudited
               interim financial information.*
      21     --List of Subsidiaries of United Water Resources
               Inc. (filed as Exhibit 22 to Form 10-K for the
               year ended December 31, 1992).
      23(a)  --Consent of Price Waterhouse.*
      23(b)  --Consent of KPMG Peat Marwick.*
      23(c)  --Consents of LeBoeuf, Lamb, Greene & MacRae
               (included in Exhibits 5 and 8(a)).
      23(d)  --Consent of Sullivan & Cromwell (included in
               Exhibit 8(b)).
      23(e)  --Consents of persons named to become directors of
               United Water Resources Inc.*
      23(f)  --Consent of CS First Boston Corporation.*
      23(g)  --Consent of Lazard Freres & Co.*
      23(h)  --Consent of Financiere Indosuez.*
      24(a)  --Powers of Attorney (included in signature page of initial filing of this registration statement).
      99(a)  --Form of Proxy of UWR.*
      99(b)  --Form of Proxy of GWC Corporation.*

- --------
* Filed herewith.

  Other than Exhibits 4(b) through 4(f) the principal amount of debt outstanding under each instrument defining the rights of holders of long-term debt of United Water Resources Inc. does not exceed 10% of the total assets of United Water Resources Inc. and its subsidiaries on a consolidated basis. Upon request by the Securities and Exchange Commission, United Water Resources Inc. agrees to file any instrument with respect to long-term debt which has not previously been filed because the total amount of securities authorized thereunder does not exceed 10% of the total assets of United Water Resources Inc. and its subsidiaries on a consolidated basis.

                            GRAPHICS APPENDIX LIST

PAGE WHERE
GRAPHIC
APPEARS                     DESCRIPTION OF GRAPHIC OR CROSS REFERENCE
- --------------------------------------------------------------------------------
Graphic  A                  Photo of Fountain in Lake
- --------------------------------------------------------------------------------
Graphic  B                  Map of United States showing General Waterwork's
                            Locations
- --------------------------------------------------------------------------------
Graphic  C                  Bar chart describing Net Uility Plant Additions
                            (1988-1997)
- --------------------------------------------------------------------------------